    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1999


                                                      REGISTRATION NO. 333-79419
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                         VOLUME SERVICES AMERICA, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                    5812                                   57-0969174
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL                    (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)                  IDENTIFICATION NUMBER)

                            ------------------------

                             201 EAST BROAD STREET
                             SPARTANBURG, SC 29306
                                 (864) 598-8600
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           JANET L. STEINMAYER, ESQ.
                         VOLUME SERVICES AMERICA, INC.
                            300 FIRST STAMFORD PLACE
                                 P.O. BOX 10203
                            STAMFORD, CT 06904-2203
                                 (203) 975-5900
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------

                                With a copy to:

                              RISE B. NORMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule
462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. / /

                            ------------------------

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS

         EXACT NAME OF           STATE OR OTHER        I.R.S.              ADDRESS INCLUDING ZIP CODE,
      REGISTRANT GUARANTOR       JURISDICTION OF      EMPLOYER       AND TELEPHONE NUMBER INCLUDING AREA CODE,
          AS SPECIFIED           INCORPORATION OR   IDENTIFICATION          OF REGISTRANT GUARANTOR'S
         IN ITS CHARTER          ORGANIZATION          NUMBER              PRINCIPAL EXECUTIVE OFFICES
-------------------------------- ----------------   -------------    -----------------------------------------

Events Center Catering,             Wyoming          57-1007720      201 East Broad Street,
  Inc.                                                               Spartanburg, SC 29306 (864) 598-8600

Service America                    Maryland          06-1182149      201 East Broad Street,
  Concessions Corporation                                            Spartanburg, SC 29306 (864) 598-8600

Service America Corporation        Delaware          13-1939453      201 East Broad Street,
                                                                     Spartanburg, SC 29306 (864) 598-8600

Service America Corporation        Wisconsin         39-1655756      201 East Broad Street,
  of Wisconsin                                                       Spartanburg, SC 29306 (864) 598-8600

Servo-Kansas, Inc.                  Kansas           06-1238400      201 East Broad Street,
                                                                     Spartanburg, SC 29306 (864) 598-8600

Servomation Duchess, Inc.         California         95-1943117      201 East Broad Street,
                                                                     Spartanburg, SC 29306 (864) 598-8600

SVM of Texas, Inc.                   Texas           75-1913406      201 East Broad Street,
                                                                     Spartanburg, SC 29306 (864) 598-8600

Volume Services America            Delaware          13-3870167      201 East Broad Street,
  Holdings, Inc.                                                     Spartanburg, SC 29306 (864) 598-8600

Volume Services, Inc.              Delaware          36-2786575      201 East Broad Street,
                                                                     Spartanburg, SC 29306 (864) 598-8600

Volume Services, Inc.               Kansas           57-0973901      201 East Broad Street,
                                                                     Spartanburg, SC 29306 (864) 598-8600

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED AUGUST 18, 1999


Prospectus
                                                        [LOGO]
$100,000,000                                   VOLUME SERVICES AMERICA, INC.


VOLUME SERVICES AMERICA, INC.

OFFER TO EXCHANGE ALL OUTSTANDING 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009 FOR 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

THE EXCHANGE OFFER

o We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

o You may withdraw tenders of outstanding notes at any time prior to the expiration of the exchange offer.

o The exchange offer expires at 5:00 p.m., New York City time, on          ,
  1999, unless extended. We do not currently intend to extend the expiration date.

THE EXCHANGE NOTES

o The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradeable.

RESALES OF EXCHANGE NOTES

o The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.

          ------------------------------------------------------------

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 16 OF THIS PROSPECTUS BEFORE PARTICIPATING IN THE EXCHANGE OFFER.

          ------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          ------------------------------------------------------------

               The date of this prospectus is             , 1999.

                               TABLE OF CONTENTS

                                                 PAGE
                                                 ----
Prospectus Summary............................      1
Risk Factors..................................     16
Special Note Regarding Forward-Looking
  Statements..................................     29
Use of Proceeds...............................     30
Capitalization................................     31
Unaudited Pro Forma Combined Financial
  Information of Volume Holdings..............     32
Selected Historical Financial Information of
  Volume Holdings.............................     39
Management's Discussion and Analysis of
  Financial Conditions and Results of
  Operations..................................     42
Business......................................     55
Management....................................     70
Certain Relationships and Related
  Transactions................................     76

                                                 PAGE
                                                 ----
Security Ownership............................     80
Description of the Senior Credit Facilities...     81
The Exchange Offer............................     84
Description of the Notes......................     94
Exchange and Registration Rights Agreement....    136
Book-Entry; Delivery and Form.................    139
Certain United States Federal Income Tax
  Consequences of the Exchange Offer..........    143
Plan of Distribution..........................    146
Legal Matters.................................    146
Experts.......................................    147
Where You Can Find More Information...........    147
Index to Financial Statements.................    F-1

                               PROSPECTUS SUMMARY


     This summary highlights certain information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that is important to you. We encourage you to read this prospectus in its entirety. Volume Services America, Inc., the issuer of the notes, is a wholly-owned subsidiary of Volume Services America Holdings, Inc. The principal assets of Volume Services America, Inc. are the capital stock of its subsidiaries, Volume Services, Inc. and Service America Corporation. For more information about this corporate structure, please see the chart on page 4.


                                VOLUME HOLDINGS

OVERVIEW

     We are a leading provider of catering, concession and merchandise services for sports facilities, convention centers and other entertainment facilities throughout the United States. We represent the combination in August 1998 of Volume Services, one of the leading suppliers of food and beverages services to sports facilities in the United States, with Service America, one of the leading suppliers of food and beverages to convention centers in the United States. As a result of this combination, based on the number of facilities served, we are the largest provider of food and beverage services to:

     o facilities which are home to National Football League teams;

     o minor league baseball and spring training facilities in the United States; and

     o major convention centers, which are defined for the purposes of this prospectus as those with at least 300,000 square feet of exhibition space, in the United States.

     We are also the third largest provider of food and beverage services to facilities which are home to Major League Baseball teams.


     We currently provide our services at 120 client facilities. We typically have long-term contracts at these facilities which grant us the exclusive right to provide our services. Our major clients, on the basis of revenue and industry recognition, include Yankee Stadium in New York, Qualcomm Stadium in San Diego, the Jacob K. Javits Center in New York, the Cobb-Galleria Center in Atlanta and the Los Angeles Zoo.



     Since April 1997 we have been awarded the contract to provide food and beverage services to the Louisiana Superdome, home of the New Orleans Saints NFL team, the Tennessee Titans' new NFL stadium, which is scheduled to open in 1999, the Seattle Mariners' Safeco Field, the San Francisco Giants' Pacific Bell Ballpark, which is scheduled to open in 2000, and the Cleveland Convention Center.



     In analyzing our contracts, we consider the amount of EBITDA they generate. EBITDA is defined as earnings before extraordinary items, interest expense, income tax expense, depreciation and amortization. However, in addition to the cost of providing our services at each individual facility, we have general corporate overhead expenses which we are not able to allocate to individual contracts. We therefore analyze our performance under each of our contracts by reference to the amount of EBITDA generated by the contract, without any deduction for these general corporate overhead expenses. We refer to this measure as "Contract EBITDA." As of June 29, 1999, our contracts had a weighted average of approximately 8.0 years left to run before their scheduled expiration. The weighting used in this calculation is an adjustment to account for the fact that different contracts generate different levels of Contract EBITDA, and involves weighting each contract by the amount of Contract EBITDA which it generated in the preceding fifty-two week period. While we believe that EBITDA, and other measures derived from EBITDA, provides useful information regarding our ability to service debt, it is not a measure in accordance with generally accepted accounting principles and should not be considered in isolation, or as a substitute for the consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles and included elsewhere in this prospectus. Please see the Summary Historical Financial Information of Volume Holdings on pages 12-15 for a detailed explanation of EBITDA.



     The 120 facilities which we serve are comprised of 58 sports facilities, 28 convention centers and 34 other entertainment facilities, representing approximately 64%, 26% and 10%, respectively, of Contract EBITDA for the fifty-two week period ended June 29, 1999.



     Our pro forma net sales and pro forma EBITDA were $413.4 million and $46.1 million, respectively, for the fifty-two week period ended June 29, 1999. Pro forma EBITDA does not include cost savings of $2.7 million which we expect to occur as a result of the implementation of our Integration Plan. For details of the Integration Plan, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Integration Plan." Our net loss for the fifty-two week period ended June 29, 1999 was $10.2 million.




INDUSTRY


     The recreational food service industry primarily consists of the supply of food and beverage services to a range of recreational facilities. For the purposes of our business, these facilities fall into three main categories:

     o sports facilities, consisting of stadiums and arenas;

     o convention centers; and

     o other entertainment facilities, which include horse racing tracks, music amphitheaters, motor speedways, national and state parks, skiing facilities, theme parks and zoos.

     Management estimates that annual sales in these categories of the North American recreational food service industry, whether generated by the owner of the facility or outsourced to an organization like us, are currently more than $4.0 billion.

COMPETITIVE STRENGTHS

     We believe that we will be able to develop our business because we possess the following attributes:

     o leading market position;

     o diversified client base with long-term contracts;

     o exclusive service contracts with high retention rate;

     o high quality, full service capabilities; and

     o experienced management team.

BUSINESS STRATEGY

     Our strategic objectives are to maintain and strengthen our position as an industry leader by selectively retaining existing contracts and adding new contracts through the following initiatives:

     o leverage complementary strengths of Volume Services and Service America;

     o exploit our national presence;

     o develop innovative contract structures; and

     o capitalize on our ability to provide high quality, reliable and innovative service.

ACQUISITION OF SERVICE AMERICA

     On August 24, 1998, Volume Holdings purchased approximately 98% of the capital stock of Service America from General Electric Capital Corporation (referred to as "GE Capital") and members of Service America's management team under an exchange agreement for aggregate consideration of (1) $1,000 in cash,
(2) newly issued shares representing approximately 28.5% of the outstanding common stock of Volume Holdings and (3) the issuance to GE Capital of a senior subordinated promissory note, which is referred to as the "GE Capital Note", in an aggregate principal amount of $500,000.

     This consideration was contributed to Recreational Services L.L.C., a limited liability company owned by GE Capital and members of our current management team, of which GE Capital is the managing member.

     Volume Holdings subsequently purchased the remaining 2% of the capital stock of Service America for consideration valued at less than $0.2 million, and contributed all of the capital stock of Service America to Volume Services America. Service America then became a wholly owned subsidiary of Volume Services America.


RECENT DEVELOPMENTS--PROPOSED ACQUISITION OF VOLUME HOLDINGS AND CHANGE OF
CONTROL



     On June 24, 1999, Odgen Entertainment Inc., a subsidiary of Ogden Corporation, entered into an agreement with BCP Volume L.P. and BCP Offshore Volume L.P., VSI Management Direct and Recreational Services, to purchase all of the outstanding common stock of Volume Holdings for $127 million in cash. The closing of this transaction is expected to occur in the fall of 1999 and is subject to a number of customary conditions, as well as Ogden Corporation's determination that the transaction is not reasonably likely to have a material adverse effect on Ogden and its subsidiaries or Ogden's ability to effect its planned recapitalization. Following the closing of this transaction, Ogden plans to combine the operations of Volume Services America with its entertainment business. Prior to closing this transaction, Volume Services America will either need to obtain the consent of the lenders under its senior credit facilities to the proposed change of control, or these senior credit facilities must be refinanced.


     The closing of this transaction would also constitute a change of control under the terms of the notes. As a result of this change of control:

     o we will have the right to repurchase your notes at a price equal to 100% of the principal amount, plus any premium which may be payable, together with accrued and unpaid interest, if any, to the date of repurchase; and

     o you will have the right to require us to repurchase your notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of repurchase.


     For a more detailed discussion of the consequences of a change of control, see "Risk Factors--We may not be able to finance a change of control offer required by the indenture."

CORPORATE STRUCTURE

     The following table sets forth our current corporate structure:


---------------           --------------                -----------------
VSI Management             Blackstone(1)                   Recreational
  Direct L.P.                                                Services
---------------           --------------                -----------------
      |                         |                               |
      | 4.2%                    | 59.4%                         | 36.4%
       ----------------------------------------------------------
                                |
                                |
                        ------------------

                          Volume Holdings

                        ------------------
                                |
                                | 100%
                        ------------------

                          Volume Services
                             America

                        ------------------
                        |               |
                        | 100%          | 100%
         -------------------          -------------------

           Volume Services              Service America

         -------------------          -------------------
         |                             |                |
         |                             |                |
-----------------      -----------------                ---------------
                                                            Canadian
  Wholly-Owned           Wholly-Owned                   Subsidiary/Non-
U.S. Subsidiaries(2)   U.S. Subsidiaries(3)                Wholly-Owned
                                                            Interests(4)
-----------------      -----------------                ---------------



    (1) "Blackstone" refers to BCP Volume L.P. and BCP Offshore Volume L.P. together.




(2) Volume Services has three wholly-owned U.S. subsidiaries.




(3) Service America has five wholly-owned U.S. subsidiaries.




(4) Service America has two non wholly-owned subsidiaries, and is a party to three joint ventures.



     The exchange agreement contains ongoing indemnification obligations of the stockholders of Volume Holdings regarding the representations and warranties made by the sellers to Volume Holdings upon the acquisition of Service America. If claims are made by Volume Holdings for breaches of these representations and warranties, those claims will be satisfied by transfers of shares of Volume Holdings common stock from Recreational Services to Blackstone and VSI Management Direct. If made, any transfers would consequently affect the percentage of common stock owned by each stockholder. All share ownership information assumes that no transfers of shares to satisfy indemnification obligations will be made.


                                   THE ISSUER

     Volume Services America, Inc. is a Delaware corporation incorporated on December 31, 1992. Our principal offices are located at 201 East Broad Street, Spartanburg, South Carolina 29306, and our telephone number is (864) 598-8600.

                                  THE TRANSACTIONS

     On December 3, 1998, the Issuer entered into a credit agreement with and obtained senior credit facilities from Goldman Sachs Credit Partners L.P., The Chase Manhattan Bank and other financial institutions. These senior credit facilities comprised a $75.0 million revolving credit facility and $160.0 million of term loans. For a detailed description of the senior credit facilities see "Description of the Senior Credit Facilities".

     References in this prospectus to the "Financings" are a collective reference to the following:

     o the offering of the outstanding notes and the use of proceeds from the offering; and

     o the borrowing of the term loans under the senior credit facilities and the use of proceeds from the borrowing.

     References in this prospectus to the "Transactions" are a collective reference to the following:

     o the acquisition of Service America;

     o the offering of the outstanding notes and the use of proceeds from the offering; and

     o the borrowing of the term loans under the senior credit facilities and the use of proceeds from the borrowing.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

     On March 4, 1999, the Issuer completed the private offering of the outstanding notes. References to "Notes" in this prospectus are references to both the outstanding notes and the exchange notes.

     The Issuer and the guarantors entered into an exchange and registration rights agreement with the initial purchasers in the private offering in which the Issuer and the guarantors agreed to deliver to you this prospectus and the Issuer agreed to complete the exchange offer within 210 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except that:

     o the exchange notes have been registered under the Securities Act; and

     o certain contingent interest rate provisions are no longer applicable.

The Exchange Offer..................  The Issuer is offering to exchange up to $100.0 million aggregate principal amount of exchange notes for up to $100.0 million aggregate principal amount of outstanding notes. Outstanding notes may be exchanged only in amounts which are equal to whole multiples of $1,000.

Resales.............................  Based on an interpretation by the staff of the Securities and Exchange
                                      Commission set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you, unless you are an "affiliate" of Volume
                                      Services America within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that you are acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

                                      Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer in exchange for outstanding notes that were acquired as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

                                      Any holder of outstanding notes who

                                        o is an affiliate of Volume Services America;

                                        o does not acquire exchange notes in the ordinary course of its business;
                                          or

                                        o tenders in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes,

                                      cannot rely on the position of the staff of the Commission enunciated in
                                      Exxon Capital Holdings Corporation, Morgan Stanley & Co. Incorporated or
                                      similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the

                                      Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of
  Tenders...........................  The exchange offer will expire at 5:00 p.m., New York City time, on
                                                     , 1999, or such later date and time to which the Issuer
                                      extends it, referred to as the "expiration date." The Issuer does not currently intend to extend the expiration date. A tender of outstanding notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. The expiration date for the exchange offer will not in
                                      any event be extended to a date later than                , 1999. Any
                                      outstanding notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Certain Conditions to the Exchange
  Offer.............................  The exchange offer is subject to customary conditions, which the Issuer may waive. Please read the section captioned "The Exchange Offer--Certain
                                      Conditions to the Exchange Offer" of this prospectus for more information regarding the conditions to the exchange offer.

Procedures for Tendering Outstanding
  Notes.............................  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the letter of transmittal, or a facsimile of the letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold outstanding notes through The Depository Trust
                                      Company ("DTC") and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

                                        o any exchange notes that you receive will be acquired in the ordinary course of your business;

                                        o you have no arrangement or understanding with any person or entity to participate in a distribution of the exchange notes;

                                        o if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

                                        o you are not an "affiliate," as defined in Rule 405 of the Securities
                                          Act, of Volume Services America or, if you are an affiliate, you will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

Special Procedures for Beneficial
  Owners............................  If you are a beneficial owner of outstanding notes which are registered in the name of a broker, dealer, commercial bank,

                                      trust company or other nominee, and you wish to tender such outstanding notes in the exchange offer, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures......  If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other documents required by the letter of transmittal or comply with the applicable procedures under DTC's Automated
                                      Tender Offer Program prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offer--Guaranteed Delivery
                                      Procedures."

Effect on Holders of Outstanding
  Notes.............................  As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, we will have fulfilled a covenant contained in the exchange and registration rights agreement and, accordingly, we will not be obligated to pay liquidated damages as described in the exchange and registration rights agreement. If you are a holder of outstanding notes and you do not tender your outstanding notes in the exchange offer, you will continue to hold such outstanding notes and you will be entitled to all the rights and limitations applicable to the outstanding notes in the indenture, except for any rights under the exchange and registration rights agreement that by their terms terminate upon the consummation of the exchange offer.
                                      To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to
  Exchange..........................  All untendered outstanding notes will continue to be subject to the restrictions on transfer provided for in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Issuer does not currently anticipate that it will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax
  Considerations....................  The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income

                                      tax purposes. See "Certain United States Federal Income Tax Consequences of
                                      the Exchange Offer."

Use of Proceeds.....................  We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent......................  Norwest Bank Minnesota, National Association is the exchange agent for the exchange offer. The address and telephone number of the exchange agent are set forth in the section captioned "Exchange Offer--Exchange Agent" of this prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES


Issuer..............................  Volume Services America, Inc.

Notes Offered.......................  $100,000,000 aggregate principal amount of 11 1/4% Senior Subordinated
                                      Notes due 2009.

Maturity Date.......................  March 1, 2009.

Interest............................  Annual rate: 11 1/4%.
                                      Payment frequency: every six months on March 1 and September 1.
                                      First payment: September 1, 1999.

Optional Redemption.................  On or after March 1, 2004, the Issuer may redeem some or all of the notes at the redemption prices listed in the section entitled "Description of the
                                      Notes--Optional Redemption."

                                      At any time on or prior to March 1, 2002, the Issuer may redeem up to
                                      $35,000,000 of the notes with the proceeds of certain public or private offerings of equity at the price listed in the section entitled
                                      "Description of the Notes--Optional Redemption."

Change of Control...................  Upon the occurrence of a change of control,

                                        o we will have the right at any time on or prior to March 1, 2004 to repurchase your notes at a price equal to 100% of the principal amount, plus any premium which may be payable, together with accrued and unpaid interest if any to the date of repurchase; and

                                        o you will have the right to require the Issuer to repurchase your notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of repurchase.

                                      See "Description of the Notes--Optional Redemption" and "Description of
                                      Notes--Change of Control."

Ranking and Guarantees..............  The outstanding notes are, and the exchange notes will be, jointly and severally guaranteed by Volume Holdings, Volume Services, Service America
                                      and each of Volume Services' and Service America's wholly-owned U.S.
                                      subsidiaries on a full and unconditional basis. The notes and the guarantees are unsecured senior subordinated debt. The guarantees will be junior to the guarantees of senior indebtedness issued by the guarantors under the senior credit facilities. See "Description of the Notes--
                                      Guarantees."

                                      The notes and the guarantees rank behind all of the Issuer's and the guarantors' current and future indebtedness, other than trade payables, except indebtedness that expressly provides that it is not senior to the notes or the guarantees and certain other types of indebtedness. The Issuer is a holding company that derives all of its operating income and cashflow from its subsidiaries. See "Description of the Notes--Ranking."

                                      As of June 29, 1999,

                                        o the Issuer had $119.7 million of senior secured debt to which the notes would be subordinated;

                                        o the Issuer had no senior subordinated debt with which the notes would rank equally;

                                        o the guarantors had $0.7 million of senior secured debt to which the notes would be subordinated;

                                        o the guarantors had no senior subordinated debt with which the notes would rank equally; and

                                        o the guarantors had total liabilities, excluding liabilities owed to
                                          Volume Holdings, of $283.1 million.

                                      As of June 29, 1999, the subsidiaries of Volume Services and Service
                                      America that are not guaranteeing the notes had total liabilities, excluding liabilities owed to Volume Holdings, of $3.4 million.

Certain Covenants...................  The Issuer issued the outstanding notes, and will issue the exchange notes, under an indenture with Norwest Bank Minnesota, National Association, the trustee. The indenture, among other things, restricts our ability and the ability of our subsidiaries to:

                                        o borrow money and issue preferred stock;

                                        o pay dividends on stock, purchase stock or purchase debt that is junior to the notes;

                                        o make investments;

                                        o sell certain assets or merge with or into other companies;

                                        o use assets as security in other transactions;

                                        o engage in transactions with our affiliates;

                                        o guarantee other indebtedness; and

                                        o allow certain restrictions on distributions from our subsidiaries.

                                      For more details, see "Description of the Notes--Certain Covenants."

Absence of a Public Market
  for the Exchange Notes............  The exchange notes generally will be freely transferable but will also be new securities for which there will not initially be a market. Accordingly, we cannot assure you whether a market for the exchange notes will develop or as to the liquidity of any such market. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any market making with respect to the exchange notes may be discontinued
                                      without notice.

           SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION OF
                                VOLUME HOLDINGS


     The following table sets forth summary historical financial information of Volume Holdings as of and for fiscal years 1996, 1997, and 1998 and as of and for the twenty-six week periods ended June 30, 1998 and June 29, 1999. The fiscal year of Volume Holdings ends on the Tuesday closest to December 31 and references in this prospectus to a specific fiscal year of Volume Holdings mean the year ended on the Tuesday closest to December 31 of that year.



     The historical financial information as of and for fiscal years 1996, 1997, and 1998 has been derived from the consolidated financial statements of Volume Holdings and the notes thereto, which have been audited by Deloitte and Touche LLP, independent auditors, and which are included elsewhere in this prospectus. The historical financial information as of and for the twenty-six week periods ended June 30, 1998 and June 29, 1999 has been derived from the unaudited consolidated financial statements of Volume Holdings and the notes thereto, which are included elsewhere in this prospectus. The unaudited consolidated financial statements of Volume Holdings include, in the opinion of management, all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation of the results of operations and financial positions for and as of the end of such periods. Results of operations for the twenty-six week period ended June 29, 1999 are not necessarily indicative of the results to be expected for the full year or for any future period. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Historical Financial Information of Volume Holdings" and the consolidated financial statements of Volume Holdings and the notes thereto included elsewhere in this prospectus.


     Volume Holdings is a guarantor of the notes and the senior credit facilities and has no substantial operations or assets other than the capital stock of the Issuer. As a result, the consolidated financial position and results of operations of Volume Holdings are substantially the same as those of the Issuer.

     As a result of the consummation of the acquisition of Service America on August 24, 1998, the financial position and results of operations of Service America after August 24, 1998 are consolidated in the financial position and results of operations of Volume Holdings for the period subsequent to that date.


     The following table also sets forth certain unaudited summary pro forma combined financial information of Volume Holdings for the periods indicated. The unaudited summary pro forma combined statement of operations data for fiscal year 1998 and for the twenty-six week period ended June 29, 1999 each give effect to the Transactions as if they had occurred on December 31, 1997. The unaudited summary pro forma combined financial information does not purport to represent what Volume Holdings' results of operations would actually have been had the Transactions in fact occurred as of such dates or to project Volume Holdings' results of operations for any future period. The unaudited summary pro forma combined financial data should be read in conjunction with the Unaudited Pro Forma Combined Statements of Operations and the notes thereto appearing elsewhere in this prospectus.

                  SUMMARY HISTORICAL FINANCIAL INFORMATION OF
                                VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)


                                                                                                                PRO FORMA
                                                                                                            -----------------
                                                                            TWENTY-SIX       TWENTY-SIX        TWENTY-SIX
                                        FISCAL YEAR                        WEEK PERIOD      WEEK PERIOD       WEEK PERIOD
                                  ------------------------   PRO FORMA        ENDED            ENDED             ENDED
                                   1996     1997     1998      1998(A)    JUNE 30, 1998    JUNE 29, 1999    JUNE 29, 1999(A)
                                  ------   ------   ------   ----------   --------------   --------------   -----------------
STATEMENT OF OPERATIONS DATA:
Net sales.......................  $190.4   $196.0   $283.4     $405.9         $ 87.0           $182.6            $ 182.6
Depreciation and amortization...    12.6     12.9     18.2       28.4            6.5             13.2               13.2
Operating profit (loss)(b)......     2.9      4.8      8.7        7.7            1.8              3.8                3.8
Interest expense................     7.3      7.9     11.3       23.6            4.6             10.5               11.9
Loss before income taxes,
  extraordinary item and
  cumulative effect of change in
  accounting principle..........    (3.9)    (2.8)    (2.2)     (15.5)          (2.6)            (6.5)              (7.9)
Income tax provision (benefit)..      --      0.3      1.5       (5.6)            --               --               (0.6)
Net loss(c).....................    (3.9)    (3.1)    (5.2)      (9.9)          (2.6)            (7.6)              (8.4)

BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash equivalents.......  $  5.2   $  5.4   $  8.8                    $  7.3           $ 16.1
Working capital (deficit)(d)....    (5.4)     0.5     (6.4)                     (2.8)            (9.4)
Total assets....................   117.3    137.8    267.2                     142.2            279.9
Total debt(e)...................    69.7     79.0    161.3                      85.5            220.4
Total stockholders' equity
  (deficit).....................    21.9     25.2     49.9                      26.1             (6.7)

OTHER DATA:
Net cash provided by (used in)
  operating activities..........  $ 11.0   $ 15.3   $  1.4                    $ (2.4)          $  9.0
Net cash used in investing
  activities....................   (13.5)   (31.0)    (5.3)                     (4.0)           (10.2)
Net cash provided by (used in)
  financing activities..........    (0.4)    15.9      7.3                       8.2              8.4
EBITDA(f).......................    16.3     20.8     32.1       41.7            8.6             18.6               18.6
Total capital additions(g)......    20.7     37.6     18.8                      14.1             10.2
Interest expense excluding
  amortization of debt issuance
  costs.........................     6.9      7.4     10.8       22.2            4.3             10.0               11.3
Ratio of earnings to fixed
  charges(h)....................      --       --       --         --             --               --                 --

              NOTES TO SUMMARY HISTORICAL FINANCIAL INFORMATION OF
                                VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)

(a) For a discussion of the transactions reflected in the pro forma information set forth in the table, see "Unaudited Pro Forma Combined Statements of Operations," "Management's Discussion and Analysis of Financial Conditions and Results of Operations" and "Prospectus Summary--The Transactions."


(b) Operating profit (loss) includes non-cash charges of $2.5 and $1.4 in fiscal years 1997 and 1998, respectively, related to contract termination costs. Operating profit (loss) for fiscal years 1996, 1997 and 1998 and the twenty-six week periods ended June 30, 1998 and June 29, 1999, includes management fees paid to equity holders of $0.3, $0.3, $0.3, $0.1 and $0.2, respectively.



(c) Net loss for Volume Holdings includes an extraordinary loss (net of income taxes) of $1.5 and $0.9 for the non-cash write-off of deferred financing costs for fiscal year 1998 and the twenty-six week period ended June 29, 1999, respectively, and $0.2 resulting from cumulative change in accounting principles (net of income taxes) in the twenty-six week period ended
    June 29, 1999.


(d) Working capital is defined as current assets less current liabilities.

(e) Includes the current portion of long-term debt.

(f) EBITDA is defined as net loss before extraordinary item, interest expense, income tax expense, depreciation, amortization and:

    o for fiscal year 1997, a $2.5 non-cash charge related to contract termination costs for Volume Holdings;


    o for fiscal year 1998, $1.4 of non-cash charge related to contract termination costs for Volume Holdings and $3.1 of non-recurring severance expense associated with Volume Services' employees;



    o for fiscal 1998, on a pro forma basis, $3.1 of non-recurring severance expense associated with Volume Services' employees and other Service America expenses in connection with the acquisition of Service America, $1.4 of non-charges related to contract termination costs for Volume Holding and $0.2 of non-cash charges related to contract termination costs for Service America;



    o for the twenty-six week period ended June 29, 1999, and the twenty-six week period ended June 29, 1999 on a pro forma basis, $1.2 of non-recurring severance expenses and other non-recurring expenses in connection with the acquisition of Service America; and



    o For fiscal 1996, 1997 and 1998 and for the twenty-six week periods ended June 30, 1998 and June 29, 1999, $0.3, $0.3, $0.3, $0.1, and $0.2, for
      management fees paid to equity owners.



    We believe that EBITDA provides useful information regarding our ability to service debt. However, it is not a measure in accordance with generally accepted accounting principles and should not be considered in isolation, or as a substitute for the consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles and included elsewhere in this prospectus, or as a measure of our operating performance, profitability or liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.


    EBITDA, including the adjustments shown for non-cash items, is a component in the calculation of the fixed charge coverage ratio contained in a financial covenant in the indenture for the notes, as described in "Description of Notes."

    Pro forma EBITDA does not reflect the following changes in our cost structure which we expect to occur as a result of implementation of the Integration Plan:



                                                                         TWENTY-SIX WEEK
                                                                         PERIOD ENDED
                                                    FISCAL YEAR 1998     JUNE 29, 1999
                                                    -----------------    ---------------
Cost savings:
  Elimination of overlapping regional office
     personnel...................................         $ 1.1               $ 0.6
  Corporate overhead staff reductions............           1.5                 0.8
  Reduction in operating costs...................           2.5                 1.2
                                                          -----               -----
     Total.......................................           5.1                 2.6
  Cost savings realized in the applicable
     period......................................           0.2                 2.2
                                                          -----               -----
  Remaining cost savings to be realized..........         $ 4.9               $ 0.4
                                                          -----               -----
                                                          -----               -----



    See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Integration Plan" for a full explanation of these savings and of the Integration Plan.



(g) In connection with entering into certain new contracts, or extending or renewing certain existing contracts, we are required to make some form of up-front or committed future capital investment. We account for these capital investments as purchases of property and equipment and we account for grants as purchases of contract rights. We capitalize these investments and depreciate or amortize them over the lesser of the useful life of the applicable asset or the remaining life of the contract. For a detailed explantion of these capital investments, see "Business--Contracts."



(h) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as loss before income taxes and extraordinary item plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing costs, and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $3.9, $2.8, $2.2, $2.6 and $6.5 for fiscal years 1996, 1997 and 1998 and the twenty-six week periods ended June 30, 1998 and June 29, 1999, respectively. On a pro forma basis, earnings were insufficient to cover fixed charges by $15.5 for fiscal 1998, and $7.9 for the twenty-six week period ended June 29, 1999.

                                  RISK FACTORS

     You should carefully consider the risk factors discussed below, together with the other information in this prospectus, before deciding whether to participate in the exchange offer. The following risks include all of the risks which we believe to be material at the current time.



WE HAVE SUBSTANTIAL INDEBTEDNESS AND HAVE SIGNIFICANT INTEREST PAYMENT REQUIREMENTS.



     We have a substantial amount of debt. As of June 29, 1999, we had debt of $220.4 million, excluding unused commitments, of which $120.4 million was senior debt, and stockholders' deficit of $6.7 million. In addition, so long as we comply with restrictions in our senior credit facilities and in the indenture governing the notes, we may borrow more money for working capital, capital expenditures, acquisitions or for other purposes. On a pro forma basis after giving effect to the Transactions, our earnings would have been insufficient to cover our fixed charges by $15.5 million for fiscal year 1998 and $7.9 million for the twenty-six week period ended June 29, 1999.


     Our high level of debt could have important consequences for you, including the following:

     o we will need to use a large portion of the money earned by our subsidiaries to pay principal and interest on the senior credit facilities, the notes and on other debt, which will reduce the amount of money available to us to finance our operations and other business activities;


     o as of June 29, 1999, approximately 54% of our debt had a variable rate of interest, which exposes us to the risk of increased interest rates;


     o we may have difficulty borrowing money in the future for working capital, capital expenditures, acquisitions or other purposes which may adversely affect, among other things, our ability to make capital investments and therefore obtain new contracts and/or retain existing contracts;

     o we may have a much higher level of debt than our competitors, which may put us at a competitive disadvantage;

     o debt under the senior credit facilities is secured by all our assets and will mature prior to the notes;

     o our debt level makes us more vulnerable to economic downturns and adverse developments in our business;

     o our debt level reduces our flexibility in responding to changing business and economic conditions, including increased competition in the recreational food service industry; and

     o our debt level could prevent us from repurchasing all of the notes tendered to us upon a change of control.

     We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, the senior credit facilities and other debt and to fund capital expenditures or to finance acquisitions from the operations of our subsidiaries and from additional loans under the senior credit facilities. Our ability to meet our expenses therefore depends on the future performance of our subsidiaries, which will be affected by financial, business, economic and other factors. We will not be able to control many of these factors, such as economic conditions in the markets where our subsidiaries operate, and pressure from competitors. We cannot be certain that the money earned by our subsidiaries will be sufficient to allow us to pay principal and interest on our debt, including the notes, and meet our other obligations. If we do not have enough money, we may be required to reduce or delay planned capital expenditures, obtain additional equity capital, refinance all or part of our existing debt, including the notes, sell assets or borrow more money. We cannot guarantee that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us. In addition, the terms of existing or future debt agreements, including the senior credit facilities and the indenture, may restrict us from adopting any of these alternatives.

     Under the senior credit facilities, we must also comply with specified financial ratios and tests. If we do not comply with these or other covenants and restrictions contained in the senior credit facilities, we could default under the senior credit facilities. Such debt, together with accrued interest, could then be declared immediately due and payable. This could, in turn, result in other debt being declared due and payable. Our ability to comply with such provisions may be affected by events beyond our control.

     THE NOTES ARE SUBORDINATED TO THE DEBT OF OUR SUBSIDIARIES AND THE DEBT OF THE NON-GUARANTOR SUBSIDIARIES.

     We are a holding company with no significant assets other than the capital stock of Volume Services and Services America, our operating subsidiaries. Consequently, we are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. Claims of creditors of our subsidiaries will generally have priority over our claims to the assets of these subsidiaries. The notes therefore will be effectively subordinated to creditors of our direct and indirect subsidiaries.

     Although the guarantees provide you with a direct claim against the assets of the guarantors, enforcement of the guarantees:

     o may be challenged by creditors of these guarantors in the case of bankruptcy; and


     o would be subject to certain defenses available to guarantors generally. For details of these defenses, see "--U.S. bankruptcy or fraudulent conveyance law may interfere with payment of the notes."


     To the extent the guarantees are not enforceable, the notes would be effectively subordinated to all liabilities of the guarantors, whether or not these liabilities are senior indebtedness. The notes will also be effectively subordinated to all liabilities of the subsidiaries of Volume Services and Service America which are not wholly-owned domestic subsidiaries and which are therefore not guarantors (referred to as "Non-Guarantor Subsidiaries").


     As of June 29, 1999,



     o the guarantors had total liabilities, excluding liabilities owed to Volume Holdings, of $283.1 million;



     o the Non-Guarantor Subsidiaries had total liabilities, excluding liabilities owed to Volume Holdings, of $3.4 million; and



     o the Non-Guarantor Subsidiaries generated 7.5% of our net sales and 5.2% of our contract EBITDA for the preceding fifty-two week period, and accounted for 4.5% of our assets.


     If we were unable to pay our debts, or entered into a reorganization, you may not receive any amounts from us in respect of the notes until we had paid the creditors of our subsidiaries in full. In addition, the ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indenture limits the ability of these subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, there are a number of significant qualifications and exceptions to these limitations. For more details about these qualifications and exceptions, see "Description of the Notes--Certain Covenants--Dividend and Other Payment Restrictions Affecting Subsidiaries."

     WE HAVE A HISTORY OF RECORDING NET LOSSES AND MAY NOT ACHIEVE PROFITABILITY IN THE FUTURE.


     We have a history of recording net losses and may not achieve profitability in the future or be able to generate cash flow sufficient to meet our interest and principal payment obligations and other capital needs.

Volume Holdings incurred net losses of:

     o $1.0 million in fiscal year 1995;

     o $3.9 million in fiscal year 1996;

     o $3.1 million in fiscal year 1997; and

     o $5.2 million in fiscal year 1998.

Service America incurred net losses of:

     o $91.0 million in fiscal year 1994;

     o $11.5 million in fiscal year 1995;

     o $14.3 million in fiscal year 1997;

     o $3.4 million in the twenty-six week period ended June 28, 1997; and

     o $2.0 million in the twenty-six week period ended June 27, 1998.


On a pro forma basis, we would have incurred net losses of $11.4 million in fiscal year 1998 and $8.4 million in the twenty-six week period ended June 29, 1999.




WE ARE SUBJECT TO RESTRICTIVE DEBT COVENANTS.


     The indenture imposes restrictions on us and our restricted subsidiaries. These restrictions include:

     o the incurrence of additional indebtedness;

     o the issuance of disqualified stock and preferred stock;

     o the payment of dividends on, and purchases of, capital stock;

     o the purchase of indebtedness that is junior in right of payment to the notes;

     o other restricted payments, including investments;

     o sales of some of our assets;

     o specific transactions with affiliates;

     o the creation of specific liens; and

     o consolidations, mergers and transfers of all or substantially all of our assets.

     The indenture also prohibits certain restrictions on distributions from our restricted subsidiaries. The terms of the senior credit facilities include other and more restrictive covenants and prohibit us from prepaying our other indebtedness, including the notes, while indebtedness under the senior credit facilities is outstanding. For more details of these restrictions, see "Description of the Notes--Certain Covenants" and "Description of Senior Credit Facilities." The senior credit facilities also require us to maintain specified financial ratios and satisfy financial condition tests. A breach of any of these covenants, ratios or tests could result in a default under the senior credit facilities and/or the indenture. Our ability to comply with the ratios or tests may be affected by events beyond our control, including prevailing economic, financial and industry conditions. Certain events of default under the senior credit facilities would prohibit the Issuer from making payments on the notes, including payment of interest when due. In addition, upon the occurrence of an event of default under the senior credit facilities, the lenders could elect to declare all amounts outstanding under the senior credit facilities, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the security granted to them to secure that indebtedness. If the lenders accelerate the payment of the indebtedness, our assets may not be sufficient to repay in full this indebtedness and our other indebtedness, including the notes.

     THE NOTES AND THE GUARANTEES ARE CONTRACTUALLY SUBORDINATED TO OUR SENIOR DEBT.


     The notes are contractually subordinated in right of payment to all of our senior indebtedness and the guarantees are contractually subordinated in right of payment to all senior indebtedness of the guarantors. As of June 29, 1999,



     o we had $119.7 million of senior secured debt to which the notes would be subordinated;


     o we had no senior subordinated debt with which the notes would rank equally;


     o the guarantors had $0.7 million of senior secured debt to which the notes would be subordinated;


     o the guarantors had no senior subordinated debt with which the notes would rank equally; and


     o the guarantors had total liabilities, excluding liabilities owed to the Volume Holdings, of $283.1 million.



As of June 29, 1999, the Non-Guarantor Subsidiaries had total liabilities, excluding liabilities owed to Volume Holdings, of $3.4 million.


     The indenture permits us and the guarantors to borrow additional debt, which may be senior indebtedness and which may be substantial.

     The indenture provides that we, the guarantors and the Non-Guarantor Subsidiaries may not borrow any debt which is junior to senior indebtedness and senior in right of payment to the notes. Furthermore, it is possible that the guarantees could be set aside under fraudulent conveyance or similar laws. For details on the circumstances in which this could happen, see "--.U.S. bankruptcy or fraudulent conveyance law may interfere with payment of the notes."

     If we or the guarantors are declared bankrupt or insolvent, or if there is a payment default under any senior indebtedness, we are required to pay the lenders under the senior credit facilities and any other creditors who are holders of senior indebtedness in full before we pay you. Accordingly, we may not have enough assets remaining after payments to holders of this senior indebtedness to pay you. In addition, in some circumstances, we may not pay any amount on the notes if senior indebtedness, including debt under the senior credit facilities, is not paid when due or any other default on our senior indebtedness exists. For details of these circumstances, see "Description of the Notes--Ranking."

     OUR ASSETS ARE PLEDGED TO SECURE PAYMENT OF THE SENIOR CREDIT FACILITIES.

     In addition to being junior to all existing and future senior indebtedness, our obligations under the notes are unsecured while our obligations under the senior credit facilities are secured. We have granted the lenders under the senior credit facilities security interests in substantially all of our current and future assets and the current and future assets of Volume Holdings and our wholly-owned domestic subsidiaries, including a pledge of all of our capital stock and the capital stock of Volume Holdings and our wholly-owned domestic subsidiaries. If we default under the senior credit facilities, the lenders will have a superior claim on our stock and assets. If we were unable to repay this indebtedness, the lenders could foreclose on the pledged stock of our subsidiaries to your exclusion, even if an event of default exists under the indenture at such time.

     WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE BUSINESSES OF VOLUME SERVICES AND SERVICE AMERICA.

     Volume Services and Service America have historically operated independently, and our success depends on the ability of management to coordinate and integrate the operations and the businesses of Volume Services and Service America and successfully implement their business strategy. Management may not be able to achieve this. If we fail to successfully integrate the operations of Volume Services and Service America, it may affect our revenues and/or results of operations. We may not be able to pay our expenses or the principal and interest on the notes, the senior credit facilities or any other debt.

     We adopted a plan, referred to as the "Integration Plan", in the fourth quarter of fiscal year 1998 in order to realize cost savings as a result of the combination of Volume Services and Service America. When its benefits are fully realized, we expect the Integration Plan to result in annual cost savings of approximately $6.3 million and an incremental increase in annual overhead expenses of approximately $1.2 million, resulting in net annual cost savings of approximately $5.1 million. We also expect to incur a total of $6.5 million of one-time expenses and charges in connection with the implementation of the Integration Plan. However, the Integration Plan may not produce the expected future cost savings, and, in implementing the Integration Plan, we may incur expenses or charges beyond those currently expected. Realization of the cost savings could be affected by a number of factors beyond our control, including general economic conditions, increased operating costs, the response of competitors or clients, regulatory developments and delays in implementation. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Integration Plan" for a detailed discussion and explanation of the Integration Plan.

     OUR REVENUES WOULD BE AFFECTED BY A DECLINE IN ATTENDANCE AT CLIENT FACILITIES.

     We depend on our clients to attract events to their facilities and to encourage attendance at these events. The number of events held, the level of attendance at these events and the amount spent by each attendee have a direct impact on our net sales and results of operations. The level of maintenance and upkeep is the responsibility of our client, and the poor condition of a facility may adversely affect the number of events held or attendance at these events. If facility owners and managers fail to attract an adequate number of well-attended events to their facilities, it may affect our revenues and results of operations.

     Factors such as labor stoppages involving sports leagues, poor performance by the sports teams using a facility, loss of a major sports team using a facility, changing consumer preferences for leisure time activities and inclement weather could also limit the number of events at a facility or reduce attendance. This would also reduce our revenues and results of operations. For example, our revenues and results of operations were materially adversely affected by the labor stoppage which disrupted the 1995 MLB season. For a better understanding of how this stoppage affected our results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." Similar labor stoppages may affect us in the future.

     Furthermore, a significant recession may cause persons sponsoring and attending events held at convention center facilities at which we operate to cancel, reduce or postpone their use of the facilities and/or may cause attendees at these facilities to reduce spending on discretionary purchases, such as the products which we sell. This would also reduce our revenues.


     WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE, SUCH AS THE PROPOSED ACQUISITION OF VOLUME HOLDINGS BY OGDEN ENTERTAINMENT, INC.



     Upon a change of control under the indenture, we will be required to offer to purchase all of the notes then outstanding at 101% of their principal amount, plus any accrued interest and liquidated damages to the date of repurchase. The proposed acquisition by Ogden Entertainment, Inc. of all of Volume Holdings' common stock, which is described in "Summary--Recent Developments", would constitute a change of control under the indenture if it is completed. We do not currently have sufficient funds to pay the purchase price (as defined in the indenture) for all of the notes currently outstanding. We will require third party financing if we are required to purchase all of the notes. We have not yet obtained any third party financing, and may not be able to obtain financing on favorable terms, or at all.



     We will not be required to offer to purchase the notes, and the indenture does not offer you any other protection, if we are involved in any highly leveraged or similar transaction which may adversely affect you but which does not result in a change of control. A change of control under the indenture, such as the proposed acquisition, will result in an event of default under the senior credit facilities and may cause the acceleration of other senior indebtedness, if any, in which case the subordination provisions of the notes would require payment in full of the senior credit facilities and any other senior indebtedness before repurchase of the notes. In addition, the senior credit facilities restrict our ability to repurchase the notes, including in an offer required on a change of control, until the borrowings under the senior credit facilities have been repaid or the lenders of the senior credit facilities have consented. As discussed in "Summary--Recent Developments," Volume Services America will either need to obtain the consent of the lenders under its senior credit facilities to the proposed change of control or refinance the facilities prior to closing the acquisition. If we fail to repay the borrowings or obtain this consent we will have defaulted under the indenture and senior credit facilities.



     Any future debt which we incur may also contain restrictions or requirements regarding a change of control. If a change of control occurs, we may not have sufficient assets to satisfy our obligations under the indenture and the senior credit facilities.


     The change of control provisions in the indenture may also make it more difficult for us to be sold or taken over. The inability to repay senior indebtedness, if accelerated, and to purchase all of the tendered notes, would constitute an event of default under the indenture.

     THE NATURE OF OUR CONTRACTS EXPOSES US TO CERTAIN RISKS.

     We generally supply our services under one of three different types of contract:

     o profit & loss contract;

     o profit sharing contract; or

     o management fee contract.


     These contracts expose us to different types of risk, as discussed in the following paragraphs. For a more detailed discussion of the risks associated with our contracts, see "Business--Contracts."



     The profit and loss contract is our most common type of contract. Under a profit and loss contract, we receive all of the revenues from the provision of our services at a facility and bear all of the expenses. Some of our profit and loss contracts contain minimum guaranteed commissions or equivalent payments to the client regardless of the level of sales at the facility or whether or not a profit is being generated. If revenues do not exceed our costs under a contract which contains minimum guaranteed commissions we will be liable for bearing any losses which are incurred. We may incur losses under our profit and loss contracts, and these losses may materially affect our results of operations.



     Profit sharing contracts are our second most common type of contract. Under profit sharing contracts, we receive a percentage of any profits earned from the provision of our services at a facility after deducting expenses. Any profit sharing contract which incurs a loss will not generate any profits for us.



     Management fee contracts are our least common type of contract. Under management fee contracts, we receive a management fee and, in some cases, an incentive fee. We are typically entitled to receive these fees irrespective of the revenues generated by the provision of our services at a facility. Management fee contracts do not therefore expose us to any risk of loss.


     A few of our contracts give the client the right to terminate the contract without cause on little or no notice. Additionally, some of our contracts exclude certain events or products from within the scope of the contract, or give the client the right to modify the terms under which we may operate at certain events. Our revenues and results of operations could be adversely affected if one or more clients were to exercise these rights in a way which was detrimental to us.

     We are typically obliged to comply with the instructions of our clients in determining which products are sold at individual venues. In addition, substantially all of our contracts limit our ability to raise prices on the food, beverages and merchandise we sell within a particular facility without the client's consent. The refusal by individual clients to permit the sale of some products at their venues, or the imposition by clients of maximum prices which are not economically feasible for us, could adversely affect our revenues or results of operations.

     We negotiate mutually agreed terminations of some of our contracts from time to time. We typically do not recover all of the unamortized portion of our capital investment upon a mutually agreed termination of a contract. When this happens, we recognize a loss in our operating profit equal to the unrecovered portion. In addition, disputes with clients arise under contracts from time to time. A dispute may arise under one or more of our existing or future contracts, which could have an adverse effect on our revenues or results of operations.

     OUR REVENUES WOULD BE AFFECTED IF WE WERE UNABLE TO RETAIN EXISTING OR OBTAIN NEW CLIENTS.

     We are dependent upon our ability to extend or renew existing client contracts on favorable terms and to negotiate and obtain acceptable new client contracts. If we are unable to extend or renew existing contracts on terms which are as favorable as the initial contract terms, or at all, or if we are unable to negotiate and obtain new contracts, our revenues and results of operations could suffer. Contracts in the recreational food service industry are generally gained or renewed through a competitive bidding process. Some of our competitors may be prepared to accept less favorable commission structures than us when negotiating contracts. Furthermore, providers of recreational food services often accept less favorable terms from their clients when negotiating the renewal of existing contracts.

     Many professional sports teams, including many of our clients, are currently either planning to move to a new facility or are considering doing so. Some of our sports facility contracts do not contain any protection for us in the event that the sports team tenant of the facility moves to a new facility. In addition, changes in the ownership of a facility which we serve, or of a sports team tenant of such a facility, may result in disputes concerning the terms under which we provide our services at such facility. Jack Kent Cooke Stadium, home of the NFL's Washington Redskins, was recently purchased by a new owner. We have operated at Jack Kent Cooke Stadium since 1997 under a letter of agreement signed by us and the former owner, pursuant to which we have made a substantial capital investment. Although we believe that the new owner of the stadium will be subject to the terms of the letter of agreement, we cannot predict how the new owner will seek to conduct its operations. Change of ownership of a facility which we serve, or of a sports team tenant of a facility which we serve, or the move by the sports team tenant of a facility which we serve to a facility which we do not serve, could have a material adverse effect on our revenues or results of operations.


     Nine of our 20 largest contracts by Contract EBITDA, representing approximately 18.3% of Contract EBITDA for the fifty-two week period ended June 29, 1999 are scheduled to expire by the end of 2001. In addition, 12 of our 20 largest contracts by Contract EBITDA, representing approximately 36.5% of Contract EBITDA for the fifty-two week period ended June 29, 1999 are scheduled to expire by the end of 2003. We may not be able to extend or renew these, or any of our other, contracts. Our revenues or results of operations could be affected if we fail to do so. During the period from 1993 through 1998, we failed to retain 31 contracts, representing approximately 15% of total Contract EBITDA up for renewal during that period, calculated by reference to the amount of Contract EBITDA generated by each contract in the last full year prior to its expiration. Excluded from this calculation are seven contracts which we terminated by mutual agreement with the client and 11 contracts for which we did not submit a final bid. These contracts accounted in the aggregate for approximately $3.9 million of Contract EBITDA in their last full fiscal year of operation.


     Our ability to obtain and retain contracts will depend in part upon our ability to make capital investments, including grants, and to obtain performance bonds, bid bonds or letters of credit. Our ability to do so may be limited by restrictions imposed by the senior credit facilities and by the significant amount we have borrowed.

     WE DEPEND ON A FEW OF OUR LARGEST CLIENTS FOR A LARGE PROPORTION OF OUR REVENUES.


     We are dependent to a significant extent on the Contract EBITDA generated by our key facilities. On a pro forma basis, for the fifty-two week period ended June 29, 1999:



     o our largest client contract, with the New York Yankees, accounted for approximately 15.8% of our Contract EBITDA, and our contract at 3Com Park accounted for approximately 10.2% of our Contract EBITDA;



     o our three largest client contracts together accounted for approximately 34.2% of our Contract EBITDA; and



     o our ten largest client contracts accounted for approximately 58.4% of our Contract EBITDA.


     We expect to continue to be dependent upon key facilities and our revenues or results of operations could be affected if we lost or failed to renew the contract to provide our services at any one of them.

     THE ABILITY TO MAKE INVESTMENTS IN CONTRACTS AND GRANTS TO CLIENTS IS AN IMPORTANT PART OF OUR BUSINESS.


     When we enter into new contracts, or extend or renew existing contracts, we are often required to make some form of up-front or committed future capital investment to help finance facility construction or renovation. If we fail to meet our capital investment obligations under a contract, we will have breached the contract, which may result in termination of the contract or other action against us.


     During the period from 1994 through 1998, we made capital investments under client contracts aggregating approximately $148.0 million. We are currently committed to fund capital investments of approximately $25.7 million and $1.2 million in 1999 and 2000, respectively. We will rely on availability under the revolving credit facility and cash flow from operations to meet our future capital investment requirements. However, this availability or cash flow may not be sufficient to meet these requirements.

     The ability to make capital investments has become an important element in the competitive process of bidding for new contracts and renewing existing contracts. Our inability to make capital commitments would place us at a competitive disadvantage and could affect our ability to obtain new contracts and retain existing contracts. This would have a material adverse effect on our revenues and results of operations.


     We are also often required to obtain performance bonds, bid bonds or letters of credit to secure our contractual obligations. As of June 29, 1999, we had requirements for performance bonds and letters of credit of $13.5 million and $18.5 million, respectively. Under the revolving credit facility, we have an aggregate of $35.0 million available for letters of credit, subject to an overall borrowing limit of $75.0 million under this facility. This may not be sufficient to satisfy our anticipated future performance bond, bid bond or letter of credit obligations.



     We amortize capital investments made in contracts over the shorter of the useful life of the applicable asset and the remaining life of the contract. As of June 29, 1999, we had unamortized capital investments of approximately $141.0 million. Many of our contracts provide that we will not recover any part of our capital investment if a contract is terminated prior to its expiration date due to our default. If a contract is terminated prior to its expiration date for any other reason, the client typically is contractually required to return the portion of our capital investment which is unamortized at the date of termination. However, not all of our clients are obligated to do this. Our profits at a given facility over the term of a contract may not exceed the amortization of our capital investment. If we fail to recover the unamortized portion of our investment on termination of a contract, our results of operations will be adversely affected.


     WE OPERATE IN A VERY COMPETITIVE BUSINESS ENVIRONMENT.


     The recreational food service industry is highly fragmented and competitive, with several national food service providers as well as a large number of smaller independent businesses serving discrete local and regional markets and/or competing in distinct areas. We may not be able to compete successfully against our competitors, which could have a material adverse effect on our revenues and results of operations.


     We compete for contracts against a variety of food service providers. However, we consider our major competitors to be other national food service providers, including ARAMARK, Delaware North Corporation, Ogden Corporation, Fine Host Corporation and Levy Restaurants. We also face competition from regional and local service contractors, some of which are better established within a specific geographic region. Existing or potential clients may also elect to "self operate" their food services, eliminating the opportunity for us to compete for the account.

     Contracts are generally gained and renewed through a competitive bidding process. We selectively bid on contracts to provide services at both privately owned and publicly controlled facilities. The privately negotiated transactions are generally competitive in nature, with several other large national competitors submitting proposals. Contracts for publicly controlled facilities are generally awarded through a request-for-proposal process. Successful bidding on contracts for publicly controlled facilities often requires a long-term effort focused on building relationships in the community in which the venue is located.

     We compete primarily on the following factors:

     o the ability to make capital investments;

     o commission or management fee structure;

     o service innovation;

     o quality and breadth of products and services; and

     o reputation within the industry.

     Some of our competitors may be prepared to accept less favorable commission or management fee structures than us when bidding for contracts. A number of our competitors also have substantially greater financial and other resources than us. Furthermore, the fact that we have more debt than some of our competitors could place us at a competitive disadvantage.

     WE HAVE ACCEPTED SOME CONTRACTUAL LIMITATIONS ON THE TYPE OF BUSINESS IN WHICH WE MAY BE INVOLVED.

     Service America has entered into noncompetition agreements in connection with the sale of portions of its institutional vending and dining operations. With some exceptions, these agreements prohibit us from providing certain vending and dining services in specified geographical areas. These agreements have differing durations, with the last agreement terminating in May 2002. These agreements may prevent us from engaging in some sectors of the food service industry during their respective terms and may prevent us from completing acquisitions, or structuring such acquisitions in desirable forms, with companies which compete in these markets.

     WE ARE DEPENDENT ON KEY PERSONNEL.

     We believe our success is largely dependent on the abilities and experience of our senior management team. The loss of the services of one or more of these senior executives could affect our ability to:

     o effectively retain existing contracts;

     o obtain new contracts;

     o manage our overall operations; or

     o successfully execute current or future business strategies.


     This could have a material adverse effect on our revenues or results of operations. Our success will also depend upon our ongoing ability to attract and retain qualified management and other employees. See "Management." We cannot assure you that we will not lose personnel as a result of the proposed acquisition of Volume Holdings by Ogden Entertainment, Inc.

     OUR BUSINESS IS SEASONAL IN NATURE AND OUR REVENUES AND RESULTS VARY FROM QUARTER TO QUARTER.

     Our revenues and operating results have varied, and we expect them to continue to vary, from quarter to quarter as a result of factors which include:

     o seasonal patterns within the industry;

     o the unpredictability in the number, timing and type of new contracts;

     o the timing of contract expirations and special events; and

     o the level of attendance at facilities which we serve.

Business at the principal types of facilities which we serve is seasonal in nature, with MLB and minor league baseball sales concentrated in the second and third quarters, the majority of NFL activity occurring in the fourth quarter and convention centers and arenas generally hosting fewer events during the summer months. Consequently, our results of operations for the first quarter are typically substantially lower than in other quarters. Results of operations for any particular quarter may not be indicative of results of operations for future periods. Seasonal and quarterly fluctuations may have a material adverse effect on our revenues or results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     THE COST OF PROVIDING OUR SERVICES IS AFFECTED BY CHANGING LABOR COSTS.


     As substantially all of our client contracts require us to obtain the consent of the facility owner before raising prices, we may not be able to offset any increases in our wage costs through price changes. Therefore, any factors which increase the wage rates that we have to pay in order to attract suitable employees, including any tightening of the labor supply in any of the markets where we operate, may affect our results of operations. See "--The nature of our contracts exposes us to certain risks."


     We operate at some facilities under collective bargaining agreements. Under many of these agreements, we are obligated to contribute to multi-employer pension plans. If any of our service contracts at these facilities were terminated or not renewed, and the applicable multi-employer pension plan at that time had unfunded vested benefits, we could be subject to withdrawal liability to the multi-employer plan. It is impossible to determine the extent of our potential liability, if any, for any withdrawal in the future. However, we may be exposed to material withdrawal liability under these circumstances.

     WE ARE CONTROLLED BY A PRINCIPAL STOCKHOLDER.

     Blackstone currently owns approximately 60% of Volume Holdings' common stock. In addition, an agreement among certain of our large stockholders contains restrictions prohibiting Volume Holdings from taking certain corporate actions without the consent of both Blackstone and Recreational Services. For details of these corporate actions, see "Certain Relationships and Related Transactions--Amended Stockholders' Agreement." As a result of Volume Holdings' ownership of all of our common stock, Blackstone and/or GE Capital have the ability to determine whether or not the Issuer takes certain actions. The interests of Blackstone and/or GE Capital may not coincide with the interests of holders of the notes. If the proposed acquisition of Volume Holdings by Ogden Entertainment, Inc. is completed, Ogden Entertainment, Inc. will own all of Volume Holdings' common stock.

     THERE ARE RISKS ASSOCIATED WITH THE SERVICE OF FOOD AND BEVERAGES TO THE PUBLIC.

     We may be affected by the general risks of the food industry, and particularly by:

     o consumer product liability claims;

     o the risk of product tampering;

     o evolving consumer preferences;

     o nutritional and health-related concerns;

     o federal, state, and local food controls; and

     o the availability and expense of insurance.

     Claims of illness or injury relating to food quality or handling are common in the food service industry and a number of these claims may exist at any given time. Food service providers can also be adversely affected by negative publicity resulting from food quality or handling claims at one or more facilities. Although we maintain product liability insurance, the level of coverage presently in place may not be adequate and adequate coverage may not be available in the future. Any losses that we may suffer from future liability claims, including the successful assertion against us of one or a series of large claims in excess of our insurance coverage, could affect our results of operations.

     WE ARE SUBJECT TO VARIOUS GOVERNMENTAL REGULATIONS.

     Our operations are subject to various governmental regulations, including those governing:

     o the service of food and alcoholic beverages;

     o minimum wage regulations;

     o employment;

     o environmental protection; and

     o human health and safety.

     In addition, federal, state, and local authorities periodically inspect our facilities and products. We cannot assure you that we are in compliance with all applicable laws and regulations or that we will be able to comply with any future laws and regulations. Furthermore, additional federal or state legislation, or changes in regulatory implementation, may limit our activities in the future or significantly increase the cost of regulatory compliance. If we fail to comply with applicable laws and regulations, criminal sanctions or civil remedies, including fines, injunctions, recalls, or seizures, could be imposed on us. This could have a material adverse effect on our results of operations.

     The United States Food and Drug Administration may regulate and inspect our kitchens. Every commercial kitchen in the United States must meet the FDA's minimum standards relating to the handling, preparation and delivery of food, including requirements relating to the temperature of food and the cleanliness of the kitchen and the hygiene of its personnel. We must also comply with state, local and federal laws regarding the disposition of property and leftover foodstuffs. We cannot assure you that we are in compliance with all applicable laws and regulations or that we will be able to comply with any future laws and regulations. Furthermore, additional or amended regulations by the FDA may limit our activities in the future, or significantly increase the cost of compliance.

     We serve alcoholic beverages at many facilities, and must comply with the "dram-shop" statutes of the states in which we serves alcoholic beverages. "Dram-shop" statutes generally provide that serving alcohol to an intoxicated or minor patron is a violation of law. In most states, if one of our employees sells alcoholic beverages to an intoxicated or minor patron, we may be liable to third parties for the acts of the patron. Although we sponsor regular training programs in cooperation with state authorities to minimize the likelihood of this, we cannot guarantee that intoxicated or minor patrons will not be served or that liability for their acts will not be imposed on us. We also maintain general liability insurance, which includes liquor liability coverage. However, we cannot guarantee you that this insurance will be adequate to cover any potential liability or that this insurance will continue to be available on commercially acceptable terms. A large uninsured damage award could have a material adverse impact on our results of operations.

     We must also obtain and comply with the terms of licenses in order to sell alcoholic beverages in the states in which we serve alcoholic beverages. Failure to receive or retain, or the suspension of, liquor licenses or permits would interrupt or terminate our ability to serve alcoholic beverages at these locations and, if a significant number of locations were affected, could have a material adverse effect on our revenues or results of operations. Some of our contracts require us to pay liquidated damages during any period in which our liquor license for the facility is suspended, and most contracts are subject to termination if we lose our liquor license for the facility. Additional regulation relating to liquor licenses may limit our activities in the future or significantly increase the cost of compliance.

U.S. BANKRUPTCY OR FRAUDULENT CONVEYANCE LAW MAY INTERFERE WITH THE PAYMENT OF THE NOTES.


     Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could void an obligation of Volume Services America, including the notes, or subordinate it to all of our other debts if, among other things, at the time we issued the notes, we



     o incurred the debt with the intent of hindering, delaying or defrauding current or future creditors; or


     o received less than reasonably equivalent value or fair consideration for incurring the debt; and


          o we were insolvent or were rendered insolvent by reason of incurring the debt;



          o we were engaged, or about to engage, in a business or transaction for which the assets remaining with us constituted unreasonably small capital to carry on our business;


          o we intended to incur, or believed that we would incur, debts beyond our ability to pay as these debts matured; or

          o we were a defendant in an action for money damages, or had a judgment for money damages docketed against us if, in either case, after final judgment the judgment was unsatisfied.


     The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied. Generally, however, we would be considered insolvent if, at the time we incurred the indebtedness, either


     o the sum of our debts, including contigent liabilities, is greater than our assets, at fair valuation; or

     o the present fair saleable value of our assets is less than the amount required to pay the probable liability on our total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

     On the basis of our analysis, internal cash flow projections, estimated values of our assets and liabilities and other factors, we believe that at the time we initially incurred indebtdeness represented by the outstanding notes, we

     o were not insolvent nor rendered insolvent as a result of the issuance of the notes;

     o were in possession of sufficient capital to run our business effectively;

     o were incurring debts within our ability to pay as they matured or became due; and

     o had sufficient assets to satisfy any probable money judgement against us in any pending action.

     We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court passing on these questions would reach the same conclusions.

     THE YEAR 2000 PROBLEM MAY ADVERSELY AFFECT US.

     The "year 2000 problem" relates to computer systems that are designed using two digits, rather than four, to represent a given year. Therefore, these systems may recognize "00" as the year 1900 rather than 2000, possibly resulting in major system failures or miscalculations and causing disruptions in our operations. Also, our operations could be disrupted if any of our clients, suppliers or other third parties with whom we conduct business fail to achieve their own year 2000 compliance in a timely fashion.

     We have conducted a review of our computer systems to identify the systems that could be affected by the year 2000 problem, and believe that most of them are year 2000 compliant. We do not expect to exceed the $80,000 which we have budgeted for expenditures related to our year 2000 compliance program.

     While we believe that we will be taking appropriate steps to achieve our year 2000 compliance in a timely fashion, we cannot assure you that our computers, or those of third parties with whom we conduct business, will be year 2000 compliant prior to December 31, 1999, or that the costs incurred will not materially exceed amounts budgeted.

     Some of our largest suppliers have contacted us stating that they expect to be year 2000 compliant in a timely fashion. However, we have not been in contact with all of our suppliers or clients. If any of our suppliers or clients do not successfully achieve year 2000 compliance in a timely manner, our results of operations could be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000."

     YOU MAY NOT BE ABLE TO SELL YOUR EXCHANGE NOTES.

     There is no existing market for the exchange notes, and we cannot assure you as to:

     o the liquidity of any markets that may develop for the exchange notes;

     o your ability to sell your exchange notes; or

     o the prices at which you would be able to sell your exchange notes.

     Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system. The initial purchasers of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so and any market making may be discontinued at any time without notice.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.


     THERE MAY BE ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE YOUR OUTSTANDING NOTES.



     If you do not exchange your outstanding notes for exchange notes under the exchange offer, then the transfer restrictions on the outstanding notes described in the offering memorandum relating to the offering of the outstanding notes will continue to apply to you. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to "Prospectus Summary--Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your outstanding notes.

     The tender of outstanding notes under the exchange offer will reduce the principal amount of notes outstanding. This may have an adverse effect upon, and increase the volatility of, the market price of the outstanding notes due to a reduction in liquidity.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business". We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us, including, among other things:

     o our high degree of leverage and significant debt service obligations;

     o our history of net losses;

     o the successful integration of Volume Services, Inc. and Service America Corporation and the realization of the cost savings we expect to achieve;

     o the level of attendance at events held at the facilities at which we provide our services and the level of spending on the services which we provide at such events;

     o the risk of labor stoppages affecting sports teams at whose facilities we provide our services;

     o the risk of sports facilities at which we provide services losing their sports team tenants;

     o our ability to retain existing clients or obtain new clients;

     o the highly competitive nature of the recreational food service industry;

     o any future changes in management;

     o general risks associated with the food industry;

     o future changes in government regulation; and

     o the potential effect of year 2000 computer issues.

                                    USE OF PROCEEDS

     We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.

     The net proceeds of the offering of the outstanding notes were approximately $95.0 million after deduction of discounts to the initial purchasers and other fees and expenses. These proceeds were used to:

     o repay $45.0 million of our outstanding term loans;

     o pay a dividend to Volume Holdings to fund the repurchase of $2.8 million, $39.2 million and $7.5 million of Volume Holdings' common stock from VSI Management Direct L.P., Blackstone and Recreational Services; and

     o pay a dividend to Volume Holdings to fund the repayment by Volume Holdings to Recreational Services of a loan note in the amount of $0.5 million.

                                 CAPITALIZATION

     The following table sets forth our historical unaudited consolidated capitalization as of March 30, 1999. You should read this information in conjunction with the "Selected Historical Financial Information of Volume Holdings," "Unaudited Pro Forma Combined Financial Information of Volume Holdings," the consolidated financial statements of Volume Holdings and Service America, in each case together with the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.


                                                                                                        AS OF
                                                                                                    JUNE 29, 1999
                                                                                                ---------------------
                                                                                                (DOLLARS IN MILLIONS)
Cash and cash equivalents....................................................................          $  16.1
                                                                                                       -------
                                                                                                       -------
Long-term debt (including current portion):
     Revolving credit facility(1)............................................................              5.0
     Term loans..............................................................................            114.7
     Senior Subordinated Notes...............................................................            100.0
     Capital lease obligations...............................................................              0.7
                                                                                                       -------
       Total long-term debt and capital lease obligations....................................            220.4

Stockholders' deficit........................................................................             (6.7)
                                                                                                       -------
       Total capitalization..................................................................            213.7
                                                                                                       -------
                                                                                                       -------


------------------

(1) The revolving credit facility provides for borrowings of up to $75.0 million with a sublimit of $35.0 million for letters of credit. As of June 29, 1999, we had approximately $5.0 million of outstanding borrowings under the revolving credit facility and approximately $18.5 million of letters of credit outstanding, which had not been drawn upon and which reduced availability under the revolving credit facility to $51.5 million.

            UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS OF
                                VOLUME HOLDINGS

     The following unaudited pro forma combined statements of operations have been prepared based on the historical financial statements of Volume Holdings and Service America included elsewhere in this prospectus, adjusted to give pro forma effect to the Transactions. For a description of the Transactions, see "Prospectus Summary--The Transactions".

     The unaudited pro forma combined statements of operations for fiscal year 1998 and the thirteen week period ended March 30, 1999 give effect to the Transactions as if they had occurred on December 31, 1997. The unaudited pro forma adjustments, which are based upon available information and upon certain assumptions that management believes are reasonable, are described in the accompanying notes. The unaudited pro forma combined statements of operations are for informational purposes only and do not purport to represent what our results of operations would actually have been had the Transactions in fact occurred on such date or to project our results of operations for any future period or date. The unaudited pro forma combined statements of operations should be read in conjunction with "Selected Historical Financial Information of Volume Holdings," the consolidated financial statements of Volume Holdings and the consolidated financial statements of Service America, in each case together with the notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial information included elsewhere in this prospectus.


     The acquisition of Service America was accounted for using the purchase method of accounting. The total purchase cost was allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the total purchase cost reflected in the unaudited pro forma combined financial information is preliminary. The actual purchase accounting adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals that are currently in process. A preliminary allocation of the purchase cost has been made to major categories of assets and liabilities in the accompanying unaudited pro forma combined financial information based on our estimates. Accordingly, the adjustments that have been included in the unaudited pro forma combined financial information may change based upon the final allocation of the total purchase cost of the acquisition of Service America. The actual allocation of the purchase cost and the resulting effect on income may differ from the unaudited pro forma amounts included in this prospectus. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying statements of operations.


     The unaudited pro forma combined statements of operations do not include any adjustments for the cost savings, incremental overhead expenses or one-time charges and expenses which we expect the Integration Plan to generate.

     Volume Holdings is a guarantor of the notes and the senior credit facilities and has no substantial operations or assets other than the capital stock of the Issuer. As a result, the consolidated financial position and results of operations of Volume Holdings are substantially the same as those of the Issuer.

     As a result of the consummation of the acquisition of Service America on August 24, 1998, the financial position and results of operations of Service America after August 24, 1998 are consolidated in the financial position and results of operations of Volume Holdings for periods subsequent to that date.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                              FOR FISCAL YEAR 1998
                                VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)


                                                                                                          PRO FORMA
                                                         VOLUME        SERVICE AMERICA                     VOLUME
                                                        HOLDINGS       THIRTY-FOUR WEEK                   HOLDINGS
                                                        FISCAL YEAR    PERIOD ENDED        TRANSACTION    FISCAL YEAR
                                                          1998         AUGUST 24, 1998     ADJUSTMENTS      1998
                                                        -----------    ----------------    -----------    -----------
Net sales............................................     $ 283.4           $122.5           $    --        $ 405.9
Cost of sales........................................       222.5             97.1                            319.6
Selling, general and administrative expense..........        30.9             16.1               0.1 (b)       47.1
Depreciation and amortization........................        18.2              5.5               4.7 (a)       28.4
Transaction fees and expenses........................         3.1              3.0              (3.0)(c)        3.1
                                                          -------           ------           -------        -------
  Operating profit (loss)............................         8.7              0.8              (1.8)           7.7
Other income, net....................................        (0.4)              --                             (0.4)
Interest expense, net................................        11.3              4.5               7.8 (d)       23.6
                                                          -------           ------           -------        -------
  Loss before income taxes and extraordinary item....        (2.2)            (3.7)             (9.6)         (15.5)
Income tax provision (benefit).......................         1.5               --              (7.1)(e)       (5.6)
                                                          -------           ------           -------        -------
  Loss before extraordinary item (f).................     $  (3.7)          $ (3.7)          $  (2.5)       $  (9.9)
                                                          -------           ------           -------        -------
                                                          -------           ------           -------        -------
OTHER DATA:
Ratio of earnings to fixed charges(g)................                                                            --
                                                                                                            -------
                                                                                                            -------

             UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
               FOR THE TWENTY-SIX WEEK PERIOD ENDED JUNE 29, 1999
                                VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)



                                                                                                      PRO FORMA
                                                                        VOLUME                          VOLUME
                                                                       HOLDINGS                        HOLDINGS
                                                                      TWENTY-SIX                      TWENTY-SIX
                                                                         WEEK                            WEEK
                                                                      PERIOD ENDED     TRANSACTION    PERIOD ENDED
                                                                      JUNE 29, 1999    ADJUSTMENTS    JUNE 29, 1999
                                                                      -------------    -----------    -------------
Net sales..........................................................      $ 182.6                         $ 182.6
Cost of sales......................................................        144.5                           144.5
Selling, general and administrative expense........................         19.9                            19.9
Depreciation and amortization......................................         13.2                            13.2
Transaction fees and expenses......................................          1.2                             1.2
                                                                         -------                         -------
  Operating loss...................................................          3.8                             3.8
Other income, net..................................................         (0.2)                           (0.2)
Interest expense, net..............................................         10.5          $ 1.4 (d)         11.9
                                                                         -------          -----          -------
  Loss before income taxes, extraordinary item and cumulative
     effect of change in accounting principle......................         (6.5)          (1.4)            (7.9)
Income tax expense (benefit).......................................           --           (0.6)(e)         (0.6)
                                                                         -------          -----          -------
  Income (loss) before extraordinary item and cumulative effect of
  change in accounting principles(f)...............................      $  (6.5)         $(0.8)         $  (7.3)
                                                                         -------          -----          -------
                                                                         -------          -----          -------
OTHER DATA:
Ratio of earnings to fixed charges (g).............................                                           --
                                                                                                         -------
                                                                                                         -------

                          NOTES TO UNAUDITED PRO FORMA
                       COMBINED STATEMENTS OF OPERATIONS
                                VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)


(a) The acquisition of Service America was accounted for using the purchase method of accounting. The total purchase cost was allocated to the assets acquired and liabilities assumed, based on their respective fair values. The allocation of the total purchase cost reflected in the Volume Holdings, balance sheets at June 29, 1999 and December 29, 1998 is preliminary. The actual purchase accounting adjustment to reflect the fair values of the assets acquired and liabilities assumed will be based upon appraisals that are currently in process. Accordingly, the adjustments that have been included may change based upon the final allocation of the total purchase cost of the acquisition of Service America. The actual allocation of the purchase cost and the resulting effect on income may differ from those reflected in this prospectus. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying statement of operations. The preliminary allocation is as follows:


Purchase cost:
  Acquisition.............................................................................   $30.0(i)
  Estimated acquisition fees and expenses.................................................     2.8
                                                                                             -----
     Total purchase cost..................................................................    32.8
                                                                                             -----
                                                                                             -----
Adjusted book value of net assets acquired:
  Preferred stock, restricted stock and warrants..........................................    28.8
  Accumulated deficit of Service America at August 24, 1998...............................   (65.6)
                                                                                             -----
     Total adjusted book value of net assets acquired.....................................   (36.8)
                                                                                             -----
Excess of purchase cost over total adjusted book value of net assets
  acquired................................................................................    69.6
                                                                                             -----
Preliminary allocation of purchase cost:
  Increase contract rights to estimated fair value........................................    25.7
  Increase trademarks to estimated fair value.............................................     6.6
  Increase in deferred tax liability resulting from purchase accounting...................    (4.5)(ii)
  Increase in accrued expenses............................................................    (1.4)(iii)
                                                                                             -----
     Total preliminary allocation of purchase cost........................................    26.4
                                                                                             -----
Cost in excess of net assets acquired.....................................................   $43.2
                                                                                             -----
                                                                                             -----

     (i) The purchase price of Service America was based on an independent appraisal.

     (ii) Represents adjustments to deferred taxes resulting from the acquisition of Service America:

     Increase contract rights to estimated fair value.....................................   $25.7
     Increase trademarks to estimated fair value..........................................     6.6
     Increase in accrued expenses.........................................................    (1.4)(iii)
                                                                                             -----
                                                                                              30.9

     Effective tax rate...................................................................      40%
                                                                                             -----
     Deferred tax liability credited in purchase accounting...............................    12.4

     Net change in deferred tax assets:
     Volume Holdings......................................................................    (5.7)
     Service America......................................................................    (2.2)
                                                                                             -----
     Net increase in deferred taxes.......................................................   $ 4.5
                                                                                             -----
                                                                                             -----

     (iii) Represents the accrual for exit, severance and related costs in connection with employee terminations and the write-off of assets.

     The application of purchase accounting is expected to result in an increase in amortization expense from December 31, 1997 to the date of the acquisition of Service America, which was August 24, 1998, as follows:

                                                                           FIFTY-TWO WEEK
                                                                           PERIOD ENDED
                                                                           DECEMBER 29, 1998
                                                                           -----------------
Contract rights.......................................................           $ 3.7
Trademarks............................................................             0.1
Cost in excess of net assets acquired.................................             0.9
                                                                                 -----
                                                                                 $ 4.7
                                                                                 -----
                                                                                 -----

    The adjustments for estimated unaudited pro forma amortization are based on estimated fair values. Contract rights are expected to be amortized over a weighted average useful life of 4.5 years. Cost in excess of net assets acquired and trademarks are expected to be amortized over their useful lives, not to exceed 30 years. For pro forma purposes, a 30-year life has been used for both cost in excess of net assets acquired and trademarks.

(b) GE Capital will receive a management fee of $0.2 per annum for consulting, monitoring and financial advisory services provided to us. For fiscal 1998, $0.1 of this management fee was paid. See "Certain Relationships and Related Transactions".

(c) Transaction fees and expenses include $3.0 in fees and expenses incurred by Service America in connection with its acquisition by Volume Holdings prior to the acquisition. These expenses have been eliminated in the Unaudited Pro Forma Combined Statement of Operations for fiscal year 1998 as the Transactions were assumed to occur on January 1, 1998 and the expenses were non-recurring and directly attributable to the Transactions.

(d) Represents the net adjustment to interest expense as a result of the borrowings under the Term Loans and the issuance of the notes, calculated as follows:


                                                                                 TWENTY-SIX
                                                            FIFTY-TWO WEEK          WEEK
                                                            PERIOD ENDED         PERIOD ENDED
                                                            DECEMBER 29, 1998    JUNE 29, 1999
                                                            -----------------    -------------
Cash interest expense on term loans and notes(i).........        $  21.4            $  10.6
Commitment and other fees(ii)............................            0.8                0.5
                                                                 -------            -------
  Cash interest expense..................................           22.2               11.1
Estimated amortization of deferred financing
  costs(iii).............................................            1.4                0.8
                                                                 -------            -------
  Pro forma interest expense(iv).........................           23.6               11.9
Elimination of historical interest expense, net..........          (15.8)             (10.5)
                                                                 -------            -------
  Pro forma adjustment to interest expense, net..........        $   7.8            $   1.4
                                                                 -------            -------
                                                                 -------            -------


      (i) Represents interest expense on the $115.0 net principal amount of term loans and $100.0 principal amount of notes outstanding, assuming a weighted average blended interest rate of 9.95%.


      (ii) Represents a commitment fee of 0.5% applied to the pro forma $54.3 principal amount of unused balance of the Revolving Credit Facility and 2.5% on approximately $20.7 outstanding letters of credit, as of December 29, 1998. As of June 29, 1999, we had approximately $5.0 of outstanding borrowings under the revolving credit facility and approximately $18.5 of letters of credit outstanding, which had not been drawn upon and which reduced availability under the revolving credit facility to $51.5.


     (iii) Deferred financing costs are amortized using the interest method over the term of the related debt which is 10 years for the notes, 8 years for term loan B, and 6 years for the revolving credit facility.

     (iv) Each 0.125% change in interest rates in respect of the term loan would increase or decrease pro forma interest expense by $0.1.

(e) The adjustment necessary to reflect the pro forma income tax provision is based upon the pro forma operating loss before income taxes and the applicable statutory tax rates in the relevant jurisdictions.

(f) EBITDA is defined as income (loss) before extraordinary item, interest expense, income tax expense, depreciation, amortization, and

    o for fiscal year 1998, $3.1 of non-recurring severance expense associated with Volume Services' employees and other Service America expenses in connection with the acquisition of Service America, $1.4 of non-cash charges related to contract termination costs for Volume Holdings, $0.2 of non-cash charges related to contract termination costs for Service America, $0.3 of management fees paid to Volume Holdings' equity owners and $0.1 of pro forma adjustment for management fees paid to Service America's equity owners; and


    o for the twenty-six week period ended June 29, 1999, $1.2 of non-recurring severance expense and other non-recurring expenses incurred in connection with the acquisition of Service America and $0.2 of management fees paid to Volume Holding's equity owners.


EBITDA, including the adjustments shown for non-cash items, is a component in the calculation of the fixed charge coverage ratio contained in a financial covenant in the indenture for the notes, as described in "Description of Notes".


We believe that EBITDA provides useful information regarding our ability to service debt. However, it is not a measure in accordance with generally accepted accounting principles, and should not be considered in isolation or as a substitute for the combined statement of operations or cash flow data prepared in accordance with generally accepted accounting principles and included elsewhere in this prospectus or as a measure of our operating performance, profitability or liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.



                                                               SERVICE AMERICA
                                                               THIRTY-FOUR WEEK                   PRO FORMA
                                            VOLUME HOLDINGS    PERIOD ENDED                       VOLUME HOLDINGS
                                            FISCAL YEAR        AUGUST 24,          TRANSACTION    FISCAL YEAR
                                               1998               1998             ADJUSTMENTS       1998
                                            ---------------    ----------------    -----------    ---------------
EBITDA...................................        $32.1               $9.6                --            $41.7
                                                 -----               ----             -----            -----
                                                 -----               ----             -----            -----



                                                                                              PRO FORMA VOLUME
                                                 VOLUME HOLDINGS TWENTY-SIX                   HOLDINGS TWENTY-SIX
                                                 WEEK PERIOD ENDED             TRANSACTION    WEEK PERIOD ENDED
                                                  JUNE 29, 1999                ADJUSTMENT     JUNE 29, 1999
                                                 --------------------------    -----------    -------------------
EBITDA........................................             $ 18.6                    --              $18.6
                                                           ------                 -----              -----
                                                           ------                 -----              -----

     Pro forma EBITDA does not reflect the following changes in our cost structure which we expect to occur as a result of implementation of the Integration Plan:



                                                                         TWENTY-SIX WEEK
                                                                           PERIOD ENDED
                                                    FISCAL YEAR 1998      JUNE 29, 1999
                                                    -----------------    ---------------
Cost savings:
  Elimination of overlapping regional office
     personnel...................................         $ 1.1               $ 0.6
  Corporate overhead staff reductions............           1.5                 0.8
  Reduction in operating costs...................           2.5                 1.2
                                                          -----               -----
     Total.......................................           5.1                 2.6
  Cost savings realized in the applicable
     period......................................           0.2                 2.2
                                                          -----               -----
  Remaining cost savings to be realized..........         $ 4.9               $ 0.4
                                                          -----               -----
                                                          -----               -----


    See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Integration Plan" for a full explanation of these savings and of the Integration Plan.


(g) For purposes of determining the pro forma ratio of earnings to fixed charges, earnings are defined as income (loss) before income taxes and extraordinary item, plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing fees, and one third of rental expense on operating leases representing that portion of rental expense which we deem to be attributable to interest. On a pro forma basis, earnings were insufficient to cover fixed charges by $15.5 for fiscal year 1998, and $7.9 for the twenty-six week period ended June 29, 1999.

                  SELECTED HISTORICAL FINANCIAL INFORMATION OF
                                VOLUME HOLDINGS


     The following table sets forth selected historical financial information of Volume Holdings as of and for fiscal years 1994, 1995, 1996, 1997, 1998 and the twenty-six week periods ended June 30, 1998 and June 29, 1999. The fiscal year of Volume Holdings ends on the Tuesday closest to December 31 and references in this prospectus to a specific fiscal year of Volume Holdings mean the year ended on the Tuesday closest to December 31 of that year.



     The historical financial information as of and for fiscal years 1994 and 1995 has been derived from the consolidated financial statements of Volume Holdings and the notes thereto, which have been audited by Deloitte & Touche LLP, independent auditors, but which are not included in this prospectus. The historical financial information as of and for fiscal years 1996, 1997 and 1998 has been derived from the consolidated financial statements of Volume Holdings and the notes thereto, which have been audited by Deloitte & Touche LLP, and which are included elsewhere in this prospectus. The historical financial information as of the twenty-six week periods ended June 30, 1998 and June 29, 1999 have been derived from unaudited consolidated financial statements of Volume Holdings and the notes thereto, which are included elsewhere in this prospectus. The unaudited consolidated financial statements of Volume Holdings include, in the opinion of management, all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation of the results of operations and financial position for and as of the end of such periods. Results of operations for the twenty-six week period ended June 29, 1999 are not necessarily indicative of the results to be expected for the full year or any future period. The information presented below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Volume Holdings and the notes thereto included elsewhere in this prospectus.


     Volume Holdings is a guarantor of the notes and the senior credit facilities and has no substantial operations or assets other than the capital stock of the Issuer. As a result, the consolidated financial position and results of operations of Volume Holdings are substantially the same as those of the Issuer. Volume Holdings was formed to effect the December 21, 1995 acquisition of the Issuer. Prior to December 1995, the results of operations of Volume Services, which are currently reported in the financial statements of Volume Holdings, were reported in the financial statements of the Issuer. The Issuer is therefore the predecessor entity of Volume Holdings for reporting purposes. For convenience purposes, and due to the immateriality of the results of operations for the 12-day period ended January 2, 1996, the results of the two separate periods, the 353-day period ended December 21, 1995 for the predecessor company and the 12-day period ended January 2, 1996 for Volume Holdings, have been combined as the predecessor company for fiscal year 1995, without any pro forma or other adjustments.

     As a result of the consummation of the acquisition of Service America on August 24, 1998, the financial position and results of operations of Service America after August 24, 1998 are consolidated in the financial position and results of operations of Volume Holdings for the period subsequent to that date.

                    SELECTED HISTORICAL FINANCIAL INFORMATION OF
                                VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)

                                              FISCAL YEAR
                               ------------------------------------------
                                 PREDECESSOR
                               ---------------
                                1994     1995     1996     1997     1998
                               ------   ------   ------   ------   ------
STATEMENT OF
  OPERATIONS DATA:
Net sales..................... $186.6   $164.7   $190.4   $196.0   $283.4
Depreciation and
  amortization................    9.8     11.8     12.6     12.9     18.2
Operating profit (loss)(a)....    3.2     (0.3)     2.9      4.8      8.7
Interest expense..............    0.4      0.5      7.3      7.9     11.3
Income (loss) before income
  taxes, extraordinary item
  and cumulative effect of
  change in accounting
  principle...................    2.8     (1.0)    (3.9)    (2.8)    (2.2)
Income tax provision..........    1.0       --       --      0.3      1.5
Net income (loss)(b)..........    1.8     (1.0)    (3.9)    (3.1)    (5.2)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash
  equivalents................. $  3.9   $  6.8   $  5.2   $  5.4   $  8.8
Working capital (deficit)(c)..    5.5     (2.0)    (5.4)     0.5     (6.4)
Total assets..................   71.4    120.1    117.3    137.8    267.2
Total debt(d).................     --     70.0     69.7     79.0    161.3
Total stockholders' equity
  (deficit)...................   49.2     26.6     21.9     25.1     49.9
OTHER DATA:
Net cash provided by (used in)
  operating activities........ $  7.7   $  5.6   $ 11.0   $ 15.3   $  1.4
Net cash used in investing
  activities..................  (18.0)   (97.7)   (13.5)   (31.0)    (5.3)
Net cash provided by (used in)
  financing activities........   12.2     99.2     (0.4)    15.9      7.3
EBITDA(e).....................   13.9     12.4     16.3     20.8     32.1
Total capital additions.......   18.1     10.6     20.7     37.6     18.8
Interest expense excluding
  amortization of debt
  issuance costs..............    0.2      0.2      6.9      7.4     10.8
Ratio of earnings to fixed
  charges(f)..................    5.5x      --       --       --       --

   TWENTY-SIX WEEK PERIOD ENDED
                                --------------------------------------------------
                                       JUNE 30, 1998          JUNE 29, 1999
                                -----------------------   ------------------------
STATEMENT OF
  OPERATIONS DATA:
Net sales.....................             $ 87.0                $182.6
Depreciation and
  amortization................                6.5                  13.2
Operating profit (loss)(a)....                1.8                   3.8
Interest expense..............                4.6                  10.5
Income (loss) before income
  taxes, extraordinary item
  and cumulative effect of
  change in accounting
  principle...................               (2.6)                 (6.5)
Income tax provision..........                 --                    --
Net income (loss)(b)..........               (2.6)                 (7.6)
BALANCE SHEET DATA (AT END OF
  PERIOD):
Cash and cash
  equivalents.................             $  7.3                $ 16.1
Working capital (deficit)(c)..               (2.8)                 (9.4)
Total assets..................              142.2                 279.9
Total debt(d).................               85.5                 220.4
Total stockholders' equity
  (deficit)...................               26.1                  (6.7)
OTHER DATA:
Net cash provided by (used in)
  operating activities........             $ (2.4)               $  9.0
Net cash used in investing
  activities..................               (4.0)                (10.2)
Net cash provided by (used in)
  financing activities........                8.2                   8.4
EBITDA(e).....................                8.6                  18.6
Total capital additions.......               14.1                  10.2
Interest expense excluding
  amortization of debt
  issuance costs..............                4.3                  10.0
Ratio of earnings to fixed
  charges(f)..................                 --                    --

                     NOTES TO SELECTED HISTORICAL FINANCIAL
                         INFORMATION OF VOLUME HOLDINGS
                             (DOLLARS IN MILLIONS)


(a)   Operating profit (loss) includes a non-cash charge of $2.5 and $1.4 in fiscal years 1997 and 1998, respectively, for the non-cash charges related to contract termination costs. Operating profit (loss) for fiscal years 1994, 1995, 1996, 1997 and 1998 and the twenty-six week periods ended June 30, 1998 and
      June 29, 1999 includes management fees paid to equity owners of $0.9, $1.1, $0.3, $0.3, $0.3, $0.1 and $0.2, respectively. Additionally, operating profit (loss) includes $0.9 of trademark fees charged by the Issuer's former owners for fiscal years 1994 and 1995.

(b)   Net income (loss) for Volume Holdings includes an extraordinary loss (net of income taxes) of $1.5 and $0.9 for the non-cash write-off of deferred financing costs in fiscal year 1998 and the twenty-six week period ended June 29, 1999, respectively. Additionally, net income (loss) for the twenty-six week period ended
      June 29, 1999 includes a charge of $0.2 for the effect of a change in accounting principle (net of income taxes).

(c)   Working capital is defined as current assets less current liabilities.

(d)   Includes the current portion of long-term debt.

(e)   EBITDA is defined as net income (loss) before interest expense, income tax expense, depreciation, amortization, and

      o for fiscal year 1997, a $2.5 non-cash charge related to contract termination costs;

      o for fiscal year 1998, $3.1 of non-recurring severance expenses associated with Volume Services' employees and other Service America expenses incurred in connection with the acquisition of Service America and $1.4 of non-cash charges related to contract termination costs for Volume Holdings;

      o for the twenty-six week period ended June 29, 1999, $1.2 of non-recurring severance expenses and other non-recurring expenses in connection with the acquisition of Service America; and

      o For fiscal 1994, 1995, 1996, 1997 and 1998 and for the twenty-six week periods ended June 30, 1998 and
        June 29, 1999, $0.9, $1.1, $0.3, $0.3, $0.1 and $0.2, respectively, for management fees paid to equity owners.

      We believe that EBITDA provides useful information regarding our ability to service debt. However, it is not a measure in accordance with generally accepted accounting principles, and should not be considered in isolation or as a substitute for the consolidated statement of operations or cash flow data prepared in accordance with generally accepted accounting principles and included elsewhere in this prospectus or as a measure of our operating performance, profitability or liquidity. While EBITDA is frequently used as a measure of operations and the ability to meet debt service requirements, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

      EBITDA, including the adjustments shown for non-cash items, is a component in the calculation of the fixed charge coverage ratio contained in a financial covenant in the indenture for the notes, as described in
      "Description of Notes."

(f)   For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income (loss)
      before income taxes, extraordinary item and cumulative effect of change in accounting principle plus fixed charges. Fixed charges include interest expense on all indebtedness, amortization of deferred financing costs and one-third of rental expense on operating leases representing that portion of rental expense deemed to be attributable to interest. Earnings were insufficient to cover fixed charges by $1.0, $3.9, $2.8, $2.2, $2.6 and $6.5 for fiscal years 1995, 1996, 1997 and 1998 and for the twenty-six week periods ended June 30, 1998 and June 29, 1999, respectively.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

     This discussion and analysis presents the factors that had a material effect on our results of operations and cash flows during the three years ended December 31, 1998, and our financial position at December 31, 1998 and December 31, 1997. You should read this discussion and analysis in conjunction with the "Selected Historical Financial Information of Volume Holdings," and the consolidated financial statements of Volume Services and Service America, in each case together with the related notes, included elsewhere in this prospectus.

OVERVIEW

     We are a leading provider of food and beverage concession, high-end catering and merchandise services for sports facilities, convention centers and other entertainment facilities throughout the United States. We represent the combination in August 1998 of Volume Services, one of the leading providers of food and beverage services to sports facilities in the United States, with Service America, one of the leading providers of food and beverage services to convention centers in the United States. This combination was the result of the acquisition in August 1998 by Volume Holdings of substantially all the capital stock of Service America. We accounted for the acquisition using the purchase method of accounting. Under purchase accounting, the total purchase cost is allocated to the assets acquired and liabilities assumed based on their respective fair values.

     Our net sales and results of operations are primarily driven by five factors:

     o the number and terms of our contracts with clients;

     o the number of events held at facilities at which we provide our services;

     o the level of attendance at these events;

     o the amount spent on food and beverages and merchandise by attendees at the events; and

     o our ability to provide our services on a cost-effective basis.

     Many of these factors are affected by local economic conditions and the state of repair of the facilities, which may affect the number of events held at a facility, as well as the attendance and level of spending at these events. We are dependent to a certain extent on the ability of our clients to attract events to their facilities and to encourage attendance at these events. See "Risk Factors--Dependence on Attendance at Client Facilities."

     The recreational food service industry is highly fragmented and competitive, with several national food service providers as well as a large number of smaller independent businesses serving discrete local and regional markets and/or competing in distinct areas. Contracts are generally gained and renewed through a competitive bidding process. We selectively bid on contracts to provide services at both privately owned and publicly controlled facilities. See "Risk Factors--Competition."


     We currently provide services at 120 client facilities, typically pursuant to long-term contracts which grant us the exclusive right to provide services within the facility. Our contracts are generally structured as:


     o a P&L Contract;

     o a Profit Sharing Contract; or

     o a Management Fee Contract.

     For further information regarding each of these categories of contracts, see "Business--Contracts." Each of our contracts fall into one of these three categories, although any particular contract may contain elements of any of the other types of contracts as well as other features specific to that contract. These modifications are made in an effort to meet our needs and the needs of the particular client, and so obtain or retain the right to provide services at the facility.

     In connection with entering into certain new contracts, or extending or renewing certain existing contracts, we are required to make some form of up-front or committed future capital investment to help finance facility construction or renovation. While the amount of capital commitment required can vary significantly, the ability to make such expenditures is often an essential element of a successful bid. Commission and management fee rates vary significantly among contracts based primarily upon the amount of capital invested, the type of facility involved, the term of the contract and the services provided. In general, within each client category the level of capital investment and commission are related, such that the greater the capital investment we make, the lower the commission we pay to the client.

     We account for capital investments in leasehold improvements and food service equipment as purchases of property and equipment, and we account for grants as purchases of contract rights. We capitalize capital investments, and amortize or depreciate them over the lesser of the useful life of the asset or the remaining life of the contract. Our contracts generally provide that the client must reimburse us for any undepreciated or unamortized capital investments made pursuant to the terms of the contract in the event of early termination of the contract by either party, other than due to our default. We are currently committed under client contracts to fund capital investments of approximately $25.7 million and $1.2 million in 1999 and 2000, respectively.

     Under P&L Contracts and Profit Sharing Contracts, we recognize all food and beverage revenues and expenses, including commissions paid to clients, in our statement of operations. Food and beverage revenues are recognized as they are sold to the ultimate customer. The most significant of these expenses are the commissions paid to clients, the cost of goods sold and labor costs. The commission percentages vary from facility to facility, depending on various factors, including attendance, profitability and size of the capital investment made. Under Management Fee Contracts, we record only the fixed and incentive fees, if any, as operating revenues. We recognize Management Fee Contract revenue on a monthly basis as earned. While Management Fee Contracts generally provide lower profit margins than P&L Contracts and Profit Sharing Contracts, we do not bear the risk of operating loss under these contracts.

INTEGRATION PLAN

     We adopted the Integration Plan in the fourth quarter of fiscal year 1998 to realize cost savings as a result of the combination of Volume Services and Service America. The Integration Plan identified three principal areas for cost reduction as a result of the combination:

     o eliminating overlapping personnel, and associated costs, within our regional operations;

     o reducing corporate overhead staff; and

     o reducing operating costs such as property, casualty and financial insurance premiums, payroll processing fees, computer lease costs, facility rental and certain telecommunication costs.

When its benefits are fully realized, we expect the Integration Plan to result in annual cost savings of approximately $6.3 million and an increase in incremental annual overhead expenses of approximately $1.2 million, resulting in net annual cost savings of approximately $5.1 million. We also expect to incur a total of $6.5 million of one-time expenses and charges in connection with the implementation of the Integration Plan, consisting of $5.7 million of cash expenses and $0.8 million of non-cash charges. The elements of this approximately $5.1 million annual net cost saving are as follows:

                                                                                    ANNUAL COST SAVINGS
                                                                                    -------------------
                                                                                        (Dollars in
                                                                                         Millions)
Elimination of overlapping regional office personal..............................          $ 1.1
Corporate overhead staff reductions(a)...........................................            1.5
Reduction in operating costs(b)..................................................            2.5
                                                                                           -----
     Total.......................................................................          $ 5.1
                                                                                           -----
                                                                                           -----

                                                        (Footnotes on next page)

(Footnotes from previous page)

     (a) Net of $735,000 of estimated salaries for nine new administrative personnel.

     (b) Net of $480,000 of estimated incremental operating costs.


     Within our regional operations, as of June 29, 1999 we had terminated four employees and transferred three other employees to previously vacant positions and eliminated their prior positions. We expect to realize annual cost savings of approximately $1.1 million from the elimination of these employees and positions during fiscal 1999.



     The Integration Plan also provides for the reduction of our corporate overhead staff by terminating 18 employees at our Stamford, Connecticut headquarters and three employees at our Spartanburg, South Carolina headquarters, and reassigning three employees to previously vacant positions and eliminating their prior positions. We expect to realize annual cost savings of approximately $2.2 million upon the termination or reassignment of all of these employees and the elimination of their positions, to be offset by approximately $0.7 million of annual salaries for nine new administrative employees to be hired at our Spartanburg, South Carolina headquarters. As of June 29, 1999, we had terminated 17 of the 18 employees in Stamford, Connecticut, with the remaining employee filling a vacant position in the Spartanburg staff. The reassigned employees have also begun their new assignments, and we have terminated the three Spartanburg employees. We have therefore taken all actions necessary to realize the $2.2 million of annual cost savings, and have begun to incur the additional $0.7 million of incremental costs.


     The final component of the Integration Plan involves the reduction of certain of our operating expenses. These reductions consist primarily of:

     o subleasing our Stamford, Connecticut headquarters office space;

     o renegotiating our insurance policies;

     o operating our payroll function internally rather than using an outside vendor;

     o consolidating the independent accountant services required by Service America and Volume Services for annual audits of their respective financial statements; and

     o reducing our computer lease costs.

     We expect to realize annual cost savings of approximately $3.0 million upon the completion of this component of the Integration Plan, partially offset by an estimated $0.5 million of additional annual operating expenses. These additional operating expenses will consist primarily of:

     o increased lease expense for replacement space in Stamford, Connecticut;

     o incremental internal payroll operating costs; and

     o an increase in the fees charged by our remaining independent accountants for their annual audit of our financial statements.


     As of June 29, 1999, we had taken all necessary steps to achieve approximately $2.7 million of the total expected annual operating cost savings, consisting primarily of:


     o renegotiating our insurance policies, which accounts for $1.3 million of the annual net savings;

     o moving the payroll function in-house and terminating the arrangement with the outside vendor;

     o buying out the relevant computer leases;

     o renegotiating the fee for our annual audit; and

     o relocating our computer system and reducing telecommunications costs.


     The only remaining aspect of the operating cost savings that has not been completed is the subleasing of the Stamford, Connecticut headquarters office space. This is expected to be completed by the end of 1999.



     As of June 29, 1999, we had taken all steps necessary to realize approximately $6.0 million of the annual cost savings expected in connection with the implementation of the Integration Plan and had begun to incur approximately $1.2 million of the offsetting incremental annual overhead expenses. Furthermore, as of June 29, 1999, we had incurred approximately
$4.9 million of the expected $5.7 million of one-time cash expenses and recorded all of the $0.8 million of expected one-time non-cash charges in connection with the implementation of the Integration Plan.



     The expected cost savings described above are measured relative to actual amounts incurred by Volume Services and Service America, and their respective subsidiaries, during fiscal year 1998. The steps that we have taken, and the steps remaining to be taken, in connection with the implementation of the Integration Plan may not produce the expected future cost savings and, in taking these steps, we may incur expenses or charges beyond those currently expected. See "Risk Factors--We may not be able to successfully integrate the businesses of Volume Services and Service America."


OVERVIEW--VOLUME HOLDINGS

     Volume Holdings is a holding company, the principal assets of which are the capital stock of its subsidiary, the Issuer. Volume Holdings' financial information is therefore substantially the same as that of the Issuer. Since August 25, 1998, following consummation of the acquisition of Service America, the results of operations of Volume Holdings have included those of Service America.

     Prior to December 31, 1998, Volume Holdings capitalized certain costs related to the opening of new contract locations, such as preopening payroll and various training expenses which were deferred until the contract locations commenced operations. Such expenses were then amortized by Volume Holdings over the subsequent 12 months. Pursuant to Statement of Position ("SOP") 98-5 issued by the American Institute of Certified Public Accountants, Volume Services was required to expense such preopening costs beginning December 31, 1998. As a result of this SOP, we wrote off our unamortized preopening costs of $256,000 (net of tax) on December 31, 1998, as a cumulative effect of a change in accounting principle.

RESULTS OF OPERATIONS


     The following table outlines Volume Holdings' financial performance for fiscal years 1996, 1997 and 1998 and the twenty-six week periods ended June 30, 1998 and June 29, 1999:



                                                                                     TWENTY-SIX WEEK
                                                                                       PERIOD ENDED
                                                            FISCAL YEAR            --------------------
                                                     --------------------------    JUNE 30,    JUNE 29,
                                                      1996      1997      1998      1998        1999
                                                     ------    ------    ------    --------    --------
                                                                   (DOLLARS IN MILLIONS)
Net sales.........................................   $190.4    $196.0    $283.4     $ 87.0      $182.6
Cost of sales.....................................    155.7     157.0     222.5       69.2       144.5
Selling, general and administrative expenses......     19.2      21.3      30.9        9.5        19.9
Depreciation and amortization.....................     12.6      12.9      18.2        6.5        13.2
Transaction fees and expenses.....................       --        --       3.1         --         1.2
Operating profit..................................      2.9       4.8       8.7        1.8         3.8
As a Percentage of Net Sales
Net sales.........................................      100%      100%      100%       100%        100%
Cost of sales.....................................     81.8      80.1      78.5       79.5        79.1
Selling, general and administrative expenses......     10.1      10.9      10.9       10.9        10.9
Depreciation and amortization.....................      6.6       6.6       6.4        7.5         7.2
Transaction fees and expenses.....................       --        --       1.1         --         0.7
Operating profit..................................      1.5       2.4       3.1        2.1         2.1

TWENTY-SIX WEEK PERIOD ENDED JUNE 29, 1999 COMPARED TO THE TWENTY-SIX WEEK PERIOD ENDED JUNE 30, 1998.



     Net Sales. Net sales increased 109.9% from $87.0 million in the twenty-six week period ended June 30, 1998 to $182.6 million in the twenty-six week period ended June 29, 1999. The increase was primarily due to the acquisition of Service America, which generated $90.6 million in net sales in the twenty-six week period ended June 29, 1999. Excluding the effect of the acquisition, net sales increased by $5.0 million primarily due to five new contracts, including the Bi-Lo Center, Greenville, S.C. and the Louisiana SuperDome and New Orleans Arena, New Orleans, LA, which generated combined net sales of $8.3 million. This increase was partially offset by the termination of seven contracts with net sales of $4.3 million.



     Cost of Sales. Cost of sales increased 108.8% from $69.2 million in the twenty-six week period ended June 30, 1998 to $144.5 million in the twenty-six week period ended June 29, 1999. Cost of sales as a percentage of net sales declined from 79.5% in the twenty-six week period ended June 30, 1998 to 79.1% in the twenty-six week period ended June 29, 1999, primarily reflecting cost savings associated with national distribution contracts, a lower commission accrual for one venue and the termination of contracts with high cost of sales ratios.



     Selling, general and administrative expenses. Selling, general and administrative expenses increased 109.5% from $9.5 million in the twenty-six week period ended June 30, 1998 to $19.9 million in the twenty-six week period ended June 29, 1999. This increase was primarily due to the acquisition of Service America. As a percentage of net sales, selling, general, and administrative expenses were 10.9% for both the 1998 and 1999 periods. One of the elements of selling, general and administrative expenses, overhead expense, declined 1.0% as a percentage of net sales, primarily reflecting the savings achieved due to the elimination of duplicate costs. Offsetting these savings was a 1.0% increase in other elements of selling, general, and administrative expenses, primarily due to the increased cost structure associated with operating convention centers, a significant component of Service America's business.



     Depreciation and amortization. Depreciation and amortization increased 103% from $6.5 million in the twenty-six week period ended June 30, 1998 to $13.2 million in the twenty-six week period ended June 29, 1999. Approximately $3.7 million of the increase was due to an increase in amortization arising from the application of purchase accounting to the acquisition of Service America. The remaining $2.8 million increase was primarily due to depreciation as a result of the net book value of assets acquired in the acquisition of Service America, and capital expenditures for purchases made through June 29, 1999.



     Transaction fees and expenses. Volume Holdings incurred $1.2 million in transaction costs in the twenty-six week period ended June 29, 1999. These expenses relate to personnel costs, rental costs and professional fees associated with the closing of the Stamford, Connecticut office location.



     Operating Profit (Loss).  Operating profit increased 111.1% from
$1.8 million in the twenty-six week period ended June 30, 1998 to $3.8 million in the twenty-six week period ended June 29, 1999. The increase was primarily due to the factors discussed above.


FISCAL 1998 COMPARED TO FISCAL 1997

     Net Sales. Net sales increased 44.6% from $196.0 million in fiscal year 1997 to $283.4 million in fiscal year 1998. The increase was primarily due to the acquisition of Service America which resulted in the inclusion of $75.5 million in revenues for the period from August 24, 1998 to the end of the fiscal year. In addition, net sales at MLB venues serviced by the Company increased by $11.6 million as a result of post-season playoff games and a 20.7% increase in average attendance at one client facility.

     Cost of sales. Cost of sales increased 41.7% from $157.0 million in fiscal year 1997 to $222.5 million in fiscal year 1998. As a percentage of net sales, cost of sales declined from 80.1% in fiscal year 1997 to 78.5% in fiscal year 1998 principally due to the inclusion of Service America whose cost of sales percentage was 76.7% for the eighteen weeks ended December 29, 1998, compared to Volume Holdings' percentage of 79.0%, excluding Service America. Other factors contributing to the decrease in cost of sales percentage are directly related to the net sales increase at Volume Holdings' MLB facilities. The increased attendance at MLB regular season and playoff games is incrementally more profitable due to the ability of the employment base to service more customers without a corresponding increase in labor costs. In addition, Volume Holdings secured a new service contract in 1998 that had a lower commission rate than the average of its other contracts contributing to the reduction in cost of sales as a percentage of net sales.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased 45.1% from $21.3 million in fiscal 1997 to $30.9 million in fiscal 1998. Excluding non-cash charges for the termination of contracts in fiscal 1997 of $2.5 million and in fiscal 1998 of $1.4 million, the percentage of selling, general and administrative expenses as a percentage of net sales increased from 9.6% in fiscal 1997 to 10.4% in fiscal 1998. The increase as a percentage of net sales is due to the acquisition of Service America, with such expenses representing 13.4% of its net sales.

     Depreciation and amortization. Depreciation and amortization increased 41.1% from $12.9 million in fiscal year 1997 to $18.2 million in fiscal year 1998. The dollar increase was due to:

     o Service America's depreciation and amortization from August 24, 1998 to the end of the fiscal year of $2.4 million;

     o amortization of trademark fees, step-up value of location contracts and costs in excess of fair value of net assets acquired of $2.6 million resulting from the application of the purchase method of accounting for the acquisition of Service America; and

     o capital investments made in connection with six new contracts of $1.3 million.

     Transaction fees and expenses. Transaction fees and expenses primarily include non-recurring severence expense and other non-recurring expenses for Volume Services in connection with the acquisition of Service America.

     Operating profit. Operating profit increased 81.2% from $4.8 million, or 2.4% of net sales, in fiscal year 1997 to $8.7 million, or 3.1% of net sales, in fiscal year 1998. The increase was primarily due to the factors as discussed above.

FISCAL 1997 COMPARED TO FISCAL 1996

     Net sales. Net sales increased 2.9% from $190.4 million in fiscal year 1996 to $196.0 million in fiscal year 1997. The increase was primarily due to $16.8 million of net sales generated by seven new client contracts entered into in fiscal 1997, and an increase of $10.9 million in net sales from existing MLB and NFL contracts as a result of increased attendance and higher per capita spending by attendees at the facilities. The increase in net sales was partially offset by a $16.8 million reduction in net sales as a result of four terminated or expired contracts, including a $13.1 million decrease in net sales resulting from the expiration of the Oakland Coliseum contract on December 31, 1996.

     Cost of sales. Cost of sales increased 0.8% from $155.7 million in fiscal year 1996 to $157.0 million in fiscal year 1997. Cost of sales as a percentage of net sales decreased from 81.8% of net sales in fiscal year 1996 to 80.1% of net sales in fiscal year 1997. The decrease in cost of sales as a percentage of net sales was due in part to a reduction in the commission (calculated as a percentage of net sales) paid to the 3Com Park facility operator in connection with our acquisition of the contract to provide services to Pacific Bell Ballpark, the future home of MLB's San Francisco Giants, which is scheduled to open in 2000. The other significant factor contributing to the decrease in cost of sales as a percentage of net sales was the realization of certain operating efficiencies at two client facilities, which we achieved by altering the product mix to sell more higher margin food items in place of lower margin food items and a reduction in the number of employees used to staff the facilities.

     Selling, general and administrative expenses. Selling, general and administrative expenses increased 10.9% from $19.2 million, or 10.1% of net sales, in fiscal year 1996 to $21.3 million, or 10.9% of net sales, in fiscal year 1997. The increase was primarily due to a non-recurring non-cash charge of $2.5 million incurred in writing down assets to net realizable value upon the termination of the contract to provide services at Ericsson Stadium. The increase in selling, general and administrative expenses was partially offset by a reduction of $0.4 million in expenses at the corporate office due to the non-recurrence of 1996 start up costs.

     Depreciation and amortization. Depreciation and amortization increased 2.4% from $12.6 million in fiscal year 1996 to $12.9 million in fiscal year 1997. Depreciation and amortization as a percentage of net sales remained constant at 6.6% of net sales for both periods. The increase in the dollar amount of depreciation and amortization was primarily due to the capital investments made in connection with seven new contracts entered into in fiscal year 1996. The increase was partially offset by the elimination of depreciation and amortization related to four contracts which expired or were terminated during the same period.

     Operating profit (loss). Operating profit (loss) increased 65.5% from $2.9 million, or 1.5% of net sales, in fiscal year 1996 to $4.8 million, or 2.4% of net sales, in fiscal year 1997. The increase was primarily due to the factors discussed above.

VOLUME HOLDINGS' HISTORICAL LIQUIDITY AND CAPITAL RESOURCES

     Volume Holdings' liquidity needs have historically been for making capital investments in connection with client contracts, satisfying interest and principal payment obligations and satisfying working capital requirements. Volume Holdings has historically met its liquidity and capital investment needs with internally generated funds, borrowings under its credit facilities and the proceeds of equity investments.



Liquidity and Capital Resources



     For the twenty-six week period ended June 29, 1999, net cash provided by operating activities was $9.0 million compared to net cash used in operating activities of $2.4 million in the twenty-six week period ended June 30, 1998. The $11.4 million increase in cash provided by operating activities was primarily due to increased sales as a result of the acquisition of Service America, which generated $6.9 million in accrued commissions and royalties, and $2.8 million in accrued but unpaid interest, principally related to the senior subordinated notes.



     For the twenty-six week period ended June 29, 1999, net cash used in investing activities was $10.2 million compared to $4.0 million in the twenty-six week period ended June 30, 1998. The primary components of net cash used in investing activities for these periods were purchases of property and equipment, and investments in contract rights in connection with acquiring or renewing contracts. The difference in the amounts used in investments in these two periods was primarily due to large capital investments which we made at Tropicana Field MLB Stadium in St. Petersburg, FL, during the 1998 period, partially offset by a capital investment made to Pacific Bell Ball Park, the future home of MLB's San Francisco's Giants, in the 1999 period. In addition, we received $10.0 million of proceeds from the sale of assets held for sale after the termination of the Ericsson Stadium contract in the 1998 period. Typically, capital investments are non-recurring items from one year to the next. We also made investments of $5.2 million in the purchase of property and equipment at numerous locations in the 1999 period.



     For the twenty-six week period ended June 29, 1999, net cash provided by financing activities was $8.4 million compared to $8.2 million in the twenty-six week period ended June 30, 1998. The 1999 figure reflects the issuance of $100.0 million of senior subordinated notes, and the use of proceeds to retire $45.0 million of senior secured debt and $0.5 million of GE Capital debt, redeem $49.5 million of stock, and pay related fees of $5.7 million. Excluding this financing, we borrowed $5.0 million under our revolving credit facility in the 1999 period, and increased our bank overdrafts (outstanding checks) by $3.7 million to fund working capital and capital expenditures. This is compared to no borrowing under our revolving credit facility, the receipt of $3.7 million of cash equity from Blackstone and the decrease of our bank overdrafts by $0.9 million to fund working capital and capital expenditures which occurred in the 1998 period.

     For fiscal year 1998, net cash provided by operating activities was $1.4 million compared to $15.3 million provided by operating activities for fiscal year 1997. The $13.9 million decrease in cash provided by operating activities was primarily due to an increase of $2.1 million in net loss and a net increase in working capital of $10.1 million, primarily as a result of the acquisition of Service America. This was partially offset by a $5.3 million increase in depreciation and amortization and a $1.5 million extraordinary loss.

     For fiscal year 1998, net cash used in investing activities was $5.3 million compared to $31.0 million for fiscal year 1997. The primary components of net cash used in investing activities for these periods were purchases of property and equipment, and investments in contract rights in connection with acquiring or renewing contracts. Volume Holdings used
$12.6 million and $26.0 million in the purchase of property and equipment and $6.2 million and $11.6 million for investments in contract rights, for fiscal year 1998 and fiscal year 1997, respectively. The difference in the amount of net cash used in investing activities in these two periods was primarily due to the large capital investments which we made in Jack Kent Cooke Stadium, Tropicana Field and Pac Bell Park in fiscal 1997. In addition, in fiscal 1998, we received $12.6 million of proceeds from assets held for sale after the termination of the Ericsson Stadium contract.

     For fiscal year 1998, net cash provided by financing activities was $7.3 million compared to $15.9 million for fiscal year 1997. The $8.6 million decrease in cash provided by financing activities was primarily due to decreased borrowings under our revolving credit facilities and lower capital contributions to capital investments made to retain contracts or to acquire new contracts. This decrease was partially offset by additional borrowings net of debt repayments and payment of financing costs.

     For fiscal year 1997, net cash provided by operating activities was $15.3 million compared to $11.0 million for fiscal year 1996. The $4.3 million increase was primarily due to a decrease of $0.8 million in net loss, a $2.5 million non-cash loss due to the termination of a contract in the 1997 period, an increase in accounts payable and accrued salaries and vacations. This was partially offset by an increase in accounts receivable.

     For fiscal year 1997, net cash used in investing activities was $31.0 million compared to $13.5 million for fiscal year 1996. The primary components of net cash used in investing activities for these periods were purchases of property and equipment, and investments in contract rights in connection with acquiring or renewing contracts. Volume Holdings used
$26.0 million and $15.6 million in the purchase of property and equipment, and $11.6 million and $5.0 million for investments in contract rights for fiscal years 1997 and 1996, respectively. The increase in net cash used in investing activities was primarily due to capital investments in 1997 at Jack Kent Cooke Stadium, Tropicana Field and Pacific Bell Ballpark.

     For fiscal year 1997, net cash provided by financing activities was $15.9 million compared to $0.4 million for fiscal year 1996. The $15.5 million increase in net cash provided by financing activities was primarily due to borrowings of $16.1 million under Volume Services' revolving credit facility to fund capital investments to acquire new contracts and retain existing contracts, and a $6.4 million capital contribution, principally by Blackstone. This was partially offset by a $6.5 million increase in principal payments on debt.

FUTURE LIQUIDITY AND CAPITAL RESOURCES

     We believe that cash flow from operating activities, together with borrowings available under the revolving credit facility, will be sufficient to fund our currently anticipated capital investment requirements, interest and principal payment obligations and working capital requirements. See "Risk Factors." Any future acquisitions, joint ventures or other similar transaction will likely require additional capital and such capital may not be available to us on acceptable terms or at all. We are currently committed under client contracts to fund capital investments of approximately $25.7 million and $1.2 million in 1999 and 2000, respectively.


     We adopted the Integration Plan in the fourth quarter of fiscal year 1998 in order to realize cost savings as a result of the combination of Volume Services and Service America. As of June 29,

1999, we have incurred approximately $4.9 million of the expected $5.7 million of one-time cash expenses and recorded all of the $0.8 million of expected one-time non-cash charges, in connection with the implementation of the Integration Plan. We expect to incur the remaining approximately $0.8 million of expenses in the remainder of fiscal 1999. The steps that we have taken, and the steps remaining to be taken, in connection with the implementation of the Integration Plan may not produce the expected future cost savings and, in taking these steps, we may incur expenses or charges beyond those currently expected. See "Risk Factors--We may not be able to successfully integrate the businesses of Volume Services and Service America."



     We are significantly leveraged. As of June 29, 1999, we had outstanding $220.4 million in aggregate principal amount of indebtedness, with $51.5 million of additional indebtedness available under the revolving credit facility, and total stockholders' deficit of $6.7 million. As a result of the Financings, our liquidity requirements have been significantly increased, primarily due to increased interest expense obligations. On a pro forma basis, after giving effect to the Transactions, our earnings would have been insufficient to cover our fixed charges by $15.5 million for fiscal year 1998 and $7.9 million for the twenty-six week period ended June 29, 1999. See "Unaudited Pro Forma Combined Financial Information of Volume Holdings" and "Risk Factors--We have substantial indebtedness and have significant interest payment requirements."


     On December 3, 1998 we obtained the senior credit facilities, consisting of the following:

     o a $75.0 million revolving credit facility, with a sublimit of $35.0 million for letters of credit, which reduces availability thereunder by an equal amount, and a sublimit of $5.0 million for swingline loans;

     o a fully drawn $40.0 million term loan A; and

     o a fully drawn $120.0 million term loan B.

     We used $45.0 million of the net proceeds from the offering of the notes to repay all of term loan A and $5.0 million of term loan B.

     Installments of the outstanding term loan B are due in consecutive quarterly installments on the last day of each fiscal quarter, each referred to as an "Installment Date", commencing March 30, 1999, with 25% of the annual amounts due on each Installment Date. Annual payments for term loan B total $1.2 million in each year from 1999 through 2005, and $106.7 million in 2006.


     Except for the swingline loans, which bear interest based on a base rate, borrowings under the senior credit facilities bear interest at a rate per annum equal, at our option, to a margin over either a base rate or an adjusted LIBO rate. This margin may vary from 1.25% up to 3.0%, depending on several factors including our financial performance. The commitments under the revolving credit facility are available to fund capital investment requirements, working capital, general corporate and our other cash needs. All borrowings outstanding under the revolving credit facility are due on December 3, 2004. As of June 29, 1999 we had $5.0 million of outstanding borrowings under the revolving credit facility and approximately $18.5 million of letters of credit outstanding, which had not been drawn upon and which reduced availability under the revolving credit facility to $51.5 million.



     We expect that our working capital needs and other cash requirements will require us to obtain replacement revolving credit facilities upon the expiration of the senior credit facilities. We cannot assure you that we will be able to arrange any such replacement. See "Description of the Senior Credit Facilities." As discussed in "Summary--Recent Developments," Volume Services America will either need to obtain the consent of its lenders under the senior credit facilities to the proposed acquisition by Ogden Entertainment, Inc. of Volume Holdings' common stock or refinance the facilities prior to closing the acquisition.


     The notes will mature in 2009. The Issuer's obligations under the notes are subordinate and junior in right of payment to all of our existing and future senior indebtedness, including all indebtedness under the senior credit facilities. The obligations of the Issuer under the notes are guaranteed, on an unsecured senior subordinated basis by:

     o Volume Holdings;

     o all of the Issuer's wholly-owned U.S. subsidiaries on the date the outstanding notes were issued; and

     o all future U.S. restricted subsidiaries that incur indebtedness or issue shares of disqualified stock or preferred stock.

     The indenture restricts, among other things, the Issuer's and its restricted subsidiaries' ability to:

     o incur additional indebtedness;

     o issue shares of disqualified stock and preferred stock;

     o incur liens;

     o pay dividends or make certain other restricted payments;

     o enter into certain transactions with affiliates;

     o merge or consolidate with any other person; or

     o sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets,

and prohibits certain restrictions on the ability of a subsidiary of the Issuer to pay dividends or make certain payments to the Issuer.


     The senior credit facilities also contain other and more restrictive covenants. The senior credit facilities prohibit us from prepaying other indebtedness, including the notes, and require us to maintain specified financial ratios (such as a maximum net leverage ratio, an interest coverage ratio and a minimum consolidated cash net worth test) and satisfy financial condition tests. The senior credit facilities and indenture contain customary events of default. See "Description of the Senior Credit Facilities", "Description of the Notes" and "Risk Factors--We are subject to restrictive debt covenants."


     Our ability to fund our capital investment requirements, interest and principal payment obligations and working capital requirements and to comply with all of the financial covenants under our debt agreements depends on our future operating performance and cash flow, which in turn are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control. See "Risk Factors."

INFLATION

     We do not believe that inflation has had a material impact on our financial position or results of operations for the periods discussed above. Although inflationary increases in food, labor or operating costs could adversely affect operations, we have generally been able to offset increases in costs through price increases, labor scheduling and other management actions.

SEASONALITY

     Our net sales and operating results have varied, and are expected to continue to vary, from quarter to quarter as a result of factors which include:

     o seasonal patterns within the industry;

     o the unpredictability in the number, timing and type of new contracts;

     o the timing of contract expirations and special events; and

     o the level of attendance at facilities which we serve.


     Business at the principal types of facilities which we serve is seasonal in nature. MLB and minor league baseball sales are concentrated in the second and third quarters, the majority of NFL activity occurs in the fourth quarter and convention centers and arenas generally host fewer events during the summer months. Consequently, our results of operations for the first quarter are typically substantially lower than in other quarters. Results of operations for any particular quarter may not be indicative of results of operations for future periods. Seasonal and quarterly fluctuations may have a material adverse effect on our business, financial condition or results of operations. See "Risk Factors--Our revenues would be affected by a decline in attendance at client facilities."


YEAR 2000

     The year 2000 ("Y2K") problem stems from computer programs written in a way that differentiates calendar years by using two rather than four digits. As a result, many information systems may be unable to properly recognize and process date sensitive information beyond December 31, 1999.


     We have been addressing the "Y2K" situation since 1996. In 1996, we replaced our primary information systems with systems that are certified "Y2K" compliant. As of June 29, 1999, we had replaced other peripheral equipment that connects with our primary information system. As a result of these two initiatives, we believe that our primary information system, and all accounting systems at our headquarters location, are ready for "Y2K" transactions.



     We have developed a plan outline to assess, remediate and test our secondary information technology systems, such as communication, security, and point of sale systems. We initiated a survey and assessment of secondary information systems and other equipment on May 10, 1999. An independent consultant has been retained to assist us in performing the survey and assessment. As a result of the seasonal nature of our business, we will not provide our services at all of the sites at which we operate in the first quarter of the year 2000. The independent consultant has completed his assessment of those of our sites at which we will be providing our services in the first quarter of the year 2000, which we refer to as our priority sites, and has identified some remedial work which is required. We expect this remedial work to be completed by October 1, 1999. We expect testing by the independent consultant, and any remedial work which is consequently required, to be completed at our non-priority sites during the first quarter of the year 2000, prior to the date on which we will operate at these sites. Our secondary information systems will therefore be fully upgraded by the end of the first quarter of the year 2000.



     We have identified eight key vendors and suppliers. We believe that these suppliers are capable of supplying all of the products and supplies which we require to provide our services at an event. While we have not received warranties or certification from these suppliers, we have reviewed "Year 2000 Statements" from seven of them, and expect to review a statement from the eighth supplier shortly. These Year 2000 Statements set out the status of each supplier's Year 2000 compliance efforts. The Year 2000 Statements which we have reviewed indicate that each supplier is taking action to minimize business disruption from Y2K problems with its internal systems and those of its suppliers, and that each supplier is developing contingency plans to ensure that it can meet its commitments to its customers if its critical information systems are disrupted. Based upon these Year 2000 Statements, we have determined that lack of product availability due to Y2K issues should not be material to our business, and we do not expect Y2K issues to affect our ability to run our business without interruption.


     Risks. We acquired our primary network, financial accounting, purchasing and payroll processing systems in 1996. The systems were "Y2K" certified at the time we acquired them. Management believes, based on the information currently available to it, that scenarios which could adversely affect us and which could be caused by technology failures relating to "Y2K" include:

     o legal risks, over failure to deliver contracted services;

     o increased operational costs, due to manual processing, data corruption or disaster recovery; and

     o cancellation of events at venues we serve.


     Contingency Plans. We maintain contingency plans for computer failures, power outages, and natural disasters. "Y2K" contingency plans for critical systems are currently being developed and will be integrated with our existing contingency plans where appropriate by December 1999. Y2K contingency plans for secondary information systems are being developed in conjunction with the remediation and testing process, with contingency plans for priority sites scheduled for completion by October 1, 1999. To date, no contingency plans have been reviewed by the consultant. While none of our contingency plans have yet been completed, we expect to complete them within the timeframe discussed.


     Costs. Based on the current status of projected plans, we believe that the costs associated with modifying our computer and other automated systems, and "Y2K" events caused by our operational systems, would not have a material adverse impact on our operations or financial condition. The aggregate incremental costs associated with Y2K compliance are expected to be less than $100,000. However, we cannot assure you that these estimates will be achieved and actual results could differ materially from those anticipated.

NEW ACCOUNTING STANDARDS

     Adoption of New Accounting Standards. We adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, in 1998. SFAS No. 130 specifies that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is included in the accompanying statements of operations and comprehensive loss. Prior year disclosures have been reclassified to conform to the SFAS No. 130 requirements.

     We also adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in 1998. SFAS No. 131 establishes standards for reporting selected information about operating segments determined using quantitative thresholds and a "management approach", which reflects how the chief operating decision maker evaluates segment performance and allocates resources. The combined operations of our contracts comprise one operating segment and, as such, adoption of SFAS No. 131 has not changed our disclosures.

     New Accounting Standards. In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, which provides additional guidance on the financial reporting of start-up costs, requiring costs of start-up activities to be expensed as incurred. As a result, we wrote off our unamortized preopening costs of $253,000 (net of tax) as of December 31, 1998 as a cumulative effect of a change in accounting principle.

     In June 1998, the Financial Accounting Standards Board issued SFAS
No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative. The statement is effective for our fiscal year 2001 financial statements and may not be applied retroactively. We have not yet completed our analysis of the effects of this new standard on our results of operations or financial position.

INTEREST RATE SENSITIVITY

     We are exposed to interest rate volatility with regard to existing issuances of variable rate debt. We use interest rate swaps to reduce interest rate volatility and to achieve a desired proportion of variable versus fixed rate debt, based on current and projected market conditions. The table below provides information about our derivative financial instruments and other financial instruments that are sensitive to changes in interest rates, including interest rate swaps and debt obligations. For debt obligations, the table presents principal cash flows and related weighted average interest rates by expected maturity dates. For interest rate swaps, the table presents notional amounts and weighted average interest rates by expected (contractual) maturity dates. Notional amounts are used to calculate the contractual payments to be exchanged under the contract. Weighted average variable rates are based on implied forward rates in the yield curve at the reporting date.


                                                                                                              FAIR VALUE
                                                       EXPECTED MATURITY DATE                                ------------
                                                -------------------------------------                        DECEMBER 29,
                                                1999    2000    2001    2002    2003    THEREAFTER   TOTAL     1998
                                                -----   -----   -----   -----   -----   ----------   -----   ------------
                                                                              (IN MILLIONS)
Long-term debt:
  Variable rate................................ $ 4.2   $ 5.2   $ 6.2   $ 8.2   $ 8.2     $128.0     $ 160      $  160
  Average interest rate........................   8.8%    8.8%    8.8%    8.8%    8.8%       8.8%

Interest rate swap:
  Variable to fixed............................ $  80                                                $  80      $  0.4
  Average pay rate.............................   5.0%
  Average receive rate.........................   8.8%



                                                                                                             FAIR VALUE
                                                     EXPECTED MATURITY DATE                                 ------------
                                              -------------------------------------                         JUNE 29,
                                              1999    2000    2001    2002    2003    THEREAFTER   TOTAL      1999
                                              -----   -----   -----   -----   -----   ----------   ------   ------------
                                                                            (IN MILLIONS)
Long-term debt:
  Variable rate.............................. $ 1.2   $ 1.2   $ 1.2   $ 1.2   $ 1.2     $  8.7     $114.7      $114.7
  Average interest rate......................   8.8%    8.8%    8.8%    8.8%    8.8%       8.8%
  Fixed rate................................. $   0   $   0   $   0   $   0   $   0     $  100     $  100      $  100
  Average interest rate...................... 11.25%  11.25%  11.25%  11.25%  11.25%     11.25%

Interest rate swap:
  Fixed to variable.......................... $   0   $   0   $  30                                $   30      $(0.3)
  Average pay rate...........................   5.0%
  Average receive rate.......................   5.4%



                                                                                                           FAIR VALUE
                                                                                                           ----------
                                                 NOMINAL    STRIKE      REFERENCE                          JUNE 29,
                                                 AMOUNT     RATE          RATE              PERIOD          1999
                                                 -------    ------    -------------    ----------------    ----------
Purchased interest rate cap...................     10.0       7.5%    3 month LIBOR     April 15, 1999-       $0.0
                                                                                       January 16, 2001

                                    BUSINESS

OVERVIEW

     We are a leading provider of food and beverage concession, high-end catering and merchandise services for sports facilities, convention centers and other entertainment facilities throughout the United States. We represent the combination in August 1998 of Volume Services, one of the leading providers of food and beverage services to sports facilities in the United States, with Service America, one of the leading providers of food and beverage services to convention centers in the United States. As a result of this combination, based on the number of facilities served, we are the largest provider of food and beverage services to:

     o facilities which are home to NFL teams;

     o minor league baseball and spring training facilities in the United States; and

     o major convention centers, defined for the purposes of this prospectus as those with at least 300,000 square feet of exhibition space, in the United States.

     We are also the third largest provider of food and beverage services to facilities which are home to MLB teams.

     Major accounts across our client categories include:

     o Yankee Stadium in New York;

     o Qualcomm Stadium in San Diego;

     o the Jacob K. Javits Center in New York;

     o the Cobb-Galleria Center in Atlanta; and

     o the Los Angeles Zoo.


     We currently provide services at 120 client facilities, typically pursuant to long-term contracts which grant us the exclusive right to provide certain food and beverage (and, under certain contracts, merchandise) products and services within the facility. As of June 29, 1999 our contracts had an average of approximately 8.0 years left to run before their scheduled expiration, after weighting each contract by the amount of Contract EBITDA which it generated in the preceding fifty-two week period. The breakdown of facilities which we serve by primary client category is as follows: 58 sports facilities, 28 convention centers and 34 other entertainment facilities, representing approximately 64%, 26% and 10%, respectively, of Contract EBITDA for the fifty-two week period ended June 29, 1999. Our pro forma net sales and pro forma Adjusted EBITDA were
413.4 million and 46.1 million, respectively, for the fifty-two week period ended June 29, 1999.


     We have built strong relationships with many of our clients, as evidenced by our retention of approximately 85% of the total Contract EBITDA up for renewal for the period from 1993 through 1998. This percentage is calculated by reference to the amount of Contract EBITDA generated by each of our contracts in the last full year prior to their expiration, and is referred to in this prospectus as our "Retention Rate". Excluded from this calculation are seven contracts which we terminated by mutual agreement with the client, and 11 contracts for which we did not submit a final bid because we determined that such contracts would not meet our internal rate of return criteria. These contracts accounted in the aggregate for approximately $3.9 million of Contract EBITDA in their last full fiscal year of operation.

     Management believes that our combination of market leadership, long-standing relationships with clients, reputation as an innovative operator and experienced management team has enabled us to achieve our high Retention Rate and to secure attractive new contracts. Since April 1997, we have been awarded the contract to provide food and beverage services at the following facilities:

     o the Louisiana Superdome, home of the New Orleans Saints NFL team;

     o the Tennessee Titans' new NFL stadium, which is scheduled to open in 1999;

     o the Seattle Mariners' Safeco Field;


     o the San Francisco Giants' Pacific Bell Ballpark, which is scheduled to open in 2000; and

     o the Cleveland Convention Center.

     Our contracts are generally structured so that we receive either:

     o all of the revenues and bear all of the expenses from the provision of our services at a facility, pursuant to a P&L Contract;

     o a percentage of any profits earned from the provision of our services at a facility after deducting expenses, plus, in some cases, a fixed fee, pursuant to a Profit Sharing Contract; or

     o a management fee, which is typically calculated as a fixed dollar amount and/or a fixed or variable percentage of various categories of sales plus, in some cases, an additional incentive fee based on our performance under the contract, pursuant to a Management Fee Contract.

     For purposes of the above calculations, expenses include the payment of commissions to the client. These commissions are typically calculated as a fixed or variable percentage of various categories of sales.

     Under Profit Sharing Contracts and Management Fee Contracts, we are also reimbursed by the client for the on-site expenses which we incur in providing services under the contract. In contrast to P&L Contracts, we are therefore generally not responsible for any losses incurred under Profit Sharing or Management Fee Contracts. While each of our contracts fall into one of these three categories, any particular contract may contain elements of either of the other types of contracts as well as other factors specific to that contract. See "--Contracts".

     When we enter into new contracts, or extend or renew existing contracts, particularly for sports facilities, we are often required to make some form of up-front or committed future capital investment to help finance facility construction or renovation. This expenditure typically takes the form of investment in:

     o leasehold improvements;

     o food service equipment; and/or

     o grants to owners or operators of facilities.

Commission and management fee rates vary significantly among contracts, based primarily upon:

     o the amount of capital which we invest;

     o the type of facility involved;

     o the term of the contract; and

     o the services provided.

     In general, within each client category, the level of capital investment and commission paid are related, such that the greater the capital investment which we make, the lower the commission we pay to the client. In structuring our bid for a particular facility contract, we analyze the contract opportunity by calculating projected internal rates of return based on varying up-front capital investment levels, commission structures, attendance assumptions, cost structures and estimated per capita spending rates. See "--Contracts".

INDUSTRY

     The recreational food service industry primarily consists of the supply of food and beverage services to a range of recreational facilities in a variety of formats, service levels and price points. For the purposes of our business, these facilities fall into three main categories:

     o sports facilities, consisting of stadiums and arenas;

     o convention centers; and

     o other entertainment facilities, which include horse racing tracks, music amphitheaters, motor speedways, national and state parks, skiing facilities, theme parks and zoos.

     Management estimates that annual sales in these categories of the North American recreational food service industry, whether generated by the owner of the facility or outsourced to an organization like us, are currently more than $4.0 billion.

     The primary source of growth in the sports facilities category of the industry has been the increased level of per capita spending on food, beverages and merchandise by attendees of events held at newly constructed or refurbished sports facilities. According to an independently produced 1997 report by a national firm of consultants, concession sales per attendee at professional sports facilities were approximately 70% higher for facilities built in the last ten years than for older facilities. Management believes that the sports facilities category of the industry will continue to benefit from the construction of new, and the refurbishment of existing, sports facilities. According to Street & Smith's SportsBusiness Journal, as of December 1998, 22 new stadiums and arenas were under development or being planned. This number does not include existing stadiums and arenas which may be undergoing refurbishment.

     Management believes that one of the primary reasons for growth in the convention center category of the industry has been the level of attendance at trade shows, conventions and exhibitions, which is in part dependent upon the amount of exhibit space available. According to Tradeshow Week's 1998 Major Exhibit Hall Directory, the square footage of exhibit space used by trade shows at convention centers grew 6.8% in 1997. According to the same source, an additional 11 million square feet of exhibit space is planned for development during the period between the second half of 1998 and the end of 2003, representing an increase of approximately 17% in total industry capacity. Management believes that the convention center category of the industry will benefit from the construction of new, and the expansion of existing, convention centers.

COMPETITIVE STRENGTHS

     Leading Market Position. Based on the number of facilities served, we are the largest provider of food and beverage services to facilities which are home to NFL teams, to minor league baseball and spring training facilities in the United States, and to major convention centers in the United States. We are also the third largest provider of food and beverage services to facilities which are home to MLB teams. Management believes that our position as a market leader increases the likelihood that we will be invited to bid for new contracts to supply food and beverage services to recreational facilities. Furthermore, relative to smaller competitors, we benefit from our ability to make significant capital investments in clients' facilities, which has become an important competitive factor in the bidding process for contracts to serve certain facilities, particularly sports facilities.


     Diversified Client Base with Long-Term Contracts. We serve a diverse group of clients pursuant to contracts to provide services at 120 facilities. As of June 29, 1999, these contracts had an average of approximately 8.0 years left to run before their scheduled expiration, after weighting each contract by the amount of Contract EBITDA which it generated in the preceding fifty-two week period. The breakdown of facilities which we serve by primary client category is as follows: 58 sports facilities, 28 convention centers and 34 other entertainment facilities, representing approximately 64%, 26% and 10%, respectively, of Contract EBITDA for the fifty-two week period ended June 29, 1999. Within sports facilities, our client base is further diversified, and includes contracts to provide services at nine NFL facilities, seven MLB facilities, and 21 minor league baseball and spring training facilities. As of June 29, 1999, the average number of years our contracts had left to run before their scheduled expiration, after weighting each contract by the amount of Contract EBITDA which it generated in the preceding fifty-two week period, was 11.0, 2.5 and 3.8 years for sports facilities, convention centers and other entertainment facilities.



     Exclusive Service Contracts with High Retention Rate. We typically provides services to our clients' facilities pursuant to long-term contracts which grant us the exclusive right to provide certain food and beverage (and, under certain contracts, merchandise) products and services within the facility. Contracts are typically renegotiated for extension several months and, in some cases, years prior to their expiration. Our Retention Rate was approximately 85% during the period from 1993 through 1998. As of June 29, 1999 we had been providing services to our clients' facilities for an average of 14.8 years after weighting each contract by the amount of Contract EBITDA which it generated in the preceding fifty-two week period, with three of our top clients--Yankee Stadium in New York City, Qualcomm Stadium in San Diego and the Truman Sports Complex in Kansas City--having been clients for more than 25 years. Management believes that our market leadership position as well as our broad, high-quality product offerings and reliable client service have enabled us to achieve our high Retention Rate and maintain long-standing relationships with many of our clients.


     High Quality, Full Service Capabilities. We believe that our expertise in high-end catering and concession sales, coupled with our reputation for high-quality food and beverage products and services, provide a competitive advantage when we bid for contracts. Our full service capability is particularly important given the trend in new sports facilities toward providing more premium seating and luxury suites that require high-end catering services. We also believe that our expertise in designing and assisting in the planning of appealing and efficient food service facilities, including food courts, kitchens and permanent and portable concession stands, increases revenues and enhances our ability to obtain and retain clients. For example, we believe that our extensive redesign and improvement of the food court and retail areas of the Jacob K. Javits Center in New York City was an important factor in obtaining an extension of that contract in 1997.

     Experienced Management Team. Our management team, comprised of members from both Volume Services and Service America, intends to draw upon each company's industry expertise to maintain and expand our leading position in the recreational food service industry. The members of our senior management team have an average of approximately 20 years of experience in the recreational food service industry and our facility general managers have an average of approximately 10 years of experience in the industry. Our Chairman and Chief Executive Officer, John T. Dee, previously held several senior management positions at ARAMARK, serving with ARAMARK for more than 22 years before joining Service America in 1993.

BUSINESS STRATEGY

     Our strategy is to maintain and strengthen our position as an industry leader by selectively retaining existing contracts and adding new contracts through the following initiatives:

     Leverage Complementary Strengths. Management intends to leverage the experience, contacts and industry know-how which Volume Services and Service America have developed in their respective areas of expertise to market Volume Services America as a full-service provider of both concession and high-end catering services. While both companies were represented in many sectors of the industry prior to the acquisition, Volume Services and Service America focused on different aspects of the recreational food service business. Volume Services traditionally had a strong presence in sports facilities and consequently provided concession services to a wide range of clients within this category, while Service America focused more on the provision of high-end catering services at convention centers and other entertainment facilities. Management therefore believes that Volume Services America is well-positioned to capitalize on growth opportunities across the recreational food service industry. An example of the successful implementation of this strategy is our bid to provide both concession and high-end catering services at the Louisiana

Superdome, home of NFL's New Orleans Saints. In leveraging the complementary strengths of Volume Services and Service America, management intends to identify areas of operation which are common to both companies and apply the best practices of each to Volume Services America.


     Exploit National Presence. Management intends to capitalize on our existing infrastructure and contacts in many of the large metropolitan areas in which we currently have food service operations to add additional contracts. Management believes that we can eliminate many duplicative costs which would otherwise be associated with the operation of two or more separate facilities in one geographic area by carrying out many administrative tasks on a regional or localized basis. By exploiting our substantial presence in cities such as Kansas City, New York, San Diego, San Francisco and Tampa, we intend to add contracts from which we may derive additional revenues without a commensurate increase in overhead. The fragmented nature of the recreational food service industry may also provide us with the opportunity to acquire smaller or regional operators.

     Develop Innovative Contract Structures. We intend to continue our innovative approach to structuring client contracts. We seek to use our knowledge of the recreational food service industry to structure attractive contracts which provide us and our clients with the opportunity to realize increasing cash flows. Examples of innovative contract features that we employ include:

     o step-scale commissions, in which our commission payment to a client varies according to sales performance;

     o minimum attendance caps, in which a client will refund a portion of the commissions which it receives from us if a minimum attendance level is not reached at the facility; and

     o merchandise inventory guarantees, under which we return certain unsold inventory to the client without charge to us.

     These structures represent our efforts to tailor our contracts to best suit a particular client opportunity, and reflect our experience with comparable facilities, sensitivity analyses of economic assumptions, competitor analyses and general market research.

     Capitalize on Ability to Provide High Quality, Reliable and Innovative Service. We intend to continue providing our clients with high quality, reliable service and an innovative approach to meeting their needs. We have successfully introduced several new concepts, such as the cigar bar at the Washington Redskins' Jack Kent Cooke Stadium, and branded food service, such as the "Taste of Tampa" at Tropicana Field, where popular local restaurants provide their products under a subcontracting agreement. We intend to seek new opportunities to employ similar client-specific concepts in the future. Management believes that, in a number of instances, we have retained existing contracts or won new contracts because of our ability to creatively operate the facility's various food and merchandise services. Management intends to continue to employ these skills to both procure new business opportunities and increase returns from our existing contract base.

SERVICES AND CLIENT CATEGORIES

Overview

     We are a leading provider of food and beverage concession, high-end catering and merchandise services for sports facilities, convention centers and other entertainment facilities throughout the United States. While the type of food service provided varies depending upon the facility, examples of the services which we provide include:

     o food and beverage catering and concession services at sports facilities;

     o small- to large-scale banquet catering and food court operations at convention centers; and

     o in-facility restaurants and catering across the range of facilities which we serve.

     We also provide merchandise and program management services at many of the sports facilities which we serve. We are responsible for satisfying all personnel, inventory control, purchasing and food preparation requirements in connection with the provision of these services.

     In addition to providing the services described above, we often work closely with clients in designing or renovating the food, beverage and merchandising features of the facilities at which we provide our services. By using our in-house capabilities in conjunction with outside consultants, we have designed state-of-the-art concessions and restaurant facilities in, among other facilities, Jack Kent Cooke Stadium, home of the Washington Redskins, and Tropicana Field, home of the Tampa Bay Devil Rays, and in the soon-to-be-completed stadiums of the NFL's Tennessee Titans and MLB's San Francisco Giants and Seattle Mariners. Similarly, we believe that our extensive redesign and improvement of the food court and retail areas of the Jacob K. Javits Center in New York City was an important factor in obtaining an extension of that contract in 1997.

     We seek to assist certain of our clients in marketing their facilities, as our revenues are directly affected by the number and quality of events attracted to these facilities. We also seek to build relationships with event sponsors in order to facilitate referrals of recurring events, such as annual trade shows, to facilities at which we provide our services.

Sports Facilities


     We are a leading provider of food and beverage services to sports facilities throughout the United States. We currently have contracts to provide services, including food and beverage concessions, at 58 such facilities. At certain of these facilities, we also provide high-end catering services for premium seating, luxury suites and in-stadium restaurants. Sports facilities include stadiums and arenas where there is an anchor sports team tenant. The stadiums at which we provide our services seat from 21,000 to 102,000 persons and typically host sporting events such as NFL and college football games and MLB or minor league baseball games, as well as concerts and other large civic events. The arenas at which we provide our services seat from 7,500 to 21,000 persons and host events such as:


     o NBA and college basketball games;

     o minor league hockey games;

     o concerts;

     o ice shows; and

     o circuses.

     These facilities may also host conventions, trade shows and meetings.


     For the fifty-two week period ended June 29, 1999 sports facility contracts accounted for approximately 56.4% and 64.3% of our pro forma net sales and Contract EBITDA, respectively.


     Concession-style sales of food and beverages represent the majority of our business at sports facilities. High-end catering for premium seating, luxury suites and in-stadium restaurants is responsible for a significantly smaller portion of net sales at sports facilities. However, high-end catering is a service upon which our clients place great importance because of the significant revenues generated by purchasers of luxury seats and suites. Consequently, the ability to provide high-end catering is an increasingly important factor when competing for contracts, and we expect it to become more important in the future.

     In addition to the provision of food and beverage catering and concession services, we sell team-licensed and other merchandise during events at certain facilities. For example, we provide a wide range of merchandise services, including in-stadium stores and roving vendors, at all six MLB facilities which we serve. In providing merchandise services, we purchase team logo apparel and other novelties and resell such merchandise during events.


     Our contracts with sport facilities are typically for terms ranging from five to twenty years. As of June 29, 1999, our existing sports facility contracts had an average remaining life of 11.0 years weighted by Contract EBITDA for the preceding fifty-two week period. In general, stadium and, to a lesser extent, arena contracts require a larger up-front or committed future capital investment than contracts for convention centers and other entertainment facilities, and typically have a longer contract term. In addition, certain sports facility contracts require greater capital investment than others, and we typically receive a more favorable commission structure at facilities where we have made larger capital investments.


     The following chart lists some of our major contracts within the sports facilities category:

NAME                       LOCATION            SPORTS TEAM TENANT            SEATING CAPACITY (SPORT)
------------------------   ------------------  ---------------------------   ---------------------------------
ALLTEL Stadium             Jacksonville, FL    Jacksonville Jaguars          73,000 (NFL)

Florida Citrus Bowl        Orlando, FL         N/A                           70,000 (College Football)

HHH Metrodome              Minneapolis, MN     Minnesota Vikings,            64,000 (NFL) (College Football),
                                               Minnesota Twins               44,000 (MLB)

Jack Kent Cooke Stadium    Landover, MD        Washington Redskins           80,000 (NFL)

Palace of Auburn Hills     Auburn Hills, MI    Detroit Pistons               21,000 (NBA)

Qualcomm Stadium           San Diego, CA       San Diego Chargers,           71,400 (NFL),
                                               San Diego Padres              60,750 (MLB)

RCA Dome                   Indianapolis, IN    Indianapolis Colts            60,000 (NFL)

Rose Bowl                  Pasadena, CA        N/A                           102,000 (College Football)

3Com Park                  San Francisco, CA   San Francisco 49ers,          68,000 (NFL),
                                               San Francisco Giants          52,000 (MLB)

Tropicana Field            St. Petersburg, FL  Tampa Bay Devil Rays          48,500 (MLB)

Truman Sports Complex      Kansas City, MO     Kansas City Chiefs,           79,000 (NFL),
                                               Kansas City Royals            40,600 (MLB)

Yankee Stadium             New York, NY        New York Yankees              55,000 (MLB)

Convention Centers


     Based on the number of facilities served, we are the largest provider of food and beverage services to major convention centers, defined for the purposes of this prospectus as those with at least 300,000 square feet of exhibition space, in the United States. We currently have contracts to provide services including banquet catering and food court operations to 28 convention centers, two of which are located in Canada. Convention centers typically host:


     o conventions;

     o industrial and trade shows;

     o company meetings;

     o banquets;

     o receptions; and

     o consumer exhibitions, such as auto, boat or computer shows.


     Most of the convention centers at which we provide our services are located in major metropolitan areas, which provide greater hotel room capacity and entertainment options, and are therefore more attractive to event planners. The facilities at which we provide our services generally consist of large exhibit areas supplemented by a variety of banquet and meeting rooms of various sizes. For the fifty-two week period ended June 29, 1999, convention center contracts accounted for approximately 28.4% and 25.7% of our pro forma net sales and Contract EBITDA, respectively.


     The services which we provide at convention centers typically include:

     o catering services, including planning, preparing and serving banquets;

     o providing food court operations;

     o assisting in planning events; and

     o marketing clients' facilities.

     Catering services consist primarily of providing large-scale banquet services to functions held in the facilities' ballrooms and banquet halls. Generally, banquets are held for 300 to 2,000 persons at the facility, though catered meals at certain facilities can be served for larger groups, when we may draw, as needed, on the services of chefs, event managers and other employees throughout the region in which the facility is located. At trade shows and consumer exhibitions, we frequently provide smaller-scale catering services, such as services to meetings, exhibitions and trade show booths. In operating food courts at convention centers, we typically provide concession sales services from several different booths, which sell a variety of specialty foods and beverages, including nationally branded, franchised food and beverage products.


     Our contracts with convention centers are typically for terms ranging from two to five years. As of June 29, 1999, our existing convention center contracts had an average remaining life of 2.5 years weighted by Contract EBITDA for the preceding fifty-two week period. In general, convention center contracts are for a shorter contract term than contracts for sports facilities, but typically require less up-front or committed future capital investment. However, as for contracts for sports facilities, certain convention center contracts require greater capital investment than others, and we typically receive a more favorable commission structure at facilities where we have made larger capital investments.


     The following chart lists certain of our major contracts within the convention center category:

                                                                SIZE
NAME                                 LOCATION               (APPROX. SQ. FT)(1)
---------------------------------    -------------------    -----------------
American Royal Center                Kansas City, MO              372,000

Cobb Galleria Center                 Atlanta, GA                  280,000

Cleveland Convention Center          Cleveland, OH                409,000

Colorado Convention Center           Denver, CO                   300,000

Cow Palace                           San Francisco, CA            300,000

Indiana Convention Center            Indianapolis, IN             418,000

Jacob K. Javits Center               New York, NY                 760,000

Kentucky Fair & Expo Center          Louisville, KY             1,068,000

Miami Beach Convention Center        Miami Beach, FL              503,000

National Trade Center                Toronto, ON Canada         1,000,000

San Diego Convention Center          San Diego, CA                349,000

Washington, DC Convention Center     Washington, DC               381,000

------------------
(1) Source: Tradeshow Week's 1998 Major Exhibit Hall Directory

Other Entertainment Facilities

     We have contracts to provide a wide range of services to 34 other entertainment facilities located throughout the United States. Such facilities include:

     o horse racing tracks;

     o music amphitheaters;

     o motor speedways;

     o national and state parks;

     o skiing facilities;

     o theme parks; and

     o zoos.

     While the services which we provide can vary widely depending on the type of facility concerned, we primarily provide:

     o concession services at theme parks, zoos and music amphitheaters;

     o high-end concession services at music amphitheaters; and

     o in-facility restaurants, concession services, food court operations and high-end catering services at horse racing tracks.


     For the fifty-two week period ended June 29, 1999, contracts to serve these other entertainment facilities accounted for approximately 15.2% and 10.0% of our pro forma net sales and Contract EBITDA, respectively.



     The duration, level of capital investment required and commission or management fee structure of the contracts for these other entertainment facilities varies from facility to facility. However, as for contracts relating to sports facilities and convention centers, we typically receive a more favorable commission structure at facilities where we have made larger capital investments. As of June 29, 1999, our existing contracts to serve these other entertainment facilities had an average remaining life of 3.8 years weighted by Contract EBITDA for the preceding fifty-two week period.


     The following chart lists examples of our contracts within the other entertainment facilities category:

NAME                                      LOCATION               VENUE TYPE
--------------------------------------    -------------------    --------------------
Alpine Valley Amphitheater                Walworth, WI           Music Amphitheater

Belmont, Saratoga and Aqueduct Tracks     New York               Horse Racing Tracks

Chicago Theater                           Chicago, IL            Theater

Glen Helen Pavilion                       San Bernardino, CA     Music Amphitheater

Irvine Meadows                            Laguna Hills, CA       Music Amphitheater

Lake Perris State Park                    Perris, CA             Marina Operation

Lake Placid Ski Resort                    Lake Placid, NY        Ski Resort

Los Angeles Zoo                           Los Angeles, CA        Zoo

Pine Knob Amphitheater                    Pontiac, MI            Music Amphitheater

Sea Life Park                             Oahu, HI               Theme Park

Walnut Creek Amphitheater                 Raleigh, NC            Music Amphitheater

CONTRACTS

     We typically enter into one of three types of contract with our clients:

     o P&L Contracts;

     o Profit Sharing Contracts; and

     o Management Fee Contracts.

     Each of our contracts falls into one of these three categories, although any particular contract may contain elements of any of the other types as well as other features specific to that contract. These modifications are made in an effort to meet our needs and the needs of the particular client, and obtain or retain the right to provide services at the facility.


     Profit and Loss Contracts. Under P&L Contracts, we receive all of the revenues and bear all of the expenses of the provision of our services at a facility. These expenses include commissions paid to the client, which are typically calculated as a fixed or variable percentage of various categories of sales. While we benefit from greater upside potential with P&L Contracts, as we are entitled to retain all profits from the provision of our services at a facility after paying expenses, including commissions to the client, we are responsible for all associated costs and therefore are also responsible for any losses incurred. We consequently bear greater risk with a P&L Contract than with a Profit Sharing or Management Fee Contract. In order to achieve our anticipated level of profitability on a P&L Contract, we must carefully control our operating expenses and obtain price increases commensurate with our cost increases. As of June 29, 1999, we served 97 facilities under P&L Contracts. For the fifty-two week period ended June 29, 1999, P&L Contracts accounted for 85.8% and 90.5% of our pro forma net sales and Contract EBITDA, respectively.

     Profit Sharing Contracts. Under Profit Sharing Contracts, also commonly referred to in the industry as incentive bonus contracts, we receive a percentage of any profits earned from the provision of our services at a facility after deducting expenses. These expenses include commissions payable to the client, which are typically calculated as a fixed or variable percentage of various categories of sales. In addition, under certain Profit Sharing Contracts, we receive a fixed fee prior to the determination of profits under the contract. Under Profit Sharing Contracts, we generally do not bear responsibility for any losses incurred in connection with the provision of our services as we are reimbursed for our on-site expenses. However, if a loss is incurred, we typically will receive no payments under the contract other than reimbursement of our expenses and our fixed fee, if any. As of June 29, 1999 we served 14 facilities under Profit Sharing Contracts. For the fifty-two week period ended June 29, 1999, Profit Sharing Contracts accounted for 13.7% and 6.6% of our pro forma net sales and Contract EBITDA, respectively.



     Management Fee Contracts. Under Management Fee Contracts, we receive a management fee, typically calculated as a fixed dollar amount and/or a fixed or variable percentage of various categories of sales. In addition, certain Management Fee Contracts entitle us to incentive fees based upon our performance under the contract, as measured by factors such as revenues or operating costs. We are reimbursed for all of our on-site expenses under these contracts. The benefit of this type of contract is that we do not bear the risks associated with the provision of our services at the facility. However, as a result of this reduced risk, we also have reduced upside potential, as we are only entitled to receive a management fee, and any incentive fees provided for in the contract, and do not share in any profits. As of June 29, 1999, we served 9 facilities under Management Fee Contracts. For the fifty-two week period ended June 29, 1999, Management Fee Contracts accounted for 0.5% and 2.9% of our pro forma net sales and Contract EBITDA, respectively.


     Although our contracts generally fall within one of the three types discussed above, we often modify our contracts in a variety of ways to meet our needs and the needs of a particular client. These modifications include:

     o step-scale commissions, in which our commission payment to a client will vary according to sales performance;

     o minimum attendance caps, in which a client will refund a portion of the commissions which it receives from us if a minimum attendance level is not reached at the facility; and

     o merchandise inventory guarantees, under which we return certain unsold inventory to the client without charge to us.

     These modifications represent our efforts to tailor our contracts to best suit a particular client opportunity, and reflect our experience with comparable facilities, sensitivity analyses of economic assumptions, competitor analyses and general market research.

     Some of our P&L Contracts contain minimum guaranteed commissions or equivalent payments to the client in connection with our right to provide services within the particular facility, regardless of the level of sales at the facility or whether a profit is being generated at the facility. These guaranteed payments are often structured as a fixed dollar amount, frequently increasing over the life of the contract, or as a fixed per capita amount, generally on an escalating scale based on event attendance or per capita spending levels.

     In addition, substantially all of our contracts limit our ability to raise prices on the food, beverages and merchandise we sell within the particular facility without the client's consent. However, some of the contracts contain pricing restrictions which allow us to raise our prices without the client's consent if we are able to demonstrate that prices on similar items at specified benchmark facilities have increased.

     When we enter into new contracts, or extend or renew existing contracts (particularly for sports facilities), we are often required to make some form of up-front or committed future capital investment to help finance facility construction or renovation. This expenditure typically takes the form of investment in:

     o leasehold improvements;

     o food service equipment; and/or

     o grants to owners or operators of facilities.

     While the amount of capital commitment required can vary significantly, the ability to make such expenditures is often an essential element of a successful bid. Commission and management fee rates vary significantly among contracts based primarily upon:

     o the amount of capital which we invest;

     o the type of facility involved;

     o the term of the contract; and

     o the services we provide.

     In general, within each client category, the level of capital investment and commission are related, such that the greater the capital investment which we make, the lower the commission we pay to the client. Our Profit Sharing Contracts generally provide that we are reimbursed each year for the amortization of our capital investments prior to determining the profits under the contract.

     At the end of the contract term, all capital investments which we have made in leasehold improvements, equipment and grants to facility owners or operators typically remain the property of the client. We capitalize capital investments in our clients' facilities and amortize or depreciate them over the lesser of the useful life of the applicable asset or the remaining life of the contract. Our contracts generally provide that the client must reimburse us for any undepreciated or unamortized capital investments made pursuant to the terms of the contract in the event of early termination of the contract by either party, other than due to our default.

     The length of contracts which we enter into with clients varies depending on:

     o the type of facility;

     o the type of contract;

     o the services provided; and

     o the level of capital investment required by the contract.

     Contracts in connection with sports facilities generally require the highest capital investments but have correspondingly longer terms, typically of five to twenty years. Convention center contracts generally require lower capital investments and have average terms of two to five years. Our contracts are generally terminable in the following circumstances:

     o by either party in the event of default or bankruptcy of the other party;

     o in the case of sports facility contracts, by either party if the principal sports team using the facility ceases to do so; and

     o by our client in the event of suspension or loss of our liquor license.


     However, some of our contracts give the client the right to terminate the contract with or without cause on little or no notice. See "Risk Factors--The nature of our contracts exposes us to certain risks."


     We generally acquire facility contracts through a competitive bidding process. In determining whether to bid for a particular facility contract, we analyze the contract opportunity by calculating projected internal rates of return based on factors which include:

     o varying up-front capital investment levels;

     o commission structures;

     o attendance assumptions;

     o cost structures; and

     o estimated per capita spending rates.

COMPETITION

     The recreational food service industry is highly fragmented and competitive, with several national food service providers as well as a large number of smaller independent businesses serving discrete local and regional markets and/or competing in distinct areas. Those companies that lack a full-service capability, because, for example, they cannot cater for luxury suites at stadiums and arenas, often bid for contracts in conjunction with one of the other national food service companies that can offer such services.

     We compete for contracts against a variety of food service providers. However, our major competitors are other national food service providers, including ARAMARK, Delaware North Corporation, Ogden Corporation, Fine Host Corporation and Levy Restaurants. We also face competition from regional and local service contractors, some of which are better established within a specific geographic region. Existing or potential clients may also elect to "self operate" their food services, eliminating the opportunity for us to compete for the account.

     Contracts are generally gained and renewed through a competitive bidding process. We selectively bid on contracts to provide services at both privately owned and publicly controlled facilities. The privately negotiated transactions are generally competitive in nature, with several other large national competitors submitting proposals. Contracts for publicly controlled facilities are generally awarded pursuant to a request-for-proposal process. Successful bidding on contracts for such publicly controlled facilities often requires a long-term effort focused on building relationships in the community in which the venue is located.

     We compete primarily on the following factors:

     o the ability to make capital investments;

     o commission or management fee structure;

     o service innovation;

     o quality and breadth of products and services; and

     o reputation within the industry.


     Some of our competitors may be prepared to accept less favorable commission or management fee structures than us when bidding for contracts. A number of our competitors also have substantially greater financial and other resources than us. Furthermore, we have more indebtedness than certain of our competitors, which could place us at a competitive disadvantage. See "Risk Factors--We have substantial leverage and have significant interest payment requirements."


SALES AND MARKETING

     A Vice President--Sales and Marketing heads our sales and marketing team. Our Chief Executive Officer, John T. Dee, general managers and regional vice presidents also typically play an important role in the marketing effort. Through our own internal tracking system, trade publications and other industry sources, we gather information regarding both new and expiring contracts in the recreational food service industry. As a result of their many years of experience in the industry, management has developed relationships with a wide variety of participants in the industry, including:

     o the general managers of public and private facilities;

     o league and team owners;

     o event sponsors; and

     o a network of consultants facility owners often hire to formulate bid specifications.

     Additionally, members of our management team maintain membership in various industry trade associations. Substantially all of our clients and potential clients in publicly controlled facilities are members of these trade groups.

PURCHASING

     After the acquisition of Service America in 1998, we hired a Director of Purchasing to analyze each of Volume Services' and Service America's purchasing arrangements. This analysis was intended to identify any potential cost-saving opportunities from adopting any particular purchasing practice or expanding any particular purchasing arrangement throughout Volume Services America. As a result of this review, we have extended the national distribution contract which Service America had with SYSCO to cover Volume Services' operations. We also have a number of national purchasing programs with companies such as Coca-Cola, Pepsi, Sweetheart and J&J Pretzel which enable our general managers to receive discounted pricing on certain items. The purchase of other items, the most significant of which are alcoholic beverages which must, by law, be purchased in-state, is handled on a local basis.

     In instances where our contract with a particular client requires us to use a specific branded product for which we do not have a purchasing program or distribution contract, or which results in us bearing additional costs, the client will typically cover any excess cost associated with the use of the brand name product through reduced commission rates for such products.

     In order to secure as competitive a pricing structure as possible, we purchase any equipment that we require directly from the manufacturer, thereby avoiding the payment of commissions to dealers. We typically obtain several bids when filling our food service equipment requirements.

CONTROLS

     Since a large portion of our business is transacted in cash (principally food and beverage concessions and food court operation sales), we have stringent inventory and cash controls in place. We typically record inventory levels before and after each event to determine if the sales recorded match the decline in inventory. The process is typically completed within hours of conclusion of the event and any discrepancy can generally be traced to either specific points of sale or control processes set up throughout the facility. We also run yield reports on food supplies on a monthly basis to determine if there is any significant difference between inventory and sales.

PROPERTIES

     We lease our corporate headquarters of approximately 19,300 square feet in Spartanburg, South Carolina, the headquarters of Service America in Stamford, Connecticut, which are approximately 12,600 square feet, and regional offices in:

     o Rosemont, Illinois;

     o Fords, New Jersey; and

     o Pleasanton, California.

     We are currently trying to sublease much of the office space in Stamford. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Integration Plan."


     We currently provide our services at 120 client facilities, all of which are owned or leased by our clients. Our contracts with our clients generally permit us to use certain areas within the facility to perform our administrative functions and fulfill our warehousing needs, as well as provide the food and beverage services.

EMPLOYEES

     Our operating staff consists of six regional vice presidents for concessions, who report directly to the Chief Executive Officer, and two regional vice presidents for convention centers, who report to a senior vice president for convention centers. Each regional vice president is responsible for between 11 and 21 accounts, with between approximately $45 million and $60 million in annual revenues. Each facility which we serve is typically managed by a facility general manager. Our facility general managers, who on average have approximately 10 years of experience in the recreational food service industry, have a high level of autonomy with respect to the day-to-day operations of their respective facilities.


     As of June 29, 1999, we had approximately 1,400 full-time employees. During calendar 1998, approximately 22,600 employees were part-time or hired on an event-by-event basis. The number of part-time employees at any point in time varies significantly due to the seasonal nature of the business.



     As of June 29, 1999, approximately 40% of our employees, including full and part-time employees, were covered by collective bargaining agreements with several different unions. We have not experienced any significant interruptions or curtailments of operations due to disputes with our employees, and we consider our labor relations to be good. We have hired, and expect to continue to hire, a large number of qualified, temporary workers at particular events. At some locations, local charitable groups raise funds by working at our concessions operations in exchange for a percentage of gross revenues.


     We believe that our training programs are important to our operations. New management-track recruits participate in extensive on-the-job orientation and training which exposes them to a broad range of functions at facilities, including the start-up of new accounts, financial control and planning of special events. We also have developed training programs which enable us to train efficiently the large number of part-time employees hired to meet our seasonal needs at certain facilities. The training programs teach new employees merchandising techniques, controls, courtesy, company policies and alcohol awareness. We regularly repeat alcohol awareness programs at all facilities.

INTELLECTUAL PROPERTY

     We have the patents, trademarks, trade names and licenses which are necessary for the operation of our business as we currently conduct it. We do not consider our patents, trademarks, trade names and licenses to be material to our business.

INSURANCE

     We have customary levels of insurance for a company of our size in our type of business, subject to customary deductibles and limits. As part of the implementation of the Integration Plan, we have renegotiated our insurance arrangements, which we expect to result in annual cost savings of $1.3 million. See "Management's Discussion and Analysis of Financial Condition and Results of Operation--Integration Plan."

GOVERNMENT REGULATION

     Our operations are subject to various governmental regulations, such as those governing:

     o the service of food and alcoholic beverages;

     o minimum wage regulations;

     o employment;

     o environmental protection; and

     o human health and safety.

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


     In addition, our facilities and products are subject to periodic inspection by federal, state, and local authorities. The cost of regulatory compliance is subject to additions to or changes in federal or state legislation, or changes in regulatory implementation. If we fail to comply with applicable laws, we could be subject to civil remedies, including fines, injunctions, recalls, or seizures, as well as potential criminal sanctions. See "Risk Factors--We are subject to various governmental regulations."


     The FDA regulates and inspects our kitchens. Every commercial kitchen in the United States must meet the FDA's minimum standards relating to the handling, preparation and delivery of food, including requirements relating to the temperature of food and the cleanliness of the kitchen and the hygiene of its personnel. We are also subject to certain state, local and federal laws regarding the disposition of property and leftover foodstuffs. The cost of compliance with FDA regulations is subject to additions to or changes in FDA regulations.


     We serve alcoholic beverages at many facilities, and are subject to the "dram-shop" statutes of the states in which we serve alcoholic beverages. "Dram-shop" statutes generally provide that serving alcohol to an intoxicated or minor patron is a violation of law. In most states, if one of our employees sells alcoholic beverages to an intoxicated or minor patron, we may be liable to third parties for the acts of the patron. We sponsor regular training programs in cooperation with state authorities to minimize the likelihood of serving alcoholic beverages to intoxicated or minor patrons, and we maintain general liability insurance which includes liquor liability coverage. See "Risk Factors--We are subject to various governmental regulations."


     We are also subject to licensing with respect to the sale of alcoholic beverages in the states in which we serve alcoholic beverages. Failure to receive or retain, or the suspension of, liquor licenses or permits would interrupt or terminate our ability to serve alcoholic beverages at those locations. A few of our contracts require us to pay liquidated damages during any period in which our liquor license for the relevant facility is suspended and most contracts are subject to termination in the event that we lose our liquor license for the relevant facility.

LEGAL PROCEEDINGS

     We are from time to time involved in various legal proceedings incidental to the conduct of our business. In the opinion of management, any liability arising out of currently pending proceedings will not have a material adverse effect on our financial condition or results of operations.



INFORMATION SYSTEMS



     Each of Volume Services and Service America had its own information systems, including applications used in sales, financial business systems and various administrative functions. We spent $350,000 in 1998 to integrate and develop the respective information systems, and believe that this process is now substantially complete. See "Risk Factors--The year 2000 problem may adversely affect us."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of our directors and executive officers.


NAME                                       AGE    POSITION
----------------------------------------   ---    -------------------------------------------------
John T. Dee.............................   61     Chief Executive Officer and Chairman of the Board
                                                    of Directors

Kenneth R. Frick........................   43     Vice President and Chief Financial Officer

Michael J. Higgins......................   55     Executive Vice President of Service America

Janet L. Steinmayer.....................   44     Vice President, General Counsel and Secretary

Howard A. Lipson........................   34     Director

David Blitzer...........................   29     Director, Vice President and Assistant Secretary



     John T. Dee, Chief Executive Officer and Chairman of the Board of Directors. Mr. Dee has served as Chief Executive Officer and Chairman of the Board of Directors of Volume Services America since August 24, 1998. Mr. Dee has served as President, Chief Executive Officer and a director of Service America since January 1993 and as a consultant to Service America from November 1992 to January 1993. He has been Chairman of the Board of Directors of Service America since January 1997. From 1989 to 1992, Mr. Dee was President of Top Food Services, Inc., a company engaged in the food service business. From 1980 to 1989, he was Group President at ARAMARK, with responsibility for ARAMARK's recreational food service and public restaurant operations. From 1979 to 1980, he held senior positions, including President, at Sportservice Corporation, and was responsible for concessions and merchandise operations at airports, theaters, stadiums, arenas and racetracks. From 1968 to 1979, he held various positions at ARAMARK, including Vice President--Sales and President of the Leisure Services Group, a division of ARAMARK engaged in the recreational food service industry.


     Kenneth R. Frick, Vice President and Chief Financial Officer. Mr. Frick has served as Chief Financial Officer of Volume Services America since August 24, 1998 and as Chief Financial Officer of Volume Services since 1995.
Mr. Frick has seventeen years of experience in the recreational food service industry, fourteen of them with Volume Services. Prior to becoming Chief Financial Officer of Volume Services in 1995, Mr. Frick was the Controller for Volume Services, and for seven years was Assistant Controller and Southeast Regional Controller of Volume Services. Mr. Frick is a certified public accountant.

     Michael J. Higgins, Executive Vice President of Services
America. Mr. Higgins has served as Executive Vice President of Service America since January 1997 and was Chief Financial Officer of Service America from June 1994 to January 1999. He served as a director of Service America from January 1997 to January 1999. From January 1992 to June 1994, Mr. Higgins was Executive Vice President and Chief Financial Officer of ARAMARK Leisure Services Group. From 1977 to 1992, he held various positions with ARAMARK, including Vice President--Internal Audit. Prior to that, Mr. Higgins was employed in the audit division of Arthur Andersen & Co. for more than ten years. Mr. Higgins is a certified public accountant.

     Janet L. Steinmayer, Vice President, General Counsel and Secretary.  Janet
L. Steinmayer has been Vice President, General Counsel and Secretary of Volume Services America since August 24, 1998. Ms. Steinmayer has been Corporate Vice President, General Counsel and Secretary of Service America since November 1993. From 1992 to 1993, she was Senior Vice President--External Affairs and General Counsel of Trans World Airlines, Inc. ("TWA"). From 1990 to 1991, she served as Vice President--Law, Deputy General Counsel and Corporate Secretary at TWA.
Ms. Steinmayer was a partner at the Connecticut law firm of Levett, Rockwood & Sanders, P.C. from 1988 to 1990.

     Howard A. Lipson, Director. Mr. Lipson is Senior Managing Director of The Blackstone Group L.P., referred to in this prospectus as the "Blackstone Group", which he joined in 1988, and has been a director of both Volume Services America and Volume Services since December 1995. Prior to joining the Blackstone Group, Mr. Lipson was a member of the Mergers and Acquisitions Group of Salomon Brothers Inc. He currently serves on the Board of Directors of Allied Waste Industries, Inc., AMF Group Inc., Ritvik Holdings Inc., Prime Succession Inc. and Roses, Inc. and is a member of the Advisory Committee of Graham Packaging Company.

     David Blitzer, Director, Vice President and Assistant
Secretary. Mr. Blitzer is a Managing Director of the Blackstone Group which he joined in 1991, and has been a director of both Volume Services America and Volume Services since December 1995. Mr Blitzer is also a director of Haynes International, Inc., Republic Engineered Steels, Inc., Bar Technologies, Inc. and The Imperial Home Decor Group Inc.



COMMITTEES OF THE BOARD OF DIRECTORS


     Our Board of Directors does not have any committees.

EXECUTIVE COMPENSATION

     The table below describes certain information concerning the total compensation of the Chief Executive Officer and the four other most highly compensated executive officers of Volume Services America based on 1998 salary and bonuses, Lawrence A. Hatch, former Chairman, Chief Executive Officer and President of Volume Services and Ronald Skadow, former Vice President, General Counsel and Secretary of Volume Services, referred to together as the "Named Executives". The principal components of such individuals' current cash compensation are the annual base salary and other compensation included in the Summary Compensation Table.

                                                         ANNUAL COMPENSATION
                                           ------------------------------------------------
                                                                            OTHER ANNUAL        ALL OTHER
                                           YEAR     SALARY       BONUS      COMPENSATION(1)    COMPENSATION(2)
                                           ----    --------    ---------    ---------------    ---------------
John T. Dee(3)
Chief Executive Officer and Chairman of
the Board of Directors..................   1998    $483,716    $      --       $     579          $      --

Kenneth R. Frick(4)
Vice President and Chief Financial
Officer.................................   1998     153,175       20,535           4,584                 --

Michael J. Higgins(3)
Executive Vice President of Service
America.................................   1998     230,160           --           2,267                 --

Janet L. Steinmayer(3)
Vice President, General Counsel and
Secretary...............................   1998     291,900      150,000          18,300                 --

J. Wayne Tolleson(4)
Vice President, Sales and Marketing.....   1998      78,000           --          89,289                 --

Lawrence A. Hatch(4)....................   1998     319,686       25,000           9,458            500,000

Ronald Skadow(4)........................   1998     118,790       17,310          20,447            290,004

------------------
(1) Other annual compensation includes company car, life insurance, commissions, 401(k) employer matching contributions and reimbursement of interest on investor notes.

(2) All other compensation includes severance pay and stay bonus.

(3) Compensation paid solely by Service America.

(4) Compensation paid solely by Volume Services.

DIRECTOR COMPENSATION

     Directors of Volume Services America do not receive compensation, except in their capacity as officers or employees.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     We have entered into the following arrangements with our directors and executive officers:

     On August 24, 1998, Volume Holdings entered into an employment agreement with Mr. Dee. The agreement provides that Mr. Dee will be employed by Volume Holdings at an annual base salary of $465,000 for a term of five years, subject to earlier termination by Volume Holdings for or without Cause, or by Mr. Dee for Good Reason, each as defined in the agreement. Mr. Dee is entitled to a bonus at the discretion of the Board of Directors of Volume Holdings and to participate in any executive bonus plan and all employee benefit plans maintained by Volume Holdings. The agreement provides for severance pay in the case of a termination by Volume Holdings without Cause or by Mr. Dee for Good Reason in an amount equal to Mr. Dee's annual base salary for the balance of the term of employment and ancillary benefits. During and for two years after Mr. Dee's employment, Mr. Dee has agreed that, without the written consent of Volume Holdings, he will not:

     o be engaged, in any capacity, in any business that competes with Volume Holdings' business; or

     o solicit any person who was employed by Volume Holdings during the 12 months preceding such solicitation.

     On November 17, 1995, Volume Services entered into an employment agreement with Mr. Frick. The agreement provides that Mr. Frick will be employed by Volume Services until he resigns or is dismissed by Volume Services for or without Cause, as defined in the agreement. Mr. Frick's base salary under the contract is $195,000 subject to annual review. Mr. Frick is also entitled to receive an annual bonus pursuant to any management incentive compensation plan established by Volume Services. In the case of termination of employment due to resignation, Mr. Frick will receive his salary up to the 30th day following his resignation and any accrued but unpaid bonus. In the case of termination without Cause by Volume Services, Mr. Frick will receive a one-time payment of two times his base annual salary plus any accrued but unpaid bonus. During and for two years after his employment, Mr. Frick has agreed not to:

     o solicit employees of Volume Services to cease such employment without the written consent of Volume Services; or

     o have any involvement in any capacity in any contract concessions business similar to that of Volume Services in those states in the United States in which Volume Services does business and over which Mr. Frick has had supervisory responsibility.

     On August 24, 1998, Service America entered into an employment agreement with Mr. Higgins. The agreement provides that Mr. Higgins will be employed by Service America for an initial period of one year at an annual base salary of $218,400. The term of the agreement will automatically be extended for successive six-month periods unless and until terminated by Service America for or without Cause, or by Mr. Higgins for Good Reason, each as defined in the agreement. Mr. Higgins is entitled to a bonus at the discretion of Service America's Board of Directors and to participate in any executive bonus plan and all employee benefit plans maintained by Service America. The agreement provides for severance pay in the case of a termination by Service America without Cause or by Mr. Higgins for Good Reason in an amount equal to Mr. Higgins' salary for the balance of the term plus the equivalent of his annual salary and ancillary benefits. During and for one year after Mr. Higgins' employment, Mr. Higgins has agreed that without the written consent of Service America he will not:

     o be engaged, in any capacity, in any business that competes with Service America's business; or

     o solicit any person who was employed by Service America or its affiliates during the 12 months preceding such solicitation.


     Under a letter agreement dated July 27, 1998, GE Capital and Service America agreed that GE Capital will be responsible for that portion of Mr. Higgins' salary that relates to the time that Mr. Higgins devotes to the affairs of GE Capital in the first year of the agreement, and for all payments thereafter, including severance payments, provided that GE Capital has the right to determine when notice of termination is given. GE Capital has recently given notice of termination, and Mr. Higgins' employment contract will terminate on August 24, 1999. However, Mr. Higgins will continue to be employed by Service America on substantially the same terms.


     On September 29, 1998, Volume Holdings entered into an employment agreement with Ms. Steinmayer. The agreement provides that Ms. Steinmayer will be employed by Volume Holdings at an annual base salary of $180,000, plus $250 per hour for each hour that she works in excess of 24 hours per week, until the agreement is terminated by Volume Holdings for or without Cause, or by Ms. Steinmayer for Good Reason, each as defined in the agreement. Ms. Steinmayer is entitled to a bonus at the discretion of the Board of Directors of Volume Holdings and to participate in any executive bonus plan and all employee benefit plans maintained by Volume Holdings. The agreement provides for severance pay in the case of a termination by Volume Holdings without Cause or by Ms. Steinmayer for Good Reason in an amount equal to two times her compensation in the one year period prior to the date of termination (annualized in the case of termination prior to the end of the first year), plus ancillary benefits. During and for two years after Ms. Steinmayer's employment, she has agreed that she will not, without the prior written consent of Volume Holdings:

     o have any involvement in any enterprise which provides food services, as defined in the agreement in any of the states in the United States in which Volume Holdings operates; or

     o solicit any employee of Volume Holdings to leave its employment.

     On December 22, 1995, Volume Services entered into an employment agreement with Lawrence A. Hatch. The agreement provided that Mr. Hatch would be employed by Volume Services as Chairman, Chief Executive Officer and President until he resigned or was dismissed by Volume Services for or without Cause, as defined in the agreement. Mr. Hatch's base salary under the contract was $300,000, subject to annual review. On October 13, 1998, Volume Services entered into a termination agreement with Mr. Hatch. Pursuant to the agreement, on October 13, 1998, Mr. Hatch resigned from his position as Chairman, from every executive officer capacity in which he served and as a director of Volume Services and all of its affiliates for which he served as a director. In addition, the agreement provides that Mr. Hatch will resign from all other positions related to his employment with Volume Services on March 31, 1999, at which time he will receive $700,000 from Volume Services. Until then, Mr. Hatch will continue to receive his annual base salary and other ancillary benefits. On October 13, 1998, Mr. Hatch also signed a waiver and general release, in connection with which Volume Services paid Mr. Hatch $500,000 and transferred the benefit of a $900,000 term life insurance policy held by Volume Services to Mr. Hatch. On March 31, 1999 Mr. Hatch resigned from all other positions related to his employment with Volume Services, and received $700,000.

     The agreement contains the grant by Mr. Hatch of an irrevocable option to Volume Holdings, exercisable at any time within five years from the date of the agreement, to purchase all of Mr. Hatch's equity interests, referred to as the "VSI Equity" in VSI Management Direct L.P., referred to as "VSI Management" and VSI Management II L.P. for an aggregate purchase price of $1.5 million, plus interest, if any, which will begin accruing from October 13, 2000. The agreement also contains the grant by Volume Holdings of an irrevocable option to Mr. Hatch, exercisable upon the occurrence of a distribution of cash or marketable securities with an aggregate value of at least $1.5 million by any of BCP Volume L.P., BCP Offshore Volume L.P. or VSI Management Direct L.P.

within five years from the date of the agreement, to sell all of the VSI Equity to Volume Holdings for an aggregate purchase price of $1.5 million, plus interest, if any, which will begin accruing from October 13, 2000. On March 9, 1999, Volume Holdings paid Mr. Hatch $1.5 million for the VSI Equity in accordance with the terms of the agreement. Mr. Hatch has agreed that, prior to March 31, 2001, he will not, without the prior written consent of Volume Services, hire any member of corporate management or any site manager of Volume Holdings or solicit such employee to leave Volume Holdings, except for employees who have been dismissed by Volume Holdings or have left Volume Holdings and joined another employer. Mr. Hatch has also agreed that, prior to March 31, 2001, he will not:

     o solicit any third party to sever or alter its relationship with Volume Holdings; or

     o provide Food Services, as defined in the agreement, to any existing customer of Volume Holdings or any customer who is identified in the agreement as a person whose business was then being pursued by Volume Holdings.

SAVINGS PLANS

     Volume Services sponsors the Volume Services, Inc. 401(k) Plan, which is a 401(k) plan established for the benefit of employees of Volume Services who have satisfied certain requirements. These requirements include attainment of age 21 and completion of one month of service. The Volume 401(k) Plan excludes:

     o employees covered by a collective bargaining agreement;

     o nonresident aliens;

     o employees compensated on an hourly basis;

     o leased employees; and

     o employees of a member of the employer's related group who does not participate in the Volume 401(k) Plan.

     Subject to applicable limits imposed on tax-qualified plans, participants may elect to make pre-tax contributions of up to 15% of their compensation in each year. Volume Services makes matching contributions to the Volume 401(k) Plan equal to 25% of the participant's contributions, up to 6% of the participant's earnings. The Volume 401(k) Plan also permits Volume Services to make additional discretionary matching contributions, as well as discretionary contributions unrelated to participant pre-tax contributions. The participants in the Volume 401(k) Plan are 100% vested in their account balances at all times.

     Volume Services also sponsors the Volume Services, Inc. Deferred Compensation Plan, referred to as the "Volume Deferral Plan", which is a non-qualified plan established for the benefit of employees of Volume Services who are:

     o members of VSI Management;

     o members of a select group of highly compensated or management employees of Volume Services; or

     o selected by an administrative committee appointed by the Board of Directors of Volume Services.

     Participants in the Volume Deferral Plan may elect to make pre-tax deferrals of a portion of their base salaries and/or bonuses. The administrative committee may provide for a matching contribution on any amount deferred. Each participant's deferral will be credited to a bookkeeping account, which will also be credited with earnings and losses based upon hypothetical investments. The participants in the Volume Deferral Plan are unsecured general creditors of Volume Services and are paid their benefits from assets which continue to be part of the general, unrestricted assets of Volume Services.

     Service America sponsors the Service America Corporation Retirement and Savings Plan, referred to as the "Service 401(k) Plan", which is a 401(k) plan established for the benefit of employees who have attained 21 years of age and have completed one year of service. The Service 401(k) Plan excludes employees who are:

     o nonresident aliens;

     o covered by a collective bargaining agreement which does not provide for participation in the Service 401(k) Plan; and

     o leased employees.

     Subject to applicable limits imposed on tax-qualified plans, participants may elect to make pre-tax contributions of up to 16% of their Compensation, as defined in the Service 401(k) Plan, but not in excess of $10,000 for 1998. The Service 401(k) Plan permits discretionary matching contributions on pre-tax contributions of up to 6% of a participant's Compensation. All participants in the Service 401(k) Plan are 100% vested in their account balances at all times.

     Service America sponsors the Service America Corporation Deferred Compensation Plan, referred to as the "Service America Deferral Plan", which is a non-qualified plan established for the benefit of employees of Service America who are members of a select group of highly compensated or management employees of Service America and selected by an administrative committee appointed by the Board of Directors of Volume Services.

     Participants in the Service America Deferral Plan may elect to make pre-tax deferrals of a portion of their base salaries and/or bonuses. The administrative committee may provide for a matching contribution on any amount deferred. Each participant's deferral will be credited to a bookkeeping account, which will also be credited with earnings and losses based upon hypothetical investments. The participants in the Service America Deferral Plan are unsecured general creditors of Service America and are paid their benefits from assets which continue to be part of the general, unrestricted assets of Service America.

OTHER COMPENSATION PLANS

     In January 1998, Volume Services introduced the "Stay Put Severance Policy" to provide enhanced severance pay to employees terminated pursuant to the acquisition of Service America. Amounts payable in connection with this policy are included in the $4.9 million of one-time expenses and charges which we expect to incur in connection with the implementation of the Integration Plan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Integration Plan."

     In January 1999, Volume Services America introduced a bonus plan for general managers and senior management personnel. Eligible personnel qualify for bonus payments in the event that Volume Services America exceeds annual financial performance targets.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SERVICE AMERICA TRANSACTIONS

     Service America Recapitalization. In January 1997, GE Capital and certain members of Service America's management, referred to as "Management Stockholders", consummated a recapitalization by merging Service America with and into Servam Acquisition Corp., referred to as the "Service America Recapitalization". In the merger, the previously outstanding shares of common stock of Service America, all of which were held by Servam Corporation, were converted into the right to receive an aggregate of $80.0 million in cash. Effective upon the merger, Service America was capitalized with:

     o term loan debt of $55.0 million and revolving debt of $5.0 million loaned by GE Capital under a credit facility dated January 17,1997;

     o 200,000 shares of Series B preferred stock with a liquidation preference of $20.0 million in the aggregate and a warrant, referred to as the "GE Capital Warrant", exercisable for 711,538 shares of Service America common stock (which represented approximately 70% of the Service America common stock on a fully diluted basis), which were purchased by GE Capital for an aggregate of $20.0 million;

     o 30,000 shares of Series A preferred stock, which was junior to the Series B preferred stock, with a liquidation preference of $3.0 million in the aggregate, purchased by the Management Stockholders for $97,500; and

     o 250,000 shares of Service America common stock, constituting all of the outstanding Service America common stock (which represented 30% of the Service America common stock on a fully diluted basis), purchased by the Management Stockholders for $2,500.

     Service America became a wholly owned subsidiary of Volume Services America in December 1998. See "Prospectus Summary--Acquisition of Service America."

     The GE Capital Warrant. The GE Capital Warrant, issued in connection with the Service America Recapitalization, entitled GE Capital to acquire an aggregate of 711,538 shares of Service America common stock at an exercise price of $0.01 per share. The GE Capital Warrant was scheduled to expire in January 2007 and provided for certain customary adjustments in the number of shares for which it could be exercised and the price at which it could be exercised upon the occurrence of certain events, including the issuance by Service America of equity securities at a price below the then-current market price of such securities. In addition, the GE Capital Warrant provided for cashless exercise. Volume Holdings acquired the GE Capital Warrant from GE Capital in exchange for the issue of Volume Holdings common stock to GE Capital as part of the acquisition of Service America.

     Assignment and Assumption Agreement. Pursuant to the assignment and assumption agreement, Service America assigned the promissory notes and common stock of Compass Group plc received from the sale to Compass of Service America's institutional vending and dining business, which were valued by the parties at $108.4 million, to GE Capital in consideration for:

     o the forgiveness of $17.9 million of debt and interest and $3.8 million of accrued dividends owed by Service America to GE Capital; and

     o the assumption by GE Capital of a percentage of certain categories of liabilities on Service America's balance sheet as of the closing date of the Compass transaction. These percentages represented an approximation of the amount of each category of liabilities attributable to all institutional vending and dining operations sold by Service America on or prior to September 27, 1996.

     Pursuant to the assignment and assumption agreement, Service America serves as GE Capital's agent for purposes of paying and discharging all of such assumed liabilities, and these transactions with GE Capital are reflected in Service America's financial statements. Certain

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

liabilities assumed by GE Capital are subject to an aggregate maximum of approximately $16.3 million, but this amount does not apply to:

     o certain anticipated or contingent liabilities, which are assumed 100% by GE Capital;

     o casualty insurance, including worker's compensation;

     o medical insurance; and

     o certain accrued taxes.

     As of December 31, 1998, GE Capital had assumed accrued liabilities of $16.1 million subject to the limit. We do not believe that outstanding liabilities subject to the limit will exceed the $0.2 million which remains available, but we cannot assure you that this will be the case. If such liabilities do exceed the limit, we will be liable for them. As of December 31,1998, approximately $2.2 million of liabilities not subject to the limit were outstanding. GE Capital is solely responsible for these liabilities until February 2000. In February 2000, GE Capital will pay us a sum equal to 125% of the total liabilities which we agree with GE Capital to be then outstanding. After payment of this sum, we will be responsible for the entire actual amount of these liabilities.

     The actual amount of the liabilities may exceed the sum which is paid to us in February 2000. See note 4 to the consolidated financial statements of Service America for the fifty-two week period ended December 27, 1997, the thirty-nine week period ended December 28, 1996 and the fifty-three week period ended
March 30, 1996, included elsewhere in this prospectus.

     Tax Indemnity Agreement. Service America ceased being a member of the General Electric Company consolidated group, referred to as the "GE Consolidated Group", for federal income tax purposes by reason of the Service America Recapitalization. Accordingly, Service America and GE Capital in January 1997 entered into a tax indemnity agreement. Under this agreement:

     o GE Capital agreed to indemnify Service America for, and became entitled to any refund of, all consolidated or combined federal, state and local income taxes payable while Service America was a member of the GE Consolidated Group; and

     o as authorized by the consolidated return Treasury Regulations, the GE Consolidated Group became entitled to re-attribute to itself the portion of Service America's net operating losses that did not exceed the amount of "disallowed losses" (as defined in those regulations) which GE Capital realized on the Service America Recapitalization.

     Repayment of Credit Facilities. On December 3, 1998, we used $69.1 million of the borrowings under the senior credit facilities to repay GE Capital in full for credit facilities which GE Capital had previously provided to Service America.

     The Advisory Agreement. Pursuant to a letter agreement, dated July 1, 1996, as amended, referred to as the "Advisory Agreement", Service America retained Impala Partners LLC as a financial advisor through December 31, 1997. Mr. Paul Street, a director of Service America from January 1997 to January 1999, is a general partner of Impala. Based on a letter agreement dated December 8, 1997, Impala provided financial advisory services to Service America in connection with the Service America Recapitalization and the acquisition of Service America by Volume Holdings.

     Pursuant to the Advisory Agreement, Service America paid financial advisory fees to Impala of $1.6 million for initial valuation services and other valuation functions in connection with the acquisition of Service America. In addition, Service America has reimbursed Impala for all out-of-pocket expenses incurred in connection with its advisory services.

     Letters of Credit. Upon entering into the senior credit facilities in December 1998, the Issuer obtained two letters of credit in favor of GE Capital for $1.1 million (which has subsequently been cancelled) and $6.8 million (which has subsequently been reduced to $0.3 million), respectively. These letters of credit were obtained to reimburse GE Capital for any liability which it may incur pursuant to its guarantee of certain letters of credit provided to support obligations of Service America prior to its acquisition by Volume Holdings and which are still outstanding.

     Letter of Support. On July 10, 1998, Service America received a letter from GE Capital confirming that GE Capital would provide financial support to Service America. This letter was replaced after consummation of the credit agreement by a letter from Volume Holdings to the same effect.

VOLUME SERVICES TRANSACTIONS

     The Blackstone Advisory Agreement. Pursuant to a letter agreement, dated May 1, 1998, Volume Services retained the Blackstone Group as its exclusive financial advisor in connection with the acquisition of Service America. Volume Services paid a retainer fee of $125,000 to the Blackstone Group in July 1998, and a transaction fee of $2,275,000 in December 1998 for initial valuation services and other valuation functions.

     The Monitoring Agreement. Certain administrative and management functions are provided to Volume Services by Blackstone Management Partners L.P. Volume Services paid Blackstone Management Partners L.P. approximately $250,000 during fiscal year 1998. This agreement does not have a fixed term. However, it will be terminated if the aquisition of Volume Holdings by Ogden Entertainment, Inc. is completed.

AMENDED STOCKHOLDERS' AGREEMENT

     On December 21, 1995, VSI Management, BCP Volume L.P. and BCP Offshore Volume L.P., together referred to as the "VSI Holders", and Volume Holdings entered into a stockholders' agreement. Pursuant to the exchange agreement, on August 24, 1998, the VSI Holders, Volume Holdings, GE Capital and Recreational Services entered into an amended and restated stockholders' agreement. Certain provisions of the amended stockholders' agreement are set out below.

     Management; Board of Directors. The Board of Volume Holdings will be comprised of a Chairman, one director appointed by VSI Management (provided that the Chairman is not a partner of VSI Management and that VSI Management consults with Blackstone prior to the appointment) and three directors appointed by Blackstone (provided that Blackstone is the sole Controlling Shareholder, defined in the agreement). If Blackstone ceases to be the sole Controlling Shareholder, GE Capital will have the right to appoint two directors. Until GE Capital is entitled to appoint a director, it is entitled to appoint an Observer, as defined in the agreement, who is not entitled to vote on any Board matters.

     Transfers of Shares. No transfers of the shares of Volume Holdings' common stock, referred to as the "Shares", may be made by any stockholder, as defined in the agreement, within one year from the date of the amended stockholders' agreement other than:

     o to a defined category of persons affiliated with or successors in title to existing stockholders, each of whom agrees to be bound by the terms of the amended stockholders' agreement, each referred to as a "Permitted Transferee";

     o pursuant to a public offering of the Shares; or

     o in accordance with the exercise of the drag-along or tag-along rights discussed below.

     If either of Blackstone or Recreational Services, for these purposes, referred to as the "Transferring Stockholder", intends to transfer its Shares while the amended stockholders' agreement is in effect (other than by way of a public offering or pursuant to Rule 144 of the Securities Act or to a Permitted Transferee) and the Transferring Stockholder still beneficially owns at least one-third of the number of Shares on a fully diluted basis that it held at the date of the amended stockholders' agreement, then each other stockholder will have the right to require the purchaser of such Transferring Stockholder's Shares to purchase the same proportion of the Shares which such stockholder owns, on the same terms as those offered to the Transferring Stockholder, referred to as the "tag-along right".

     If all of the Controlling Stockholders accept an offer by a party other than a stockholder, referred to as a "Third Party", to purchase all of the Shares owned by the stockholders (and the

Controlling Stockholder to whom the offer was made still owns at least one-third of the Shares owned by it at the date of the amended stockholders' agreement), then each stockholder is obliged to transfer its Shares to the Third Party on the same terms as those accepted by the Controlling Stockholders, referred to as the "drag-along right".

     After one year from the date of the amended stockholders' agreement, a stockholder may also transfer Shares:

     o pursuant to a transfer which is exempt from the registration requirements of the Securities Act; or

     o if such stockholder is not a Controlling Stockholder, after offering the Shares first to Volume Holdings and then to each of Blackstone and Recreational Services in proportion to their respective holdings of Shares.

     Unless a stockholder transfers Shares pursuant to a public offering, Rule 144 under the Securities Act or the drag-along right, all transferees are required to become bound by the terms of the amended stockholders' agreement.

     Restrictions on Corporate Action. For so long as Recreational Services owns at least 20% of the Shares, we may not take certain fundamental corporate actions without the consent of each of Recreational Services and Blackstone, including the amendment of the certificate of incorporation or by-laws of Volume Holdings or the modification of any stock option, bonus or benefit plan. Similarly, Volume Holdings may not enter into any transaction with Blackstone, or its affiliates, without the consent of Recreational Services, except for:

     o transactions provided for or contemplated by the Transactions;

     o the payment of regular fees or expenses to its directors;

     o transactions which are reasonable in the light of industry practice and which are of a value not greater than $500,000 individually and $1,000,000 in the aggregate in any one year;

     o the payment of the monitoring fee discussed below; or

     o transaction fees up to 1% of the value of a company being acquired by Volume Holdings, as long as GE Capital also receives a proportional fee based on Recreational Services' Share ownership relative to Blackstone's Share ownership.

     Annual Fees. The amended stockholders' agreement permits the payment of annual monitoring fees by Volume Holdings of $250,000 to Blackstone and $167,000 to GE Capital. The fees payable to GE Capital relate to financial consultation services and have been accounted for as an expense, but not yet paid.

     Registration Rights. Blackstone has the right to demand registration of the Shares by Volume Holdings under the Securities Act at any time, subject to a maximum of three such registrations. Recreational Services has the right to demand such registration on one occasion only, at any time on or after the third anniversary of the date of the amended stockholders' agreement.

     Financings. The amended stockholders' agreement also obliges Volume Holdings to use its reasonable best efforts to consummate a financing by August 24, 1999. The proceeds of the financing are to be applied to pay related fees and expenses, to repay debt of Volume Holdings and to repurchase Shares from the holders in accordance with a formula set out in the exchange agreement. Volume Holdings satisfied this requirement by consummation of the Financings.

ADVISORY AGREEMENT

     Pursuant to a letter agreement, Volume Holdings has retained the Blackstone Group as its exclusive financial advisor in connection with proposed acquisition by Ogden Entertainment, Inc. of all of Volume Holdings' common stock. If the acquisition is completed, Volume Holdings will pay the Blackstone Group a fee of $3 million.

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

                               SECURITY OWNERSHIP

     The Issuer is a wholly owned subsidiary of Volume Holdings. The following table and accompanying footnotes set forth certain information concerning the approximate beneficial ownership of all of the Volume Holdings common stock. None of the directors or executive officers of the Issuer beneficially owns more than 1% of Volume Holdings common stock. The Issuer has not made any equity plan or options to purchase Volume Holdings common stock available to its directors or executive officers. Except as indicated in the footnotes to this table, the Issuer believes that the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

NAME AND ADDRESS                                                             SHARES OWNED     PERCENTAGE OWNED
-------------------------------------------------------------------------    ------------     ----------------
BCP Volume L.P.(1)
345 Park Avenue
New York, NY 10154                                                               157.0              47.1%

BCP Offshore Volume L.P.(1)
345 Park Avenue
New York, NY 10154                                                                40.7              12.3%

Recreational Services LLC(2)
201 High Ridge Road
Stamford, Connecticut 06927                                                      120.8              36.4%

VSI Management Direct L.P.(3)
c/o Volume Services, Inc.
201 East Broad Street
Spartanburg, South Carolina 29306                                                 14.1               4.2%

(1) BCP Volume L.P. and BCP Offshore Volume L.P. are controlled by, and 85% of their partnership interests are collectively owned by, BCP II, Blackstone Family Investment Partnership II L.P. and Blackstone Offshore Capital Partners II L.P. (collectively, the "Blackstone Partnerships"). Blackstone Management Associates II L.P. is the general partner of each of the Blackstone Partnerships and as such exercises voting and dispositive power with respect to such shares. Messrs. Peter G. Petersen, Stephen A. Schwarzman and Howard A. Lipson are members of BMA II, which has investment and voting control over the shares held or controlled by the Blackstone Partnerships. Each person disclaims beneficial ownership of such shares. The address of each of them is 345 Park Avenue, New York, NY 10154. The remaining 15% partnership interests of BCP Volume L.P. and BCP Offshore Volume L.P. are owned by VSI Management II L.P. VSI Management II L.P. is a limited partnership, the general partner of which is VSI Management I LLC. The limited partners of VSI Management II L.P. are current and former members of Volume Services' management team.

(2) Recreational Services is a limited liability company, the managing member of which is GE Capital. Recreational Services has three classes of membership interests: Class A interests, Class B interests and Class C interests. GE Capital owns all of the Class A interests and Class B interests. The Class A interests and Class B interests entitle the holders thereof to a preferential dividend. Upon payment in full of this preferential dividend, all distributions by Recreational Services will be made pro rata to the holders of Class C interests. GE Capital owns 63.8% of the Class C interests and certain current members of Service America's management team own the remaining 36.2% of the Class C interests.

(3) VSI Management Direct L.P. is a limited partnership, the general partner of which is VSI Management I LLC, a limited liability company. The managing members of VSI Management I LLC are Kenneth R. Frick, our Vice President and Chief Financial Officer, and BMA II. The limited partners of VSI Management Direct L.P., who own 99% of its partnership interests, and the non-managing members of VSI Management I LLC are current and former members of Volume Services' management team. Current members of Volume Services' management team own approximately 60.1% of the limited partnership interests of VSI Management Direct L.P., and former members of Volume Services' management team own the remaining approximately 39.9%. The general partner of VSI Management Direct L.P. owns the remaining 1% of the partnership interests.

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

                  DESCRIPTION OF THE SENIOR CREDIT FACILITIES

     The following is a summary of the senior credit facilities. It summarizes all of the material terms of the senior credit facilities. However, it is not complete and is qualified by reference to all the provisions of the credit agreement which governs the senior credit facilities. A copy of this credit agreement is available upon request from Volume Services America.

GENERAL

     On December 3, 1998, the Issuer and Volume Holdings entered into a credit agreement with:

     o Goldman Sachs Credit Partners L.P., as joint lead arranger and syndication agent;

     o The Chase Manhattan Bank, referred to as "Chase", as joint lead arranger, swingline lender and administrative agent;

     o Chase Manhattan Bank Delaware, as the fronting bank; and

     o the other lenders.

     The senior credit facilities governed by this credit agreement consisted of a revolving credit facility in an aggregate principal amount of up to $75.0 million and term loans in an aggregate principal amount of $160.0 million. We used $45.0 million of the net proceeds of the offering of the outstanding notes to repay all of term loan A and $5.0 million of term loan B. The following is a summary of certain principal terms of the credit agreement. The summary is qualified by reference to the actual terms of the agreement.

     All obligations of the Issuer under the credit agreement are guaranteed by Volume Holdings and by the Issuer's existing and future domestic wholly-owned subsidiaries. Indebtedness under the senior credit facilities is secured by a first priority security interest in:

     o 65% of the issued and outstanding capital stock of each foreign subsidiary of the Issuer and 100% of the issued and outstanding capital stock of Volume Holdings, the Issuer and its domestic wholly-owned subsidiaries; and

     o substantially all other tangible and intangible assets owned or acquired in the future by Volume Holdings, the Issuer and its domestic wholly-owned subsidiaries.


     The proposed acquisition by Ogden Entertainment, Inc. of all of Volume Holdings' common stock would constitute a change of control under the credit agreement. As discussed in "Summary--Recent Developments," Volume Services America will either need to obtain the consent of the lenders under its senior credit facilities to the proposed change of control or refinance the facilities prior to closing the acquisition.


REVOLVING CREDIT FACILITY

     The revolving credit facility allows the Issuer to borrow up to $75.0 million. The revolving credit facility includes a sublimit of $35.0 million for letters of credit and a sub-limit of $5.0 million for swingline loans. This facility matures on December 3, 2004.

TERM LOANS

     The senior credit facilities currently consist of a term loan in an aggregate principal amount of $115.0 million. The term loan will mature on December 3, 2006. Installments of the term loans are due in consecutive quarterly installments on each Installment Date, commencing March 30, 1999, with 25% of the annual amounts due on each Installment Date. Annual payments for the term loan total $1.2 million in each year from 1999 through 2005, and $106.7 million in 2006.

USE OF PROCEEDS

     Proceeds of the term loans were used to repay in full all outstanding indebtedness of Volume Services and Service America under their existing credit facilities and to pay fees and expenses related to the acquisition of Service America and the credit agreement. The commitments under the

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

revolving credit facility are available to fund our capital investment requirements, working capital, general corporate and other cash needs.

INTEREST RATES

     The Issuer may elect that the revolving loans bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin or the Adjusted LIBO Rate plus the Applicable Margin, and swingline loans will bear interest based upon the Alternate Base Rate. The Issuer may elect that term loan B bears interest at a rate per annum equal to the Alternate Base Rate plus 2.75% or the Adjusted LIBO Rate plus 3.75%.

     The Alternate Base Rate refers to the higher of:

     o Chase's prime rate of interest; and

     o the federal funds rate plus 0.5%.

     Interest on each Alternate Base Rate borrowing will be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days when determined by reference to the prime rate and over a year of 360 days at all other times.

     The Adjusted LIBO Rate refers to the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) at which eurodollar deposits for one, two, three or six months, as the Issuer selects, are offered in the interbank eurodollar market. Interest on each Eurodollar borrowing will be computed on the basis of the actual number of days elapsed over a year of 360 days.

     The Applicable Margin for any revolving loan that bears interest at a rate determined by reference to the Alternate Base Rate and for swingline loans will be 2.00% per annum until the date of delivery of financial statements for the period ending June 29, 1999. The Applicable Margin for these loans after such date will fluctuate, depending on a calculation of the Issuer's leverage ratio, between 1.25% and 2.00%. The Applicable Margin for any revolving loan that bears interest at a rate determined by reference to the Adjusted LIBO Rate will be 3.00% per annum until the date of delivery of financial statements for the period ending June 29, 1999. The Applicable Margin for these loans after such date will fluctuate, depending on the Issuer's leverage ratio, between 2.25% and 3.00%.

FEES

     The Issuer has agreed to pay customary fees with respect to the senior credit facilities, including:

     o commitment fees on the unused portion of the revolving credit facility;

     o letter of credit participation fees;

     o fronting bank fees; and

     o fees to the syndication agent and the administrative agent.

MANDATORY AND OPTIONAL PREPAYMENT

     The term loans will be prepaid, subject to certain conditions and exceptions, with

     o 100% of the net cash proceeds received by Volume Holdings, the Issuer or any of its subsidiaries from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition to any person of any assets;

     o 100% of the net proceeds from the incurrence of any indebtedness by Volume Holdings, the Issuer or any of its subsidiaries, other than the notes;

     o 50% of the net proceeds of any sale or issuance of equity by Volume Holdings; and

     o 100% of cash flow in excess of certain expenditures, costs and payments.

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

     These mandatory prepayments will be applied as follows:

     o first, pro rata to reduce outstanding term loans (and after the term loans have been paid in full, to prepay revolving loans), so long as, at the election of holders of term loan B, the portion of proceeds otherwise allocable to term loan B may be allocated to repay term loan A; and

     o second, to the prepayment of the amounts outstanding under the revolving credit facility.

     Mandatory prepayments of amounts outstanding under the revolving credit facility will not reduce the commitments of the lenders to make loans under the revolving credit facility. The credit agreement provides that the Issuer may voluntarily prepay loans in whole or in part without penalty, subject to minimum prepayments.

COVENANTS

     The credit agreement contains covenants that, subject to certain exceptions, restrict the ability of Volume Holdings, the Issuer and its subsidiaries to, among other things:

     o incur indebtedness and guarantees;

     o incur liens;

     o make loans and investments;

     o engage in mergers, consolidations, acquisitions and asset sales;

     o pay dividends and make distributions on, or repurchase or redeem, capital stock;

     o enter into transactions with affiliates and sale leaseback transactions;

     o make changes in their line of business;

     o amend certain material agreements; and

     o sell capital stock of the Issuer's subsidiaries.

     The Issuer will also be required to comply with certain financial covenants, including a maximum net leverage ratio, an interest coverage ratio and a minimum consolidated cash net worth test. The credit agreement contains affirmative covenants, including entry by Volume Holdings, the Issuer and its subsidiaries into interest rate protection agreements, and customary representations and warranties.

EVENTS OF DEFAULT

     The credit agreement contains certain customary events of default including:

     o non-payment of principal;

     o non-payment of interest or fees (with a customary grace period);

     o violation of covenants contained in the credit agreement;

     o inaccuracy of representations and warranties in any material respect;

     o cross-default to certain other indebtedness;

     o bankruptcy and insolvency events;

     o material judgments;

     o violations of the Employee Retirement Income Security Act of 1974, as amended;

     o change of control transactions;

     o failure to maintain security interests;

     o invalidity or asserted invalidity of credit documents entered into pursuant to the credit agreement, including guarantees; and

     o failure of the obligations contained in the credit agreement and the guarantees to be senior in right of payment to other indebtedness.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Issuer has entered into an exchange and registration rights agreement with the initial purchasers of the outstanding notes in which it agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the outstanding notes for exchange notes. The Issuer also agreed to use its reasonable best efforts to cause such offer to be consummated within 210 days following the original issue of the outstanding notes. The exchange notes will have terms substantially identical to the outstanding notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the exchange and registration rights agreement. The outstanding notes were issued on March 4, 1999.

     Under the circumstances set forth below, the Issuer will use its reasonable best efforts to cause the Commission to declare effective a shelf registration statement with respect to the resale of the outstanding notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

     o if any changes in law, Commission rules or regulations or applicable interpretations thereof by the staff of the Commission do not permit the Issuer to effect the exchange offer as contemplated by the exchange and registration rights agreement;

     o if any outstanding notes validly tendered in the exchange offer are not exchanged for exchange notes within 210 days after the original issue of the outstanding notes;

     o if any initial purchaser of the outstanding notes so requests (but only with respect to any outstanding notes not eligible to be exchanged for exchange notes in the exchange offer); or

     o if any holder of the outstanding notes notifies the Issuer that it is not permitted to participate in the exchange offer or would not receive fully tradable exchange notes pursuant to the exchange offer.

     If the Issuer fails to comply with certain obligations under the exchange and registration rights agreement, it will be required to pay liquidated damages to holders of the outstanding notes. Please read the section captioned "Exchange and Registration Rights Agreement" for more details regarding the exchange and registration rights agreement.

     Each holder of outstanding notes that wishes to exchange such outstanding notes for transferable exchange notes in the exchange offer will be required to make the following representations:

     o any exchange notes will be acquired in the ordinary course of its business;

     o such holder has no arrangement with any person to participate in the distribution of the exchange notes; and

     o such holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act.

RESALE OF EXCHANGE NOTES

     Based on interpretations of the Commission staff set forth in no action letters issued to unrelated third parties, the Issuer believes that exchange notes issued under the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by any exchange Note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

     o such holder is not an "affiliate" of the Issuer within the meaning of Rule 405 under the Securities Act;

     o such exchange notes are acquired in the ordinary course of the holder's business; and

     o the holder does not intend to participate in the distribution of such exchange notes.

     Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

     o cannot rely on the position of the staff of the Commission enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

     This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, the Issuer will accept for exchange any outstanding notes properly tendered and not withdrawn prior to the expiration date. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered under the exchange offer. Outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes will be substantially identical to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon failure of the Issuer to fulfill its obligations under the exchange and registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. Consequently, both series will be treated as a single class of debt securities under that indenture. For a description of the indenture, see "Description of the Notes" below.

     The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

     As of the date of this prospectus, $100 million aggregate principal amount of the outstanding notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer.

     The Issuer intends to conduct the exchange offer in accordance with the provisions of the exchange and registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the Commission. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to the outstanding notes.

     The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to such holders. Subject to the terms of the exchange and registration rights agreement, the Issuer expressly reserves the right to amend or terminate the exchange offer, and not to accept for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain Conditions to the Exchange Offer."

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. The Issuer will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time on , 1999, unless in its sole discretion, the Issuer extends it.

     In order to extend the exchange offer, the Issuer will notify the exchange agent orally or in writing of any extension. The Issuer will notify the registered holders of outstanding notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     The Issuer reserves the right, in its sole discretion:

     o to delay accepting for exchange any outstanding notes;

     o to extend the exchange offer or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

     o subject to the terms of the exchange and registration rights agreement, to amend the terms of the exchange offer in any manner.

     Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of outstanding notes. If the Issuer amends the exchange offer in a manner that it determines to constitute a material change, it will promptly disclose such amendment in a manner reasonably calculated to inform the holders of outstanding notes of such amendment.

     Without limiting the manner in which it may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, the Issuer shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to a financial news service.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

     Despite any other term of the exchange offer, the Issuer will not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and it may terminate the exchange offer as provided in this prospectus before accepting any outstanding notes for exchange if in its reasonable judgment:

     o the exchange notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

     o the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the Commission; or

     o any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in the Issuer's judgment, would reasonably be expected to impair the ability of the Issuer to proceed with the exchange offer.

     In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuer:

     o the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution"; and

     o such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

     The Issuer expressly reserves the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. During any such extensions, all outstanding notes previously tendered will remain subject to the exchange offer, and the Issuer may accept them for exchange. The Issuer will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

     The Issuer expressly reserves the right to amend or terminate the exchange offer, and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. The Issuer will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

     These conditions are for the sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in its sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times.

     In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender such outstanding notes in the exchange offer. To tender in the exchange offer, a holder must:

     o complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver such letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

     o comply with DTC's Automated Tender Offer Program procedures described below.

     In addition, either:

     o the exchange agent must receive outstanding notes along with the letter of transmittal; or

     o the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of such outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

     o the holder must comply with the guaranteed delivery procedures described below.

     To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration date.

     The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

     The method of delivery of outstanding notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, the Issuer recommends that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or outstanding notes to the Issuer. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner's behalf. If such beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its outstanding notes; either:

     o make appropriate arrangements to register ownership of the outstanding notes in such owner's name; or

     o obtain a properly completed bond power from the registered holder of outstanding notes.

     The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

     Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered pursuant thereto are tendered:

     o by a registered holder who has not competed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     o for the account of an eligible institution.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible institution must guarantee the signature on the bond power.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to deliver the letter of transmittal.

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the outstanding notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

     o DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of such book-entry confirmation;

     o such participant has received and agrees to be bound by the terms of the letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

     o the agreement may be enforced against such participant.

     The Issuer will determine in its sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes. The Issuer's determination will be final and binding. The Issuer reserves the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of the Issuer's counsel, be unlawful. The Issuer also reserves the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. The Issuer's interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither the Issuer, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of outstanding notes will not be deemed made until such defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

     In all cases, the Issuer will issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

     o outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at DTC; and

     o a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

     By signing the letter of transmittal, each tendering holder of outstanding notes will represent to the Issuer that, among other things:

     o any exchange notes that the holder receives will be acquired in the ordinary course of its business;

     o the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

     o if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

     o if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of such exchange notes; and

     o the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of the Issuer or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

     The exchange agent will make a request to establish an account with respect to the outstanding notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer such outstanding notesinto the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

     Holders wishing to tender their outstanding notes but whose outstanding notes are not immediately available or who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

     o the tender is made through an eligible institution;

     o prior to the expiration date, the exchange agent receives from such eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

          o setting forth the name and address of the holder, the registered number(s) of such outstanding notes and the principal amount of outstanding notes tendered;

          o stating that the tender is being made thereby; and

          o guaranteeing that, within three (3) New York Stock Exchange trading days after the expiration date, the letter of transmittal (or facsimile thereof) together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

     o the exchange agent receives such properly completed and executed letter of transmittal (or facsimile thereof), as well as all tendered outstanding notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three (3) New York State Exchange trading days after the expiration date.

     Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, holders of outstanding notes may withdraw their tenders at any time prior to the expiration date.

     For a withdrawal to be effective:

     o the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "--Exchange Agent", or

     o holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

     Any such notice of withdrawal must:

     o specify the name of the person who tendered the outstanding notes to be withdrawn;

     o identify the outstanding notes to be withdrawn (including the principal amount of such outstanding notes); and

     o where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

     If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit:

     o the serial numbers of the particular certificates to be withdrawn; and

     o a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution.

     If outstanding notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of such facility. The Issuer will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices, and our determination shall be final and binding on all parties. The Issuer will deem any outstanding notes so withdrawn not to have validity tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of outstanding notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, such outstanding notes will be credited to an account maintained with DTC for outstanding notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

     Norwest Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

    For Delivery by Registered or Certified Mail:              For Overnight Delivery Only or by Hand:

              Norwest Bank Minnesota, NA                              Norwest Bank Minnesota, NA
          Sixth Street and Marquette Avenue                               608 Second Avenue
              Minneapolis, MN 55479-0069                                NorStar East Building
        Attention: Corporate Trust Department                                 12th Floor
                                                                      Minneapolis, MN 55479-0069
                                                                Attention: Corporate Trust Department

          By Facsimile Transmission (for eligible institutions only):
                                 (612) 667-9825
                     Attention: Corporate Trust Department

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

FEES AND EXPENSES

     The Issuer will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, the Issuer may make additional solicitations by telegraph, telephone or in person by its officers and regular employees and those of our affiliates.

     The Issuer has not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. The Issuer will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

     The Issuer will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $600,000. They include:

     o Commission registration fees;

     o fees and expenses of the exchange agent and trustee;

     o accounting and legal fees and printing costs; and

     o related fees and expenses.

TRANSFER TAXES

     The Issuer will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

     o certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

     o tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

     o a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

     If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

     Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Holders of outstanding notes who do not exchange their outstanding notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of such outstanding notes:

     o as set forth in the legend printed on the notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

     o otherwise as set forth in the offering memorandum distributed in connection with the private offering of the outstanding notes.

     In general, you may not offer or sell the outstanding notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, the Issuer does not intend to register resales of the outstanding notes under the Securities Act. Based on interpretations of the Commission staff, exchange notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

     o could not rely on the applicable interpretations of the Commission; and

     o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

     The Issuer will record the exchange notes in its accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, the Issuer will not recognize any gain or loss for accounting purposes in connection with the exchange offer. The Issuer will record the expenses of the exchange offer as incurred.

OTHER

     Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

     The Issuer may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Issuer has no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

                            DESCRIPTION OF THE NOTES

     The following is a summary description of the notes. It summarizes all of the material terms of the notes. However, it is not complete and is qualified by reference to all the provisions of the indenture. However, it does provide an accurate summary of the material terms of the Notes.

GENERAL

     The outstanding Notes were issued and the exchange Notes will be issued under an indenture, dated as of March 4, 1999, among the Issuer, the Guarantors and Norwest Bank Minnesota, National Association as trustee, a copy of which is filed as an exhibit to the Registration Statement of which this prospectus is a part.

     The following summary of certain provisions of the indenture and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of certain terms therein and those terms made a part thereof by the TIA. The definition of certain terms used in this summary are set forth below in the section "--Certain Definitions." For the purposes of this summary, "Volume Holdings" refers only to Volume Services America Holdings, Inc. and not any of its subsidiaries.

     The indenture provides for the issuance of up to $100.0 million aggregate principal amount of additional Notes having identical terms and conditions to the Notes offered hereby (referred to as the "Additional Notes"), subject to compliance with the covenants contained in the indenture. Any Additional Notes will be part of the same issue as the outstanding Notes and will vote on all matters with the outstanding Notes.

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes may be exchanged or transferred, at the office or agency of the Issuer in the Borough of Manhattan, The City of New York (which initially shall be the office of the Trustee maintained for such purpose at The Depository Trust Company, 55 Water Street, New York, NY 10041), except that, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their registered addresses.

     The outstanding Notes were issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

TERMS OF THE NOTES

     The outstanding Notes are and the exchange Notes will be unsecured senior subordinated obligations of the Issuer and will mature on March 1, 2009. Each Note bears interest at a rate per annum shown on the front cover of this prospectus from March 4, 1999 or from the most recent date to which interest has been paid or provided for, payable semiannually to Holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1, and September 1, of each year, commencing September 1, 1999.

OPTIONAL REDEMPTION

     Except as set forth in the following paragraph, the Notes will not be redeemable at the option of the Issuer prior to March 1, 2004. Thereafter, the Notes will be redeemable, at the Issuer's option, in whole or in part upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

                                                                         REDEMPTION
                                PERIOD                                     PRICE
----------------------------------------------------------------------   ----------
2004..................................................................     105.625%
2005..................................................................     103.750
2006..................................................................     101.875
2007 and thereafter...................................................     100.000

     In addition, at any time and from time to time prior to March 1, 2002, the Issuer may redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) with the net cash proceeds of one or more Equity Offerings:

     o by the Issuer or;

     o by Volume Holdings to the extent the net cash proceeds thereof are contributed to the Issuer or used to purchase from the Issuer Capital Stock (other than Disqualified Stock) of the Issuer,

at a redemption price (expressed as a percentage of principal amount thereof) of 111.25% plus accrued and unpaid interest and liquidated damages, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of Additional Notes) must remain outstanding after each such redemption and provided further that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the indenture.

     At any time on or prior to March 1, 2004, the Notes may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control (as defined), upon not less than 30 or more than 60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued but unpaid interest and liquidated damages, if any, to, the redemption date, subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date.

     "Applicable Premium" means with respect to a Note at any redemption date, the greater of:

          (1) 1.0% of the principal amount of such Note or;

          (2) the excess of

             (A) the present value of

                (x) the redemption price of such Note at March 1, 2004 (such redemption price being set forth in the tables above); plus

                (y) all required interest payments due on such Note through March 1, 2004, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over

             (B) the then-outstanding principal amount of such Note.

     "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any

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publicly available source or similar market data)) most nearly equal to the period from the redemption date to March 1, 2004; provided, however, that if the period from the redemption date to March 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to March 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

SELECTION

     In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and liquidated damages (if any) on, the Notes to be redeemed.

RANKING

     The indebtedness evidenced by the outstanding Notes is and the exchange Notes will be unsecured senior subordinated indebtedness of the Issuer, will be subordinated in right of payment, as set forth in the indenture, to all existing and future Senior Indebtedness of the Issuer, will rank pari passu in right of payment with all existing and future Pari Passu Indebtedness of the Issuer and will be senior in right of payment to all existing and future Subordinated Indebtedness of the Issuer. The outstanding Notes are and the exchange Notes will be also effectively subordinated to any Secured Indebtedness of the Issuer to the extent of the value of the assets securing such Indebtedness. However, payment from the money or the proceeds of U.S. Government Obligations held in any defeasance trust described under "--Defeasance" below is not subordinated to any Senior Indebtedness or subject to the restrictions described in this prospectus.

     The indebtedness evidenced by the Guarantees is unsecured senior subordinated indebtedness of the applicable Guarantor, is subordinated in right of payment, as set forth in the indenture, to all existing and future Senior Indebtedness of such Guarantor, ranks pari passu in right of payment with all existing and future Pari Passu Indebtedness of such Guarantor and is senior in right of payment to all existing and future Subordinated Indebtedness of such Guarantor. The Guarantees are also effectively subordinated to any Secured Indebtedness of the applicable Guarantor to the extent of the value of the assets securing such Indebtedness.


     As of June 29, 1999:



          (1) the Issuer had $119.7 million aggregate principal amount of Senior Indebtedness outstanding (excluding unused commitments), all of which was Secured Indebtedness;


          (2) the Issuer had no Pari Passu Indebtedness outstanding other than the Notes and no indebtedness that is subordinate or junior in right of payment to the Notes;


          (3) the Guarantors had $0.7 million aggregate principal amount of Senior Indebtedness outstanding (exclusive of guarantees of the senior credit facilities);


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          (4) the Guarantors had no Pari Passu Indebtedness outstanding
     (exclusive of the Guarantees) and no indebtedness that is subordinate or junior in right of payment to the Guarantees and total liabilities (excluding indebtedness and liabilities owed to Volume Holdings, the Issuer or any of its Subsidiaries) of $283.1 million; and



          (5) the Non-Guarantor Subsidiaries had total liabilities (excluding liabilities owed to Volume Holdings, the Issuer or any of its Subsidiaries) of $3.4 million.


     Although the indenture contains limitations on the amount of additional Indebtedness which the Issuer, the Guarantors and the Non-Guarantor Subsidiaries may Incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "--Certain Covenants--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" below.


     As a holding company, the Issuer has no operations and, therefore, is dependent on the cash flow of its subsidiaries and other entities to meet its own obligations, including the payment of interest and principal obligations on the Notes when due. As of June 29, 1999, on a pro forma basis the total liabilities of the Issuer's subsidiaries were approximately $286.5 million, including trade payables. Although the indenture limits the Incurrence of Indebtedness by and the issuance of Preferred Stock of certain of the Issuer's subsidiaries, such limitation is subject to a number of significant qualifications.


     "Senior Indebtedness" with respect to the Issuer or any Guarantor means all Indebtedness of the Issuer or such Guarantor, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer or any Subsidiary of the Issuer whether or not a claim for post-filing interest is allowed in such proceeding) and other amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof, whether outstanding on the Issue Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are not superior in right of payment to the Notes or such Guarantor's Guarantee, as applicable; provided, however, that Senior Indebtedness shall not include, as applicable,

          (1) any obligation of the Issuer to any Subsidiary of the Issuer, of such Guarantor to the Issuer or any other Subsidiary of the Issuer;

          (2) any liability for Federal, state, local or other taxes owed or owing by the Issuer or such Guarantor;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

          (4) any Indebtedness or obligation of the Issuer or such Guarantor which is subordinate or junior in any respect to any other Indebtedness or obligation of the Issuer or such Guarantor, as applicable, including any Pari Passu Indebtedness and any Subordinated Indebtedness;

          (5) any obligations with respect to any Capital Stock; or

          (6) any Indebtedness Incurred in violation of the indenture.

     Only Indebtedness of the Issuer or a Guarantor that is Senior Indebtedness will rank senior to the Notes or the relevant Guarantee in accordance with the provisions of the indenture. The Notes and each Guarantee in all respects rank pari passu with all other Pari Passu Indebtedness of the Issuer and the relevant Guarantor, respectively.

     The Issuer may not pay principal of, premium (if any) or interest on, the Notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not otherwise purchase, redeem or otherwise retire any Notes (except that Holders may receive and retain

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(a) Permitted Junior Securities and (b) payments made from the trust described under "--Defeasance" below) (collectively, "pay the Notes") if:

          (1) a default in the payment of the principal of, premium, if any, or interest on any Designated Senior Indebtedness occurs and is continuing or any other amount owing in respect of any Designated Senior Indebtedness is not paid when due; or

          (2) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms,

unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. However, the Issuer may pay the Notes without regard to the foregoing if the Issuer and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (1) or (2) of the second preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such default from the Representative of the Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

          (2) by repayment in full of such Designated Senior Indebtedness; or

          (3) because the default giving rise to such Blockage Notice is no longer continuing).

     Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph and in the succeeding paragraph), unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, the Issuer may resume payments on the Notes after the end of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give one additional Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     Upon any payment or distribution of the assets of the Issuer upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Issuer or its property, the holders of Senior Indebtedness will be entitled to receive payment in full of the Senior Indebtedness before the Noteholders are entitled to receive any payment and until the Senior Indebtedness is paid in full, any payment or distribution to which Noteholders would be entitled but for the

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subordination provisions of the indenture will be made to holders of the Senior
Indebtedness as their interests may appear (except that Holders of Notes may receive and retain (a) Permitted Junior Securities; and (b) payments made from the trust described under "--Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described in this prospectus). If a distribution is made to Noteholders that due to the subordination provisions of the indenture should not have been made to them, such Noteholders are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Issuer may not pay the Notes until five Business Days after such holders or the Representative of the Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Notes only if the subordination provisions of the indenture otherwise permit payment at that time.

     By reason of such subordination provisions contained in the indenture, in the event of insolvency, creditors of the Issuer who are holders of Senior Indebtedness may recover more, ratably, than the Noteholders, and creditors of the Issuer who are not holders of Senior Indebtedness or of Pari Passu Indebtedness (including the Notes) may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of Pari Passu Indebtedness.

     The indenture contains substantially similar subordination provisions relating to each Guarantor's obligations under its Guarantee.

GUARANTEES

     Volume Holdings, each of the Issuer's direct and indirect Wholly Owned Subsidiaries organized under the laws of any state of the United States of America on the Issue Date and certain future Subsidiaries of the Issuer (as described below), as primary obligors and not merely as sureties, have jointly and severally irrevocably and unconditionally guaranteed on an unsecured senior subordinated basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under the indenture and the Notes, whether for payment of principal of, premium, if any, or interest or liquidated damages on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being called the "Guaranteed Obligations" in this prospectus). Such Guarantors have agreed to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) Incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantee is limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Since the Issue Date, the Issuer has and will continue to cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that Incurs Indebtedness or issues shares of Disqualified Stock or Preferred Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes. See "--Certain Covenants--Future Guarantors" below.

     Each Guarantee is a continuing guarantee and shall

          (1) remain in full force and effect until payment in full of all the Guaranteed Obligations;

          (2) be binding upon each such Guarantor and its successors; and

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          (3) inure to the benefit of and be enforceable by the Trustee, the
     Holders and their successors, transferees and assigns.

CHANGE OF CONTROL

     Upon the occurrence of any of the following events (each, a "Change of Control"), each Holder will have the right to require the Issuer to repurchase all or any part of such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

          (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Issuer and its Subsidiaries, taken as a whole, to a Person other than the Permitted Holders;

          (2)(A) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of 35% or more of the total voting power of the Voting Stock of the Issuer or Volume Holdings; and

            (B) the Permitted Holders beneficially own (as defined above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Issuer or Volume Holdings, as applicable, than such other Person or group and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors; or

          (3) during any one year period, individuals who at the beginning of such period constituted the board of directors of the Issuer or Volume Holdings (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Issuer or Volume Holdings, as applicable, was approved by a vote of a majority of the directors of the Issuer or Volume Holdings, as applicable, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Issuer or Volume Holdings, as applicable, then in office.

     In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the notice to Holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control, the Issuer shall:

          (1) repay in full all Bank Indebtedness or offer to repay in full all Bank Indebtedness and repay the Bank Indebtedness of each lender who has accepted such offer; or

          (2) obtain the requisite consent under the agreements governing the Bank Indebtedness to permit the repurchase of the Notes as provided for in the immediately following paragraph.

     Within 30 days following any Change of Control, unless the Issuer has exercised its right to redeem the Notes as described under "--Optional Redemption", the Issuer shall mail a notice (a "Change of Control Offer") to each Holder with a copy to the Trustee stating:

          (A) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Notes at a purchase price in cash equal to 101% of the

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

     principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

          (B) the circumstances and relevant facts and financial information regarding such Change of Control;

          (C) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (D) the instructions determined by the Issuer, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.

     The Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Issuer exercises its option to redeem the Notes upon a Change of Control as described under "--Optional Redemption."

     The Issuer will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this paragraph by virtue thereof.

     The Change of Control purchase feature is a result of negotiations between the Issuer and the Initial Purchasers. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Issuer would decide to do so in the future. Subject to the limitations discussed below, the Issuer could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the Issuer's capital structure or credit ratings.

     The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreement. Future Senior Indebtedness of the Issuer may contain prohibitions on certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer. Finally, the Issuer's ability to pay cash to the Holders upon a repurchase may be limited by the Issuer's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

     The definition of Change of Control includes a phrase relating to the sale, lease or transfer of "all or substantially all" the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase such Notes as a result of a sale, lease or transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

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CERTAIN COVENANTS

     The indenture contains covenants including, among others, the following:

     Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. The indenture provides that

          (1) the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and

          (2) the Issuer will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock;

provided, however, that the Issuer and any Guarantor may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Guarantor may issue shares of Preferred Stock if the Fixed Charge Coverage Ratio of the Issuer for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

     The foregoing limitations will not apply to:

          (a) the Incurrence by the Issuer or its Restricted Subsidiaries of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $230.0 million outstanding at any one time;

          (b) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees, as applicable;

          (c) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (b));

          (d) Indebtedness (including Capitalized Lease Obligations) Incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (d) and all Refinancing Indebtedness (as defined below) Incurred to refund, refinance or replace any Indebtedness Incurred pursuant to this clause (d), does not exceed the greater of 7.5% of Total Assets at the time of Incurrence or $10.0 million;

          (e) Indebtedness Incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to agreements to provide services, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

          (f) Indebtedness arising from agreements of the Issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Issuer in accordance with the terms of the indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

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          (g) Indebtedness of the Issuer to a Restricted Subsidiary of the
     Issuer; provided that any such Indebtedness is subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary of the Issuer or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case to be an Incurrence of such Indebtedness;

          (h) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary of the Issuer; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another Restricted Subsidiary of the Issuer) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

          (i) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary of the Issuer; provided that:

             (1) any such Indebtedness is made pursuant to an intercompany note; and

             (2) if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor such Indebtedness is subordinated in right of payment to the Guarantee of such Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary lending such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary of the Issuer) shall be deemed, in each case, to be an Incurrence of such Indebtedness;

          (j) Hedging Obligations that are Incurred in the ordinary course of business

             (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the indenture to be outstanding;

             (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or

             (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

          (k) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;

          (l) Indebtedness or Disqualified Stock of the Issuer and any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount, which when aggregated with the principal amount or liquidation preference of all other Indebtedness and Disqualified Stock then outstanding and Incurred pursuant to this clause (l), does not exceed $25.0 million at any one time outstanding; provided, however, that Indebtedness of Foreign Subsidiaries, which when aggregated with the principal amount of all other Indebtedness of Foreign Subsidiaries then outstanding and Incurred pursuant to this clause (l), does not exceed $10.0 million (or the equivalent thereof in any other currency) at any one time outstanding (it being understood that any Indebtedness Incurred under this clause (l) shall cease to be deemed Incurred or outstanding for purposes of this clause (l) but shall be deemed to be Incurred for purposes of the first paragraph of this covenant from and after the first date on which the Issuer could have Incurred such Indebtedness under the first paragraph of this covenant without reliance upon this clause (l));

          (m) any guarantee by the Issuer or a Guarantor of Indebtedness or other obligations of the Issuer or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness Incurred by the Issuer or such Restricted Subsidiary is permitted under the terms of the indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, any such

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     guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

          (n) the Incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness which serves to refund or refinance any Indebtedness Incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, or any Indebtedness issued to so refund or refinance such Indebtedness (subject to the following proviso, "Refinancing Indebtedness") prior to its respective maturity; provided, however, that such Refinancing Indebtedness

             (1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced;

             (2) has a Stated Maturity which is no earlier than the Stated Maturity of the Indebtedness being refunded or refinanced;

             (3) to the extent such Refinancing Indebtedness refinances Indebtedness pari passu with the Notes or the Guarantee of such Restricted Subsidiary, as applicable, is pari passu with the Notes or the Guarantee of such Restricted Subsidiary, as applicable;

             (4) is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus premium and fees Incurred in connection with such refinancing; and

             (5) shall not include

                (x) Indebtedness of the Issuer or a Restricted Subsidiary that is not a Guarantor that refinances Indebtedness of the Issuer; or

                (y) Indebtedness of the Issuer or a Restricted Subsidiary that refinances Indebtedness of an Unrestricted Subsidiary;

and provided further that subclauses (1) and (2) of this clause (n) will not apply to any refunding or refinancing of any Senior Indebtedness;

          (o) Indebtedness or Disqualified Stock of Persons that are acquired by the Issuer or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the indenture; provided, however, that such Indebtedness or Disqualified Stock is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness either

             (1) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

             (2) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition; and

          (p) Contribution Indebtedness.

     Notwithstanding the foregoing, neither the Issuer nor any Guarantor may Incur any Indebtedness pursuant to the immediately preceding paragraph if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness will be subordinated to the Notes or such Guarantor's Guarantee, as applicable, to at least the same extent as such Subordinated Indebtedness. For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness

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described in clauses (a) through (p) above or is entitled to be Incurred pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

     Limitation on Restricted Payments. The indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on account of Volume Holdings', the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any payment made in connection with any merger or consolidation involving the Issuer (other than:

             (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

             (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (2) purchase or otherwise acquire or retire for value any Equity Interests of Volume Holdings or the Issuer;

          (3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of

             (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement; and

             (B) Indebtedness permitted under clauses (g) and (i) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"); or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of such Restricted Payment:

             (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

             (b) immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness under the provisions of the first paragraph of "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

             (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1), (5), (6), and (8) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,

                (1) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such

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           Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

                (2) 100% of the aggregate net proceeds, including cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash, received by the Issuer since the Issue Date from the issue or sale of Equity Interests of the Issuer (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries), plus

                (3) 100% of the aggregate amount of contributions to the capital of the Issuer received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash since the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock), plus

                (4) 100% of the aggregate amount received in cash and the Fair Market Value (as determined in accordance with the next succeeding sentence) of property other than cash received from:

                    (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Issuer and its Restricted Subsidiaries by any Person (other than the Issuer or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments;

                    (B) the sale (other than to the Issuer or a Subsidiary) of the Capital Stock of an Unrestricted Subsidiary; or

                    (C) a distribution or dividend from an Unrestricted
               Subsidiary; plus

                (5) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, the Fair Market Value (as determined in good faith by the Board of Directors) of the Investment of the Issuer in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Issuer or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments, less

                (6) the amount of all Specified Cash Contributions.

     The Fair Market Value of property other than cash covered by clauses (2),
(3), (4) and (5) above shall be determined in good faith by the Issuer and:

          (A) in the event of property with a Fair Market Value in excess of $2.5 million, shall be set forth in an Officers' Certificate; or

          (B) in the event of property with a Fair Market Value in excess of $10.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors.

     The foregoing provisions will not prohibit:

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          (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the indenture;

          (2) (a) the repurchase, retirement or other acquisition of any Equity Interests ("Retired Capital Stock") or Subordinated Indebtedness of the Issuer in exchange for, or out of the proceeds of the substantially concurrent sale of, Equity Interests of the Issuer or contributions to the equity capital of the Issuer (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) (collectively, including any such contributions, "Refunding Capital Stock") and

            (b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

          (3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer which is Incurred in accordance with the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" so long as:

             (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired);

             (B) such Indebtedness is subordinated to Senior Indebtedness and the Notes at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

             (C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

             (D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

          (4) the repurchase, retirement or other acquisition (or dividends to Volume Holdings to finance any such repurchase, retirement or other acquisition) for value of Equity Interests of the Issuer or Volume Holdings held, directly or indirectly, by any future, present or former employee, director or consultant of the Issuer or any Subsidiary of the Issuer or any entity in which any of the foregoing has a beneficial or economic ownership interest pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any other agreement pursuant to which stock is held for the benefit of such persons; provided, however, that the aggregate amounts paid under this clause (4) do not exceed $3.5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

             (x) the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Equity Interests of the Issuer (other than Disqualified Stock) to members of management, directors or consultants of the Issuer and its Restricted Subsidiaries that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph), plus

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             (y) the cash proceeds of key man life insurance policies received by the Issuer and its Restricted Subsidiaries after the Issue Date

    (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (x) and (y) above in any single calendar year);

          (5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant entitled "--Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Issue Date; provided, however, that:

             (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Issuer would have had a Fixed Charge Coverage Ratio of at least 2.25 to 1.00; and

             (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds received by the Issuer from the sale of Designated Preferred Stock issued after the Issue Date;

          (7) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (7) that are at that time outstanding, not to exceed $10.0 million (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (8) the payment of dividends on the Issuer's Common Stock (or the payment of dividends to Volume Holdings to fund the payment by Volume Holdings of dividends on Volume Holdings' common stock) following the first public offering of common stock of the Issuer or Volume Holdings, as the case may be, after the Issue Date, of up to 6% per annum of the net proceeds received by the Issuer or contributed to the Issuer by Volume Holdings from such public offering;

          (9) Investments that are made with Excluded Contributions;

          (10) other Restricted Payments in an aggregate amount not to exceed $7.5 million;

          (11) the payment of dividends, other distributions or other amounts by the Issuer for the purposes set forth in clauses (A) and (B) below:

             (A) to Volume Holdings in amounts equal to the amounts required for Volume Holdings to pay fees and expenses required to maintain its corporate existence and other operating costs in an aggregate amount of up to $1.0 million per fiscal year; or

             (B) to Volume Holdings in amounts equal to amounts required for Volume Holdings to pay franchise taxes and Federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries (and, to the extent of amounts actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries);

          (12) repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;

          (13) the transfer to Volume Holdings of trademarks and servicemarks and the payment of license fees to Volume Holdings in respect of such trademarks and servicemarks; provided, however, that all such license fees are immediately contributed by Volume Holdings to the Issuer or used to repay or service existing Indebtedness of Volume Holdings to the Issuer (provided that the amount of such contributions or repayments will not increase the amount

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     available for Restricted Payments under clause (c) of the immediately preceding paragraph); and

          (14) dividends to Volume Holdings in an amount not to exceed $50.0 million as contemplated by the "Use of Proceeds" section of the Offering Memorandum;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (5), (6), (7), (8) and (10), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; provided further, however, that for purposes of determining the aggregate amount expended for Restricted Payments in accordance with clause (c) of the immediately preceding paragraph, only the amounts expended under clauses (1), (5), (6) and (8) shall be included.

     As of the Issue Date, all of the Issuer's Subsidiaries were Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of "Unrestricted Subsidiary." For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of "Investments." Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time (whether pursuant to the first paragraph of this covenant or under clause (7), (9) or (10)) and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

     Dividend and Other Payment Restrictions Affecting Subsidiaries. The indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

          (a) (x) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries:

                (1) on its Capital Stock; or

                (2) with respect to any other interest or participation in, or measured by, its profits; or

             (y) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

          (b) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except in each case for such encumbrances or restrictions existing under or by reason of:

                (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Credit Agreement and the other Senior Credit Documents;

                (2) the indenture and the Notes;

                (3) applicable law or any applicable rule, regulation or order;

                (4) any agreement or other instrument relating to Indebtedness of a Person acquired by the Issuer or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

                (5) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

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                (6) Secured Indebtedness otherwise permitted to be Incurred pursuant to the covenants described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" and "--Liens" that limit the right of the debtor to dispose of the assets securing such Indebtedness;

                (7) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

                (8) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

                (9) customary provisions contained in leases, agreements to provide services and other similar agreements entered into in the ordinary course of business that impose restrictions of the type described in clause (c) above;

                (10) other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to clause (l) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

                (11) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through
           (10) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

     Asset Sales. The indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

          (x) the Issuer, or its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

          (y) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer, or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents;

          provided that the amount of:

             (a) any liabilities (as shown on the Issuer's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets;

             (b) any notes or other obligations or other securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received); and

             (c) any Designated Noncash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of 7.5% of Total Assets or $10.0 million (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value)

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          shall be deemed to be Cash Equivalents for the purposes of this provision.

     Within 365 days after the Issuer's or any Restricted Subsidiary's receipt of the Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:

          (1) to permanently reduce Obligations under the Credit Agreement (and, in the case of revolving Obligations, to correspondingly reduce commitments with respect thereto) or other Senior Indebtedness or Pari Passu Indebtedness (provided that if the Issuer shall so reduce Obligations under Pari Passu Indebtedness, it will equally and ratably reduce Obligations under the Notes by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, the pro rata principal amount of Notes) or Indebtedness of a Restricted Subsidiary, in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer;

          (2) to an investment in any one or more businesses, capital expenditures or acquisitions of other assets in each case used or useful in a Similar Business; and/or

          (3) to make an investment in properties or assets that replace the properties and assets that are the subject of such Asset Sale.

Pending the final application of any such Net Proceeds, the Issuer or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in Cash Equivalents or Investment Grade Securities. The indenture provides that any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $15.0 million, the Issuer shall make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceeds $15.0 million by mailing the notice required pursuant to the terms of the indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the indenture by virtue thereof.

     If more Notes are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements); provided that no Notes of $1,000 or less shall be purchased in part.

     Notices of an Asset Sale Offer shall be mailed by first class mail, postage prepaid, at least 30 but not more than 60 days before the purchase date to each Holder of Notes at such Holder's registered address. If any Note is to be purchased in part only, any notice of purchase that relates

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to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.

     A new Note in principal amount equal to the unpurchased portion of any Note purchased in part will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the purchase date unless the Issuer defaults in payment of the purchase price, interest shall cease to accrue on Notes or portions thereof purchased.

     Transactions with Affiliates. The indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

     o make any payment to;

     o sell, lease, transfer or otherwise dispose of any of its properties or assets to;

     o purchase any property or assets from; or

     o enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an "Affiliate Transaction") involving aggregate consideration in excess of $2.5 million, unless:

          (a) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

          (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Issuer delivers to the Trustee a resolution adopted by the majority of the Board of Directors of the Issuer, approving such Affiliate Transaction and set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above.

     The foregoing provisions will not apply to the following:

          (1) transactions between or among the Issuer and/or any of its Restricted Subsidiaries;

          (2) Permitted Investments and Restricted Payments permitted by the provisions of the indenture described above under the covenant "--Limitation on Restricted Payments";

          (3) the payment of annual management, consulting, monitoring and advisory fees to Blackstone or GE Capital in an amount not to exceed
     $1.5 million in any calendar year and any related out-of-pocket expenses;

          (4) the payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Issuer or any Restricted Subsidiary;

          (5) payments by the Issuer or any of its Restricted Subsidiaries to Blackstone or GE Capital, made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the Board of Directors of the Issuer in good faith;

          (6) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

          (7) payments or loans to employees or consultants in the ordinary course of business which are approved by a majority of the Board of Directors of the Issuer in good faith;

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          (8) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby;

          (9) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause
     (9) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect;

          (10) the payment of all fees and expenses related to the Transactions, including fees to Blackstone, which are described in the Offering Memorandum;

          (11) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, which are fair to the Issuer and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

          (12) the issuance of Capital Stock (other than Disqualified Stock) of the Issuer or Volume Holdings to any Permitted Holder.

     Liens. The indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Issuer or such Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligations of the Issuer or any of its Subsidiaries (other than Senior Indebtedness) unless the Notes are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require the Issuer or any Restricted Subsidiary to secure the Notes if the Lien consists of a Permitted Lien.

     The indenture provides that no Guarantor will directly or indirectly create, Incur or suffer to exist any Lien on any asset or property of such Guarantor or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any obligation of such Guarantor (other than Senior Indebtedness of such Guarantor) unless the Guarantee of such Guarantor is equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated on right of payment to such Guarantor's Guarantee) the obligations so secured or until such time as such obligations are no longer secured by a Lien. The preceding sentence will not require any Guarantor to secure its Guarantee if the Lien consists of a Permitted Lien.

     Limitation on Other Pari Passu Indebtedness. The indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Issuer or any Indebtedness of any Guarantor, as the case may be, unless such Indebtedness is either:

          (1) pari passu in right of payment with the Notes or such Guarantor's Guarantee, as the case may be, or

          (2) subordinate in right of payment to the Notes or such Guarantor's Guarantee, as the case may be.

     Reports and Other Information. The indenture provides that notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly

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reporting pursuant to rules and regulations promulgated by the SEC, the Issuer will file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after it files them with the SEC):

          (1) within 90 days after the end of each fiscal year, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

          (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q (or any successor or comparable form);

          (3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K (or any successor or comparable form); and

          (4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to
     Section 13 or 15(d) of the Exchange Act;

provided, however, the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the earlier of

          (1) 90 days after the Issue Date; and

          (2) the filing with the SEC of the Exchange Offer Registration Statement (as defined) and/or Shelf Registration Statement,

by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, with such financial information that satisfies Regulation S-X of the Securities Act, provided, however, that in order for the provisions of clause (1) above to be deemed satisfied with respect to the year ended December 29, 1998, such Exchange Offer Registration Statement or Shelf Registration Statement must include audited financial statements for the year ended December 29, 1998.

     Future Guarantors. The indenture provides that the Issuer will cause each Restricted Subsidiary organized under the laws of the United States of America or any state or territory thereof that Incurs Indebtedness or issues shares of Disqualified Stock or Preferred Stock to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the Notes. Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary without rendering the Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

MERGER, CONSOLIDATION OR SALE OF ALL OR SUBSTANTIALLY ALL ASSETS

     The indenture provides that the Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to any Person unless:

          (1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (the Issuer or such Person, as the case may be, being called the "Successor Company" in this prospectus);

          (2) the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under the indenture and the Notes pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

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          (3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

          (4) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:

             (A) the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

             (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

          (5) each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the indenture and the Notes; and

          (6) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the indenture and the Notes. Notwithstanding the foregoing clauses (3) and (4):

          (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary; and

          (b) the Issuer may merge with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in another state of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

     The indenture further provides that, subject to certain limitations described in the indenture governing release of a Guarantee upon the sale or disposition of a Guarantor, each Guarantor will not, and the Issuer will not permit a Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

          (1) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being called the "Successor Guarantor");

          (2) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the indenture and such Guarantors's Guarantee pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;

          (3) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing; and

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          (4) the Guarantor shall have delivered or caused to be delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

     Subject to certain limitations described in the indenture, the Successor Guarantor will succeed to, and be substituted for, such Guarantor under the indenture and such Guarantor's Guarantee. Notwithstanding the foregoing clause
(3), a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States so long as the amount of Indebtedness of the Guarantor is not increased thereby.

DEFAULTS

     An Event of Default is defined in the indenture as:

          (1) a default in any payment of interest on any Note when due, whether or not prohibited by the provisions described under "--Ranking" above, continued for 30 days;

          (2) a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment is prohibited by the provisions described under "--Ranking" above;

          (3) the failure by the Issuer to comply with its obligations under the covenant described under "--Merger, Consolidation or Sale of All or Substantially All Assets" above;

          (4) the failure by the Issuer to comply for 30 days after notice with any of its obligations under the covenants described under "--Change of Control" or "--Certain Covenants" above (in each case, other than a failure to purchase Notes);

          (5) the failure by the Issuer to comply for 60 days after notice with its other agreements contained in the Notes or the indenture;

          (6) the failure by the Issuer or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Issuer or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $15.0 million or its foreign currency equivalent (the "cross acceleration provision");

          (7) certain events of bankruptcy, insolvency or reorganization of the Issuer or a Significant Subsidiary (the "bankruptcy provisions");

          (8) the rendering of any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $15.0 million or its foreign currency equivalent against the Issuer or a Significant Subsidiary if:

             (A) an enforcement proceeding thereon is commenced; or

             (B) such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (the "judgment default provision"); or

          (9) any Guarantee ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under the indenture or any Guarantee and such Default continues for 10 days.

     The foregoing constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     However, a default under clause (4) or (5) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Issuer of the

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default and the Issuer does not cure such default within the time specified in clauses (4) and (5) hereof after receipt of such notice.

     If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Issuer may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the indenture or the Notes unless:

          (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     The indenture provides that if a Default occurs and is continuing and is actually known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Noteholders. In addition, the Issuer is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Issuer also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action the Issuer is taking or proposes to take in respect thereof.

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AMENDMENTS AND WAIVERS

     Subject to certain exceptions, the indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

          (1) reduce the amount of Notes whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Note;

          (3) reduce the principal of or extend the Stated Maturity of any Note;

          (4) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "Optional Redemption" above;

          (5) make any Note payable in money other than that stated in the Note;

          (6) make any change to the subordination provisions of the indenture that adversely affects the rights of any Holder;

          (7) impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (8) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions; or

          (9) modify the Guarantees in any manner adverse to the Holders.

     Without the consent of any Holder, the Issuer and Trustee may amend the indenture to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a successor corporation, partnership or limited liability company of the obligations of the Issuer under the indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of
Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code), to add Guarantees with respect to the Notes, to secure the Notes, to add to the covenants of the Issuer for the benefit of the Holders or to surrender any right or power conferred upon the Issuer, to make any change that does not adversely affect the rights of any Holder, to comply with any requirement of the SEC in connection with the qualification of the indenture under the TIA or to make certain changes to the indenture to provide for the issuance of Additional Notes. However, no amendment may be made to the subordination provisions of the indenture that adversely affects the rights of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     The consent of the Noteholders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the indenture becomes effective, the Issuer is required to mail to Noteholders a notice briefly describing such amendment. However, the failure to give such notice to all Noteholders, or any defect therein, will not impair or affect the validity of the amendment.

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TRANSFER AND EXCHANGE

     A Noteholder may transfer or exchange Notes in accordance with the indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Noteholder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Noteholder to pay any taxes required by law or permitted by the indenture. The Issuer is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The outstanding Notes have been and the exchange Notes will be issued in registered form and the registered Holder of a Note will be treated as the owner of such Note for all purposes.

DEFEASANCE

     The Issuer at any time may terminate all its obligations under the Notes and the indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. The Issuer at any time may terminate its obligations under the covenants described under "Certain Covenants," the operation of the cross acceleration provision, the bankruptcy provisions with respect to Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (4) of the first paragraph under "Merger, Consolidation or Sale of All or Substantially All Assets" above ("covenant defeasance"). If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

     The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) with respect only to Significant Subsidiaries, (8) with respect only to Significant Subsidiaries or
(9) under "--Defaults" above or because of the failure of the Issuer to comply with clause (4) of the first paragraph under "--Merger, Consolidation or Sale of All or Substantially All Assets" above.

     In order to exercise either defeasance option, the Issuer must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

     Norwest Bank Minnesota, National Association is the Trustee under the indenture and Registrar and Paying Agent with regard to the Notes.

GOVERNING LAW

     The indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

CERTAIN DEFINITIONS

     "Acquired Indebtedness" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person; and

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          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, in each case, other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by such Person, or such asset was acquired by such person, as applicable.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of the provisions described under "--Certain Covenants--Transactions with Affiliates" and "--Certain Covenants--Asset Sales" only, "Affiliate" shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Issuer or Volume Holdings or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Asset Sale" means:

          (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Issuer or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

          (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions), in each case other than:

             (a) a disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business;

             (b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under "--Merger, Consolidation or Sale of All or Substantially All Assets" or any disposition that constitutes a Change of Control;

             (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under "--Limitation on Restricted Payments";

             (d) any disposition of assets with an aggregate Fair Market Value of less than $2.0 million;

             (e) any disposition of property or assets by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to a Restricted Subsidiary;

             (f) any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Similar Business;

             (g) sales of assets received by the Issuer upon the foreclosure on a Lien;

             (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary; and

             (i) sales of inventory in the ordinary course of business consistent with past practices and sales of equipment upon termination of a contract with a client entered into in the ordinary course of business pursuant to the terms of such contract.

     "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement, the other Senior Credit Documents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including

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interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Issuer whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

     "Blackstone" means Blackstone Capital Partners II Merchant Banking Fund L.P. and its Affiliates.

     "Board of Directors" means the Board of Directors of the Issuer or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

     "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means:

          (1) U.S. dollars and foreign currency exchanged into U.S. dollars within 180 days;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof;

          (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $500.0 million and whose long-term debt is rated "A" or the equivalent thereof by Moody's or S&P;

          (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least "A-2" or the equivalent thereof by Moody's or S&P and in each case maturing within one year after the date of acquisition;

          (6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (5) above;

          (7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P; and

          (8) Indebtedness or preferred stock issued by Persons (other than Blackstone, GE Capital or their Affiliates) with a rating of "A" or higher from S&P or "A-2" or higher from Moody's.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Consolidated Depreciation and Amortization Expense" means with respect to any Person for any period, the total amount of depreciation and amortization expense (excluding amortization of deferred financing fees) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

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     "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations (or any financing lease which has substantially the same economic effect as a Capitalized Lease Obligation) and net payments and receipts (if any) pursuant to Hedging Obligations and excluding amortization of deferred financing fees);

          (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; and

          (3) the earned discount or yield with respect to the sale of receivables.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:

          (1) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto) shall be excluded;

          (2) any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded;

          (3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

          (5) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors) shall be excluded;

          (6) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

          (7) the Net Income of any Person acquired in a pooling of interests transaction shall not be included for any period prior to the date of such acquisition; and

          (8) the Net Income for such period of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived; provided that the net loss of any such Restricted Subsidiary shall be included.

Notwithstanding the foregoing, for the purpose of the covenant described under "--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Issuer or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clauses
(c)(4) and (5) of the first paragraph thereof.

     "Contribution Indebtedness" means Indebtedness of the Issuer in an aggregate principal amount not greater than the amount of all Specified Cash Contributions, provided that such Contribution Indebtedness:

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          (1) has a Stated Maturity later than the Stated Maturity of the Notes;

          (2) is Incurred substantially concurrently with such Specified Cash Contributions; and

          (3) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the Incurrence date thereof.

     "Credit Agreement" means the credit agreement dated as of December 3, 1998, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness under such agreement (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refunding, refinancing or other modification thereto would be prohibited by the terms of the indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding), among the Issuer, Volume Holdings, the financial institutions named therein and The Chase Manhattan Bank, as Administrative Agent.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Noncash Consideration" means the Fair Market Value of noncash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

     "Designated Preferred Stock" means Preferred Stock of the Issuer (other than Disqualified Stock) that is issued for cash (other than to a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the covenant described under "--Limitation on Restricted Payments."

     "Designated Senior Indebtedness" means, with respect to the Issuer or a
Guarantor:

          (1) the Bank Indebtedness and;

          (2) any other Senior Indebtedness of the Issuer or such Guarantor which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $15.0 million and is specifically designated by the Issuer or such Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the indenture.

     "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:

          (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable for Indebtedness or Disqualified Stock; or

          (3) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the first anniversary of the maturity date of the Notes;

provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such first anniversary shall be deemed to be Disqualified Stock; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee's termination, death or disability.

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     "EBITDA" means, with respect to any Person for any period, the Consolidated
Net Income of such Person for such period plus, without duplication:

          (1) provision for taxes based on income or profits of such Person for such period deducted in computing Consolidated Net Income; plus

          (2) Consolidated Interest Expense of such Person for such period to the extent the same was deducted in computing Consolidated Net Income; plus

          (3) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such Consolidated Depreciation and Amortization Expense was deducted in computing Consolidated Net Income; plus

          (4) any non-recurring fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the indenture (in each case, whether or not successful), including any such fees, expenses or charges related to the Transactions (including fees to Blackstone), deducted in such period in computing Consolidated Net Income; plus

          (5) the amount of any nonrecurring charges related to client contract terminations, one-time severance costs related to the acquisition of Service America or one-time severance costs incurred in connection with acquisitions consummated after the Issue Date deducted in such period in computing Consolidated Net Income; plus

          (6) any other noncash charges reducing Consolidated Net Income for such period (excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period); plus

          (7) the amount of annual management, monitoring, consulting and advisory fees and related expenses paid to Blackstone and GE Capital deducted in such period in computing Consolidated Net Income in an amount not to exceed $1.5 million during any fiscal year, less, without duplication,

          (8) noncash items increasing Consolidated Net Income of such Person for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period).

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of the Issuer shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the Net Income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Subsidiary or its stockholders.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or Volume Holdings (other than Disqualified Stock), other than:

          (1) public offerings with respect to the Issuer's common stock registered on Form S-8; and

          (2) any such public or private sale that constitutes an Excluded Contribution or a Specified Cash Contribution.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Excluded Contributions" means the net cash proceeds (other than Specified Cash Contributions) received by the Issuer after the Issue Date from:

          (1) contributions to its common equity capital; and

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          (2) the sale (other than to a Subsidiary of the Issuer or to any
     Issuer or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an Officers' Certificate executed by an Officer of the Issuer, the cash proceeds of which are excluded from the calculation set forth in clause (c) of the "--Limitation on Restricted Payments" covenant.

     "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "Fixed Charge Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any of its Restricted Subsidiaries Incurs or redeems any Indebtedness (other than in the case of revolving credit borrowings, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

     For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, discontinued operations, mergers and consolidations (and the reduction of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, discontinued operation, merger or consolidation, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger or consolidation had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to any transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

     For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the

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rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Issuer as set forth in an Officers' Certificate, to reflect operating expense reductions reasonably expected to result from any acquisition or merger.

     "Fixed Charges" means, with respect to any Person for any period, the sum of:

          (1) Consolidated Interest Expense of such Person for such period; and

          (2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Subsidiaries.

     "Foreign Subsidiary" means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date. For the purposes of the indenture, the term "consolidated" with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.

     "GE Capital" means General Electric Capital Corporation and its Affiliates.

     "Government Securities" means securities that are:

          (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

          (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

     "guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

     "Guarantee" means any guarantee of the obligations of the Issuer under the indenture and the Notes by any Person in accordance with the provisions of the indenture.

     "Guarantor" means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with the indenture, such Person ceases to be a Guarantor.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

          (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

          (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

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     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Incur" means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such person at the time it becomes a Subsidiary.

     "Indebtedness" means, with respect to any Person:

          (1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent:

             (a) in respect of borrowed money;

             (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof);

             (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto;

             (d) in respect of Capitalized Lease Obligations; or

             (e) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

          (2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business), and

          (3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person);

          provided, however, that the amount of such Indebtedness will be the lesser of:

             (a) the Fair Market Value of such asset at such date of determination; and

             (b) the amount of such Indebtedness of such other Person;

          provided, further, that any obligation of the Issuer or any Restricted Subsidiary in respect of:

             (x) minimum guaranteed commissions, or other similar payments, to clients; or

             (y) indemnification obligations to clients,

in each case pursuant to contracts to provide services to clients entered into in the ordinary course of business shall be deemed not to constitute Indebtedness.

     "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Similar Business, in each case of nationally recognized standing that is, in the good faith determination of the Issuer, qualified to perform the task for which it has been engaged.

     "Initial Purchasers" means Chase Securities Inc. and Goldman, Sachs & Co.

     "Investment Grade Securities" means:

          (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

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          (2) debt securities or debt instruments (other than those issued by
     Blackstone, GE Capital or any of their Affiliates) with a rating of BBB-or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries; and

          (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration (including agreements providing for the adjustment of purchase price) of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.

For purposes of the definition of "Unrestricted Subsidiary" and the covenant described under "--Limitation on Restricted Payments:"

     (1) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

          (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation; less

          (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     "Issue Date" means March 4, 1999.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.

     "Management Group" means the group consisting of the directors, executive officers and other personnel of the Issuer and Volume Holdings on the Issue Date.

     "Moody's" means Moody's Investors Service, Inc.

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

     "Net Proceeds" means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of

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principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other considerations received in any other noncash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to the second paragraph of the covenant described under "--Asset Sales") to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by the Issuer as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers' acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Notes.

     "Offering Memorandum" means the Offering Memorandum dated February 25, 1999, issued by the Issuer in connection with the issue of the outstanding Notes.

     "Officer" means the Chairman of the Board, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

     "Officers' Certificate" means a certificate signed on behalf of the Issuer by two Officers of the Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the indenture.

     "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

     "Pari Passu Indebtedness" means:

          (1) with respect to the Issuer, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes and;

          (2) with respect to any Guarantor, its Guarantee and any Indebtedness which ranks pari passu in right of payment to such Guarantor's Guarantee.

     "Permitted Asset Swap" means any one or more transactions in which the Issuer or any Restricted Subsidiary exchanges assets for consideration consisting of:

          (1) assets used or useful in a Similar Business; and

          (2) any cash or Cash Equivalents, provided that such cash or Cash Equivalents will be considered Net Proceeds from an Asset Sale.

     "Permitted Holders" means Blackstone, GE Capital and the Management Group.

     "Permitted Investments" means:

          (1) any Investment in the Issuer or any Restricted Subsidiary;

          (2) any Investment in Cash Equivalents or Investment Grade Securities;

          (3) any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person that is primarily engaged in a Similar Business if as a result of such Investment:

             (a) such Person becomes a Restricted Subsidiary; or

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             (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary:

          (4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to the provisions of "--Asset Sales" or any other disposition of assets not constituting an Asset Sale;

          (5) any Investment existing on the Issue Date;

          (6) advances to employees not in excess of $5.0 million outstanding at any one time in the aggregate;

          (7) any Investment acquired by the Issuer or any of its Restricted
     Subsidiaries:

             (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

             (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

          (8) Hedging Obligations permitted under clause (j) of the "--Limitations of Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant;

          (9) additional Investments having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause
     (9) that are at that time outstanding, not to exceed the greater of 7.5% of Total Assets or $10.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (10) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business;

          (11) Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock); provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the "--Limitation on Restricted Payments" covenant;

          (12) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of the second paragraph of the covenant described under "--Transactions with Affiliates" (except transactions described in clauses (2), (6) and (7) of such paragraph);

          (13) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (14) Guarantees issued in accordance with the "--Limitations of Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock" covenant;

          (15) any Investment by Restricted Subsidiaries in other Restricted Subsidiaries and Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

          (16) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (17) loans and advances to Volume Holdings not to exceed $20.0 million in aggregate principal amount at any time outstanding provided that any cash proceeds thereof shall be immediately contributed by Volume Holdings to the Issuer or used to repay or service existing Indebtedness of Volume Holdings to the Issuer (provided that the amount of such contributions

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     or repayments will not increase the amount available for Restricted
     Payments under clause (c) of the covenant described under "--Limitation on Restricted Payments");

          (18) loans and advances to VSI Management Direct L.P. and/or Recreational Services, L.L.C. and/or current or former management personnel of the Issuer not to exceed $7.5 million in aggregate principal amount at any time outstanding, the proceeds of which will be used to purchase or redeem, directly or indirectly, shares of Capital Stock of the Issuer or Volume Holdings or to purchase limited partnership interests in VSI Management Direct L.P. or Recreational Services, L.L.C., and

          (19) loans to clients made in connection with entering into contracts to provide services not to exceed $15.0 million in any fiscal year or $30.0 million in aggregate amount at any time outstanding.

     "Permitted Junior Securities" shall mean debt or equity securities of the Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Issuer at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Issuer on the Issue Date, so long as to the extent that any Senior Indebtedness of the Issuer outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either:

          (a) the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment; or

          (b) such holders receive securities which constitute Senior Indebtedness and which have been determined by the relevant court to constitute satisfaction in full in cash of any Senior Indebtedness not paid in full in cash.

     "Permitted Liens" means, with respect to any Person:

          (a) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

          (c) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

          (d) Liens in favor of issuers of performance and surety bonds or bid bonds or completion guarantees or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

          (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (f) Liens securing Indebtedness permitted to be incurred pursuant to clause (d) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

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          (g) Liens to secure Indebtedness permitted pursuant to clause (a) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (h) Liens existing on the Issue Date;

          (i) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

          (j) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

          (k) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock";

          (l) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by a Lien on the same property securing such Hedging Obligations;

          (m) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (n) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

          (o) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

          (p) Liens in favor of the Issuer;

          (q) Liens on equipment of the Issuer granted in the ordinary course of business to the Issuer's client at which such equipment is located;

          (r) Liens encumbering deposits made in the ordinary course of business to secure obligations arising from statutory, regulatory, contractual or warranty requirements, including rights of offset and set-off;

          (s) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by the indenture;

          (t) Liens to secure Indebtedness permitted by clause (l) of the second paragraph of the covenant described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; and

          (u) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g), (h), (i), (j), (k),
     (l) and (t);

provided, however, that

     (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property); and

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     (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

          (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (g), (h), (i), (j), (k),
     (l) or (t) at the time the original Lien became a Permitted Lien under the indenture; and

          (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock" means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.

     "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restricted Subsidiary" means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

     "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired by the Issuer or a Restricted Subsidiary whereby the Issuer or a Restricted Subsidiary transfers such property to a Person and the Issuer or such Restricted Subsidiary leases it from such Person, other than leases between the Issuer and a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries.

     "S&P" means Standard and Poor's Ratings Group.

     "SEC" means the Securities and Exchange Commission.

     "Secured Indebtedness" means any Indebtedness of the Issuer secured by a Lien.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Credit Documents" means the collective reference to the Credit Agreement, the notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Issuer within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

     "Similar Business" means a business, the majority of whose revenues are derived from the provision of food, beverage, catering, merchandise, management or other services at stadiums, convention centers, ball parks, concert halls, theaters, seaports, airports, golf courses, arenas, racetracks, parks, malls, zoos, bandstands, or other recreational venues, or the activities of the Issuer and its Subsidiaries as of the Issue Date or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.

     "Specified Cash Contributions" means the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Issuer which are designated as "Specified Cash Contributions" pursuant to an Officers' Certificate.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Indebtedness" means:

          (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes; and

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          (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.

     "Subsidiary" means, with respect to any Person:

          (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

          (2) any partnership, joint venture or limited liability company of which:

             (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise; and

             (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the indenture.

     "Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Issuer.

     "Trustee" means the party named as such in the indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means:

          (1) any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject; and

          (2) who shall have direct responsibility for the administration of the indenture.

     "Unrestricted Subsidiary" means:

          (1) any Subsidiary of the Issuer that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

          (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Issuer (including any newly acquired or newly formed Subsidiary of the Issuer) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries; provided further, however, that either:

     (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

     (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled "--Limitation on Restricted Payments."

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The Board of Directors may designate any Unrestricted Subsidiary to be a
Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

     (x) (1) the Issuer could Incur $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under "--Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock"; or

       (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

     (y) no Default shall have occurred and be continuing.

Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing:

          (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by

          (2) the sum of all such payments.

     "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

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                   EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

     The Issuer, the initial purchasers in connection with the issuance of the outstanding Notes and the guarantors entered into an exchange and registration rights agreement on March 4, 1999. Pursuant to the exchange and registration rights agreement, the Issuer and the guarantors agreed to:

     o file with the Commission on or prior to 90 days after the date of issuance of the outstanding Notes a registration statement on an appropriate form under the Securities Act relating to a registered exchange offer for the outstanding Notes under the Securities Act; and

     o use their reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the issuance of the outstanding Notes.

     As soon as practicable after the effectiveness of the exchange offer registration statement, the Issuer will offer to the holders of Transfer Restricted Securities (as defined below) who are not prohibited by any law or policy of the Commission from participating in the Exchange Offer the opportunity to exchange their Transfer Restricted Securities for an issue of a second series of notes that are identical in all material respects to the outstanding Notes (except that the exchange Notes will not contain terms with respect to transfer restrictions) and that would be registered under the Securities Act. The Issuer and the guarantors will keep the exchange offer open for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the Exchange offer is mailed to the holders of the Notes.

     If:

     o because of any change in law or applicable interpretations thereof by the staff of the Commission, the Issuer is not permitted to effect the exchange offer as contemplated hereby;

     o any outstanding Notes validly tendered pursuant to the exchange offer are not exchanged for exchange Notes within 210 days after the Issue Date;

     o the initial purchasers so request with respect to outstanding Notes not eligible to be exchanged for exchange Notes in the exchange offer;

     o any applicable law or interpretations do not permit any holder of outstanding Notes to participate in the exchange offer;

     o any holder of outstanding Notes that participates in the exchange offer does not receive freely transferable exchange Notes in exchange for tendered outstanding Notes; or

     o the Issuer so elects,

then the Issuer and the guarantors will file with the Commission a shelf registration statement to cover resales of Transfer Restricted Securities by such holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. For purposes of the foregoing, "Transfer Restricted Securities" means each outstanding Note until:

     o the date on which such outstanding Note has been exchanged for a freely transferable exchange Note in the exchange offer;

     o the date on which such outstanding Note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

     o the date on which such outstanding Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

     The Issuer and each of the guarantors will use their reasonable best efforts to have the exchange offer registration statement or, if applicable, the shelf registration statement declared effective by the Commission as promptly as practicable after the filing thereof. Unless the exchange offer would not be permitted by a policy of the Commission, the Issuer will commence the

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exchange offer and will use its reasonable best efforts to consummate the exchange offer as promptly as practicable, but in any event prior to 210 days after the issuance of the outstanding Notes. If applicable, the Issuer and each of the guarantors will their reasonable best efforts to keep the shelf registration statement effective for a period of two years after the issuance of the outstanding Notes or such shorter period when all outstanding Notes covered by the shelf registration statement have been sold in the manner set forth and as contemplated in the shelf registration statement, or when the outstanding Notes become eligible for resale pursuant to Rule 144A under the Securities Act without volume restrictions, if any.

     If:

     o the applicable registration statement is not filed with the Commission on or prior to 90 days after the issuance of the outstanding Notes (or in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 60 days after publication of the change in law or interpretations, but in no event before 90 days after the issuance of the outstanding Notes);

     o the exchange offer registration statement or the shelf registration statement, as the case may be, is not declared effective within 180 days after the issuance of the outstanding Notes (or in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 60 days after publication of the change in law or interpretations, but in no event before 180 days after the issuance of the outstanding Notes);

     o the exchange offer is not consummated on or prior to 210 days after the issuance of the outstanding Notes (other than in the event the Issuer files a shelf registration statement); or

     o the shelf registration statement is filed and declared effective within 180 days after the issuance of the outstanding Notes (or in the case of a shelf registration statement required to be filed in response to a change in law or applicable interpretations of the Commission's staff, if later, within 60 days after publication of the change in law or interpretations, but in no event before 180 days after the issuance of the outstanding Notes) but will thereafter cease to be effective (at any time that the Issuer and the guarantors are obligated to maintain the effectiveness thereof) without being succeeded within 90 days by an additional registration statement filed and declared effective;

(each such event referred to above, a "Registration Default"), the Issuer and the guarantors will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities, during the period of one or more such Registration Defaults, in an amount equal to $0.192 per week per $1,000 principal amount of the outstanding Notes constituting Transfer Restricted Securities held by such holders until the applicable registration statement is filed, the exchange offer registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be. All accrued liquidated damages will be paid to holders in the same manner as interest payments on the outstanding Notes on semi-annual payment dates which correspond to interest payment dates for the outstanding Notes. Following the cure of all Registration Defaults, the accrual of liquidated damages will cease.

     Notwithstanding the foregoing, the Issuer and the guarantors may issue a notice that the shelf registration statement is unusable pending the announcement of a material corporate transaction and may issue any notice suspending use of the shelf registration statement required under applicable securities laws to be issued and, in the event that the aggregate number of days in any consecutive twelve-month period for which all notices are issued and effective exceeds 60 days in the aggregate, then the Issuer will be obligated to pay liquidated damages to each holder of Transfer Restricted Securities in an amount equal to $0.192 per week per $1,000 principal amount of securities constituting Transfer Restricted Securities held by such holder. Upon the Issuer declaring that the shelf registration statement is usable after the period of time described in the

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preceding sentence, accrual of liquidated damages shall cease; provided, however, that if after any such cessation of the accrual of liquidated damages the shelf registration statement again ceases to be usable beyond the period permitted above, liquidated damages will again accrue.

     The exchange and registration rights agreement also provides that the Issuer and the guarantors:

     o shall make available for a period of 180 days after the consummation of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any such exchange Notes; and

     o shall pay all expenses incident to the exchange offer (including the expense of one counsel to the holders of the Notes) and will jointly and severally indemnify certain holders of the Notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

     A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the exchange and registration rights agreement (including certain indemnification rights and obligations).

     Each holder of outstanding Notes who wishes to exchange such Notes for exchange Notes in the exchange offer will be required to make certain representations, including representations that:

     o any exchange Notes to be received by it will be acquired in the ordinary course of its business;

     o it has no arrangement or understanding with any person to participate in the distribution of the exchange Notes; and

     o it is not an "affiliate" (as defined in Rule 405 under the Securities
       Act) of the Issuer, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the exchange Notes. If the holder is a broker-dealer that will receive exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes.

     Holders of outstanding Notes will be required to make certain representations to the Issuer (as described above) in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement in order to have their outstanding Notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth in the preceding paragraphs. A holder who sells Notes pursuant to the shelf registration statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the exchange and registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

     For so long as the Notes are outstanding, the Issuer and the guarantors will continue to provide to holders of the Notes the information required by Rule 144A(d)(4) under the Securities Act.

     The foregoing description of the exchange and registration rights agreement is a summary only. It is qualified by reference to all provisions of the exchange and registration rights agreement. The Issuer will provide a copy of the exchange and registration rights agreement to holders of outstanding Notes identified to the Issuer by the initial purchasers upon request.

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                         BOOK-ENTRY; DELIVERY AND FORM

     The exchange Notes will initially be represented by one or more permanent global notes in definitive, fully registered book-entry form, without interest coupons (referred to as the "Global Notes") that will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, on behalf of the acquirors of exchange Notes represented thereby for credit to the respective accounts of the acquirors (or to such other accounts as they may direct) at DTC, or Morgan Guaranty Trust Company of New York; Brussels Office, as operator of the Euroclear System, or Cedel Bank, societe anonyme. See "The Exchange Offer--Book Entry Transfer."

     Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in physical, certificated form (referred to as "Certificated Notes") except in the limited circumstances described below.

     All interests in the Global Notes, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear of Cedel may also be subject to the procedures and requirements of such systems.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC, Euroclear and Cedel set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither the Issuer nor the initial purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised the Issuer that it is:

     o a limited purpose trust company organized under the laws of the State of New York;

     o a "banking organization" within the meaning of the New York Banking Law;

     o a member of the Federal Reserve System;

     o "clearing corporation" within the meaning of the Uniform Commercial Code, as amended; and

     o a "clearing agency" registered pursuant to Section 17A of the Exchange
       Act.

     DTC was created to hold securities for its participants (collectively referred to as the "Participants") and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively referred to as the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

     The Issuer expects that pursuant to procedures established by DTC ownership of the Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

     The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Notes represented by a Global Note to such persons may be limited. In addition, because DTC can act

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only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in Notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

     So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of Notes under the indenture or such Global Note. The Issuer understands that under existing industry practice, in the event that the Issuer requests any action of holders of Notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither the Issuer nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Notes.

     Payments with respect to the principal of, and premium, if any, Liquidated Damages, if any, and interest on, any Notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note representing such Notes under the indenture. Under the terms of the indenture, the Issuer and the Trustee may treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither the Issuer nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, Liquidated Damages, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

     Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

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     Because of time zone differences, the securities account of a Euroclear or
Cedel participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. Cash received in Euroclear or Cedel as a result of sales of interest in a Global Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

     Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Issuer nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     If:

     o the Issuer notifies the Trustee in writing that DTC is no longer willing or able to act as a depositary or DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days of such notice or cessation;

     o the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of Notes in definitive form under the indenture; or

     o upon the occurrence of certain other events as provided in the indenture,

then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the Notes represented by the Global Notes. Upon any such issuance, the Trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

     Neither the Issuer nor the Trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Notes to be issued).

YEAR 2000

     DTC management is aware that some computer applications, systems, and the like for processing data (referred to as "Systems") that are dependant upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "year 2000 problems." DTC has informed its Participants and other members of the financial community (referred to as the "industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among

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others. DTC has informed the industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

     o impress upon them the importance of such services being year 2000 compliant; and

     o determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

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                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
                             OF THE EXCHANGE OFFER

EXCHANGE OF NOTES

     The exchange of outstanding Notes for exchange Notes in the exchange offer will not constitute a taxable event to holders. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange Note, the holding period of the exchange Note will include the holding period of the outstanding Note and the basis of the exchange Note will be the same as the basis of the outstanding Note immediately before the exchange.

     IN ANY EVENT, PERSONS CONSIDERING THE EXCHANGE OF OUTSTANDING NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

           CERTAIN UNITED STATES TAX CONSEQUENCES TO FOREIGN HOLDERS

     The following summary describes the material United States federal income and estate tax consequences of the ownership of Notes as of the date hereof. It deals only with Notes held as capital assets by Non-United States Holders. As used in this prospectus, the term "Non-United States Holder" means a beneficial owner of a Note that is not (1) a citizen or resident of the United States,
(2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source and
(4) a trust which is (x) subject to the supervision of a court within the United States and the control of one or more United States persons as described in section 7701(a)(30) and (y) that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

     THE DISCUSSION SET FORTH BELOW IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND REGULATIONS, RULINGS AND JUDICIAL DECISIONS THEREUNDER AS OF THE DATE HEREOF. SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO RESULT IN FEDERAL INCOME TAX CONSEQUENCES DIFFERENT FROM THOSE DISCUSSED BELOW. FURTHERMORE, THIS SUMMARY DOES NOT DISCUSS ANY ASPECT OF STATE, LOCAL OR FOREIGN TAXATION. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

NON-UNITED STATES HOLDERS

     Under present United States federal and estate tax law, and subject to the discussion below concerning backup withholding:

          (a) no withholding of United States federal income tax will be required with respect to the payment by the Issuer or any paying agent of principal or interest on a Note owned by a Non-United States Holder, provided (1) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (2) the beneficial owner is not a controlled foreign corporation that is related to the Issuer through stock ownership, (3) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code and (4) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

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

          (b) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange, retirement or other disposition of a Note; and

          (c) a Note beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote within the meaning of section 871(h)(3) of the Code and provided that the interest payments with respect to such Note would not have been, if received at the time of such individual's death, effectively connected with the conduct of a United States trade or business by such individual.

     To satisfy the requirement referred to in (a)(4) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Issuer with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service ("IRS") Form W-8 (or successor form)) or
(2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (a)(4) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

     If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the beneficial owner of the Note provides the Issuer or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from or reduction of withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of the IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

     If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above (provided the Non-United States Holder files the appropriate certification with the Issuer or its agent), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose interest on a Note will be included in such foreign corporation's earnings and profits.

     Any gain or income realized upon the sale, exchange, retirement or other disposition of a Note generally will not be subject to United States federal income tax unless (1) such gain or income is effectively connected with a trade or business in the United States of the Non-United States Holder, or (2) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange, retirement or other disposition, and certain other conditions are met.

     Special rules may apply to certain Non-United States Holders, such as controlled foreign corporations, passive foreign investment companies and foreign personal holding companies, that

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are subject to special treatment under the Code. Such entities should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     No information reporting or backup withholding tax (which is a withholding tax imposed at the rate of 31% on certain payments to persons who fail to furnish the information required under United States information reporting requirements) will be required with respect to payments made by the Issuer or any paying agent to Non-United States Holders if a statement described in
(a)(4) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

     In addition, backup withholding and information reporting generally will not apply if payments of the principal or interest on a Note are paid by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of a Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 1999, a foreign partnership, in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States Holder and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

     Payments of principal or interest on a Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment by the United States office of a broker of the proceeds of sale of a Note will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (a)(4) above and the payor does not have actual knowledge that the beneficial owner is a United States Holder or otherwise establishes an exemption.

     Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.

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                                PLAN OF DISTRIBUTION

     Until                  , 1999 90 (days after the date of this prospectus),
all dealers effecting transactions in the exchange Notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     Each broker-dealer that receives exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange Notes received in exchange for outstanding Notes only where such outstanding Notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period of 180 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange Notes and such exchange Notes have been resold by such broker-dealers.

     The Issuer will not receive any proceeds from any sale of exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any exchange Notes. Any broker-dealer that resells exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange Notes, and any commissions or concessions received by any such persons, may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days from the date on which the exchange offer is consummated, or such shorter period as will terminate when all outstanding Notes acquired by broker-dealers for their own accounts as a result of market-making activities or other trading activities have been exchanged for exchange Notes and such exchange Notes have been resold by such broker-dealers, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. The Issuer has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and the fees of any counsel or other advisors or experts retained by the holders of outstanding Notes, except as expressly set forth in the exchange and registration rights agreement, and will indemnify the holders of outstanding Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS


     Certain legal matters with respect to the validity of the exchange notes will be passed upon for the Issuer by Simpson Thacher & Bartlett, New York, New York. Certain legal matters solely with respect to the due authorization, execution and delivery of the indenture and performance of the obligations under the indenture by those guarantors which are not incorporated in Delaware will be passed upon for Servomation Duchess, Inc., with respect to the laws of the state of California, by Paul, Hastings, Janofsky & Walker LLP; for Servo-Kansas, Inc. and Volume Services, Inc., each with respect to the laws of the state of Kansas, by Stinson, Mag & Fizzell, PC; for Service America Concessions Corporation, with respect to the laws of the state of Maryland, by Venable, Baetjer and Howard, LLP; for SVM of Texas, Inc., with respect to the laws of the state of Texas, by Locke Liddell & Sapp LLP; for Service America Corporation of Wisconsin, with respect to the laws of the state of Wisconsin, by Wille, Gregory & Lundeen; and for Events Center Catering, Inc., with respect to the laws of the state of Wyoming, by Holland & Hart. Simpson Thacher & Bartlett will rely upon the opinions of these law firms as to matters relating to the laws of the states of California, Kansas, Maryland, Texas, Wisconsin and Wyoming, respectively.


                                    EXPERTS

     The consolidated financial statements of Volume Holdings for the fiscal years ended December 28, 1996, December 27, 1997 and December 29, 1998 included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing elsewhere in this prospectus, and are included in reliance upon that report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of Service America as of December 27, 1997 and December 28, 1996, and for the fifty-two week period ended December 27, 1997, the thirty-nine week period ended December 28, 1996, and the fifty-three week period ended March 30, 1996, included in this prospectus have been included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants. This report has been given on the authority of PricewaterhouseCoopers LLP as experts in auditing and accounting.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a registration statement on Form S-4 under the Securities Act with respect to the exchange Notes. This prospectus, which forms a part of the registration statement, does not contain all of the information in the registration statement. You should refer to the registration statement for further information. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete, and, where a contract or other document is an exhibit to the registration statement, each of these statements is qualified by the provision in the exhibit to which the statement relates.

     We are not currently subject to the informational requirements of the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the informational requirements of the Securities Exchange Act of 1934. Accordingly, we will file reports and other information with the Commission unless and until we obtain an exemption from the requirement to do so. The registration statement and other reports or information can be inspected and copied at the Public Reference Section of the Securities and Exchange Commission located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional public reference facilities maintained by the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of this material, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. This material may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

     Furthermore, we agree that, even if we are not required to file periodic reports and information with the Commission, for so long as any exchange Note remains outstanding we will furnish to you the information that would be required to be furnished by us under Section 13 of the Securities Exchange Act of 1934.

                         INDEX TO FINANCIAL STATEMENTS


VOLUME SERVICES AMERICA HOLDINGS, INC.
Independent Auditors' Report..............................................................................    F-2
Consolidated Balance Sheets--As of December 30, 1997 and December 29, 1998................................    F-3
Consolidated Statements of Operations and Comprehensive Loss--For the years ended December 31, 1996,
  December 30, 1997 and December 29, 1998.................................................................    F-4
Consolidated Statements of Stockholders' Equity--For the years ended December 31, 1996, December 30, 1997
  and December 29, 1998...................................................................................    F-5
Consolidated Statements of Cash Flows--For the years ended December 31, 1996, December 30, 1997 and
  December 29, 1998.......................................................................................    F-6
Notes to Consolidated Financial Statements--For the years ended December 31, 1996, December 30, 1997 and
  December 29, 1998.......................................................................................    F-8
Consolidated Balance Sheet (Unaudited)--December 29, 1998 and June 29, 1999...............................   F-25
Consolidated Statements of Operations and Comprehensive Loss (Unaudited)--For the six months ended
  June 30, 1998 and June 29, 1999.........................................................................   F-26
Consolidated Statements of Cash Flows (Unaudited)--For the six months ended June 30, 1998 and June 29,
  1999....................................................................................................   F-27
Consolidated Statements of Stockholders' Equity (Deficit) (Unaudited)--December 30, 1998 to June 29,
  1999....................................................................................................   F-28
Notes to Consolidated Financial Statements (Unaudited)--For the twenty-six week periods ended June 29,
  1999 and June 30, 1998..................................................................................   F-29

SERVICE AMERICA CORPORATION AND SUBSIDIARIES
Report of Independent Accountants.........................................................................   F-35
Consolidated Balance Sheets--As of December 27, 1997 and December 28, 1996................................   F-36
Consolidated Statements of Operations and Comprehensive (Loss) Income--For the fifty-two week period ended
  December 27, 1997, the thirty-nine week period ended December 28, 1996 and the fifty-three week period
  ended March 30, 1996....................................................................................   F-37
Consolidated Statements of Stockholders' Equity (Deficit)--For the fifty-two week period ended
  December 27, 1997, the thirty-nine week period ended December 28, 1996 and the fifty-three week period
  ended March 30, 1996....................................................................................   F-38
Consolidated Statements of Cash Flows--For the fifty-two week period ended December 27, 1997, the
  thirty-nine week period ended December 28, 1996 and the fifty-three week period ended March 30, 1996....   F-39
Notes to Consolidated Financial Statements................................................................   F-40

Unaudited:
  Condensed Consolidated Balance Sheet--As of June 27, 1998...............................................   F-67
  Condensed Consolidated Statements of Operations and Comprehensive Loss--For the twenty-six week periods
     ended June 27, 1998 and June 28, 1997................................................................   F-68
  Condensed Consolidated Statements of Cash Flows--For the twenty-six week periods ended June 27, 1998 and
     June 28, 1997........................................................................................   F-69
  Notes to Condensed Consolidated Financial Statements....................................................   F-70

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Volume Services America Holdings,
Inc.:

We have audited the accompanying consolidated balance sheets of Volume Services America Holdings, Inc. and subsidiaries (the "Company") as of December 30, 1997 and December 29, 1998, and the related consolidated statements of operations and comprehensive loss, stockholders' equity, and cash flows for each of the three years in the period ended December 29, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 30, 1997 and December 29, 1998, and the results of operations and cash flows for each of the three years in the period ended December 29, 1998, in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP
Greenville, South Carolina

March 18, 1999

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                                     DECEMBER 30,    DECEMBER 29,
                                                                                        1997            1998
                                                                                     ------------    ------------
                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.......................................................     $  5,426        $  8,828
  Accounts receivable, less allowance for doubtful accounts of $64 and $963 at
    December 30, 1997 and December 29, 1998, respectively.........................        8,229          17,790
  Merchandise inventories.........................................................        5,135           9,585
  Prepaid expenses................................................................        1,270           3,975
  Deferred tax asset..............................................................           --           2,082
  Assets held for sale............................................................       11,991              --
                                                                                       --------        --------
         Total current assets.....................................................       32,051          42,260
                                                                                       --------        --------
PROPERTY AND EQUIPMENT:
  Leasehold improvements..........................................................       27,380          40,048
  Merchandising equipment.........................................................       16,369          37,197
  Vehicles and other equipment....................................................        3,411           5,702
  Construction in process.........................................................        5,578             262
                                                                                       --------        --------
         Total....................................................................       52,738          83,209
  Less accumulated depreciation and amortization..................................      (10,564)        (12,226)
                                                                                       --------        --------
         Property and equipment, net..............................................       42,174          70,983
                                                                                       --------        --------
OTHER ASSETS:
  Contract rights, net............................................................       36,803          72,935
  Cost in excess of net assets acquired, net......................................        8,136          50,585
  Deferred financing costs, net...................................................        2,974           7,783
  Trademarks, net.................................................................       13,051          19,108
  Other...........................................................................        2,619           3,530
                                                                                       --------        --------
         Total other assets.......................................................       63,583         153,941
                                                                                       --------        --------
TOTAL ASSETS......................................................................     $137,808        $267,184
                                                                                       --------        --------
                                                                                       --------        --------
                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current maturities of long-term debt............................................     $    300        $  4,200
  Current maturities of capital lease obligation..................................           --             189
  Accounts payable................................................................       12,017          16,410
  Accrued salaries and vacations..................................................        4,260           8,336
  GE capital note payable.........................................................           --             500
  Liability for self-insured claims...............................................        2,130           2,216
  Accrued taxes, other than income taxes..........................................        1,056           3,214
  Accrued income taxes............................................................          293             170
  Accrued commissions and royalties...............................................        9,912           8,603
  Accrued interest................................................................          195           1,156
  Other...........................................................................        1,378           3,664
                                                                                       --------        --------
         Total current liabilities................................................       31,541          48,658
                                                                                       --------        --------
LONG-TERM DEBT....................................................................       78,700         155,800
CAPITAL LEASE OBLIGATION..........................................................           --             622
DEFERRED INCOME TAX...............................................................           --           6,684
LIABILITY FOR SELF-INSURED CLAIMS.................................................        2,302           2,949
OTHER LIABILITIES.................................................................           84           2,594
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY:
  Common stock ($.01 par value; 1,000 shares authorized; 339 and 526 shares issued
    and outstanding at December 30, 1997 and December 29, 1998, respectively).....           --              --
  Additional paid-in capital......................................................       33,857          66,474
  Accumulated deficit.............................................................       (7,358)        (12,595)
  Accumulated other comprehensive loss............................................           --             (67)
  Investors' notes receivable.....................................................       (1,318)         (3,935)
                                                                                       --------        --------
         Total stockholders' equity...............................................       25,181          49,877
                                                                                       --------        --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........................................     $137,808        $267,184
                                                                                       --------        --------
                                                                                       --------        --------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

     YEARS ENDED DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998
                                 (IN THOUSANDS)

                                                                                     YEARS ENDED
                                                                     --------------------------------------------
                                                                     DECEMBER 31,    DECEMBER 30,    DECEMBER 29,
                                                                        1996            1997            1998
                                                                     ------------    ------------    ------------
Net sales.........................................................     $190,417        $196,032        $283,441
                                                                       --------        --------        --------
Cost of sales.....................................................      155,726         156,965         222,533
Selling, general, and administrative..............................       19,209          21,379          30,887
Depreciation and amortization.....................................       12,624          12,895          18,197
Transaction fees and expenses.....................................           --              --           3,081
                                                                       --------        --------        --------
Operating profit..................................................        2,858           4,793           8,743
Interest expense..................................................        7,256           7,916          11,322
Other income, net.................................................         (530)           (336)           (359)
                                                                       --------        --------        --------
Loss before income taxes..........................................       (3,868)         (2,787)         (2,220)
Income tax provision..............................................           10             319           1,518
                                                                       --------        --------        --------
Loss before extraordinary item....................................       (3,878)         (3,106)         (3,738)
Extraordinary loss on debt extinguishment, net of taxes ..........           --              --           1,499
                                                                       --------        --------        --------
Net loss..........................................................       (3,878)         (3,106)         (5,237)
Other comprehensive loss--foreign currency translation
  adjustment......................................................           --              --             (67)
                                                                       --------        --------        --------
Comprehensive loss................................................     $ (3,878)       $ (3,106)       $ (5,304)
                                                                       --------        --------        --------
                                                                       --------        --------        --------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

     YEARS ENDED DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998
                                 (IN THOUSANDS)

                                                                           ACCUMULATED
                                                ADDITIONAL                   OTHER
                              COMMON   COMMON    PAID-IN     ACCUMULATED   COMPREHENSIVE   INVESTORS'
                              SHARES   STOCK     CAPITAL      DEFICIT        LOSS          RECEIVABLES    TOTAL
                              ------   ------   ----------   -----------   -------------   -----------   -------
Balance,
  January 2, 1996...........    270     $  3     $ 26,997     $    (374)       $  --         $  (857)    $25,769
Net loss....................     --       --           --        (3,878)          --              --      (3,878)
                               ----     ----     --------     ---------        -----         -------     -------
Balance,
  December 31, 1996.........    270        3       26,997        (4,252)          --            (857)     21,891
Capital investment..........     69       --        6,857            --           --            (457)      6,400
Loan to shareholders........     --       --           --            --           --              (4)         (4)
Reverse stock split.........     --       (3)           3            --           --              --          --
Net loss....................     --       --           --        (3,106)          --              --      (3,106)
                               ----     ----     --------     ---------        -----         -------     -------
Balance,
  December 30, 1997.........    339       --       33,857        (7,358)          --          (1,318)     25,181
Capital investment..........     37       --        3,750            --           --            (250)      3,500
Shares issued in
  acquisition...............    150       --       28,867            --           --          (3,381)     25,486
Payment of investors'
  receivables...............     --       --           --            --           --           1,014       1,014
Foreign currency
  translation...............     --       --           --            --          (67)             --         (67)
Net loss....................     --       --           --        (5,237)          --              --      (5,237)
                               ----     ----     --------     ---------        -----         -------     -------
Balance,
  December 29, 1998.........    526     $ --     $ 66,474     $ (12,595)       $ (67)        $(3,935)    $49,877
                               ----     ----     --------     ---------        -----         -------     -------
                               ----     ----     --------     ---------        -----         -------     -------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

     YEARS ENDED DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

                                 (IN THOUSANDS)

                                                                                        YEARS ENDED
                                                                        --------------------------------------------
                                                                        DECEMBER 31,    DECEMBER 30,    DECEMBER 29,
                                                                           1996            1997            1998
                                                                        ------------    ------------    ------------
Cash flows provided by operating activities:
  Net loss.............................................................  $   (3,878)     $   (3,106)     $   (5,237)
  Adjustments to reconcile net income to net cash provided by (used in)
    operating activities:
    Depreciation and amortization......................................      12,624          12,895          18,197
    Amortization of deferred financing costs...........................         478             354             551
    Extraordinary item.................................................          --              --           1,499
    (Gain) loss on disposition of assets...............................          14            (208)            (15)
    Loss from termination of contract..................................          --           2,505           1,423
    Deferred tax expense...............................................          --              --           1,159
    Other..............................................................          --              --             242
    Changes in assets and liabilities, net of effect of acquisition:
       Decrease (increase) in assets:
         Accounts and notes receivable.................................       1,664          (1,232)         (2,361)
         Merchandise inventories.......................................        (743)            (36)             15
         Prepaid expenses..............................................          (9)           (423)           (470)
         Other assets..................................................        (215)         (2,009)         (2,496)
       Increase (decrease) in liabilities:
         Accounts payable..............................................       1,257           3,694          (4,459)
         Accrued salaries and vacations................................          97           1,785             453
         Liabilities for self-insurance................................        (176)            718             733
         Other liabilities.............................................        (137)            411          (7,799)
                                                                         ----------      ----------      ----------
Net cash provided by operating activities..............................      10,976          15,348           1,435
                                                                         ----------      ----------      ----------
Cash flows used in investing activities:
  Decrease in restricted cash..........................................       7,073           5,939               2
  Cash purchased in acquisition of Service America.....................          --              --           1,587
  Payment of acquisition costs.........................................          --              --          (2,820)
  Purchase of minority interest stock of Service America...............          --              --            (631)
  Purchase of property, plant and equipment............................     (15,616)        (25,987)        (12,635)
  Proceeds from sale of property, plant and equipment..................          91             639           3,349
  Proceeds from assets held for sale...................................          --              --          12,575
  Additions to assets held for sale....................................          --              --            (607)
  Purchase of contract rights..........................................      (5,034)        (11,599)         (6,169)
                                                                         ----------      ----------      ----------
Net cash used in investing activities..................................     (13,486)        (31,008)         (5,349)
                                                                         ----------      ----------      ----------

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

     YEARS ENDED DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998
                                 (IN THOUSANDS)

                                                                                        YEARS ENDED
                                                                        --------------------------------------------
                                                                        DECEMBER 31,    DECEMBER 30,    DECEMBER 29,
                                                                           1996            1997            1998
                                                                        ------------    ------------    ------------
Cash flows provided by financing activities:
  Principal payments on long-term debt.................................  $     (300)     $   (6,800)     $ (154,291)
  Net borrowings--revolving loans......................................          --          16,100           6,897
  Proceeds from long-term debt.........................................          --              --         160,000
  Payments of financing costs..........................................          --              --          (7,859)
  Principal payments on capital lease obligation.......................          --              --            (103)
  Increase (decrease) in bank overdrafts...............................         (89)            185          (1,842)
  Net increase (decrease) in investor's notes receivable...............          --              (4)          1,014
  Capital contribution.................................................          --           6,400           3,500
                                                                         ----------      ----------      ----------
Net cash (used in) provided by financing activities....................        (389)         15,881           7,316
                                                                         ----------      ----------      ----------
Increase (decrease) in cash............................................      (2,899)            221           3,402
Cash and cash equivalents--beginning of period.........................       8,104           5,205           5,426
                                                                         ----------      ----------      ----------
Cash and cash equivalents--end of period...............................  $    5,205      $    5,426      $    8,828
                                                                         ----------      ----------      ----------
                                                                         ----------      ----------      ----------
Supplemental cash flow information:
  Interest paid........................................................  $    6,349      $    6,968      $    5,892
                                                                         ----------      ----------      ----------
                                                                         ----------      ----------      ----------
  Income taxes paid....................................................  $       10      $       43      $      449
                                                                         ----------      ----------      ----------
                                                                         ----------      ----------      ----------
  Noncash activities:
    Issuance of investors' notes receivable relating to capital
       contribution....................................................  $       --      $      457      $      250
                                                                         ----------      ----------      ----------
                                                                         ----------      ----------      ----------
    Capital lease obligation...........................................  $       --      $       --      $      914
                                                                         ----------      ----------      ----------
                                                                         ----------      ----------      ----------
    Purchase of Service America for stock..............................  $       --      $       --      $   28,867
                                                                         ----------      ----------      ----------
                                                                         ----------      ----------      ----------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

1. GENERAL

     Volume Services America Holdings, Inc. ("Volume Holdings," and together with its subsidiaries, the "Company"), formerly VSI Acquisition II Corporation and subsidiaries ("VSI"), is a holding company, the principal assets of which are the capital stock of its subsidiary, Volume Services America, Inc. ("Volume Services America"). Volume Services America is also a holding company, the principal assets of which are the capital stock of its subsidiaries, Volume Services, Inc. ("Volume Services") and Service America Corporation ("Service America"). The Company is controlled by its senior management, Blackstone Capital Partners II Merchant Banking Fund, L.P. ("BCP II"), and General Electric Capital Corporation ("GE Capital"). GE Capital, which as of December 29, 1998 controlled 28.5% of the Company through its controlling interest in Recreational Services LLC, was the majority stockholder (on a fully diluted basis) of Service America prior to the acquisition of Service America by Volume Holdings on August 24, 1998. As of December 29, 1998, the remainder of the Company's capital stock was owned by limited partnerships controlled by BCP Volume L.P. and BCP Offshore Volume L.P. ("Blackstone") (66.7%) and by current and former management employees of Volume Services (4.8%).

     The accompanying consolidated financial statements as of December 29, 1998 include the balance sheet of the Company and the results of operations of Volume Services through the thirty-four week period ended August 24, 1998 (date of acquisition of Service America) and of the Company from August 25, 1998 through December 29, 1998 (eighteen-week period). The accompanying consolidated balance sheet as of December 30, 1997 is for VSI. The accompanying statement of operations, stockholder's equity, and cash flows as of December 31, 1996 and December 30, 1997 are for VSI for the periods then ended.

     At December 29, 1998, the Company had approximately 118 contracts to provide specified concession services, including catering and novelty merchandise items at stadiums, sports arenas and convention centers at various locations in the United States. Contracts to provide these services were obtained through competitive bids. In most instances, the Company has the rights to provide these services in a particular location for a period of several years, with the duration of time often a function of the required investment in facilities or other financial considerations. The contracts vary in length generally from one to twenty years. Certain of the contracts contain renewal clauses.


     The Company's contracts include concession agreements to provide food and beverage service and team merchandise to nine National Football League team stadiums, six major league baseball stadiums, numerous minor league baseball parks and spring training facilities along with numerous convention centers and other entertainment and sports venues. For the fiscal years ended December 31, 1996, December 30, 1997 and December 29, 1998, the Company had one customer that accounted for approximately 17.5%, 16.4% and 15.8% of operating revenues, respectively.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION--The consolidated financial statements include the accounts of the Company, and its wholly owned subsidiaries, Volume Services and Service America. All significant intercompany transactions have been eliminated.

     FISCAL YEAR--The Company has adopted a 52-53 week period ending on the Tuesday closest to December 31 as its fiscal year end.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     REVENUE RECOGNITION--Sales from food and beverage concessions and catering contract food services are recognized as the services are provided. If a specific contract provides the Company with a fixed fee or a fixed fee plus an incentive fee and the Company bears no profit or loss risk, then only the amount of the fees received are included in net sales. For all other contracts, the total revenues received by the Company from the end users of the products are included in net sales. The total revenue received by the Company from the end users of the products without regard to the type of contract is defined as "managed revenues". The Company's total managed revenues for fiscal 1996, 1997 and 1998 were approximately $226,425,000, $234,783,000 and $315,728,000, respectively.

     MERCHANDISE INVENTORIES--Merchandise Inventories consist of food, beverage, and team and other merchandise, and are valued primarily at the lower of cost, determined on the first-in, first-out basis, or market.

     DEPRECIATION--Property and equipment are depreciated on the straight-line method over the lesser of the estimated useful life of the asset and the term of the contract at the site where such property and equipment is located. Following are the estimated useful lives of the property and equipment:

     o Leasehold improvements--estimated useful life limited by the lease term (contract term)

     o Merchandising equipment--five to ten years limited by the contract term

     o Vehicles and other equipment--two to ten years limited by the contract term

     CONTRACT RIGHTS--Contract rights, net of accumulated amortization, of approximately $36,803,000 at December 30, 1997 and $72,935,000 at December 29, 1998 consist primarily of certain directly attributable costs (actual contract costs and fair value adjustments related to acquisition of Service America) incurred by the Company in obtaining or renewing contracts with clients. These costs for the Company are amortized over the contract life of each such contract, including optional renewal periods where the option to renew rests solely with the Company. Accumulated amortization was approximately $6,897,000 at December 30, 1997 and $12,947,000 at December 29, 1998. The carrying value of the asset would be reduced to its estimated fair value if management's best estimate of future cash flows from related operations, on an undiscounted basis, will be less than the carrying amount of the asset over the remaining amortization period.

     COST IN EXCESS OF NET ASSETS ACQUIRED--Cost in excess of net assets acquired (goodwill) is being amortized on the straight-line basis over 30 years. Amortization was approximately $297,000 in fiscal 1996 and $291,000 in fiscal 1997 and $790,000 in fiscal 1998. Accumulated amortization was approximately $600,000 at December 30, 1997 and $1,389,000 at December 29, 1998.

     TRADEMARKS--Trademarks consist of the net book value of the trademarks of the Company of $13,051,000 at December 30, 1997 and $19,108,000 at December 29, 1998 and are being amortized on a straight-line basis over 30 years. Accumulated amortization was approximately $949,000 at December 30, 1997 and $1,492,000 at December 29, 1998.

     DEFERRED FINANCING COSTS--The net book value of deferred financing costs of $2,974,000 at December 30, 1997 and $7,783,000 at December 29, 1998 are being amortized as interest expense over the life of the respective debt using the interest method. Accumulated amortization was approximately $987,000 at December 30, 1997 and $76,000 at December 29, 1998.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     IMPAIRMENT OF LONG-LIVED ASSETS--The Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing a review for recoverability, the Company estimates the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles is based on the estimated fair value of the asset. No impairment of long-lived assets existed at December 29, 1998.

     DERIVATIVE FINANCIAL INSTRUMENTS--The Company is party to an interest rate swap agreement under which it receives or pays an amount every three months which effectively fixes the interest rate on $80,000,000 of its floating rate debt (see Note 5). The Company recognizes such income or expense as a component of interest expense at the settlement date.

     PREOPENING COSTS--The Company capitalizes certain direct incremental costs incurred in conjunction with the opening of new contract locations and such costs are amortized over 12 months. Preopening costs, net of amortization, were $820,000 at December 30, 1997 and $426,000 at December 29, 1998 (see NEW
ACCOUNTING STANDARDS).

     INSURANCE--The Company is primarily self-insured for general liability, automobile liability, and workers' compensation risks, supplemented by stop-loss type insurance policies. The liabilities for estimated incurred losses were discounted using rates between 5.35% and 5.94% at December 30, 1997 and 4.51% and 4.68% at December 29, 1998, to their present value based on expected loss payment patterns determined by experience. The total discounted self-insurance liability recorded by the Company at December 30, 1997 and December 29, 1998 was $4,500,000 and $5,390,000, respectively. The related undiscounted amount was $4,900,000 and $5,803,000, respectively.

     CASH OVERDRAFTS--The Company has included in accounts payable on the accompanying consolidated balance sheets cash overdrafts totaling $5,580,000 and $3,857,000 at December 30, 1997 and December 29, 1998, respectively.

     FOREIGN CURRENCY--The balance sheet and results of operations of the Company's indirect Canadian subsidiary (a subsidiary of Service America) are measured using the local currency as the functional currency. Assets and liabilities have been translated into United States dollars at the rates of exchange at the balance sheet date. Revenues and expenses are translated into United States dollars at the average rate during the period. The exchange gains and losses arising on transactions are charged to income as incurred. Translation gains and losses arising from the use of differing exchange rates from year to year are included in accumulated other comprehensive loss.

     TRANSACTION FEES AND EXPENSES--Transaction fees and expenses primarily include severance expense associated with Volume Services America employees severed as a result of the acquisition of Service America (see Note 4).

     INCOME TAXES--The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. A valuation allowance is established for deferred tax assets when it is more likely than not that the benefits of such assets will not be realized.

     RECLASSIFICATIONS--Certain amounts in 1996 and 1997 have been reclassified, where applicable, to conform to the financial statement presentation used in 1998.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

     ADOPTION OF NEW ACCOUNTING STANDARDS--The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, in 1998. SFAS No. 130 specifies that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is included in the accompanying statements of operations and comprehensive loss. Prior year disclosures have been reclassified to conform to the SFAS No. 130 requirements.

     The Company also adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, in 1998. SFAS No. 131 establishes standards for reporting selected information about operating segments determined using quantitative thresholds and a "management approach", which reflects how the chief operating decision maker evaluates segment performance and allocates resources. The combined operations of the Company's contracts comprises one operating segment, as such, adoption of SFAS No. 131 has not changed the Company's disclosures.

     NEW ACCOUNTING STANDARDS--In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, which provides additional guidance on the financial reporting of start-up costs, requiring costs of start-up activities to be expensed as incurred. As a result, the Company wrote-off its unamortized preopening costs of $426,000 as of December 30, 1998 as a cumulative effect of a change in accounting principle.

     In June 1998, the Financial Accounting Standards Board issued SFAS
No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, gains and losses) depends on the intended use of the derivative. The statement is effective for the Company's fiscal year 2000 financial statements and may not be applied retroactively. The Company has not yet completed its analysis of the effects of this new standard on its results of operations or financial position.

3. SIGNIFICANT RISKS AND UNCERTAINTIES

     USE OF ESTIMATES--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company's most significant financial statement estimates include the estimate of the allowance for doubtful accounts and the liability for self-insured claims. Management determines its estimate of the allowance for doubtful accounts considering a number of factors, including historical experience, aging of the accounts and the current creditworthiness of its customers. The Company self-insures, with various insured stop-loss limitations, its workers' compensation, general liability and automobile liability. Management determines its estimate of the reserve for self-insurance considering a number of factors, including historical experience and actuarial assessment of the liabilities for reported claims and claims incurred but not reported. Management believes that its estimates provided in the financial statements, including those for the above-described items, are reasonable and adequate. However, actual results could differ from those estimates.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

3. SIGNIFICANT RISKS AND UNCERTAINTIES--(CONTINUED)

     CERTAIN RISK CONCENTRATIONS--The Company's contracts include concession agreements to provide food service and team merchandise to nine National Football League stadiums, six major league baseball stadiums, and numerous minor league baseball parks and spring training facilities. The Company's revenues and earnings are dependent on various factors such as attendance levels and the number of games played by the professional football and baseball teams which are tenants at facilities serviced by the Company, which can be favorably impacted if the teams qualify for post-season play, or adversely affected if the teams are on strike.

4. ACQUISITION

     On August 24, 1998, Volume Holdings, BCP Volume L.P., BCP Offshore Volume L.P. and VSI Management Direct L.P. ("VSI Management"), together with GE Capital and certain management shareholders of Service America entered into a Share Exchange Agreement, pursuant to which the Company agreed to purchase substantially all of the capital stock of Service America (the "Acquisition"). The consideration paid was (a) $1,000 in cash and 150 newly issued shares of the Volume Holdings Common Stock representing approximately 28.5% of the outstanding common stock of Volume Holdings on a fully diluted basis after giving effect to such issuance and (b) the issuance to GE Capital of a 6.0% per annum senior subordinated promissory note, due on December 31, 1999, in an aggregate principal amount of $500,000. By December 1998, the Company had purchased the remainder of Service America capital stock and contributed all of the Service America capital stock to Volume Services America. The acquisition was accounted for using the purchase method of accounting.

     The balance sheet effect of this transaction was recorded on August 24, 1998. The purchase price allocation and related purchase accounting adjustments recorded are as follows (in thousands):

PURCHASE COST
-------------
Cash and stock....................................................................  $   30,000
Estimated fees and expenses.......................................................       2,820
                                                                                    ----------
     Total purchase cost..........................................................      32,820
                                                                                    ----------
Adjusted book value of net liabilities assumed:
  Liability for preferred stock, restricted stock and warrants....................      28,810
  Accumulated deficit of Service America at August 24, 1998.......................     (65,640)
                                                                                    ----------
  Adjusted book value of net liabilities assumed (includes $1,587 of cash
     acquired)....................................................................     (36,830)
                                                                                    ----------
Excess of purchase cost over adjusted book value of net assets acquired...........      69,650
Preliminary allocation of purchase cost:
  Increase contract rights to estimated value.....................................      25,683
  Increase trademarks to estimated fair value.....................................       6,600
  Increase in deferred taxes......................................................      (4,442)
  Increase in accrued expenses....................................................      (1,429)
                                                                                    ----------
     Total preliminary allocation of purchase cost................................      26,412
                                                                                    ----------
Cost in excess of net assets acquired.............................................  $   43,238
                                                                                    ----------
                                                                                    ----------

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

4. ACQUISITION--(CONTINUED)

     The allocation of the total purchase cost reflected in the Company's balance sheet is preliminary. The actual purchase accounting adjustment to reflect the fair value of the assets acquired and liabilities assumed will be based upon appraisals currently in process. However, based on current information, Company management does not expect the final allocation of the purchase price to materially differ from that used in the accompanying balance sheet. The contract rights are being amortized over a weighted average useful life of 4.5 years. The trademarks and costs in excess of net assets acquired are amortized over their useful lives, not to exceed 30 years.

     The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the Service America acquisition had occurred as of January 1, 1997, after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt and related income tax effects. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made on that date, nor are they necessarily indicative of results which may occur in the future.

                                                                            PRO FORMA
                                                                          (IN THOUSANDS)
                                                                            YEAR ENDED
                                                                       --------------------
                                                                         1997        1998
                                                                       --------    --------
Net sales...........................................................   $368,900    $405,900
Loss before extraordinary item......................................    (12,500)     (9,900)
Net loss............................................................    (14,300)    (11,900)

5. DEBT

     Long-term debt at December 30, 1997 and December 29, 1998 consists of the following (in thousands):

                                                                         1997        1998
                                                                        -------    --------
Term A Borrowings....................................................   $    --    $ 40,000
Term B Borrowings....................................................    49,572     120,000
Term C Borrowings....................................................    19,828          --
Revolving Loans--Acquisition Portion.................................     9,600          --
                                                                        -------    --------
                                                                         79,000     160,000
Less current portion of long-term debt...............................       300       4,200
                                                                        -------    --------
Total long-term debt.................................................   $78,700    $155,800
                                                                        -------    --------
                                                                        -------    --------

     On December 3, 1998, Volume Holdings and Volume Services America, Inc. (the "Borrower") entered into the Credit Agreement, which provides for $160,000,000 in term loans, consisting of $40,000,000 of Tranche A term loans ("Term Loan A") and $120,000,000 of Tranche B term loans ("Term Loan B" and together with Term Loan A, the "Term Loans") and a $75,000,000 revolving credit facility (the "Revolving Credit Facility"). Borrowings under the Term Loans were used to repay in full all outstanding indebtedness of Volume Services and Service America under their then existing credit agreements and to pay fees and expenses incurred in connection with the acquisition of Service America and the Credit Agreement. The commitments under the Revolving Credit Facility are available to fund capital investment requirements, working capital and general corporate needs of the Company.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

5. DEBT--(CONTINUED)

     Installments of Term Loan A are due in consecutive quarterly installments on the last day of each fiscal quarter beginning on March 30, 1999, with 25% of the following annual amounts being paid on each installment date: $3,000,000 in 1999, $4,000,000 in 2000, $5,000,000 in 2001, and $7,000,000 in the years 2002 through 2005.

     Installments of Term Loan B are due in consecutive quarterly installments on the last day of each fiscal quarter beginning on March 30, 1999, with 25% of the following annual amounts being paid on each installment date: $1,200,000 in each year from 1999 through 2005, and $111,600,000 in 2006.

     The Revolving Credit Facility allows the issuer to borrow up to an additional $75,000,000 and includes a sub-limit of $35,000,000 for letters of credit which reduce availability under the Revolving Credit Facility and a sublimit of $5,000,000 for swingline loans. The Revolving Credit Facility will mature on December 3, 2004. No amounts were outstanding under the Revolving Credit Facility at December 29, 1998; however, $20,685,000 of letters of credit were outstanding but undrawn.

     The interest rates for the Term Loans and revolving loans vary depending on which interest payment method the Borrower elects. The Borrower may elect that these loans bear interest at a rate equal to the alternate base rate plus the applicable margin or the adjusted LIBO rate plus the applicable margin. All swingline loans bear interest based upon the alternate base rates. The alternate base rate is the higher of the prime rate of interest publicly announced by Chase Manhattan Bank and the federal funds rate plus 0.5%. The adjusted LIBO rate is the rate at which Eurodollar deposits for one, two, three or six months (as selected by the Borrower) are offered in the interbank Eurodollar market.

     The applicable margin for Term Loan A and revolving loans that bear interest at a rate determined by reference to the alternate base rate and for swingline loans is 2% per annum until the date of delivery of financial statements for the period ending June 29, 1999, and the applicable margin for these loans after such date will fluctuate, depending on a calculation of the Borrower's leverage ratio, between 1.25% and 2%. The applicable margin for revolving loans and term loan A that bear interest at a rate determined by reference to the adjusted LIBO rate is 3% per annum until the date of delivery of financial statements for the period ending June 29, 1999, and the applicable margin for these loans after such date will fluctuate, depending on the leverage ratio, between 2.25% and 3%. The issuer may elect that Term Loan B bear interest at a rate per annum equal to the alternate base rate plus 2.75% or the adjusted LIBO rate plus 3.75%.

     The principal outstanding at December 29, 1998 was $40,000,000 for Term Loan A and $120,000,000 for Term Loan B. The interest rates at December 29, 1998 were 8.25% for Term Loan A and 9.00% for Term Loan B.

     The Credit Agreement calls for mandatory prepayment of the loans under certain circumstances and optional prepayment without penalty. The Credit Agreement contains covenants that, subject to certain exceptions, restrict the ability of Volume Holdings, the Borrower and its subsidiaries to, among other things, (1) incur indebtedness and guarantees, (2) incur liens, (3) make loans and investments, (4) engage in mergers, consolidations, acquisitions and asset sales, (5) pay dividends and make distributions on, or repurchase or redeem, capital stock (maximum dividend at December 29, 1998 was $49,500,000),
(6) enter into transactions with affiliates and sale leaseback transactions,
(7) make changes in their line of business, (8) amend certain material agreements and (9) sell capital stock of Borrower's subsidiaries. The Borrower will also be required to comply with certain financial covenants, including a maximum net leverage

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

5. DEBT--(CONTINUED)

ratio, an interest coverage ratio and a minimum consolidated cash net worth test. The Credit Agreement contains affirmative covenants, including entry by Volume Holdings, the Borrower and its subsidiaries into interest rate protection agreements, and customary representations and warranties.

     The transaction cost of the Credit Agreement amounted to $7,859,000 and was capitalized at December 29, 1998. These deferred costs will be amortized over 7 years for Term Loan A, 8 years for Term Loan B and 6 years for the Revolving Credit Facility. The Borrower recognized an extraordinary loss of $1,499,000, net of taxes (approximately $999,000) on its statement of operations and comprehensive losses, for the early extinguishment of its previous debt.

     Aggregate annual maturities of long-term debt are as follows (in thousands):

1999.........................................................   $  4,200
2000.........................................................      5,200
2001.........................................................      6,200
2002.........................................................      8,200
2003.........................................................      8,200
Thereafter...................................................    128,000
                                                                --------
Total........................................................   $160,000
                                                                --------
                                                                --------

     See Note 16 for subsequent information regarding the Company's debt.

6. CAPITAL LEASE OBLIGATION

     The Company is obligated to make minimum lease payments under a capital lease agreement. The following is a schedule of future minimum lease payments under the capital lease together with the present value of the net minimum lease payments as of December 29, 1998 (in thousands):

FISCAL YEAR
-----------
1999.............................................................  $     250
2000.............................................................        250
2001.............................................................        250
2002.............................................................        195
                                                                   ---------
Total minimum lease payments.....................................        945
Less: Amount representing interest...............................       (134)
                                                                   ---------
Present value of minimum lease payments..........................        811
Less current portion of capital lease obligation.................       (189)
                                                                   ---------
Total long-term capital lease obligation.........................  $     622
                                                                   ---------
                                                                   ---------

     Under the terms of the lease agreement, certain equipment is pledged to secure performance as follows (in thousands):

Equipment.........................................................  $     914
Accumulated depreciation..........................................        (69)
                                                                    ---------
Total.............................................................  $     845
                                                                    ---------
                                                                    ---------

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

7. INCOME TAXES

     The components of deferred taxes are (in thousands):

                                                                          1997        1998
                                                                         -------    --------
Deferred tax liabilities:
  Intangibles (goodwill, contract rights and trademarks)..............   $(2,409)   $(13,648)
  Other prepaid assets................................................      (215)     (1,265)
                                                                         -------    --------
                                                                          (2,624)    (14,913)
                                                                         -------    --------
Deferred tax assets:
  Difference between book and tax basis of property...................     3,127       1,764
  Bad debt reserves...................................................        27         385
  Inventory reserves..................................................        67          79
  Other reserves and accrued liabilities..............................     2,478       4,617
  General business credit carryforwards...............................        --         978
  Accrued compensation and vacation...................................       445         781
  Net operating loss carryforward.....................................     1,857       1,707
  Alternative Minimum Tax ("AMT") Credit carryforward.................       146          --
                                                                         -------    --------
Gross deferred tax assets.............................................     8,147      10,311
                                                                         -------    --------
Valuation allowance...................................................    (5,523)         --
                                                                         -------    --------
Net deferred tax liabilities..........................................   $    --    $ (4,602)
                                                                         -------    --------
                                                                         -------    --------
                                                                          1997        1998
                                                                         -------    --------
Net deferred tax liability is recognized as follows in the
  accompanying 1997 and 1998 consolidated balance sheets:
  Current deferred tax asset..........................................   $    --    $  2,082
  Noncurrent deferred tax liability...................................        --      (6,684)
                                                                         -------    --------
Net deferred tax liability............................................   $    --    $ (4,602)
                                                                         -------    --------
                                                                         -------    --------

     As of December 29, 1998, the Company had available net operating loss carryforwards of approximately $22,511,000. The Company's future ability to utilize the net operating loss carryforward of its subsidiary, Service America, is limited by section 382 of the Internal Revenue Code of 1986, as amended. These carryforwards begin to expire in years 2005 through 2012. Of the general business credit, $900,000 begins to expire in 2005, with the remaining expiring in year 2017.

     For the year ended 1997, the Company recorded a valuation allowance for the total amount of the gross deferred tax asset because, based on management's assessment, it was uncertain whether the deferred tax assets would be realized.

     As a result of the 1998 acquisition of Service America Corporation, the Company's valuation allowance was reduced for pre-acquisition tax benefits that management considers more likely than not to be realized at the date of acquisition. This valuation allowance reduction was recognized as part of purchase price adjustments and is not reflected in the tax provision-for the year.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

7. INCOME TAXES--(CONTINUED)

     The provision for income taxes is as follows (in thousands):

                                                                        FISCAL YEAR ENDED
                                                           --------------------------------------------
                                                           DECEMBER 31,    DECEMBER 30,    DECEMBER 29,
                                                               1996            1997            1998
                                                           ------------    ------------    ------------
Current expense.........................................      $   10          $  319          $  359
                                                              ------          ------          ------
Deferred provision (benefit):
  Changes in temporary differences......................       1,443           1,125           1,159
  Increase (decrease) in valuation allowance............      (1,443)         (1,125)             --
                                                              ------          ------          ------
     Total deferred provision...........................          --              --           1,159
                                                              ------          ------          ------
Total provision for income taxes........................      $   10          $  319          $1,518
                                                              ------          ------          ------
                                                              ------          ------          ------

     The difference between the statutory federal income tax rate and the effective tax rate on net loss is as follows:

                                                                        FISCAL YEAR ENDED
                                                           --------------------------------------------
                                                           DECEMBER 31,    DECEMBER 30,    DECEMBER 29,
                                                               1996            1997            1998
                                                           ------------    ------------    ------------
Statutory rate..........................................         (34)%           (34)%           (34)%
Differences:
  State income taxes....................................          --               4              33
  Non-deductible expenses (meals and entertainment).....          --               1               2
  Adjustment to valuation allowance.....................          37              40              58
  Goodwill..............................................          --              --               8
  Other.................................................          (3)             --               1
                                                              ------          ------          ------
Total provision for income taxes........................           0%             11%             68%
                                                              ------          ------          ------
                                                              ------          ------          ------

8. SALE OF STOCK

     During 1998, the Company issued 37.5 shares of common stock at $100,000 per share. A total of $3,500,000 was received by the Company in cash and the remaining $250,000 was financed by the Company in the form of investors' notes.

9. INTEREST RATE SWAP

     On January 26, 1998, the Company entered into an interest rate swap transaction with a financial institution in order to limit its exposure to future fluctuations in the LIBOR interest rate related to all debt instruments discussed in Note 4. The agreement provides for a fixed rate of interest of 5.39% for a period ending January 12, 1999 on a notional amount of $80,000,000. On December 9, 1998, the Company terminated this transaction effective
January 12, 1999 and entered into a new interest rate swap transaction providing a fixed interest rate of 5.06% for a two-year period on a nominal amount of $80,000,000.

     On March 15, 1999, the Company terminated the interest rate swap effective April 12, 1999. The notional amount represents the amount of the underlying debt to which the swap applies, not future cash requirements. Amounts to be paid or received under the swap agreement are

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

9. INTEREST RATE SWAP--(CONTINUED)

recognized as interest expense or a reduction of interest expense in the periods in which they accrue.

     The counterparty to the Company's interest rate exchange agreement is a major financial institution which participates in the Company's bank credit facilities. Such financial institution is a leading market-maker in the financial derivatives markets and is expected to fully perform under the terms of such exchange agreement.

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The estimated fair value of financial instruments and related underlying assumptions are as follows:

     LONG-TERM DEBT--The Company estimates that the carrying value at December 29, 1998 approximates the fair value of debt based upon the floating rate of interest and the recent origination of the debt related to the Credit Agreement.

     INTEREST RATE SWAP--At December 30, 1997 and December 29, 1998, the fair value of the interest rate swap agreement was an asset of approximately $252,000 and $431,000, respectively. This represents the estimated amount the Company would receive to terminate the swap agreement, as quoted by the financial institution.

11. COMMITMENTS AND CONTINGENCIES

     LEASES AND CLIENT CONTRACTS--The Company operates primarily at its clients' premises pursuant to written contracts. The length of a contract generally ranges from one to twenty years. Certain of these client contracts provide for both fixed and variable commissions and royalties. Aggregate commission and royalty expense under these agreements was $59,989,000 (base of approximately $2,100,000) for fiscal 1996 and $60,402,000 (base of approximately $4,500,000)
for fiscal 1997 and $86,489,000 (base of approximately $3,634,000) for fiscal 1998.

     The Company leases a number of real properties and other equipment under varying lease terms which are noncancelable and expire at various dates through 1999. Rent expense for all operating leases was approximately $164,000, $255,000 and $1,317,000 in fiscal 1996, fiscal 1997 and fiscal 1998, respectively.

     Future minimum commitments for all operating leases and base commissions and royalties due under client contracts are as follows (in thousands):

YEAR
----
1999..........................................................  $   10,435
2000..........................................................       9,612
2001..........................................................       7,843
2002..........................................................       5,504
2003..........................................................       4,570
Thereafter....................................................      29,291
                                                                ----------
Total.........................................................  $   67,255
                                                                ----------
                                                                ----------

     EMPLOYMENT CONTRACTS--The Company has employment agreements and arrangements with its executive officers and certain management personnel. The agreements generally continue until terminated by the executive or the Company, and provide for severance payments under certain

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

11. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

circumstances. The agreements include a covenant against competition with the Company, which extends for a period of time after termination for any reason. As of December 29, 1998, if all of the employees under contract were to be terminated by the Company without good cause (as defined) under these contracts, the Company's liability would be approximately $5.6 million.

     COMMITMENTS--Pursuant to its contracts with various clients, the Company is committed to spend approximately $15,300,000 during 1999 and $1,200,000 during 2000 for equipment improvements and location contract rights. In addition, the Company currently is engaged in negotiations pursuant to which it expects to enter into three new contracts which will require the Company to fund additional future capital investments of approximately $10.4 million, all of which would be invested in 1999. The Company has $8,485,000 of letters of credit collateralizing the Company's performance and other bonds, and $5,200,000 in letters of credit collateralizing the self-insurance reserves of the Company, and $7,000,000 in other letters of credit.

     LITIGATION--There are various claims and pending legal actions against or indirectly involving the Company. It is the opinion of management, after considering a number of factors, including, but not limited to, the current status of the litigation (including any settlement discussions), views of retained counsel, the nature of the litigation, the prior experience of the Company, and the amounts which the Company has accrued for known contingencies, that the ultimate disposition of these matters will not materially affect the financial position or future results of operations of the Company.

12. RELATED PARTY

     MANAGEMENT FEES--Certain administrative and management functions were provided to VSI by the Blackstone Group through a monitoring agreement. VSI paid Blackstone Management Partners II L.P., an affiliate of Blackstone, management fees of approximately $250,000 each year for fiscal 1998, 1997 and 1996. Such amounts are included in selling, general and administrative expenses.

     As part of the Acquisition (see Note 4), the Company agreed to pay management fees to Blackstone and GE Capital of $250,000 and $167,000, respectively, for consulting, monitoring and financial advisory services provided to the Company. The fee of $250,000 paid to Blackstone Management Partners II L.P. is consistent with the amount paid by the Company in previous years. The Company paid GE Capital management fees of approximately $42,000 for fiscal 1998. Such amounts are included in selling, general and administrative expenses.

     The Company also paid fees of $125,000 in July 1998 and $2,275,000 in December 1998 to the Blackstone Group in connection with the Acquisition, in accordance with the terms of an arrangement entered into in May 1998. Such amounts were included in the calculation of goodwill.

     INVESTORS' NOTES RECEIVABLE--At December 30, 1997 and December 29, 1998, the Company had approximately $1,318,000 and $3,935,000, respectively, due from various investors. These nonrecourse notes are due if the Company should undergo a recapitalization as defined by the note agreements. Because the proceeds of the notes were used to buy Company stock, the notes have been reflected as a reduction of stockholders' equity.

     MANAGEMENT INCENTIVE AGREEMENT--During 1997, the Company introduced a discretionary incentive plan whereby general managers and senior management personnel qualify for incentive payments in the event that the Company has exceeded certain financial performance targets. The Company has accrued approximately $750,000 and $373,000 in accrued salaries and vacations in

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

12. RELATED PARTY--(CONTINUED)

the accompanying balance sheets at December 30, 1997 and December 29, 1998, respectively, for such incentives payable to certain general managers and senior management personnel.

     GE Capital and its affiliates provide leasing and other financing services to Service America. Payments to GE Capital and its affiliates for fiscal year 1998 for such services, net of discounts earned, were approximately $1,900,000 and are included in selling, general and administrative expense on the statement of operations and comprehensive loss.

13. RETIREMENT PLAN

     Volume Services has a 40l(k) defined contribution plan which covers substantially all Volume Services employees. Employees may contribute up to 15% of their eligible earnings and the Company will match 25% of employee contributions up to the first 6% of employee compensation. Contributions to the plan were approximately $49,000 for 1996, $203,000 for fiscal 1997 and $185,000 for fiscal 1998.

     Service America has a 401(k) defined contribution plan which covers substantially all Service America employees. Employees may contribute up to 16% of their eligible earnings. The Company's contribution is discretionary. No amounts were contributed to the plan during fiscal 1998 as the Company at its discretion made no contributions.

     MULTI-EMPLOYER PENSION PLANS--Certain of the Company's union employees are covered by multi-employer defined benefit pension plans administered by unions. Under the Employee Retirement Income Security Act ("ERISA"), as amended, an employer upon withdrawal from a multi-employer pension plan is required to continue funding its proportionate share of the plan's unfunded vested benefits. The Company may incur a withdrawal liability if a recreational services contract is terminated or not renewed.

     Amounts charged to expense and contributed to the plans were not material for the periods presented.

14. CONTRACT TERMINATION

     In March 1998, the Company terminated a concession contract with one of its clients. The Company recognized a loss from this termination of approximately $2,505,000 during fiscal 1997 (included in selling, general and administrative in the accompanying consolidated statement of operations and comprehensive loss), which includes a $1,100,000 write-down on assets held for sale to their estimated realizable value for the year ended December 30, 1997. As part of the settlement, the Company sold certain assets to the former client. The net book value of these assets of $11,991,000 were classified as assets held for sale in the accompanying consolidated balance sheet at December 30, 1997. Net proceeds of the sale of these assets totaled $12,575,000 in fiscal 1998.

     The Company terminated three additional concession contracts in fiscal 1998. The Company recognized a loss of approximately $1,423,000 (included in selling, general and administrative expenses in the accompanying consolidated statement of operations and comprehensive income) for the year ended
December 29, 1998, which relates to the write off of assets relating to the contracts.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

           DECEMBER 31, 1996, DECEMBER 30, 1997 AND DECEMBER 29, 1998

15. SEVERANCE AGREEMENT

     In October 1998, the Company entered into a severance agreement with an executive officer of Volume Services. Under the agreement, the executive officer received $500,000 upon signing the agreement and an additional $700,000 on March 31, 1999. Until March 31, 1999, the executive officer continued to receive amounts due under his annual base salary of $300,000. The agreement also contains a grant by the executive officer of an irrevocable option to the Company, exercisable at any time within 5 years from the agreement to purchase and a grant by the Company to the executive officer of an option exercisable upon the occurrence of certain events to oblige the Company to purchase all of the executive officer's equity interest in VSI Management and VSI Management II L.P. ("Management II") for $1,500,000 plus interest, if any, which will begin accruing from October 13, 2000.

16. SUBSEQUENT EVENTS

     Effective February 25, 1999, Volume Service America issued $100 million in senior subordinated notes at an interest rate of 11 1/4% through a Rule 144A private placement offering (the "Offering"). The notes will mature on March 1, 2009 and interest on the notes is payable on March 1 and September 1 of each year, beginning on September 1, 1999. Such notes are unsecured, are subordinated to all the existing debt and any future debt of Volume Service America, rank equally with all of the other senior subordinated debt of Volume Service America, and rank senior to all the Volume Service America's existing and senior subordinated debt. Furthermore, the debt is jointly and severally, irrevocably and fully and unconditionally guaranteed by the Company and its wholly owned subsidiaries, Volume Services and Service America.

     The proceeds of the Offering were used to (1) repay $45,000,000 of the outstanding Term Loans, (2) fund the repurchase by Volume Holdings of Volume Holdings common stock of $49,500,000 and the repayment by Volume Holdings of the GE Capital Note of $500,000 and (3) pay fees and expenses incurred in connection with the Offering and the consents from lenders to an amendment to the Credit Agreement.

     The Notes contain covenants that restrict among other things (1) the incurrence of additional indebtedness and the issuance of Disqualified Stock and Preferred Stock, (2) the payment of dividends on, and redemptions of, capital stock and the redemption of indebtedness that is subordinate in right of payment to the Notes, (3) certain other restricted payments including, without limitation to, investments, (4) certain sales of assets, (5) certain transactions with affiliates, (6) the creation of certain liens and
(7) consolidations, mergers and transfers of all or substantially all of the Company's assets.

     The senior subordinated notes will be fully and unconditionally guaranteed by the Company and all of the subsidiaries of Volume Service America, except for certain non-wholly owned U.S. subsidiaries and one non-U.S. subsidiary. The following table sets forth the condensed consolidated financial statements of the Parent Company, Guarantor Subsidiaries and Non-Guarantor Subsidiaries. No information is provided for any period prior to December 29, 1998, as the non-guarantor subsidiaries are subsidiaries of Service America and were acquired in the acquisition of Service America.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                          CONSOLIDATING BALANCE SHEET

                               DECEMBER 29, 1998
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                           PARENT     GUARANTOR       NON-GUARANTOR
                                          COMPANY     SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                          --------    ------------    -------------    ------------    ------------
                ASSETS
Current assets:
  Cash and cash equivalents............                 $  8,692         $   136                         $  8,828
  Accounts receivable..................                   16,958             832                           17,790
  Other current assets.................                   23,190           1,217         $ (8,765)         15,642
                                                        --------         -------         --------        --------
Total current assets...................                   48,840           2,185           (8,765)         42,260
Property, plant and equipment..........                   67,601           3,382               --          70,983
Contract rights, net...................                   69,407           3,528               --          72,935
Cost in excess of net assets acquired,
  net..................................                   50,585              --               --          50,585
Investment in subsidiaries.............   $ 49,877            --              --          (49,877)             --
Other assets...........................         --        30,421              --               --          30,421
                                          --------      --------         -------         --------        --------
Total assets...........................   $ 49,877      $266,854         $ 9,095         $(58,642)       $267,184
                                          --------      --------         -------         --------        --------
                                          --------      --------         -------         --------        --------
 LIABILITIES AND STOCKHOLDERS' EQUITY
                (DEFICIT)
Current liabilities:
  Intercompany liabilities.............                 $    212         $ 8,553         $ (8,765)
  Other current liabilities............                   46,991           1,667               --        $ 48,658
                                                        --------         -------         --------        --------
Total current liabilities..............                   47,203          10,220           (8,765)         48,658
Long-term debt.........................                  155,800              --               --         155,800
Other liabilities......................                   12,849              --               --          12,849
                                                        --------         -------         --------        --------
Total liabilities......................                  215,852          10,220           (8,765)        217,307
                                                        --------         -------         --------        --------
Stockholders' equity (deficit):
  Common stock.........................   $     --            --              --               --              --
  Additional paid-in capital...........     66,474        67,161            (687)         (66,474)         66,474
  Accumulated deficit..................    (12,595)      (12,224)           (371)          12,595         (12,595)
  Other................................     (4,002)       (3,935)            (67)           4,002          (4,002)
                                          --------      --------         -------         --------        --------
Total stockholders' equity (deficit)...     49,877        51,002          (1,125)         (49,877)         49,877
                                          --------      --------         -------         --------        --------
Total liabilities and stockholders'
  equity (deficit).....................   $ 49,877      $266,854         $ 9,095         $(58,642)       $267,184
                                          --------      --------         -------         --------        --------
                                          --------      --------         -------         --------        --------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

     CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                          YEAR ENDED DECEMBER 29, 1998
                                 (IN THOUSANDS)

                                                       COMBINED        COMBINED
                                           PARENT     GUARANTOR       NON-GUARANTOR
                                           COMPANY    SUBSIDIARIES    SUBSIDIARIES     ELIMINATIONS    CONSOLIDATED
                                           -------    ------------    -------------    ------------    ------------
Net sales...............................                $273,482         $ 9,959                         $283,441
                                                        --------         -------                         --------
Cost of sales...........................                 214,776           7,757                          222,533
Selling, general and administrative.....                  29,178           1,709                           30,887
Depreciation and amortization...........                  17,333             864                           18,197
Transaction fees and expenses...........                   3,081              --                            3,081
                                                        --------         -------                         --------
Operating profit........................                   9,114            (371)                           8,743
Interest expense........................                  11,322              --                           11,322
Other income, net.......................                    (359)             --                             (359)
                                                        --------         -------                         --------
Loss before income taxes................                  (1,849)           (371)                          (2,220)
Income tax provision....................                   1,518              --                            1,518
                                                        --------         -------                         --------
Loss before extraordinary item..........                  (3,367)           (371)                          (3,738)
Extraordinary loss......................                   1,499              --                            1,499
Equity in earnings of subsidiaries......   $(5,237)           --              --          $5,237               --
                                           -------      --------         -------          ------         --------
Net loss................................   (5,237)        (4,866)           (371)          5,237           (5,237)
Other comprehensive loss................       --             --             (67)             --              (67)
                                           -------      --------         -------          ------         --------
Comprehensive loss......................   $(5,237)     $ (4,866)        $  (438)         $5,237         $ (5,304)
                                           -------      --------         -------          ------         --------
                                           -------      --------         -------          ------         --------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                          YEAR ENDED DECEMBER 29, 1998
                                 (IN THOUSANDS)

                                                                       COMBINED      COMBINED
                                                            PARENT     GUARANTOR     NON-GUARANTOR
                                                            COMPANY   SUBSIDIARIES   SUBSIDIARIES    CONSOLIDATED
                                                            -------   ------------   -------------   ------------
Cash Flows Provided By (Used In) Operating
  Activities.............................................   $  (49)    $    1,918        $(434)        $  1,435
                                                            -------    ----------        -----         --------
Cash Flows Provided by Investing Activities:
  Decrease in restricted cash............................       --              2           --                2
  Cash purchased in acquisition of Service America.......       --          1,587           --            1,587
  Payment of acquisition costs...........................   (2,820)            --           --           (2,820)
  Purchase of minority interest stock of Service
    America..............................................     (631)            --           --             (631)
  Purchase of property, plant and equipment..............       --        (12,313)        (322)         (12,635)
  Proceeds from sale of property, plant and
    equipment............................................       --          3,349           --            3,349
  Proceeds from assets held for sale.....................       --         12,575           --           12,575
  Additions to assets held for sale......................       --           (607)          --             (607)
  Purchase of contract rights............................       --         (6,164)          (5)          (6,169)
                                                            -------    ----------        -----         --------
         Net cash used in investing activities...........   (3,451)        (1,571)        (327)          (5,349)
                                                            -------    ----------        -----         --------
Cash Flows Provided by Financing Activities:
  Principal payments on long-term debt...................       --       (154,291)          --         (154,291)
  Net borrowings--revolving loans........................       --          6,897           --            6,897
  Proceeds from long-term debt...........................       --        160,000           --          160,000
  Payments of financing costs............................       --         (7,859)          --           (7,859)
  Principal payments on capital lease obligations........       --           (103)          --             (103)
  Decrease in bank overdrafts............................       --         (2,555)         713           (1,842)
  Increase in investors' notes receivable................       --          1,014           --            1,014
  Capital contributions..................................    3,500             --           --            3,500
                                                            -------    ----------        -----         --------
         Net cash provided by financing activities.......    3,500          3,103          713            7,316
                                                            -------    ----------        -----         --------
Increase (decrease) in cash..............................       --          3,450          (48)           3,402
Cash and cash equivalent--beginning of period............       --          5,242          184            5,426
                                                            -------    ----------        -----         --------
Cash and cash equivalents--end of period.................   $   --     $    8,692        $ 136         $  8,828
                                                            -------    ----------        -----         --------
                                                            -------    ----------        -----         --------

                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                          CONSOLIDATED BALANCE SHEETS

                   AS OF JUNE 29, 1999 AND DECEMBER 29, 1998
                                 (IN THOUSANDS)



                                                                                         UNAUDITED
                                                                                         JUNE 29,     DECEMBER 29,
                                                                                           1999          1998
                                                                                         ---------    ------------
                                        ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................   $ 16,070       $  8,828
  Accounts receivable, less allowance for doubtful accounts of $1,128 and $963 at
    June 29, 1999 and December 29, 1998, respectively.................................     18,579         17,790
  Merchandise inventories.............................................................     12,059          9,585
  Prepaid expenses....................................................................      3,906          3,975
  Deferred tax asset..................................................................      2,082          2,082
                                                                                         ---------      --------
Total current assets..................................................................     52,696         42,260
                                                                                         ---------      --------
PROPERTY AND EQUIPMENT:
  Leasehold improvements..............................................................     42,545         40,048
  Merchandising equipment.............................................................     40,745         37,197
  Vehicles and other equipment........................................................      6,037          5,702
  Construction in process.............................................................      1,232            262
                                                                                         ---------      --------
Total.................................................................................     90,559         83,209
  Less accumulated depreciation and amortization......................................     20,192         12,226
                                                                                         ---------      --------
Property and equipment, net...........................................................     70,367         70,983
                                                                                         ---------      --------
OTHER ASSETS:
  Contract rights, net................................................................     70,676         72,935
  Cost in excess of net assets acquired, net..........................................     52,179         50,585
  Deferred financing costs, net.......................................................     11,441          7,783
  Trademarks, net.....................................................................     18,765         19,108
  Other...............................................................................      3,741          3,530
                                                                                         ---------      --------
Total other assets....................................................................    156,802        153,941
                                                                                         ---------      --------
TOTAL ASSETS..........................................................................   $279,865       $267,184
                                                                                         ---------      --------
                                                                                         ---------      --------
                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
  Current maturities of long-term debt................................................   $  1,150       $  4,200
  Current maturities of capital lease obligations.....................................        197            189
  Revolving loans.....................................................................      5,000             --
  Accounts payable....................................................................     18,111         16,410
  Accrued salaries and vacations......................................................      9,486          8,336
  GE Capital Note.....................................................................         --            500
  Liability for self-insured claims...................................................      2,089          2,216
  Accrued taxes, other than income taxes..............................................      4,016          3,214
  Accrued commissions and royalties...................................................     15,653          8,603
  Accrued interest....................................................................      3,923          1,156
  Other...............................................................................      2,448          3,834
                                                                                         ---------      --------
Total current liabilities.............................................................     62,073         48,658
                                                                                         ---------      --------
LONG TERM LIABILITIES:
  Long term debt......................................................................    213,563        155,800
  Capital lease obligation............................................................        521            622
  Deferred income tax.................................................................      5,817          6,684
  Liability for self-insured claims...................................................      2,099          2,949
  Other liabilities...................................................................      2,462          2,594
                                                                                         ---------      --------
Total long term liabilities...........................................................    224,462        168,649
                                                                                         ---------      --------
STOCKHOLDERS' EQUITY (DEFICIT):
  Common stock ($.01 par value; 1,000 shares authorized; 332 and 526 shares issued and outstanding at June 29, 1999 and December 29, 1998, respectively).................
  Additional paid-in capital..........................................................     16,974         66,474
  Accumulated deficit.................................................................    (20,223)       (12,595)
  Accumulated other comprehensive loss................................................       (217)           (67)
  Investors' notes receivable.........................................................     (3,204)        (3,935)
                                                                                         ---------      --------
Total stockholders' equity (deficit)..................................................     (6,670)        49,877
                                                                                         ---------      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)..................................   $279,865       $267,184
                                                                                         ---------      --------
                                                                                         ---------      --------



                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                           (IN THOUSANDS) (UNAUDITED)



                                                                                             SIX MONTHS ENDED
                                                                                           --------------------
                                                                                           JUNE 29,    JUNE 30,
                                                                                             1999        1998
                                                                                           --------    --------
Net sales...............................................................................   $182,631    $ 87,004
                                                                                           --------    --------
Cost of sales...........................................................................    144,520      69,156
Selling, general, and administrative....................................................     19,897       9,497
Depreciation and amortization...........................................................     13,165       6,505
Transaction fees and expenses...........................................................      1,227          --
                                                                                           --------    --------
Operating profit........................................................................      3,822       1,846
Interest expense, net...................................................................     10,555       4,550
Other income, net.......................................................................       (215)       (132)
                                                                                           --------    --------
Loss before income taxes................................................................     (6,518)     (2,572)
Income tax benefit......................................................................        (19)         --
                                                                                           --------    --------
Net loss before extraordinary item and cumulative effect of change in accounting
  principles............................................................................     (6,499)     (2,572)
Extraordinary item, net of income tax...................................................        873          --
Cumulative effect of change in accounting principles, net of income tax.................        256          --
                                                                                           --------    --------
Net loss................................................................................     (7,628)     (2,572)
                                                                                           --------    --------
Other comprehensive loss:
Foreign currency translation adjustment.................................................       (150)         --
                                                                                           --------    --------
Comprehensive loss......................................................................   $ (7,778)   $ (2,572)
                                                                                           --------    --------
                                                                                           --------    --------




                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

            FOR THE SIX MONTHS ENDED JUNE 29, 1999 AND JUNE 30, 1998
                           (IN THOUSANDS) (UNAUDITED)



                                                                                            SIX MONTHS ENDED
                                                                                         ----------------------
                                                                                         JUNE 29,     JUNE 30,
                                                                                           1999         1998
                                                                                         ---------    ---------
CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
  Net loss............................................................................   $  (7,628)   $  (2,572)
  Adjustments to reconcile net cash provided by (used in) operating activities:
     Depreciation and amortization....................................................      13,165        6,505
     Amortization of deferred financing costs.........................................         574          259
     Extraordinary item...............................................................         873           --
     Cumulative effect of change in accounting principles.............................         256           --
     Deferred tax benefit.............................................................        (120)          --
     Foreign exchange adjustment......................................................        (150)          --
     Gain on disposition of assets....................................................          (5)         (68)
     Changes in assets and liabilities:
       Decrease (increase) in assets:
          Accounts and notes receivable...............................................        (789)       1,314
          Inventories.................................................................      (2,474)      (2,150)
          Prepaid expenses............................................................      (1,676)      (1,021)
          Other assets................................................................        (138)      (1,738)
          Other receivables...........................................................                     (695)
       Increase (decrease) in liabilities:
          Accounts payable............................................................      (2,033)      (3,587)
          Accrued salaries and vacations..............................................       1,150          732
          Liabilities for self-insurance..............................................        (977)         617
          Other liabilities...........................................................       8,993           (6)
                                                                                         ---------    ---------
            Net cash provided by (used in) operating activities.......................       9,021       (2,410)
                                                                                         ---------    ---------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Decrease in restricted cash.........................................................          --            2
  Payment of acquisition costs........................................................         (10)          --
  Purchase of property, plant and equipment...........................................      (4,205)      (8,831)
  Proceeds from sale of property, plant and equipment.................................          --          150
  Purchase of contract rights.........................................................      (5,966)      (5,295)
  Proceeds from sale of assets held for sale..........................................          --       10,000
                                                                                         ---------    ---------
            Net cash used in investing activities.....................................     (10,181)      (3,974)
                                                                                         ---------    ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
  Principal payments on debt..........................................................     (45,788)        (164)
  Redemption of stock.................................................................     (49,500)          --
  Payments of financing costs.........................................................      (5,682)          --
  Net borrowings--revolving loans.....................................................       5,000           --
  Net increase in investors' notes receivable.........................................         731         (249)
  Proceeds from long-term debt........................................................     100,000        5,750
  Principal payments on capital lease obligations.....................................         (93)          --
  Net bank overdraft..................................................................       3,734         (861)
  Capital contribution................................................................          --        3,750
                                                                                         ---------    ---------
            Net cash provided by financing activities.................................       8,402        8,226
                                                                                         ---------    ---------
INCREASE IN CASH......................................................................       7,242        1,842
CASH--BEGINNING OF PERIOD.............................................................       8,828        5,426
                                                                                         ---------    ---------
CASH--END OF PERIOD...................................................................   $  16,070    $   7,268
                                                                                         ---------    ---------
                                                                                         ---------    ---------





                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

     CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)

               FOR THE PERIOD DECEMBER 30, 1998 TO JUNE 29, 1999
                                 (IN THOUSANDS)



                                                                                    ACCUMULATED
                                                         ADDITIONAL                   OTHER         INVESTORS'
                                     COMMON    COMMON     PAID-IN     ACCUMULATED   COMPREHENSIVE     NOTES
                                     SHARES    STOCK      CAPITAL      DEFICIT       INCOME         RECEIVABLE     TOTAL
                                     ------    ------    ----------   -----------   -------------   -----------   -------
Balance, December 29, 1998........     526      $ --      $ 66,474     $ (12,595)       $ (67)        $(3,935)    $49,877
  Stock redemption................    (194)       --       (49,500)           --           --              --     (49,500)
  Change in investors' notes
    receivable....................      --        --            --            --           --             731         731
  Foreign currency translation....      --        --            --            --         (150)             --        (150)
  Net Loss........................      --        --            --        (7,628)          --              --      (7,628)
                                      ----      ----      --------     ---------        -----         -------     -------
Balance, June 29, 1999............     332      $  0      $ 16,974     $ (20,223)       $(217)        $(3,204)    $(6,670)
                                      ----      ----      --------     ---------        -----         -------     -------
                                      ----      ----      --------     ---------        -----         -------     -------


                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         TWENTY-SIX WEEK PERIODS ENDED JUNE 30, 1998 AND JUNE 29, 1999
                                  (UNAUDITED)



1. GENERAL



     Volume Services America Holdings, Inc. ("Volume Holdings," and together with its subsidiaries, the "Company"), formerly VSI Acquisition II Corporation and Subsidiaries ("VSI"), is a holding company, the principal assets of which are the capital stock of its subsidiary, Volume Services America, Inc. ("Volume Services America"). Volume Services America is also a holding company, the principal assets of which are the capital stock of its subsidiaries, Volume Services, Inc. ("Volume Services") and Service America Corporation ("Service America"). The Company is controlled by its senior management, Blackstone Capital Partners II Merchant Banking Fund, L.P. ("BCP II"), and General Electric Capital Corporation ("GE Capital"). GE Capital, which as of June 29, 1999 controlled 36.4% of the Company through its controlling interest in Recreational Services, LLC, was the majority stockholder (on a fully diluted basis) of Service America prior to the Acquisition of Service America by Volume Holdings on August 24, 1998. As of June 29, 1999, the remainder of the Company's capital stock was owned by limited partnerships controlled by BCP Volume L.P., BCP Offshore Volume L.P. ("Blackstone") (59.4%), and by Volume Holdings and current and former management employees of Volume Services (4.2%).



     The accompanying financial statements of Volume Holdings have been prepared pursuant to the rules and regulations of the Security and Exchange Commission for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. However, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair statement of results for the interim periods.



     The results of operations for the twenty-six week period ended June 29, 1999 are not necessarily indicative of the results to be expected for the year ending December 28, 1999 due to the seasonal aspects of the business. The consolidated financial statements and notes thereto should be read in conjunction with the audited financial statements and notes thereto for the year ended December 29, 1998.



2. DEBT



     On March 4, 1999, Volume Services America issued $100 million in Senior Subordinated Notes at an interest rate of 11 1/4% through a Rule 144A Offering (the "Offering"). The notes mature on March 1, 2009 and interest is payable on March 1 and September 1 of each year, beginning on September 1, 1999. Such notes are unsecured, are subordinated to all the existing debt and any future debt of Volume Services America, rank equally with all of the other Senior Subordinated of Volume Services America, and senior to all of Volume Services America's existing and Senior Subordinated debt. Furthermore, the debt is guaranteed by the Company and its wholly owned subsidiaries, Volume Services and Service America.



     The proceeds of the Offering were used to (i) repay $40,000,000 of Term A Borrowings and $5,000,000 of Term B Borrowings, (ii) fund the repurchase by Volume Holdings of 194 shares of Volume Holdings common stock for $49,500,000 and the repayment by Volume Holdings of a $500,000 note in favor of GE Capital and (iii) pay fees and expenses incurred in connection with the Offering and the consent from lenders to an amendment to the Credit Agreement. In conjunction with the Offering, Volume Services America recognized an extraordinary loss of $873,000, net of taxes (approximately $570,000) on its statement of operations for the early extinquishment of $45,000,000 of Term Loans.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

         TWENTY-SIX WEEK PERIODS ENDED JUNE 30, 1998 AND JUNE 29, 1999
                                  (UNAUDITED)



2. DEBT--(CONTINUED)


     Long-term debt consists of the following (in thousands):



                                                          JUNE 29,    DECEMBER 29,
                                                            1999         1998
                                                          --------    ------------
Term A Borrowings......................................         --      $ 40,000
Term B Borrowings......................................    114,713       120,000
Revolving Loans........................................      5,000
Senior Subordinated Notes..............................    100,000
                                                          --------      --------
                                                           219,713       160,000
Less current maturities of long-term debt..............     (6,150)       (4,200)
                                                          --------      --------
Total long-term debt...................................   $213,563      $155,800
                                                          --------      --------
                                                          --------      --------



     Aggregate annual maturities of long-term debt are as follows (in thousands):



FISCAL YEAR
-----------
1999.........................................................  $       863
2000.........................................................        1,150
2001.........................................................        1,150
2002.........................................................        1,150
2003.........................................................        1,150
Thereafter...................................................      214,250
                                                               -----------
Total........................................................  $   219,713
                                                               -----------
                                                               -----------



3. STOCK REDEMPTION



     In conjunction with the Offering, Volume Services America paid a $50,000,000 dividend to Volume Holdings. Volume Holdings used the proceeds to redeem 194 shares of its common stock (the "Stock Redemption") and to repay a $500,000 note in favor of GE Capital.



4. RELATED PARTIES



     Management Fees--Certain administrative and management functions were provided to VSI by the Blackstone Group through a monitoring agreement. Volume Services paid the Blackstone Group approximately $125,000 in the twenty-six week period ended June 29, 1999 and June 30, 1998. As part of the August 24, 1998 acquisition of Service America, the Company agreed to pay to GE Capital, an annual monitoring fee of $167,000. In the twenty-six week period ended June 29, 1999, $83,500 was paid to GE Capital. Such amounts are included in selling, general and administrative expenses.



     Investors' Notes Receivable--The Company had $3,204,000 and $3,935,000 in receivables due from various investors at June 29, 1999 and December 29, 1998, respectively.



5. INTEREST HEDGING ARRANGEMENTS



     On March 15, 1999, the Company terminated an interest rate swap effective April 12, 1999 and received $180,000 which was used as a reduction to interest expense during fiscal year 1999.



     Effective April 15, 1999 the Company entered into an interest cap transaction with the Union Bank of California ("UBOC") for a $10 million notional amount for $4,200. The interest rate cap protects the Company if the three month London Interbank Offered Rate ("LIBOR") exceeds 7.5%

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

         TWENTY-SIX WEEK PERIODS ENDED JUNE 30, 1998 AND JUNE 29, 1999
                                  (UNAUDITED)



5. INTEREST HEDGING ARRANGEMENTS--(CONTINUED)


through January 16, 2001. The Company also entered into an interest rate swap transaction on April 16, 1999 with UBOC for a $30 million notional amount with no up front cost. This swap provides that the Company pays to UBOC one month LIBOR and that UBOC pays to the Company 5.375% each month until April 20, 2001.



6. CHANGE IN ACCOUNTING PRINCIPLE



     The Company adopted the provisions of the American Institute of Certified Public Accountants Statement of Position 98-5, Reporting on the Costs of Start-up Activities, which requires that costs of start-up activities be expensed as incurred, as of December 31, 1998. As a result, the Company recorded a charge of $256,000 net of tax (approximately $170,000) reflecting the effect of the change in accounting principle.



7. SERVICE AMERICA ACQUISITION



     As described in Note 1, Volume Holdings acquired Service America on
August 24, 1998. The Service America Acquisition was accounted for using the purchase method in accordance with APB No. 16. The results of operations after the acquisition date are included in Volume Holdings consolidated statements of income. The allocation of the total purchase price reflected in the Volume Holdings balance sheet is preliminary. The actual purchase accounting adjustment to reflect the fair value of the assets acquired and liabilities assumed will be based upon appraisals currently in process. However, based on current information, management does not expect the final allocation of the purchase price to differ materially from that used in the accompanying balance sheet.



     The following unaudited pro forma financial presents a summary of consolidated results of operations as if the Service America Acquisition had occurred as of December 31, 1997, after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt and related income tax effects. The pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the acquisition been made on that date, nor are they necessarily indicative of results which may occur in the future.



                                                             JUNE 30, 1998
                                                             --------------
                                                             (IN THOUSANDS)
Net Sales.................................................      $175,119
Loss before extraordinary item............................         7,622
Net Loss..................................................         8,708



8. PAYMENT OF VOLUME SERVICES AMERICA SENIOR SUBORDINATED NOTES



     The senior subordinated notes are jointly and severally, irrevocable and fully and unconditionally guaranteed by Volume Holdings and all of the subsidiaries of Volume Services America, except for certain non-wholly owned U.S. subsidiaries and one non-U.S. subsidiary. The following table sets forth the condensed consolidated financial statements of the Parent Company, Guarantor Subsidiaries and Non-Guarantor Subsidiaries as of and for the twenty-six week period ended June 29, 1999. No information as of June 30, 1998 and for the twenty-six week period then ended is provided as the Non-Guarantor Subsidiaries were part of the Acquisition of Service America.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                          CONSOLIDATING BALANCE SHEET

                                 JUNE 29, 1999
                                 (IN THOUSANDS)



                                                          COMBINED       COMBINED
                                               PARENT    GUARANTOR      NON-GUARANTOR
                                               COMPANY   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                               -------   ------------   -------------   ------------   ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents..................      --      $ 14,521        $ 1,549              --       $ 16,070
  Accounts receivable........................      --        16,192          2,387              --         18,579
  Other current assets.......................      --        26,693          1,062        $ (9,708)        18,047
                                                           --------        -------        --------       --------
Total current assets.........................      --        57,406          4,998          (9,708)        52,696
  Property, plant and equipment..............      --        66,112          4,255              --         70,367
  Contract rights, net.......................      --        67,338          3,338              --         70,676
  Cost in excess of net assets acquired,
     net.....................................      --        52,179             --              --         52,179
  Investment in subsidiaries.................  $(6,670)          --             --           6,670             --
Other assets.................................      --        33,947             --              --         33,947
                                               -------     --------        -------        --------       --------
Total Assets.................................  $(6,670)    $276,982        $12,591        $ (3,038)      $279,865
                                               -------     --------        -------        --------       --------
                                               -------     --------        -------        --------       --------

    LIABILITIES AND STOCKHOLDERS' EQUITY
                   (DEFICIT)
Current Liabilities:
  Intercompany liabilities...................      --                      $ 9,708        $ (9,708)      $     --
  Other current liabilities..................      --      $ 58,640          3,433              --         62,073
                                               -------     --------        -------        --------       --------
Total current liabilities....................      --        58,640         13,141          (9,708)        62,073
  Long-term debt.............................      --       213,563             --              --        213,563
  Other liabilities..........................      --        10,899             --              --         10,899
                                               -------     --------        -------        --------       --------
Total liabilities............................      --       283,102         13,141          (9,708)       286,535
                                               -------     --------        -------        --------       --------

Stockholders' equity (deficit):
  Common stock...............................      --            --             --              --             --
  Additional paid-in capital.................  16,974        16,974             --         (16,974)        16,974
  Accumulated deficit........................  (20,223)     (19,890)          (333)         20,223        (20,223)
  Other......................................  (3,421)       (3,204)          (217)          3,421         (3,421)
                                               -------     --------        -------        --------       --------
Total stockholders' equity (deficit).........  (6,670)       (6,120)          (550)          6,670         (6,670)
                                               -------     --------        -------        --------       --------
Total liabilities and stockholders' equity
  (deficit)..................................  $(6,670)    $276,982        $12,591        $ (3,038)      $279,865
                                               -------     --------        -------        --------       --------
                                               -------     --------        -------        --------       --------



                See notes to consolidated financial statements.

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

     CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

                   TWENTY-SIX WEEK PERIOD ENDED JUNE 29, 1999
                                 (IN THOUSANDS)



                                                            COMBINED       COMBINED
                                                 PARENT    GUARANTOR      NON-GUARANTOR
                                                 COMPANY   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 -------   ------------   -------------   ------------   ------------
Net sales......................................              $166,477        $16,154                       $182,631
Cost of sales..................................               131,415         13,105                        144,520
Selling, general and administrative............                18,010          1,887                         19,897
Depreciation and amortization..................                11,819          1,346                         13,165
Transaction fees and expenses..................                 1,227             --                          1,227
                                                 -------     --------        -------         ------        --------
Operating profit (loss)........................      --         4,006           (184)            --           3,822
Interest expense...............................                10,511             44                         10,555
Other income, net..............................                  (205)           (10)                          (215)
                                                 -------     --------        -------         ------        --------
Loss before income taxes and cumulative effect
  of change in accounting principle............      --        (6,300)          (218)            --          (6,518)
Income tax benefit.............................                   (19)            --                            (19)
                                                 -------     --------        -------         ------        --------
Loss before extraordinary item and cumulative
  effect of change in accounting principle.....      --        (6,281)          (218)            --          (6,499)
Extraordinary item, net of income taxes........                   873             --                            873
Cumulative effect on change in accounting
  principle, net of income taxes...............                   256             --                            256
Equity in earnings of subsidiaries.............  $(7,628)                                    $7,628              --
                                                 -------     --------        -------         ------        --------
Net income (loss)..............................  (7,628)       (7,410)          (218)         7,628          (7,628)
Other comprehensive loss--foreign currency.....                    --           (150)                          (150)
                                                 -------     --------        -------         ------        --------
Comprehensive income (loss)....................  $(7,628)    $ (7,410)       $  (368)        $7,628        $ (7,778)
                                                 -------     --------        -------         ------        --------
                                                 -------     --------        -------         ------        --------

                     VOLUME SERVICES AMERICA HOLDINGS, INC.

                CONSOLIDATING CONDENSED STATEMENT OF CASH FLOWS

                   TWENTY-SIX WEEK PERIOD ENDED JUNE 29, 1999
                                 (IN THOUSANDS)



                                                                      COMBINED         COMBINED
                                                                     GUARANTOR        NON-GUARANTOR
                                                                     SUBSIDIARIES     SUBSIDIARIES      CONSOLIDATED
                                                                     ------------     -------------     ------------
Cash Flows Provided by (Used In) Operating Activities............      $  6,947          $ 2,074          $  9,021
                                                                       --------          -------          --------
Cash Flows Provided by Investing Activities:
  Payment of acquisition costs...................................           (10)              --               (10)
  Purchase of property, plant and equipment......................        (3,338)            (867)           (4,205)
  Purchase of contract rights....................................        (5,305)            (661)           (5,966)
                                                                       --------          -------          --------
     Net cash used in investing activities.......................        (8,653)          (1,528)          (10,181)
                                                                       --------          -------          --------
Cash Flows Provided by Financing Activities:
  Principal payments on long-term debt...........................       (45,788)              --           (45,788)
  Net borrowings--revolving loans................................         5,000               --             5,000
  Proceeds from long-term debt...................................       100,000               --           100,000
  Payments of financing costs....................................        (5,682)              --            (5,682)
  Principal payments on capital lease
     obligations.................................................           (93)              --               (93)
  Increase in bank overdrafts....................................         2,868              866             3,734
  Increase in investors' notes receivable........................           731               --               731
  Redemption of Stock............................................       (49,500)              --           (49,500)
                                                                       --------          -------          --------
     Net cash provided by financing activities...................         7,536              866             8,402
                                                                       --------          -------          --------
Increase (decrease) in cash......................................         5,830            1,412             7,242
Cash and cash equivalents--beginning of period ..................         8,692              136             8,828
                                                                       --------          -------          --------
Cash and cash equivalents--end of period.........................      $ 14,522          $ 1,548          $ 16,070
                                                                       --------          -------          --------
                                                                       --------          -------          --------



9. SUBSEQUENT EVENTS



     On June 24, 1999, Ogden Entertainment Inc., a subsidiary of Ogden Corporation, referred to as "Ogden", entered into an agreement with Blackstone, VSI Management Direct and Recreational Services, collectively referred to as the "Sellers", to purchase all of the outstanding common stock of Volume Holdings for $127 million in cash. In connection with the transaction, the Company entered into an agreement with Blackstone Group, L.P. where upon the closing Blackstone Group, L.P. will be paid a financial advisory services fee of $3.0 million. The closing of this transaction is expected to occur sometime in the fall of 1999 and is subject to a number of customary conditions, as well as Ogden's determination that the transaction is not reasonably likely to have a materially adverse effect on Ogden and its subsidiaries or Ogden's ability to effect its planned recapitalization. Following the closing of this transaction, Ogden plans to combine the operations of Volume Services America with its entertainment business. Prior to closing this transaction, Volume Services America will either need to obtain the consent of lenders under its credit facilities to the proposed change of control, or these senior credit facilities must be refinanced.



     The closing of this transaction would also constitute a change in control under the terms of the notes. As a result of this change of control:



     o Volume Services America will have the right to repurchase the notes at a price equal to 100% of the principal amount, plus any premium which may be payable, together with accrued and unpaid interest, if any, to the date of repurchase; and



     o Holders of the notes will have the right to require Volume Services America to repurchase the notes at a price equal to 101% of the principal amount together with accrued and unpaid interest, if any, to the date of repurchase.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors and Stockholders
of Service America Corporation:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations and comprehensive (loss) income, of cash flows and of changes in stockholders' equity (deficit) present fairly, in all material respects, the financial position of Service America Corporation and its subsidiaries at December 27, 1997 and December 28, 1996, and the results of their operations and their cash flows for the fifty-two weeks ended December 27, 1997, the thirty-nine weeks ended December 28, 1996 and the fifty-three weeks ended March 30, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP


Stamford, Connecticut
June 2, 1998,
  except for Notes 3, 8,13, and 14,
  as to which the date is July 10, 1998,
  Note 21, as to which the date is May 27, 1999
  and Note 22, as to which the date is August 16, 1999

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 27, 1997 AND DECEMBER 28, 1996
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                                                              1997        1996
                                                                                            --------    --------
                                         ASSETS:
Current assets:
  Cash at locations......................................................................   $  1,335    $  1,272
  Accounts receivable (net of allowance for doubtful accounts of $803 and $786)..........      8,263       8,394
  Inventories............................................................................      4,376       3,975
  Prepaid expenses and other current assets..............................................      3,122       4,608
  Due from GE Capital....................................................................        534      34,577
  Deferred income taxes..................................................................         --       1,576
                                                                                            --------    --------
         Total current assets............................................................     17,630      54,402
  Property, fixtures and equipment, net..................................................     24,770      15,585
  Other assets...........................................................................     15,084      14,042
  Deferred income taxes..................................................................         --       5,424
                                                                                            --------    --------
         Total assets....................................................................   $ 57,484    $ 89,453
                                                                                            --------    --------
                                                                                            --------    --------
                     LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:
Current liabilities:
  Accounts payable.......................................................................   $ 11,382    $  9,674
  Accrued expenses and other current liabilities.........................................     10,546      29,065
  Income taxes payable...................................................................         --         221
                                                                                            --------    --------
         Total current liabilities.......................................................     21,928      38,960
  Long-term debt.........................................................................     68,167      14,336
  Other liabilities......................................................................      3,834       4,423
                                                                                            --------    --------
         Total liabilities...............................................................     93,929      57,719
                                                                                            --------    --------
Commitments and contingencies (Note 12)
10% Class A Preferred Stock: Series A, $1.00 par value; 40,000 shares authorized; 30,000 shares issued and outstanding; aggregate liquidation
  preference of $3,000 plus any unpaid dividends.........................................      2,549          --
10% Class A Preferred Stock: Series B, $1.00 par value; 260,000 shares authorized; 200,000 shares issued and outstanding; aggregate liquidation
  preference of $20,000 plus any unpaid dividends........................................     18,601          --
Warrant (exercisable for 711,538 shares of Common Stock, $0.01 par value)................      6,112          --
Restricted Common Stock: $0.01 par value; 50,607 shares authorized;
  46,800 shares issued, net of unearned compensation of $96..............................        156          --

Stockholders' (deficit) equity:
  Redeemable Preferred Stock: Series A through E, $0.01 par value; 200,000 shares of each series authorized, issued and outstanding; aggregate
    liquidation preference of $25,000 plus any unpaid dividends..........................         --      21,132
  Common Stock: $0.01 par value, 1,200,000 shares authorized; 250,000 shares issued and outstanding (1996: 5,000 shares authorized, issued and
    outstanding).........................................................................          3          --
  Capital in excess of par value.........................................................     77,276     139,848
  Due from GE Capital....................................................................     (4,285)     (6,292)
  Accumulated deficit....................................................................   (137,078)   (122,806)
  Accumulated other comprehensive income (loss):
    Foreign currency translation adjustment..............................................        221        (148)
                                                                                            --------    --------
         Total stockholders' (deficit) equity............................................    (63,863)     31,734
                                                                                            --------    --------
         Total liabilities and stockholders' (deficit) equity............................   $ 57,484    $ 89,453
                                                                                            --------    --------
                                                                                            --------    --------

          See accompanying notes to consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

     CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME
                                 (IN THOUSANDS)

                                                                                                    FIFTY-THREE
                                                                                                    WEEK PERIOD
                                                              FIFTY-TWO WEEK    THIRTY-NINE WEEK       ENDED
                                                              PERIOD ENDED        PERIOD ENDED       MARCH 30,
                                                            DECEMBER 27, 1997   DECEMBER 28, 1996       1996
                                                            -----------------   -----------------   ------------
Net sales.................................................      $ 172,859           $ 124,808         $138,054
Cost of sales.............................................        136,144              96,941          107,838
                                                                ---------           ---------         --------
  Gross profit............................................         36,715              27,867           30,216
Depreciation and amortization expense.....................          6,927               7,535           12,393
Selling, general and administrative expense...............         24,711              17,355           20,201
Compensation expense......................................          3,730                  --               --
Transaction fees and costs................................          2,642                 722               --
Impairment of long-lived assets...........................            192               1,745               --
                                                                ---------           ---------         --------
  (Loss) income from continuing operations before interest
     expense and income taxes.............................         (1,487)                510           (2,378)
Interest expense..........................................          5,483                 459            1,230
                                                                ---------           ---------         --------
  (Loss) income from continuing operations before income
     taxes................................................         (6,970)                 51           (3,608)
Income tax (provision) benefit............................         (7,302)                164            5,017
                                                                ---------           ---------         --------
  (Loss) income from continuing operations................        (14,272)                215            1,409
Income (loss) from discontinued operations, net...........             --               9,030          (12,878)
                                                                ---------           ---------         --------
  Net (loss) income.......................................        (14,272)              9,245          (11,469)
                                                                ---------           ---------         --------
Other comprehensive income (loss):
  Foreign currency translation adjustment.................            369                   3              (32)
                                                                ---------           ---------         --------
Total other comprehensive income (loss)...................            369                   3              (32)
                                                                ---------           ---------         --------
Comprehensive (loss) income...............................      $ (13,903)          $   9,248         $(11,501)
                                                                ---------           ---------         --------
                                                                ---------           ---------         --------

          See accompanying notes to consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                 REDEEMABLE                                                                 ACCUMULATED
                               PREFERRED STOCK        COMMON STOCK     CAPITAL IN                             OTHER
                            ---------------------  ------------------  EXCESS OF   DUE FROM    ACCUMULATED  COMPREHENSIVE
                              SHARES    PAR VALUE  SHARES   PAR VALUE  PAR VALUE   GE CAPITAL   DEFICIT     (LOSS) INCOME
                            ----------  ---------  -------  ---------  ----------  ----------  -----------  -------------
Balance, March 25, 1995...   1,000,000  $ 21,132     5,000    $  --    $ 191,180    $     --    $(120,582)      $(119)
Dividends declared........          --        --        --       --       (2,230)         --           --          --
Net loss..................          --        --        --       --           --          --      (11,469)         --
Foreign currency
  translation
  adjustment..............          --        --        --       --           --          --           --         (32)
                            ----------  ---------  -------    -----    ----------   --------    ---------       -----
Balance, March 30, 1996...   1,000,000    21,132     5,000       --      188,950          --     (132,051)       (151)
Dividends declared........          --        --        --       --       (1,551)         --           --          --
Assignment of proceeds
  from the sale of the
  remaining assets of the
  institutional vending
  and dining businesses...          --        --        --       --     (108,354)         --           --          --
Assumption of certain
  assets and liabilities
  by GE Capital...........          --        --        --       --       39,114          --           --          --
Contribution of debt,
  accrued interest and
  dividends to capital by
  GE Capital                        --        --        --       --       21,689          --           --          --
Due from GE Capital for
  liabilities assumed.....          --        --        --       --           --      (6,292)          --          --
Net income................          --        --        --       --           --          --        9,245          --
Foreign currency
  translation
  adjustment..............          --        --        --       --           --          --           --           3
                            ----------  ---------  -------    -----    ----------   --------    ---------       -----
Balance, December 28,
  1996....................   1,000,000    21,132     5,000       --      139,848      (6,292)    (122,806)       (148)
Cancellation of existing
  share capital at time of
  recapitalization .......  (1,000,000)  (21,132)   (5,000)      --       21,132          --           --          --
Dividends declared........          --        --        --       --      (82,582)         --           --          --
Accretion of Preferred
  Stock...................          --        --        --       --         (385)         --           --          --
Dividends accrued on
  Preferred Stock.........          --        --        --       --       (2,165)         --           --          --
New Common Stock issued...          --        --   250,000        3        1,428          --           --          --
Change in amount due from
  GE Capital..............          --        --        --       --           --       2,007           --          --
Net loss..................          --        --        --       --           --          --      (14,272)         --
Foreign currency
  translation
  adjustment..............          --        --        --       --           --          --           --         369
                            ----------  ---------  -------    -----    ----------   --------    ---------       -----
Balance, December 27,
  1997....................          --  $     --   250,000    $   3    $  77,276    $ (4,285)   $(137,078)      $ 221
                            ----------  ---------  -------    -----    ----------   --------    ---------       -----
                            ----------  ---------  -------    -----    ----------   --------    ---------       -----

          See accompanying notes to consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                      FIFTY-TWO      THIRTY-NINE     FIFTY-THREE
                                                                     WEEK PERIOD     WEEK PERIOD     WEEK PERIOD
                                                                        ENDED           ENDED           ENDED
                                                                     DECEMBER 27,    DECEMBER 28,    MARCH 30,
                                                                         1997            1996            1996
                                                                     ------------    ------------    ------------
Cash flows from operating activities:
  Net (loss) income...............................................     $(14,272)       $  9,245        $(11,469)
  Adjustments to reconcile net (loss) income to cash used in operating activities:
    Depreciation..................................................        3,754          13,917          29,666
    Amortization of intangibles and other assets..................        3,365           6,479           8,740
    Compensation expense..........................................        3,730              --              --
    Loss (gain) on sales of net assets............................           72         (20,324)         (8,822)
    Gain on settlement of insurance and other liabilities.........           --          (6,271)             --
    Deferred income taxes.........................................        7,000           1,600          (2,662)
    Bad debt expense..............................................          139             262              --
    Other.........................................................          101             450             620
  Changes in operating assets and liabilities:
    (Increase) decrease in trade accounts receivable..............           (8)         (2,375)            818
    (Increase) decrease in inventories............................         (401)            309          (1,016)
    Decrease (increase) in prepaid expenses and other current
      assets......................................................        1,486             942            (375)
    Decrease (increase) in other assets...........................          101             202          (1,877)
    Increase (decrease) in accounts payable.......................        1,553            (558)         (7,396)
    Decrease in accrued expenses and other current liabilities....      (18,519)         (9,376)         (2,516)
    Decrease in income taxes payable..............................         (221)           (160)         (1,408)
    (Decrease) Increase in other liabilities......................         (589)            483          (1,256)
                                                                       --------        --------        --------
      Net cash (used in) provided by operating activities.........      (12,709)         (5,175)          1,047
                                                                       --------        --------        --------
Cash flows from investing activities:
  Purchases of property, fixtures and equipment and investments in
    contracts.....................................................      (17,564)         (7,206)        (23,180)
  Net proceeds from sales of net assets...........................          200           8,233          20,167
                                                                       --------        --------        --------
      Net cash (used in) provided by investing activities.........      (17,364)          1,027          (3,013)
                                                                       --------        --------        --------
Cash flows from financing activities:
  Proceeds from the new term loan.................................       55,000              --              --
  Proceeds from the assumption of certain liabilities by GE
    Capital.......................................................       36,050              --              --
  Proceeds from the sale of common and preferred stock and warrant
    to purchase common stock......................................       20,100              --              --
  Dividend to shareholder as part of recapitalization.............      (80,000)             --              --
  Repayments of debt..............................................           --             (25)            (59)
  (Repayments) borrowings on revolving credit facility, net.......       (1,169)          3,660           1,091
  Increase (decrease) in book overdrafts..........................          155          (5,753)            653
                                                                       --------        --------        --------
      Net cash provided by (used in) financing activities.........       30,136          (2,118)          1,685
                                                                       --------        --------        --------
      Increase (decrease) in cash at locations....................           63          (6,266)           (281)
Cash at locations at beginning of period..........................        1,272           7,538           7,819
                                                                       --------        --------        --------
      Cash at locations at end of period..........................     $  1,335        $  1,272        $  7,538
                                                                       --------        --------        --------
                                                                       --------        --------        --------
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest......................................................     $  5,019        $  1,689        $  4,055
    Income taxes..................................................     $    226        $    397        $    778
  Noncash investing and financing activities (Note 20)

          See accompanying notes to consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF THE BUSINESS AND THE COMPANY

     Service America Corporation and Subsidiaries (the "Company") is a provider of food services to recreational facilities, primarily convention centers, stadiums and arenas. The Company was a wholly-owned subsidiary of Servam Corporation ("Servam") until January 17, 1997. Servam, a holding company with no operations of its own, was a wholly-owned subsidiary of General Electric Capital Corporation ("GE Capital") (see below). The Company currently operates in approximately 20 states and in Canada, where it generally holds multi-year contracts to provide concession sales of food and beverages, merchandise, catering and other services. Many of the Company's contracts allow it to act as the exclusive food service provider at these facilities.

     In December 1987, all of the outstanding common stock of the Company was acquired by Servam (the "Acquisition"). On June 27, 1993, in connection with the Company's emergence from bankruptcy (the "Reorganization"), the Company adopted the "Fresh Start" provisions of Statement of Position 90-7, "Financial Reporting By Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"), issued by the American Institute of Certified Public Accountants. Upon Servam's and the Company's emergence from bankruptcy, GE Capital, which was the Company's senior lender in the Acquisition, controlled 70% of the voting power of Servam. On March 26, 1994, the Company was in default under certain financial covenants of its loan agreement with GE Capital and determined that the amount available under the loan agreement was insufficient to fund its operations, capital expenditures and debt service. As a result, a restructuring was completed on June 24, 1994 under which Servam became 100% owned by GE Capital.

     Prior to September 27, 1996, the Company provided contract food service through its institutional vending and dining businesses, in addition to its recreational food service operations, at business, industrial, and other locations throughout the United States and in Canada. Effective September 27, 1996, the Company sold the remaining assets of its institutional vending and dining businesses (the "Sale of Vending and Dining") to Compass Group PLC ("Compass") for cash, promissory notes, and Compass common stock totaling approximately $120.1 million, plus the assumption of certain liabilities amounting to approximately $27.6 million. The promissory notes and Compass common stock were assigned to GE Capital (see Note 3).

     On January 17, 1997, the Company was merged with Servam Acquisition Corporation, a corporation controlled by GE Capital and four members of senior management (the "Management Stockholders"), with the Company being the surviving entity. Further details of this transaction, which has been accounted for as a recapitalization, are provided in Note 14. In summary, the capital structure of Servam Acquisition Corporation became the new capital structure of the Company as the surviving entity and the capital structure of the Company as of December 28, 1996 ceased to exist after the merger with Servam Acquisition Corporation was consummated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The results of operations of the institutional vending and dining businesses have been accounted for as discontinued operations (see Note 4) in the consolidated statements of operations for the thirty-nine week period ended December 28, 1996 and the fifty-three week period ended March 30, 1996. Unless otherwise stated, disclosures related to this consolidated statement of operations in the accompanying notes are presented for continuing operations only.

     Effective March 31, 1996, the Company changed its fiscal year end from the last Saturday in March to the last Saturday in December. The first three quarters of each fiscal year consist of

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

consecutive thirteen week periods with the fourth quarter ending on the last Saturday of the respective month.

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Reclassifications

     Certain prior period amounts have been reclassified to conform to the current period presentation.

  Revenue Recognition and Cost of Sales

     The Company enters into two types of arrangements: profit and loss contracts and incentive bonus contracts.

     Under profit and loss contracts, the Company recognizes all food and beverage revenues and expenses, including commissions to the clients, in the statement of operations. Food and beverage revenues are recognized as they are sold to the ultimate customer. The Company bears all the risks associated with providing food and beverage services under profit and loss contracts. The Company's business consists primarily of profit and loss contracts.

     Under incentive bonus contracts, the Company retains a fee with an incentive bonus for its role in managing the food service operation at the client facility. The Company recognizes incentive bonus contract income on a monthly basis as earned. Under this type of contract, the Company records all food and beverage revenues generated at the facility in net sales and all costs in their respective statement of operations accounts. In addition, and unlike profit and loss contracts, profit payments are made to clients, which are included in cost of sales. For the fifty-two weeks ended December 27, 1997, the thirty-nine weeks ended December 28, 1996 and fifty-three weeks ended March 30, 1996, the Company recorded in net sales, revenues of $19.1 million, $13.4 million and $16.8 million, respectively and recognized pre-tax fee income of $1.1 million, $0.8 million and $1.2 million, respectively, from incentive bonus contracts. The risks associated with providing food and beverage operations under incentive bonus contracts are generally not borne by the Company.

  Foreign Currency

     The balance sheet and results of operations of the Company's Canadian subsidiary are measured using the local currency as the functional currency. Assets and liabilities have been translated into United States dollars at the rates of exchange at the balance sheet date. Revenues and expenses are translated into United States dollars at the average rate during the period. Translation gains and losses arising from the use of differing exchange rates from year to year are included in the cumulative translation adjustment on the balance sheet.

  Income Taxes

     In the period ended December 28, 1996 and prior years, the Company was included in the consolidated federal income tax return of General Electric Company ("GE"), the parent company of GE Capital. The Company prepared its tax provision on a stand alone basis as required under

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". Effective January 17, 1997 (see Note 14), the Company prepares income tax returns on a stand-alone basis.

     Under the liability method of accounting for income taxes, the Company recognizes deferred tax assets and deferred tax liabilities which are determined based on the difference between the financial statement and tax basis of assets and liabilities, using the enacted tax rate in effect for the year in which the differences are expected to reverse.

     In accordance with SOP 90-7, income tax benefits recognized from pre-bankruptcy net operating loss carryforwards and other tax assets are used first to reduce the Reorganization value in excess of amounts allocable to identifiable assets and other intangibles established at the Reorganization date until reduced to zero and then to increase capital in excess of par value.

     A valuation allowance against deferred tax assets is required if, based on available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

  Cash and Cash at Locations

     The Company maintains a zero-based cash management system for its U.S. operations under which all daily collections are applied to the outstanding balance of the Revolving Credit Facility (see Note 8) and amounts required to fund the Company's disbursement accounts are drawn down on the Revolving Credit Facility. At December 27, 1997 and December 28, 1996, net book overdrafts of $1.5 million and $1.3 million, respectively, are included in accounts payable.

     The Company maintains minimum cash balances at recreational services locations to meet operating requirements. As cash balances at these locations exceed the minimum balances, funds are deposited into the cash management system.

  Inventories

     Substantially all inventories are finished goods and are stated at the lower of cost or market. Cost is determined using the first-in, first out method.

  Property, Fixtures and Equipment

     Property, fixtures and equipment were stated at fair market value as of the Reorganization date. Additions and major replacements or improvements subsequent to June 26, 1993 are stated at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the respective assets. When assets are sold or retired, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the statement of operations. Leasehold improvements are amortized over the terms of the respective leases or the service lives of the assets, whichever is shorter.

     The Company invests in fixtures and equipment at various recreational services facilities. If a contract is terminated prior to its expiration date for any reason other than default by the Company, the client is typically contractually obligated to purchase the Company's fixtures and equipment at their net carrying value.

  Recreational Services Contract Rights

     Recreational services contract rights represent fair values assigned to such contracts at the Reorganization date and are amortized on a straight-line basis over the lives of the respective contracts, ranging from one to twenty years.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

  Investments in Contracts

     Investments in contracts, primarily direct payments to clients, are used by the facility owner to construct and install food service fixtures and equipment, make leasehold improvements and for certain other types of expenditures. These costs are amortized on a straight line basis over the life of the related contract, ranging from one to twenty years, without consideration for future renewals. If a contract is terminated prior to its expiration date for any reason other than default by the Company, the client is typically contractually obligated to reimburse the Company for the unamortized portion of the investment.

  Reorganization Value in Excess of Amounts Allocable to Identifiable Assets

     Reorganization value in excess of amounts allocable to identifiable assets was being amortized on a straight-line basis over a 10 year period. In January 1996, the remaining reorganization value in excess of amounts allocable to identifiable assets was charged against the gain realized on the sale of the Company's corrections dining business (see Note 4).

  Long-Lived Assets

     In accordance with SFAS No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" the Company reviews its long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing a review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying amount of the asset, an impairment loss is recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles is based on the estimated fair value of the asset.

     For the periods ended December 27, 1997 and December 28, 1996, the Company recorded impairment losses of approximately $0.2 million and $1.7 million, respectively, related to recreational services contract rights, fixtures and equipment, and investment in contracts. In measuring the impairment loss, fair value was determined using the present value of estimated future cash flows from the respective underlying recreational services contracts.

  Concentration of Credit Risk

     Financial instruments which potentially subject the Company to a concentration of credit risk are cash and accounts receivable. The Company maintains its cash and cash at locations with various high quality banks. The Company's accounts receivable balances are from various groups who hold industrial and trade shows, company meetings, banquets, receptions, and consumer exhibitions at the facilities serviced by the Company. To reduce credit risk, the Company performs ongoing credit reviews and evaluations of its customers' financial condition and in certain circumstances requires advance payments.

  Fair Value of Financial Instruments

     As of December 27, 1997, and December 28, 1996, the carrying value of the Company's debt obligations approximated fair value based on quoted market prices for the same or similar debt instruments.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

3. SALE OF VENDING AND DINING BUSINESSES AND ASSIGNMENT AND ASSUMPTION AGREEMENT

     On September 27, 1996 (the "Closing Date"), the Company sold the remaining assets of its institutional vending and dining businesses to Compass for approximately $120.1 million, plus the assumption of certain liabilities aggregating approximately $27.6 million. The proceeds from the Sale of Vending and Dining included cash, a share delivery agreement (the "Share Agreement"), a supplemental share delivery agreement (the "Supplemental Share Agreement"), and two promissory notes.

     The Share Agreement and the Supplemental Share Agreement required Compass to deliver to the Company, or its designees, certificates representing 12,025,920 Compass shares in four consecutive semi-annual installments of 3,006,480 shares each, beginning on March 31, 1997. In conjunction with the Share Agreement and the Supplemental Share Agreement, Compass issued to the Company four irrevocable letters of credit aggregating $117.1 million supporting the performance of the Share Agreement and Supplemental Share Agreement.

     An independent valuation was obtained to value the Share Agreement and the Supplemental Share Agreement as of the Closing Date, since the shares had not been delivered and were therefore not readily tradable. The fair market value of the shares was determined to be $88.4 million.

     The Company received two promissory notes each with a principal amount of $10 million. One promissory note was payable one year and one day after the Closing Date (September 28, 1997) and a second promissory note is payable two years and one day after the Closing Date (September 28, 1998). The promissory notes bear interest at a rate of 6.5% until maturity, payable at maturity.

     The Company received cash proceeds of approximately $11.7 million for the remainder of the purchase price and a payment of $0.7 million for a one year sublease of office space. The cash proceeds were used to make a partial repayment on the Company's Revolving Credit Facility with GE Capital.

     On October 1, 1996, the Company entered into an Assignment and Assumption Agreement (the "Assignment and Assumption Agreement") with GE Capital. Pursuant to the Assignment and Assumption Agreement, the Company assigned its rights to the Share Agreement, the Supplemental Share Agreement, and the promissory notes to GE Capital. The assignment of $108.4 million was accounted for as a reduction of capital in excess of par value in the statement of stockholder's equity.

     As part of the Assignment and Assumption Agreement, certain designated net liabilities of the institutional vending and dining businesses and a percentage of certain categories of liabilities recorded on the Company's corporate balance sheet as of September 27, 1996, were assumed by GE Capital. The percentages used for the corporate liabilities principally represent an approximation of the amount of each liability attributable to the institutional vending and dining businesses.

     GE Capital appointed the Company as its agent for the purposes of collecting the remaining assigned assets and for paying and discharging all of the assumed liabilities. As of December 28, 1996, the Company recorded a receivable from GE Capital for $40.9 million, including $11.0 million owed as a result of the Insurance Settlement (see Note 12) with a corresponding contribution of $39.1 million to capital in excess of par value for the net liabilities assumed.

     During the fifty-two week period ended December 27, 1997, GE Capital reimbursed the Company $36.1 million in respect of liabilities settled by the Company on behalf of GE Capital. As of December 27, 1997, the Company has recorded a receivable of $4.8 million which represents

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

3. SALE OF VENDING AND DINING BUSINESSES AND ASSIGNMENT AND ASSUMPTION AGREEMENT--(CONTINUED)

the remaining net liabilities assumed. Of the receivable from GE Capital, $4.3 million and $6.3 million was reclassified to stockholder's equity, as of December 27, 1997 and December 28, 1996, respectively, representing the amount of the assumed liabilities which remained unpaid as of July 10, 1998 and June 28, 1997, respectively. The receivable from GE Capital is non-interest bearing.

     Certain of the above liabilities that GE Capital agreed to pay and discharge are subject to an aggregate maximum of $16.3 million (the "Aggregate Amount"), without regard to the individual amount of such liabilities. As of December 27, 1997, GE Capital has assumed accrued liabilities of $15.6 million for liabilities subject to the Aggregate Amount and $25.3 million for liabilities not subject to the Aggregate Amount. Management does not believe that the liabilities subject to the Aggregate Amount will exceed such limit.

     Contingent liabilities which are asserted or arise after the balance sheet date which are determined to have arisen from the operation of the institutional vending and dining businesses will be recorded as an expense to the Company in the period the liability is probable of assertion and is estimable. The contingent liability will be assumed and discharged by GE Capital and recorded as a contribution to capital in excess of par value at that time.

     The Assignment and Assumption Agreement was due to terminate on October 1, 1997, except for certain taxes, for which GE Capital's assumption of such liability will remain in effect until the statue of limitation expires in the applicable state. GE Capital has subsequently agreed to extend the Assignment and Assumption Agreement on three occasions and it is now due to terminate on August 31, 1998 (the "Termination Date"). On the Termination Date, the Company shall provide to GE Capital a list of claims that remain unpaid as of the Termination Date and are expected to be paid in the future. If within 30 days following the delivery of such list, GE Capital has not given the Company notice of its objection thereto, the list shall be conclusive and binding and GE Capital will be responsible to pay all the liabilities as listed. Liabilities incurred in excess of amounts listed or liabilities incurred but not included on such list, if any, will be the responsibility of the Company.

     Also, as part of the Assignment and Assumption Agreement, GE Capital forgave $17.9 million of debt and accrued interest owed under the Revolving Credit Facility and forgave $3.8 million in accrued dividends due on the Old Redeemable Preferred Stock (see Note 9). The forgiveness of these amounts was accounted for as a contribution of $21.7 million to capital in excess of par value in the consolidated statement of stockholder's equity.

4. DISCONTINUED OPERATIONS

     In connection with the Sale of Vending and Dining, the results of operations of the institutional vending and dining businesses were reclassified to identify them as discontinued operations on the

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

4. DISCONTINUED OPERATIONS--(CONTINUED)

consolidated statement of operations. The summarized data for the institutional vending and dining businesses was as follows:

                                                                                FIFTY-THREE
                                                           THIRTY-NINE WEEK     WEEK PERIOD
                                                             PERIOD ENDED          ENDED
                                                           DECEMBER 28, 1996    MARCH 30, 1996
                                                           -----------------    --------------
                                                                     (IN THOUSANDS)
Results of discontinued operations:
  Net sales.............................................       $ 240,282           $576,861
                                                               ---------           --------
  Loss from operations:
     Loss before income taxes...........................          (5,853)           (21,146)
     Income tax benefit.................................           2,372              3,935
                                                               ---------           --------
  Loss from operations..................................          (3,481)           (17,211)
                                                               ---------           --------
  Gain on disposal of operations:
     Gain on disposal...................................          15,625              8,822
     Income tax expense.................................          (3,114)            (4,489)
                                                               ---------           --------
  Gain on disposal, net.................................          12,511              4,333
                                                               ---------           --------
  Income (loss) from discontinued operations, net.......       $   9,030           $(12,878)
                                                               ---------           --------
                                                               ---------           --------

     In January 1996, the Company sold the net assets of its corrections dining business for $13.8 million and in February 1996, sold the net assets of its institutional vending and dining businesses in the states of Washington and Oregon for cash proceeds of $4.5 million and a long term note of $0.4 million. These transactions resulted in a combined gain of $8.5 million. In addition, during the year ended March 30, 1996, the Company had other net asset sales of institutional vending and dining businesses, resulting in proceeds of $1.9 million and a gain of $0.3 million.

     Included in the gain on disposal of the remaining institutional vending and dining businesses of $15.6 million in the thirty-nine weeks ended December 28, 1996 were transaction costs of approximately $5.1 million and other asset sales which resulted in a loss of $0.4 million.

     Recorded in loss from operations before income taxes, for the fifty-three weeks ended March 30, 1996 and the thirty-nine weeks ended December 28, 1996, was interest expense of $3.2 million and $1.2 million, respectively. Interest expense was allocated to discontinued operations based on the ratio of net assets sold to the sum of total consolidated net assets plus consolidated debt.

5. PROPERTY, FIXTURES AND EQUIPMENT

     Property, fixtures and equipment consist of the following at December 27, 1997 and December 28, 1996:

                                                                          1997        1996
                                                                        --------    --------
                                                                           (IN THOUSANDS)
Food service equipment...............................................   $ 18,601    $ 13,051
Other equipment......................................................     25,335      15,683
                                                                        --------    --------
                                                                          43,936      28,734
  Less, Accumulated depreciation and amortization....................    (19,166)    (13,149)
                                                                        --------    --------
Property, fixtures and equipment, net................................   $ 24,770    $ 15,585
                                                                        --------    --------
                                                                        --------    --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

6. OTHER ASSETS

     Other assets consist of the following at December 27, 1997 and December 28, 1996:

                                                                          1997        1996
                                                                        --------    --------
                                                                           (IN THOUSANDS)
Recreational services contract rights................................   $ 24,022    $ 24,022
Investment in contracts..............................................     26,545      21,288
Other................................................................        657         176
                                                                        --------    --------
                                                                          51,244      45,486
  Less, Accumulated amortization.....................................    (36,140)    (31,444)
                                                                        --------    --------
Other assets, net....................................................   $ 15,084    $ 14,042
                                                                        --------    --------
                                                                        --------    --------

     On December 28, 1996, the Company recognized $8.6 million of deferred tax assets relating to certain pre-bankruptcy net operating losses resulting in a corresponding increase in accumulated amortization related to recreational services contract rights (see Note 11).

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

     Accrued expenses and other current liabilities consist of the following at December 27, 1997 and December 28, 1996:

                                                                          1997        1996
                                                                        --------    --------
                                                                           (IN THOUSANDS)
Salaries and wages...................................................   $  1,535    $  1,734
Commissions..........................................................      1,141       1,043
Insurance............................................................        549      15,071
Taxes other than income..............................................      4,070       5,561
Other................................................................      3,251       5,656
                                                                        --------    --------
                                                                        $ 10,546    $ 29,065
                                                                        --------    --------
                                                                        --------    --------

     As of December 27, 1997 and December 28, 1996, included in accrued expenses and other current liabilities are $2.3 million and $20.0 million of liabilities, respectively, assumed by GE Capital, but unpaid by the Company as of the balance sheet date (see Note 3).

8. LONG-TERM DEBT

     Long-term debt consists of the following at December 27, 1997 and December 28, 1996:

                                                                          1997        1996
                                                                        --------    --------
                                                                           (IN THOUSANDS)
Term loan............................................................   $ 55,000    $     --
Revolving credit facility............................................     13,167      14,336
                                                                        --------    --------
  Long-term debt.....................................................   $ 68,167    $ 14,336
                                                                        --------    --------
                                                                        --------    --------

     On July 30, 1993, the Company entered into the Second Amended and Restated Loan Agreement with GE Capital (the "Old Loan Agreement"). The Old Loan Agreement provided for (i) a term loan (the "Old Term Loan") in an aggregate principal amount of $151 million and (ii) a $70 million Revolving Credit Facility (the "Old Revolving Credit Facility"). Amounts outstanding under the facility were collateralized by substantially all of the Company's assets. The Old Term Loan and the Old Revolving Credit Facility bore interest at a per annum rate equal to, at the Company's option, 1.75% plus the average month-end prime (or equivalent) rates of four major New York banks or LIBOR plus 4.50%. The Company was required to make monthly interest

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

8. LONG-TERM DEBT--(CONTINUED)

payments in cash on the Old Term Loan and the amounts outstanding under the Old Revolving Credit Facility.

     Amounts outstanding under the Old Revolving Credit Facility were due in 2000. The Old Loan Agreement contained covenants which, among other things, required the Company to maintain certain amounts of operating income (as defined), as well as certain financial ratios, and generally restricted or limited the Company with respect to capital expenditures, dispositions of assets, incurrence of debt, mergers and the making of investments. The Company also could not declare, pay or set aside dividends with respect to its common stock.

     Certain of the Company's recreational services contracts require that performance bonds or letters of credit be executed in favor of the client to ensure that the Company abides by the provisions of the contract. These performance bonds and letters of credit, which are issued by a surety company and GE Capital, respectively, generally provide that the client be reimbursed for losses it may incur should the Company not comply with the food service contract up to the amount of the bond or the letter of credit. The surety Company will only issue such performance bonds if it is indemnified by a third party for any loses it may sustain. The Company has arrangements with GE Capital and with another third party to provide such indemnification. To the extent that GE Capital provided such indemnification, the amount available to be borrowed under the Old Revolving Credit Facility was reduced on a dollar for dollar basis. The amount available under the Old Revolving Credit Facility was also reduced by the principal amount of any outstanding letters of credit which GE Capital had guaranteed for the Company.

     On March 25, 1995, GE Capital contributed to capital all debt outstanding; $143.6 million under the Term Loan, $15.0 million under the Revolving Credit Facility (without cancellation of the facility or reduction of the available credit granted previously under the facility) and $13.8 million of accrued but unpaid interest. This contribution resulted in a credit of $172.4 million to capital in excess of par value. In addition, GE Capital changed the calculation of the amount by which availability is reduced for outstanding performance bonds and letters of credit to 67% of the amounts indemnified or guaranteed rather than 100%.

     In February 1996, in connection with the sale of the company's corrections during business (see Note 4) and other smaller institutional vending and dining operations, the amount of the Old Revolving Credit Facility was reduced from $70 million to $55 million.

     In October 1996, as stated in Note 3, GE Capital contributed to capital $21.7 million of debt and accrued interest outstanding under the Old Revolving Credit Facility (without cancellation or modification of the facility or reduction of the available credit granted previously under the facility). The forgiveness of these liabilities was recorded as a contribution to capital in excess of par value in stockholder's equity as of December 28, 1996.

     The Company, acting as the agent of GE Capital, in accordance with the terms of the Assignment and Assumption Agreement, borrowed under the Old Revolving Credit Facility to pay certain of the liabilities assumed by GE Capital as they came due. The Company was not assessed interest on the borrowings made on GE Capital's behalf between October 1, 1996 and December 28, 1996. As of December 28, 1996, the principal amount of the loan outstanding under the facility was $14.3 million. Additionally, letters of credit aggregating approximately $12.1 million and bond indemnifications aggregating approximately $3.3 million had been obtained. Including the aforementioned 67% of bonds and letters of credit, the Company had $30.3 million available for borrowings at December 28, 1996.

     On January 17, 1997, the Company repaid the outstanding balance owed under the Old Revolving Credit Facility and entered into a new loan agreement (the "New Loan Agreement") with

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

8. LONG-TERM DEBT--(CONTINUED)

GE Capital which provided the Company with a new term loan (the "New Term Loan") with a principal amount of $55.0 million and a new revolving credit facility (the "New Revolving Credit Facility") of $20.0 million. The New Loan Agreement also gives the Company the right to request GE Capital to incur, or purchase participations in letter of credit obligations and bond indemnification obligations, in respect of the Company, up to a maximum of $13.0 million, (the "Letter of Credit and Performance Bond Indemnification Facility"), reduced by $1.0 million beginning January 17, 1999, and each year thereafter. Outstanding letters of credit are subject to a sub-limit of $5.0 million and reduce availability under the New Revolving Credit Facility on a dollar for dollar basis. Outstanding performance bonds do not reduce availability under the New Revolving Credit Facility.

     As of December 27, 1997, the Company had outstanding letter of credit and performance bond obligations of $8.3 million and $9.2 million, respectively. The Company received a waiver from GE Capital which deems letter of credit obligations to be zero until June 30, 1998 and thereafter to be 25% of the aggregate face amounts of outstanding letters of credit, which will be applied against the New Revolving Credit Facility. Accordingly, there is still
$3.8 million of the Letter of Credit and Bond Indemnification Facility available. In addition, the Company also has $6.8 million available for borrowings under the New Revolving Credit Facility at December 27, 1997.

     The proceeds of the New Term Loan and the New Revolving Credit Facility were used to finance the Recapitalization (see Note 14). Borrowings under the New Revolving Credit Facility subsequent to January 17, 1997 have been used to provide working capital financing. Indebtedness under the New Loan Agreement is collateralized by substantially all of the assets of the Company. The Management Stockholders have agreed to guarantee, on a limited recourse basis, all indebtedness under the New Loan Agreement and have pledged their Common Stock as collateral under the New Loan Agreement.

     Both the New Term Loan and the New Revolving Credit Facility become due on January 17, 2002. The Company is required to repay the principal on the New Term Loan in eleven consecutive quarterly payments of $1.4 million commencing
April 1, 1999, with the final payment of $39.9 million due on January 17, 2002. Any prepayments made under the New Loan Agreement are applied to the New Term Loan in inverse order of maturity and then to the New Revolving Credit Facility.

     Borrowings under the New Term Loan and the New Revolving Credit Facility bear interest at a per annum rate equal to, at the Company's option, the Index Rate plus 1.50% or LIBOR plus 3.375%. The Index Rate is defined as the greater of the Federal funds rate plus 0.50% or the prime rate. The Company also pays certain fees under the New Loan Agreement for unused loan availability, outstanding letters of credit and performance bond obligations.

     As of December 27, 1997, the interest rate on the outstanding indebtedness under the New Term Loan and the New Revolving Credit Facility were 9.4% and 10.0%, respectively.

     The New Loan Agreement contains covenants which, among other things, require the Company to maintain certain amounts of earnings before interest and income taxes, depreciation and amortization (as defined) as well as certain financial ratios. The agreement also restricts or limits the Company with respect to the payment of dividends, capital expenditures, disposition of assets, incurrence of debt, mergers and the making of investments. As of December 27, 1997, the Company was not in compliance with certain financial covenants. GE Capital unconditionally waived existing defaults under the New Loan Agreement and provided the Company with an unconditional waiver in respect of projected future covenant violations based on management's forecast of the Company's operating performance in the coming year.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

9. OLD REDEEMABLE PREFERRED STOCK

     On March 25, 1995, Servam authorized and issued Redeemable Preferred Stock Series A through E, 200,000 shares of each series, to GE Capital (the "Old Redeemable Preferred Stock") in exchange for the Increasing Rate Redeemable Preferred Stock, previously issued to GE Capital in the Reorganization. The Old Redeemable Preferred Stock, which was recorded at its fair value of $21.1 million, had a par value of $0.01 and a liquidation value of $25 per share plus any unpaid dividends. Servam could at its option have redeemed at any time all or a portion of the shares of preferred stock then outstanding at the optional redemption price of $25 per share plus for each share an amount equal to dividends unpaid and accrued thereon, whether or not declared. Dividends were paid at the index rate defined as the average of the month-end prime rate of interest in effect at March 26, 1995 (and announced from time to time thereafter) of four major banks. Holders of the Old Redeemable Preferred Stock were entitled to receive dividends when, and if declared by the Board of Directors, each day from and after March 26, 1995 payable quarterly on the first day of each July, October, January and April, commencing July 1, 1995. Each quarterly dividend began to accrue (whether or not declared) and was fully cumulative from the first day of the quarter end of which such dividend was payable.

     During the thirty-nine weeks ended December 28, 1996, the Company declared $1.6 million ($1.55 per share) of dividends which remained unpaid. Pursuant to the terms of the Assignment and Assumption Agreement, GE Capital forgave approximately $3.8 million in accrued dividends as of December 28, 1996 (see
Note 3).

     The Old Redeemable Preferred Stock, which was the obligation of Servam, was reflected in the financial statements of the Company, since Servam was dependent on the Company's cash flows to service the principal amount of the Old Redeemable Preferred Stock and any dividends.

     On January 17, 1997, GE Capital and the Management Stockholders consummated a recapitalization of the Company and Servam was subsequently liquidated and the Old Redeemable Preferred Stock was canceled (see Note 14).

10. EMPLOYEE BENEFITS

  Defined Contribution Plan

     The Company maintains a defined contribution plan (the "401(k) plan") which covers substantially all salaried employees. The 401(k) plan provides for employees to contribute a specified percentage of their compensation to the plan.

     Effective with the Sale of Vending and Dining, those employees working in the institutional vending and dining businesses who were transferred to Compass (the "Transferred Employees"), became fully vested in their 401(k) plan account balances as of September 27, 1996. On January 12, 1997, the 401(k) plan account balances of the Transferred Employees were transferred by a designated trustee to a qualified plan maintained by Compass.

     $113,000 was charged to expense for the 401(k) plan for both continuing and discontinued operations, for the fifty-three week period ended March 30, 1996. No amounts were charged to expense for the fifty-two weeks ended December 27, 1997 and the thirty-nine weeks ended December 28, 1996, as the Company at its discretion made no contributions.

  Multi-Employer Pension Plans

     Certain of the Company's union employees are covered by multi-employer defined benefit pension plans administered by unions. Under the Employee Retirement Income Security Act ("ERISA"), as amended, an employer upon withdrawal from a multi-employer pension plan is

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

10. EMPLOYEE BENEFITS--(CONTINUED)

required to continue funding its proportionate share of the plan's unfunded vested benefits. The Company may incur a withdrawal liability if a recreational services contract is terminated or not renewed.

     The Sale of Vending and Dining did not result in a complete or partial withdrawal from any of the multi-employer plans relating to the institutional vending and dining facilities sold to Compass, as Compass will continue to contribute to such plans. If Compass withdraws from any of the multi-employer plans, with respect to any such operations, before the end of five plan year periods, the Company may be secondarily liable for any withdrawal liability if Compass fails to pay such liability.

     Amounts charged to expense and contributed to the plans were not material for the periods presented.

11. INCOME TAXES

     Income tax (provision) benefit from continuing operations consists of the following:

                                                                               FIFTY-THREE
                                     FIFTY-TWO WEEK       THIRTY-NINE WEEK     WEEK PERIOD
                                      PERIOD ENDED         PERIOD ENDED           ENDED
                                     DECEMBER 27, 1997    DECEMBER 28, 1996    MARCH 30, 1996
                                     -----------------    -----------------    --------------
                                                          (IN THOUSANDS)
Current:
  Federal.........................        $  (650)              $(275)             $2,371
  State...........................           (137)                (33)                (40)
  Foreign.........................            485                 (14)                 --
                                          -------               -----              ------
                                             (302)               (322)              2,331
Deferred..........................         (7,000)                486               2,686
                                          -------               -----              ------
                                          $(7,302)              $ 164              $5,017
                                          -------               -----              ------
                                          -------               -----              ------

Deferred tax assets and liabilities are comprised of the following at December 27, 1997 and December 28, 1996:

                                                                          1997        1996
                                                                        --------    --------
                                                                           (IN THOUSANDS)
Deferred tax assets:
  Expenses deductible for financial reporting before tax.............   $  2,882    $  3,705
  Net operating losses and credits...................................      6,030      14,300
                                                                        --------    --------
       Total deferred tax assets.....................................      8,912      18,005
                                                                        --------    --------
Deferred tax liabilities:
  Basis differences in:
     Land, buildings and equipment...................................       (333)       (683)
     Recreational services contract rights...........................       (199)       (291)
     Other...........................................................       (744)       (822)
                                                                        --------    --------
       Total deferred tax liabilities................................     (1,276)     (1,796)
                                                                        --------    --------
Valuation allowance..................................................     (7,636)     (9,209)
                                                                        --------    --------
       Net deferred tax assets.......................................   $     --    $  7,000
                                                                        --------    --------
                                                                        --------    --------

     As of December 28, 1996, the Company increased the valuation allowance related to certain tax assets by $4.6 million. The increase reflected the Company's revision of its estimate of the amount of net operating losses available to it and its belief that it was more likely than not that there

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

11. INCOME TAXES--(CONTINUED)

were sufficient future reversals of existing deferred tax liabilities and projected future taxable income to allow the recognition of deferred tax assets including the utilization of pre-bankruptcy net operating loss carryforwards. In accordance with SOP 90-7, income tax benefits recognized from pre-bankruptcy net operating loss carryforwards and other tax assets are used first to reduce the reorganization value in excess of amounts allocable to identifiable assets and other intangibles established at the reorganization date until reduced to zero and then to increase capital in excess of par value. As of December 28, 1996, the Company recognized $8.6 million in deferred tax assets associated with pre-bankruptcy net operating losses totaling approximately $22.0 million, resulting in a $8.6 million reduction in recreational services contract rights (see Note 6). Approximately $4.0 million of net operating losses or $1.6 million of deferred tax assets were utilized by the Company in the GE 1996 consolidated federal income tax return to offset taxable income related to the gain on the sale of the remaining institutional vending and dining businesses.

     As of December 27, 1997, the Company decreased the valuation allowance related to certain tax assets by $1.6 million. The decrease reflects the reversal of temporary differences and a reduction of the deferred tax asset for net operating losses. The reduction in net operating losses reflects a change in estimate of the amount of losses reattributed to GE Capital and the Company's belief that it is more likely than not that there will not be sufficient future reversals of existing deferred tax liabilities and projected future taxable income to allow the recognition of all of the Company's deferred tax assets, including pre-bankruptcy net operating loss carryforwards. The Company has revised its estimate of net operating losses available to it primarily because the amount of losses reattributed to GE Capital (see Note 14) was $81.3 million rather than $58.0 million as originally estimated.

     The Company has regular and alternative minimum tax net operating loss carryforwards of approximately $11.3 million and $11.8 million, respectively, and credits of $0.9 million which expire through the year 2005 and which may be subject to an annual limitation. Under Section 382 of the Internal Revenue Code of 1986, as amended ("Section 382"), certain changes in stock ownership result in a limitation of the amount of net operating loss carryforwards that can be utilized each year after a change in ownership. The Company has been advised by legal counsel that the determination of whether it underwent an ownership change upon emergence from bankruptcy or subsequent thereto involves the resolution of certain technical tax issues which are not fully determinable at this time. In particular, the regulations under Section 382 are complex and in many instances there is a lack of administrative guidance or case law interpreting these provisions.

     The determination of the ultimate amount of pre-bankruptcy tax net operating losses is dependent upon a variety of factors including the potential examination by the Internal Revenue Service of the loss carryforwards in the tax years in which those losses are utilized.

     The actual tax (provision) benefit from continuing operations for each period is different from the amount that would have been determined by applying the statutory 35% federal income tax rate to the loss (income) before income taxes. The reconciliation of these differences is set out below:

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

11. INCOME TAXES--(CONTINUED)

                                                                                FIFTY-THREE
                                      FIFTY-TWO WEEK      THIRTY-NINE WEEK      WEEK PERIOD
                                       PERIOD ENDED         PERIOD ENDED          ENDED
                                     DECEMBER 27, 1997    DECEMBER 28, 1996    MARCH 30, 1996
                                     -----------------    -----------------    --------------
                                                          (IN THOUSANDS)
Expected tax benefit
  (provision).....................        $ 2,440               $ (18)             $1,263
State income taxes, net of federal
  income tax effect...............            (50)                (21)                (26)
Compensation expense..............         (1,306)                 --                  --
Adjustment of deferred tax asset
  and valuation allowance.........         (7,000)                 --                  --
(Increase) decrease in reserves
  for tax audits..................           (648)                248               2,371
Effect of limitations on
  utilization of operating
  losses..........................             --                 576               2,017
Nondeductible expenses............           (738)               (621)               (608)
                                          -------               -----              ------
Actual tax (provision) benefit....        $(7,302)              $ 164              $5,017
                                          -------               -----              ------
                                          -------               -----              ------

12. COMMITMENTS AND CONTINGENCIES

  Commitments

     Future minimum rental commitments as of December 27, 1997 for all noncancelable operating leases, relating principally to computer and other office equipment, are as follows:

YEAR                                                            1997
----                                                         --------------
                                                             (IN THOUSANDS)
1998......................................................       $1,550
1999......................................................          501
2000......................................................          450
2001......................................................          379
2002......................................................          329
                                                                 ------
                                                                 $3,209
                                                                 ------
                                                                 ------

     The Company has entered into several agreements whereby certain equipment under the above leases was transferred to third parties for which the Company will receive reimbursement aggregating $1.0 million in 1998.

     Total rent expense included in continuing operations was $2.3 million, $1.2 million and $1.7 million for the fifty-two weeks ended December 27, 1997, the thirty-nine weeks ended December 28, 1996 and the fifty-three weeks ended March 30, 1996, respectively.

     Pursuant to client contracts, the Company is committed to spend certain amounts at its clients' facilities. The commitment amount is generally used by the Company or the facility owner to construct and install food service fixtures and equipment, make leasehold improvements and for certain other agreed upon expenditures. As of December 27, 1997, the Company has commitments to spend approximately $18.9 million through 2000. Subsequent to the balance sheet date, the Company renewed existing contracts and entered into new contracts which contain additional commitments to spend $1.5 million through 2000. The contracts generally require the Company to

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

12. COMMITMENTS AND CONTINGENCIES--(CONTINUED)

obtain performance bonds or letters of credit to ensure performance under these commitments (see Note 8).

  Contingencies

     Prior to September 27, 1996, the Company maintained self-insurance programs for workers' compensation, liability and group medical insurance costs. Claims incurred above limits retained by the Company were covered by indemnity insurance. Self-insurance costs were accrued based upon the aggregate of the estimated liability for reported claims and an actuarially determined estimated liability for claims incurred but not reported.

     The Company entered into an agreement (the "Insurance Agreement") as of December 28, 1996, with two insurance carriers to settle all self-insured claims (excluding group medical insurance claims), including those incurred but not reported, between December 31, 1989 and September 27, 1996, up to a cap of $37.5 million, for a payment of $24.8 million (including $12.0 million in premium deposits held by the insurance carrier). GE Capital agreed to provide the Company with approximately $11.0 million of the above payment. Management believes that the cap of $37.5 million is sufficient to cover liabilities incurred during such time periods. As of December 28, 1996, the Company recorded a receivable from GE Capital and corresponding contribution to capital in excess of par value of $11.0 million. In January 1997, the Company made the final payment to the insurance carrier and was reimbursed by GE Capital. Stand-by letters of credit in the amount of $11.0 million were canceled when the final payment under the Insurance Agreement was made in January 1997.

     As a result of the Insurance Agreement, the Company recorded a gain of $5.6 million in the thirty-nine weeks ended December 28, 1996 in settlement of the above self-insurance claims liabilities. Of this amount, $1.2 million was recorded as a reduction of cost of sales from continuing operations and $4.4 million as a component of income from discontinued operations.

     Subsequent to September 27, 1996, the Company is no longer self-insured under any of its insurance programs, except for workers' compensation coverage, which is self-insured up to a maximum of approximately $1.0 million per year.

     The Company is party to legal proceedings that are considered to be ordinary and routine litigation incidental to its business. Management does not believe that the outcome of these lawsuits will have a material adverse effect on the Company's financial position or results of operations.

13. RELATED PARTY TRANSACTIONS

     GE Capital and its affiliates provide leasing and other financing services to the Company. Payments to GE Capital and its affiliates during the fifty-two weeks ended December 27, 1997, the thirty-nine weeks ended December 28, 1996 and the fifty-three weeks ended March 30, 1996, for such services, net of discounts earned, were approximately $5.1 million, $1.7 million and $3.6 million, respectively. The related amount due to GE Capital and its affiliates at December 27, 1997 was $0.5 million. Effective September 27, 1996, the Company's responsibilities under certain of these leases and agreements were transferred to Compass.

     In July 1996, the Company entered into a long-term financial advisory agreement with a financial consulting firm for a fee of $0.8 million, payable in installments, of which $0.4 million (1996: $0.4 million) was expensed in the fifty-two weeks ended December 27, 1997. Effective with the Recapitalization (see Note 14), a principal of the financial consulting firm became a member of the Company's board of directors.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

13. RELATED PARTY TRANSACTIONS--(CONTINUED)

     During the thirty-nine weeks ended December 28, 1996 and the fifty-three weeks ended March 30, 1996, the Company, through its discontinued institutional vending and dining businesses, recorded revenues of $6.2 million and $12.6 million, from providing institutional vending and dining food service at the corporate offices and other locations of GE Capital and its affiliates. As of December 28, 1996, all trade accounts receivable due to the Company from GE Capital had been collected.

     On July 10, 1998, the Company received a letter from GE Capital confirming that it would provide financial support to the Company.

14. RECAPITALIZATION

     On January 17, 1997, the Company was merged with Servam Acquisition Corporation, a corporation controlled by GE Capital and the Management Stockholders with the Company being the surviving entity. The transaction has been accounted for as a recapitalization (the "Recapitalization") of the Company.

     The capital structure of Servam Acquisition Corporation became the new capital structure of the Company, as the surviving entity. The capital structure of the Company as of December 28, 1996 ceased to exist after the merger with Servam Acquisition Corporation was consummated. Legal and consulting fees of approximately $0.7 million were incurred as a result of the Recapitalization of the Company.

     The Company's new capital structure (the "New Capital Structure") includes the following: (1) senior term loan debt of $55.0 million (the "New Term Loan") and revolving debt of $5.0 million (the "New Revolving Credit Facility") loaned by GE Capital under a new credit facility dated January 17, 1997 (see Note 8),
(2) 200,000 shares of 10% Class A Preferred Stock Series B (the "Series B Preferred Stock") (see Note 15), with a liquidation preference of $20 million in the aggregate, and a warrant issued to GE Capital (the "GE Warrant") (see
Note 16), exercisable for 711,538 shares of Common Stock or approximately 70% of the Common Stock of the Company on a fully diluted basis, for an exercise price of $0.01 per share, both purchased by GE Capital for an aggregate of $20.0 million, and (3) 30,000 shares of 10% Class A Preferred Stock Series A ("Series A Preferred Stock") (see Note 15), with a liquidation preference of $3.0 million in the aggregate, which is junior to the Series B Preferred Stock, and 250,000 shares of Common Stock, constituting all of the outstanding Common Stock of the Company (30% on a fully diluted basis), both purchased by the Management Stockholders for $0.1 million.

     In order to determine the fair value of each component of the New Capital Structure, the Company obtained an independent valuation (the "Valuation") as of January 17, 1997. The fair value of the New Capital Structure was determined to be $86.1 million. The fair value of the individual components of the New Capital Structure were determined to be the following: (1) the New Term Loan and New Revolving Credit Facility were issued at fair value, approximately
$60.0 million; (2) the Series B Preferred Stock was valued at $16.4 million;
(3) the GE Warrant was valued at $6.1 million; (4) the Series A Preferred Stock was valued at $2.2 million; and (5) the Common Stock purchased by the Management Stockholders was valued at $1.4 million.

     Compensation expense of approximately $3.5 million was recorded as of January 17, 1997, calculated as the difference between the fair value of the 250,000 shares of Common Stock and the Series A Preferred Stock issued to the Management Stockholders and the $0.1 million paid to the Company by the Management Stockholders.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

14. RECAPITALIZATION--(CONTINUED)

     A dividend to GE Capital was recorded equal to the fair value of the components of the New Capital Structure issued to GE Capital, which aggregated approximately $82.5 million. This dividend was recorded as a reduction to capital in excess of par value as of January 17, 1997.

     In connection with the Recapitalization of the Company, on January 17, 1997, the Company received $16.9 million from GE Capital as partial payment for the liabilities assumed pursuant to the Assignment and Assumption Agreement (see
Note 3). Contemporaneously with this receipt, the Company repaid the outstanding balance of $16.9 million due under the Revolving Credit Facility.

     The Company also entered into a tax indemnity agreement (the "Agreement") with GE Capital. The Agreement provides that GE Capital and its successors shall indemnify and hold harmless the Company and its successors from and against all liabilities for federal income taxes attributable to taxable periods ending on or before the effective date of the Recapitalization and state and local income taxes where the Company filed on a combined or unitary basis with GE Capital. In addition, in accordance with Treasury Regulations governing the filing of consolidated federal income tax returns under the Agreement, the Company has agreed to re-attribute to GE, $81.3 million of its net operating loss carryforwards incurred prior to January 17, 1997.

15. SERIES A AND SERIES B PREFERRED STOCK

     On January 17, 1997, Servam Acquisition Corporation established two series of authorized, cumulative preferred stock, par value $1.00 per share, designated as 10% Class A Senior Preferred, Series A, 40,000 authorized shares and 10% Class A Senior Preferred Stock, Series B, 260,000 authorized shares (collectively referred to as the "Preferred Stock"). The Series A Preferred Stock ranks subordinate to the Series B Preferred Stock.

     In connection with the Recapitalization (see Note 14), Servam Acquisition Corporation issued 30,000 shares of the Series A Preferred Stock, liquidation preference $3.0 million, purchased by the Management Stockholders and 200,000 shares of the Series B Preferred Stock, liquidation preference $20.0 million, issued to GE Capital contemporaneously with the issuance of the GE Warrant exercisable for 711,538 shares of Common Stock (see Note 16).

     Dividends are payable at the rate of 10% per annum of the liquidation preference for each respective series of Preferred Stock, payable in arrears beginning January 1, 1998 and March 31, 1997 and quarterly thereafter for the Series A Preferred Stock and the Series B Preferred Stock, respectively. Dividends accrued prior to December 31, 1997 may be settled in shares of preferred stock. Dividends paid subsequent to that date are payable solely in cash. Dividends accrued as of December 27, 1997 on the Series A Preferred Stock and the Series B Preferred Stock aggregated $0.3 million and $1.9 million, respectively.

     The Company is required to redeem all shares of the respective series of Preferred Stock upon the occurrence of certain events, as defined. The Company has the option to redeem the Series A Preferred Stock at any time, however, only after such time that the Series B Preferred Stock is redeemed and amounts outstanding under the loan agreement with GE Capital are repaid (see Note 8). In any event, the Series B Preferred Stock is subject to a mandatory redemption requirement by the Company on January 21, 2007, at its liquidation preference of $20.0 million plus all accrued and unpaid dividends. As a result of this redemption provision, the Company has classified the Preferred Stock outside of Stockholders' Equity. The Series A Preferred Stock is also redeemable for the liquidation preference plus all accrued and unpaid dividends at such time.

     Holders of the Preferred Stock are not entitled to any voting rights except upon the occurrence of certain events as defined.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

15. SERIES A AND SERIES B PREFERRED STOCK--(CONTINUED)

     On January 17, 1997, the Preferred Stock was recorded at its fair value based on the Valuation. The Company has recorded a charge to accrete each series of Preferred Stock to its redemption value over a ten-year period amounting to $0.1 million and $0.3 million for the period from January 17, 1997 through December 27, 1997 for the Series A Preferred Stock and the Series B Preferred Stock, respectively. The accretion charge is recorded as an increase to the carrying value of the Preferred Stock and a reduction to capital in excess of par value.

16. GE WARRANT

     The GE Warrant, issued contemporaneously with the issuance of the Series B Preferred Stock, entitles GE Capital to acquire an aggregate of 711,538 shares of Common Stock at an exercise price of $0.01 per share.

     The Company is obligated to repurchase the GE Warrant (the "Put Feature") at any time upon the occurrence of certain events, as defined, but no later than January 21, 2002, for an amount equal to the fair, or appraised, value of the Company's Common Stock, less the warrant exercise price. Because the Put Feature of the GE Warrant is outside the control of the Company, the GE warrant is classified outside of Stockholders' Equity.

     GE Capital may exercise the GE Warrant for all or a portion of the shares under the warrant. The fair value of the GE Warrant, approximating $6.1 million as of January 17, 1997, is adjusted to its fair value at each measurement date, and such changes in fair value would be recorded as an increase in the carrying value of the GE Warrant and a reduction to capital in excess of par value. As of December 27, 1997, there was no change in the carrying value of the warrants and no warrants were exercised.

17. RESTRICTED STOCK PLAN

     Effective March 17, 1997, the Company adopted the Service America Corporation 1997 Stock Plan (the "Plan"). Under the Plan, the Company may issue to eligible employees, excluding Management Stockholders, authorized but unissued Common Stock or treasury stock of the Company. Up to 50,607 shares of Common Stock are authorized for issuance, of which no more than 5,000 shares of Common Stock may be awarded as restricted stock to any eligible employee during the term of the Plan.

     The Company granted 37,600 shares of restricted stock to certain employees on March 17, 1997, which vest as follows: 16,200 shares vested immediately upon grant, 10,700 shares vest one year after grant and 10,700 shares vest two years after grant. On June 16, 1997, the Company granted an additional 7,200 shares, which vest as follows: 2,398 shares vested immediately upon grant, 2,403 shares vest one year after grant and 2,399 shares vest two years after grant. On August 8, 1997, the Company granted an additional 2,000 shares, which vest as follows: 667 shares vested immediately upon grant, 666 shares vest one year after grant and 667 shares vest two years after grant. Shares available for grant at December 27, 1997 were 3,807.

     Under the provisions of the Plan, an employee is required to sell to the Company vested shares at fair value, within one year after such employee's services are terminated. Common Stock under the Plan which has not yet vested is subject to forfeiture. As a result of such provision, the Plan is a variable plan, which requires the Company to revalue the restricted stock at each measurement date for changes in the fair value of the Company's Common Stock. Compensation expense for the fifty-two weeks ended December 27, 1997 was $0.2 million. At December 27, 1997, there was no change in the carrying value of the restricted stock.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

18. COMMON STOCK

     The Management Stockholders purchased 250,000 shares of the Company's 1,200,000 shares of authorized Common Stock, par value $0.01 per share, in connection with the Recapitalization (see Note 14). Compensation expense was recorded by the Company in the amount of $1.4 million, the fair value of the Common Stock as of January 17, 1997, in connection with issuing these shares to the Management Stockholders.

     Upon the occurence of certain events, as defined, the Corporation has the right to purchase all of the shares held by the Management Stockholders, at fair value. As a result of such provision, there would be an adjustment to compensation expense at each measurement date for changes in the fair value of the Common Stock. As of December 27, 1997, there was no change in the carrying value of the Common Stock.

19. CONCENTRATION OF REVENUES AND OTHER COSTS

     The Company is dependent to a significant extent on contract revenue from key client facilities. The Company's largest contract accounted for approximately 11.2%, 15.9% and 10.6% of the Company's net sales from continuing operations for the fifty-two weeks ended December 27, 1997, the thirty-nine weeks ended December 28, 1996 and the fifty-three weeks ended March 30, 1996, respectively. Contract terms vary depending on the type of facility and financial investment required. Contracts representing approximately 15.3% of net sales from continuing operations for the fifty-two weeks ended December 27, 1997, are currently scheduled to expire in 1998 or 1999.

     The Company generally seeks to extend the terms of a desirable contract several months, and in some cases years, prior to the scheduled expiration date. In some instances, a governmental authority is required by law to put contracts out for bid prior to entering into a renewal with the Company. The Company expects to continue to be dependent upon the revenue from key clients, and the loss of one or more contracts could have a material adverse effect on the Company's business, results of operations and financial condition.

     During the fifty-two weeks ended December 27, 1997, the Company incurred transaction fees and costs of approximately $2.6 million related to certain financing transactions which did not proceed.

20. SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ITEMS

     During the fifty-three weeks ended March 30, 1996 the Company declared, but did not pay dividends of approximately $2.2 million on the Old Redeemable Preferred Stock Series A through E. Also during the fifty-three weeks ended March 30, 1996, the Company issued a note receivable of $0.4 million as partial payment for assets sold.

     On September 27, 1996, as partial consideration for the Sale of Vending and Dining, the Company received from Compass noncash proceeds of $108.4 million consisting of the Share Agreement, the Supplemental Share Agreement and promissory notes. The Company recorded a distribution of $108.4 million from capital in excess of par value for the assignment of its rights to the proceeds to GE Capital.

     The Company recorded a receivable of $40.9 million upon the assumption of certain liabilities of the Company by GE Capital and distributed certain assigned assets aggregating $1.8 million to GE Capital. The Company recorded a corresponding net contribution to capital in excess of par value of $39.1 million.

     During the thirty-nine weeks ended December 28, 1996, the Company declared, but did not pay, dividends of approximately $1.6 million on the Old Redeemable Preferred Stock Series A through E.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

20. SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING
ITEMS--(CONTINUED)

     Under the Assignment and Assumption Agreement, GE Capital contributed to capital in excess of par value $17.9 million of debt and accrued interest and $3.8 million in accrued dividends on the Redeemable Preferred Stock Series A through E, in the thirty-nine weeks ended December 28, 1996.

     Prior to the Closing Date in 1996, the Company sold, in several transactions, certain institutional vending and dining assets for approximately $2.5 million and a long-term note of $0.5 million.

     During the fifty-two weeks ended December 27, 1997, the Company recorded a noncash dividend of approximately $2.6 million to GE Capital as part of the Recapitalization. The dividend represents the excess of the fair value of Series B Preferred Stock and the GE Warrant over the proceeds received.

     In addition, as part of the Recapitalization, the Company canceled the Old Redeemable Preferred Stock which resulted in an increase of $21.1 million to capital in excess of par value.

     The Company recorded accretion of approximately $0.4 million and declared, but did not pay, dividends of approximately $2.2 million on the Series A and B Preferred Stock. The accretion and dividends were recorded as increases in the carrying value of the Preferred Stock and a corresponding reduction to capital in excess of par value.

21. COMPREHENSIVE INCOME (LOSS)

     During fiscal 1998, the Company adopted the provisions of Statement of Financial Accounting Standards No. 130 ("SFAS No. 130"), "Reporting Comprehensive Income", which establishes standards for reporting and display of comprehensive income and its components in the financial statements. Comprehensive income is comprised of net income and other comprehensive income items such as revenues, expenses, gains and losses that under generally accepted accounting principles are excluded from net income and reflected as a component of equity. As a result of the adoption of this statement, the Company reported "other comprehensive income (loss)" of $369,000, $3,000 and $(32,000) in the consolidated statement of operations and comprehensive (loss) income for the fifty-two week period ended December 27, 1997, the thirty-nine week period ended December 28, 1996 and the fifty-three week period ended March 30, 1996, respectively. In addition, the Company has reclassified, within its stockholders' equity, a cumulative foreign currency translation gain (loss) of $221,000 and $(148,000) to "accumulated other comprehensive income (loss)" as of December 27, 1997 and December 28, 1996, respectively.

22. SUBSEQUENT EVENTS

     On August 24, 1998, GE Capital and the Management Stockholders (the "Sellers"), together with Volume Services America Holdings, Inc. ("Volume Holdings"), BCP Volume L.P., BCP Offshore L.P. and VSI Management Direct L.P., entered into a Share Exchange Agreement (the "Share Exchange Agreement"), pursuant to which Volume Holdings agreed to purchase all of the capital stock of the Company owned by the Sellers (approximately 99% of the Company's capital stock). By December 1998, Volume Holdings had purchased the remainder of the Company's capital stock and contributed all of the capital stock to Volume Services America, Inc. ("Volume Services America"), thereby making the Company a wholly owned subsidiary of Volume Services America.

     On December 3, 1998, Volume Services America entered into a credit agreement (the "Volume Services America Credit Agreement") among Volume Holdings, Volume Services America, Goldman Sachs Credit Partners L.P., as joint lead arranger and syndication agent, The Chase Manhattan

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

22. SUBSEQUENT EVENTS--(CONTINUED)

Bank, as joint lead arranger, swingline agent and administrative agent, Chase Manhattan Bank Delaware, as the fronting bank, and the other financial institutions named therein as lenders. The Volume Services America Credit Agreement provides for a $75.0 million revolving credit facility, which includes a sublimit of $35.0 million for letters of credit and a sublimit of $5.0 million for swingline loans, and $160.0 million in term loans (the "Volume Services America Term Loans").

     The Volume Services America Term Loans were borrowed in full on December 3, 1998 and a portion of the proceeds was lent to the Company by Volume Services America. The Company used the proceeds of this loan to repay in full its outstanding indebtedness to GE Capital (see Note 8 for further details).

     Effective February 25, 1999, Volume Services America issued $100 million in senior subordinated notes (the "Volume Services America Subordinated Notes") at an interest rate of 11 1/4% through a Rule 144A offering (the "Offering"). The proceeds of the Offering were used to (1) repay $45,000,000 of the Volume Services America Term Loans, (2) fund the repurchase by Volume Holdings of Volume Holdings common stock of $49,5000,000 and the repayment by Volume Holdings of a $500,000 promissory note issued to GE Capital pursuant to the Share Exchange Agreement, and (3) pay fees and expenses incurred in connection with the Offering and the consents from lenders to an amendment to the Volume Services America Credit Agreement.

     In light of the above, the Company has obtained a letter from Volume Holdings confirming that it will provide financial support to the Company.

     Concurrent with the reissuance of these financial statements, Volume Services America is in the process of exchanging the Volume Services America Subordinated Notes for $100 million of 11 1/4% senior subordinated notes, which will be registered under the Securities Act of 1933 (the "New Volume Services America Subordinated Notes"). The New Volume Services America Subordinated Notes will be fully and unconditionally guaranteed by Volume Holdings and all of the subsidiaries of Volume Services America, except for the Company's non-wholly owned interests and one non-U.S. subsidiary (the "Non-Guarantor Subsidiaries").

     Volume Services America conducts all of its business through and derives virtually all of its income from its subsidiaries. Therefore Volume Services America's ability to make required payments with respect to its indebtedness (including the New Volume Services America Subordinated Notes) and other obligations depends on the financial results and condition of its subsidiaries and its ability to receive funds from its subsidiaries. There are no restrictions on the ability of the Company, or any of its subsidiaries, to transfer funds to Volume Services America, except as provided by appropriate law.

     Pursuant to Rule 3-10 of Regulations S-X, the following summarized consolidating information is for the Company excluding the Non-Guarantor Subsidiaries (the "Parent Company and Combined Guarantor Subsidiaries"), and the Non-Guarantor Subsidiaries with respect to the New Volume Services America Subordinated Notes. This summarized information has been prepared from the books and records maintained by the Company. The summarized financial information may not necessarily be indicative of results of operations or financial position had the Parent Company and Combined Guarantor Subsidiaries or the combined Non-Guarantor Subsidiaries operated as independent entities.

     The summarized consolidating information for the fifty-three weeks ended March 30, 1996 is not readily available and would need to be gathered manually from the archives of the Company. This information would be extremely difficult and time consuming to compile and consequently it has been excluded from the summarized consolidating information presented below.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                            AS OF DECEMBER 27, 1997
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                        PARENT
                                                        COMPANY
                                                      AND COMBINED     COMBINED
                                                       GUARANTOR      NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
                      ASSETS:
Current assets:
  Cash and cash at locations.......................    $    1,143        $   192                       $    1,335
  Accounts receivable..............................         6,096          2,167                            8,263
  Inventories......................................         3,607            769                            4,376
  Prepaid expenses and other current assets........         2,853            269                            3,122
  Due from GE Capital..............................           534             --                              534
  Intercompany receivables.........................         1,911          4,313           (6,224)             --
                                                       ----------        -------        ---------      ----------
         Total current assets......................        16,144          7,710           (6,224)         17,630
Property, fixtures and equipment, net..............        22,834          1,936                           24,770
Other assets.......................................        13,881          1,203                           15,084
Investment in non-guarantor subsidiaries...........         7,490             --           (7,490)             --
                                                       ----------        -------        ---------      ----------
         Total assets..............................        60,349         10,849          (13,714)         57,484
                                                       ----------        -------        ---------      ----------
                                                       ----------        -------        ---------      ----------
  LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:
Current liabilities:
  Accounts payable.................................        11,191            191                           11,382
  Accrued expenses and other current liabilities...         9,510          1,036                           10,546
  Intercompany payables............................         4,313          1,911           (6,224)             --
                                                       ----------        -------        ---------      ----------
         Total current liabilities.................        25,014          3,138           (6,224)         21,928
Long-term debt.....................................        68,167             --                           68,167
Other liabilities..................................         3,834             --                            3,834
                                                       ----------        -------        ---------      ----------
         Total liabilities.........................        97,015          3,138           (6,224)         93,929
                                                       ----------        -------        ---------      ----------
10% Class A Preferred Stock: Series A, $1.00 par
  value; 40,000 shares authorized; 30,000 shares
  issues and outstanding; aggregate liquidation
  preference of $3,000 plus any unpaid dividends...         2,549             --                            2,549
10% Class B Preferred Stock: Series A, $1.00 par
  value; 260,000 shares authorized; 200,000 shares
  issues and outstanding; aggregate liquidation
  preference of $20,000 plus any unpaid
  dividends........................................        18,601             --                           18,601
Warrant (exercisable for 711,538 shares of Common
  Stock, $0.01 par value)..........................         6,112             --                            6,112
Restricted Stock: $0.01par value; 50,607 shares
  authorized; 46,800 shares issued, net of unearned
  compensation of $96..............................           156             --                              156
Stockholders' (Deficit) Equity
  Common Stock: $0.01 par value; 1,200,000 shares
    authorized; 250,000 shares issued and
    outstanding....................................             3             --                                3
  Common Stock: No par value; 1,000 shares
    authorized, 850 shares issued and
    outstanding....................................            --             --               --              --
  Preferred Stock: $100.00 par value; 950 shares
    authorized; 136 shares issued and
    outstanding....................................            --             14              (14)             --
  Capital in excess of par value...................        77,276            114             (114)         77,276
  Due from GE Capital..............................        (4,285)            --                           (4,285)
  Accumulated (deficit) earnings...................      (137,078)         7,362           (7,362)       (137,078)
  Accumulated other comprehensive income:
    Foreign currency translation adjustment........            --            221                              221
                                                       ----------        -------        ---------      ----------
         Total stockholders' (deficit) equity......       (64,084)         7,711           (7,490)        (63,863)
                                                       ----------        -------        ---------      ----------
         Total liabilities and stockholders'
           (deficit) equity........................    $   60,349        $10,849        $ (13,714)     $   57,484
                                                       ----------        -------        ---------      ----------
                                                       ----------        -------        ---------      ----------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                          CONSOLIDATING BALANCE SHEET

                            AS OF DECEMBER 28, 1996
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                        PARENT
                                                        COMPANY
                                                      AND COMBINED     COMBINED
                                                       GUARANTOR      NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
                      ASSETS:
Current assets:
  Cash and cash at locations.......................    $    1,133        $   139                       $    1,272
  Accounts receivable..............................         6,073          2,321                            8,394
  Inventories......................................         3,675            300                            3,975
  Prepaid expenses and other current assets........         4,567             41                            4,608
  Due from GE Capital..............................        34,577             --                           34,577
  Intercompany receivables.........................         2,356          6,467           (8,823)             --
  Deferred income taxes............................         1,576             --                            1,576
                                                       ----------        -------        ---------      ----------
         Total current assets......................        53,957          9,268           (8,823)         54,402
Property, fixtures and equipment, net..............        15,450            135                           15,585
Other assets.......................................        13,155            887                           14,042
Investment in non-guarantor subsidiaries...........         6,929             --           (6,929)             --
Deferred income taxes..............................         5,424             --                            5,424
                                                       ----------        -------        ---------      ----------
         Total assets..............................        94,915         10,290          (15,752)         89,453
                                                       ----------        -------        ---------      ----------
                                                       ----------        -------        ---------      ----------

       LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
  Accounts payable.................................         9,100            574                            9,674
  Accrued expenses and other current liabilities...        28,486            579                           29,065
  Income taxes payable.............................           221             --                              221
  Intercompany payables............................         6,467          2,356           (8,823)             --
                                                       ----------        -------        ---------      ----------
         Total current liabilities.................        44,274          3,509           (8,823)         38,960
Long-term debt.....................................        14,336             --                           14,336
Other liabilities..................................         4,423             --                            4,423
                                                       ----------        -------        ---------      ----------
         Total liabilities.........................        63,033          3,509           (8,823)         57,719
                                                       ----------        -------        ---------      ----------
Stockholders' Equity
  Redeemable Preferred Stock: Series A through E,
    $0.01 par value; 200,000 shares of each series
    authorized, issued and outstanding; aggregate
    liquidation preference of $25,000 plus any
    unpaid dividends...............................        21,132             --                           21,132
  Common Stock: $0.01 par value, 5,000 shares
    authorized, issued and outstanding.............            --             --                               --
  Common Stock: No par value; 1,000 shares
    authorized, 850 shares issued and outstanding..            --             --               --              --
  Preferred Stock: $100.00 par value; 950 shares
    authorized; 136 shares issued and
    outstanding....................................            --             14              (14)             --
  Capital in excess of par value...................       139,848            114             (114)        139,848
  Due from GE Capital..............................        (6,292)            --                           (6,292)
  Accumulated (deficit) earnings...................      (122,806)         6,801           (6,801)       (122,806)
  Accumulated other comprehensive loss:
    Foreign currency translation adjustment........            --           (148)                            (148)
                                                       ----------        -------        ---------      ----------
         Total stockholders' equity................        31,882          6,781           (6,929)         31,734
                                                       ----------        -------        ---------      ----------
         Total liabilities and stockholders'
           equity..................................    $   94,915        $10,290        $ (15,752)     $   89,453
                                                       ----------        -------        ---------      ----------
                                                       ----------        -------        ---------      ----------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                 FIFTY-TWO WEEK PERIOD ENDED DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                          PARENT
                                                         COMPANY
                                                        AND COMBINED    COMBINED
                                                        GUARANTOR      NON-GUARANTOR
                                                        SUBIDIARIES    SUBSIDIARIES    ELIMINATION   CONSOLIDATED
                                                        ------------   -------------   -----------   ------------
Net sales.............................................    $151,454        $21,405                      $172,859
Cost of sales.........................................     119,573         16,571                       136,144
                                                          --------        -------                      --------
  Gross profit........................................      31,881          4,834                        36,715
Depreciation and amortization.........................       6,029            898                         6,927
Selling, general and administrative expense...........      21,319          3,392                        24,711
Compensation expense..................................       3,730             --                         3,730
Transaction fees and costs............................       2,642             --                         2,642
Impairment of long-lived assets.......................         192             --                           192
                                                          --------        -------                      --------
  (Loss) income from operations before interest
     expense and income taxes.........................      (2,031)           544                        (1,487)
Interest expense......................................       5,483             --                         5,483
                                                          --------        -------                      --------
  (Loss) income from operations before income taxes...      (7,514)           544                        (6,970)
Income tax provision..................................      (7,302)            --                        (7,302)
                                                          --------        -------                      --------
                                                           (14,816)           544                       (14,272)
Equity in earnings of non-guarantor subsidiaries......         544             --            (544)           --
                                                          --------        -------       ---------      --------
  Net (loss) income...................................    $(14,272)       $   544       $    (544)     $(14,272)
                                                          --------        -------       ---------      --------
                                                          --------        -------       ---------      --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF OPERATIONS

                THIRTY-NINE WEEK PERIOD ENDED DECEMBER 28, 1996
                                 (IN THOUSANDS)

                                                        PARENT
                                                       COMPANY
                                                      AND COMBINED     COMBINED
                                                      GUARANTOR       NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
Net sales..........................................     $113,127         $11,681                        $124,808
Cost of sales......................................       88,094           8,847                          96,941
                                                        --------         -------                        --------
  Gross profit.....................................       25,033           2,834                          27,867
Depreciation and amortization......................        6,675             860                           7,535
Selling, general and administrative expense........       15,559           1,796                          17,355
Transaction fees and costs.........................          722              --                             722
Impairment of long-lived assets....................        1,745              --                           1,745
                                                        --------         -------                        --------
  Income from continuing operations before interest
     expense and income taxes......................          332             178                             510
Interest expense...................................          459              --                             459
                                                        --------         -------                        --------
  (Loss) income from continuing operations before
     income taxes..................................         (127)            178                              51
Income tax provision...............................          164              --                             164
                                                        --------         -------                        --------
  Income from continuing operations................           37             178                             215
Income from discontinued operations................        9,030              --                           9,030
Equity in earnings of non-guarantor subsidiaries...          178              --             (178)            --
                                                        --------         -------        ---------       --------
  Net income.......................................     $  9,245         $   178        $    (178)      $  9,245
                                                        --------         -------        ---------       --------
                                                        --------         -------        ---------       --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                 FIFTY-TWO WEEK PERIOD ENDED DECEMBER 27, 1997
                                 (IN THOUSANDS)

                                                        PARENT
                                                       COMPANY
                                                      AND COMBINED     COMBINED
                                                      GUARANTOR       NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
Net (loss) income..................................     $(14,272)        $   544         $  (544)       $(14,272)
Adjustments to reconcile net income to cash (used
  in) provided by operating activities:
  Equity in earnings of non-guarantor
    subsidiaries...................................         (544)             --             544              --
  Depreciation.....................................        3,639             115                           3,754
  Amortization of intangibles and other assets.....        2,561             804                           3,365
  Compensation expense.............................        3,730              --                           3,730
  Loss on sale of net assets.......................           72              --                              72
  Deferred income taxes............................        7,000              --                           7,000
  Bad debt expense.................................          139              --                             139
  Other............................................         (305)            406                             101
Change in operating assets and liabilities:
  (Increase) decrease in trade accounts
    receivable.....................................         (108)            100                              (8)
  Decrease (increase) in inventories...............           67            (468)                           (401)
  Decrease (increase) in prepaid expenses and
    other..........................................        1,715            (229)                          1,486
  Decrease in intercompany receivables.............          445           2,173          (2,618)             --
  Decrease in other assets.........................          101              --                             101
  Increase in accounts payable.....................        1,470              83                           1,553
  (Decrease) increase in accrued expenses and other
    current liabilities............................      (18,976)            457                         (18,519)
  Decrease in income taxes payable.................         (221)             --                            (221)
  Decrease in intercompany payables................       (2,173)           (445)          2,618              --
  Decrease in other liabilities....................         (589)             --                            (589)
                                                        --------         -------         -------        --------
    Net cash (used in) provided by operating
       activities..................................      (16,249)          3,540              --         (12,709)
                                                        --------         -------         -------        --------
Cash flows from investing activities:
  Purchases of property fixtures and equipment and
    investments in contracts.......................      (14,543)         (3,021)                        (17,564)
  Net proceeds from sales of net assets............          200              --                             200
                                                        --------         -------                        --------
    Net cash used in investing activities..........      (14,343)         (3,021)                        (17,364)
                                                        --------         -------                        --------
Cash flows from financing activities:
  Proceeds from new term loan......................       55,000              --                          55,000
  Proceeds from the assumption of certain
    liabilities by GE Capital......................       36,050              --                          36,050
  Proceeds from the sale of common and preferred
    stock and warrant to purchase common stock.....       20,100              --                          20,100
  Dividend to shareholder as part of
    recapitalization...............................      (80,000)             --                         (80,000)
  Repayments on revolving credit facility, net.....       (1,169)             --                          (1,169)
  Increase (decrease) in book overdrafts...........          621            (466)                            155
                                                        --------         -------                        --------
    Net cash provided by (used in) financing
       activities..................................       30,602            (466)                         30,136
                                                        --------         -------         -------        --------
    Increase in cash at locations..................           10              53              --              63
Cash at locations at the beginning of the period...        1,133             139                           1,272
                                                        --------         -------         -------        --------
    Cash at locations at the end of the period.....     $  1,143         $   192         $    --        $  1,335
                                                        --------         -------         -------        --------
                                                        --------         -------         -------        --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                     CONSOLIDATING STATEMENT OF CASH FLOWS

                THIRTY-NINE WEEK PERIOD ENDED DECEMBER 28, 1996
                                 (IN THOUSANDS)

                                                        PARENT
                                                       COMPANY
                                                      AND COMBINED    COMBINED
                                                      GUARANTOR       NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
Net income.........................................     $  9,245          $ 178          $  (178)       $  9,245
Adjustments to reconcile net income to cash (used
  in) provided by operating activities:
  Equity in earnings of non-guarantor
    subsidiaries...................................         (178)            --          $  (178)             --
  Depreciation.....................................       13,761            156                           13,917
  Amortization of intangibles and other assets.....        5,831            648                            6,479
  Gain on sale of net assets.......................      (20,324)            --                          (20,324)
  Gain on settlement of insurance and other
    liabilities....................................       (6,271)            --                           (6,271)
  Deferred income taxes............................        1,600             --                            1,600
  Bad debt expense.................................          262             --                              262
  Other............................................          717           (267)                             450
Change in operating assets and liabilities:
  Increase in trade accounts receivable............       (2,246)          (129)                          (2,375)
  Decrease (increase) in inventories...............          398            (89)                             309
  Decrease in prepaid expenses and other...........          900             42                              942
  Increase in intercompany receivables.............         (799)          (320)           1,119              --
  Decrease in other assets.........................          202             --                              202
  (Decrease) increase in accounts payable..........         (645)            87                             (558)
  Decrease in accrued expenses and other current
    liabilities....................................       (8,384)          (992)                          (9,376)
  Decrease in income taxes payable.................         (160)            --                             (160)
  Increase in intercompany payables................          320            799           (1,119)             --
  Increase in other liabilities....................          483             --                              483
                                                        --------          -----          -------        --------
    Net cash (used in) provided by operating
       activities..................................       (5,288)           113               --          (5,175)
                                                        --------          -----          -------        --------
Cash flows from investing activities:
  Purchases of property fixtures and equipment and
    investments in contracts.......................       (7,109)           (97)                          (7,206)
  Net proceeds from sales of net assets............        8,233             --                            8,233
                                                        --------          -----                         --------
    Net cash provided by (used in) investing
       activities..................................        1,124            (97)                           1,027
                                                        --------          -----                         --------
Cash flows from financing activities:
  Repayments of debt...............................          (25)            --                              (25)
  Borrowings on revolving credit facility, net.....        3,660             --                            3,660
  (Decrease) increase in book overdrafts...........       (5,817)            64                           (5,753)
                                                        --------          -----                         --------
    Net cash (used in) provided by financing
       activities..................................       (2,182)            64                           (2,118)
                                                        --------          -----          -------        --------
    (Decrease) increase in cash at locations.......       (6,346)            80               --          (6,266)
Cash at locations at the beginning of the period...        7,479             59                            7,538
                                                        --------          -----          -------        --------
    Cash at locations at the end of the period.....     $  1,133          $ 139          $    --        $  1,272
                                                        --------          -----          -------        --------
                                                        --------          -----          -------        --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                       JUNE 27,
                                                                                                         1998
                                                                                                       ---------
                                               ASSETS
Current assets:
  Cash and cash at locations........................................................................   $   1,765
  Accounts receivable (net of allowance for doubtful accounts of $736)..............................       7,012
  Inventories.......................................................................................       4,267
  Prepaid expenses and other current assets.........................................................       3,778
  Due from GE Capital...............................................................................         188
                                                                                                       ---------
       Total current assets.........................................................................      17,010
Property, fixtures and equipment, net...............................................................      26,594
Other assets........................................................................................      14,431
                                                                                                       ---------
       Total assets.................................................................................   $  58,035
                                                                                                       ---------
                                                                                                       ---------
                               LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current liabilities:
  Accounts payable..................................................................................   $  10,667
  Accrued expenses and other current liabilities....................................................      11,983
                                                                                                       ---------
       Total current liabilities....................................................................      22,650
Long-term debt......................................................................................      71,257
Other liabilities...................................................................................       3,004
                                                                                                       ---------
       Total liabilities............................................................................      96,911
                                                                                                       ---------
Contingencies (Note 4)
10% Class A Preferred Stock--Series A, $1.00 par value; 40,000 shares authorized, 30,000 shares
  issued and outstanding; aggregate liquidation preference of $3,000 plus any unpaid dividends......       2,735
10% Class A Preferred Stock--Series B, $1.00 par value; 260,000 shares authorized, 200,000 shares
  issued and outstanding; aggregate liquidation preference of $20,000 plus any unpaid dividends.....      19,769
Warrant (exercisable for 711,538 shares of Common Stock, $0.01 par value)...........................       6,112
Restricted common stock: $0.01 par value; 50,607 shares authorized; 43,600 shares issued, net of
  unearned compensation of $55......................................................................         210
Stockholders' deficit:
  Common stock, $0.01 par value, 1,200,000 shares authorized, 250,000 shares issued and
     outstanding....................................................................................           3
  Capital in excess of par value....................................................................      75,922
  Due from GE Capital...............................................................................      (4,056)
  Accumulated deficit...............................................................................    (139,095)
  Less: Treasury stock at cost (2,500 shares of common stock).......................................         (16)
  Accumulated other comprehensive loss:
     Foreign currency translation adjustment........................................................        (460)
                                                                                                       ---------
       Total stockholders' deficit..................................................................     (67,702)
                                                                                                       ---------
       Total liabilities and stockholders' deficit..................................................   $  58,035
                                                                                                       ---------
                                                                                                       ---------

     See accompanying notes to condensed consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                             AND COMPREHENSIVE LOSS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                           TWENTY-SIX           TWENTY-SIX
                                                                          WEEKS ENDED          WEEKS ENDED
                                                                          JUNE 27, 1998        JUNE 28, 1997
                                                                          -----------------    -----------------
Net sales..............................................................        $88,115              $77,827
Cost of sales..........................................................         70,241               59,908
                                                                               -------              -------
  Gross profit.........................................................         17,874               17,919
Depreciation and amortization expense..................................          4,213                3,131
Selling, general and administrative expense............................         12,182               11,995
Compensation expense on stock issuance.................................             38                3,634
                                                                               -------              -------
  Income (loss) from operations before interest expense................          1,441                 (841)
Interest expense.......................................................          3,408                2,471
                                                                               -------              -------
  Loss from operations before income taxes.............................         (1,967)              (3,312)
Income tax provision...................................................            (50)                 (75)
                                                                               -------              -------
  Net loss.............................................................         (2,017)              (3,387)
                                                                               -------              -------
Other comprehensive loss:
  Foreign currency translation adjustment..............................           (681)                 (18)
                                                                               -------              -------
Total other comprehensive loss.........................................           (681)                 (18)
                                                                               -------              -------
Comprehensive loss.....................................................        $(2,698)             $(3,405)
                                                                               -------              -------
                                                                               -------              -------

     See accompanying notes to condensed consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

                                                                                     TWENTY-SIX       TWENTY-SIX
                                                                                     WEEKS ENDED      WEEKS ENDED
                                                                                     JUNE 27, 1998    JUNE 28, 1997
                                                                                     -------------    -------------
                                                                                             (IN THOUSANDS)
Cash flows from operating activities:
  Net cash flow provided by (used in) operating activities........................      $ 1,822         $ (15,826)
                                                                                        -------         ---------
Cash flows from investing activities:
  Purchases of property, fixtures and equipment and investment in contracts.......       (5,310)           (9,575)
  Proceeds from sales of net assets...............................................           --               148
                                                                                        -------         ---------
     Net cash (used in) investing activities......................................       (5,310)           (9,427)
                                                                                        -------         ---------
Cash flows from financing activities:
  Borrowings (repayments) on revolving credit facilities, net.....................        3,565            (5,793)
  Proceeds from the new term loan.................................................           --            55,000
  (Decrease) Increase in book overdrafts..........................................         (222)            2,006
  Proceeds from the assumption of certain liabilities by GE Capital...............          575            34,041
  Proceeds from the sale of common and preferred stock and warrant to purchase
     common stock.................................................................           --            20,100
  Dividend to shareholder as part of Recapitalization.............................           --           (80,000)
                                                                                        -------         ---------
     Net cash provided by financing activities....................................        3,918            25,354
                                                                                        -------         ---------
Increase in cash at locations.....................................................          430               101
Cash at locations at beginning of period..........................................        1,335             1,272
                                                                                        -------         ---------
Cash at locations at end of period................................................      $ 1,765         $   1,373
                                                                                        -------         ---------
                                                                                        -------         ---------
Supplemental disclosures of cash flow information:
  Noncash investing and financing activities: (Note 6)

     See accompanying notes to condensed consolidated financial statements.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. GENERAL

     Service America Corporation and Subsidiaries (the "Company") is a provider of food services to recreational facilities, primarily convention centers, stadiums and arenas. The Company currently operates in approximately 20 states and in Canada, where it generally holds multi-year contracts to provide concession sales of food and beverages, merchandise, catering and other services. Many of the Company's contracts allow it to act as the exclusive food service provider at these facilities.

     The accompanying unaudited condensed consolidated financial statements as of June 27, 1998, and for the twenty-six weeks ended June 28, 1997 and for the twenty-six weeks ended June 27, 1998 have been prepared by management from the books and records of the Company. Accordingly, the unaudited condensed consolidated financial statements as of June 27, 1998, and for the twenty-six weeks ended June 28, 1997 and for the twenty-six weeks June 27, 1998 do not include all of the information and footnotes required in accordance with generally accepted accounting principles. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company and notes thereto as of December 27, 1997, and for the fifty-two weeks ended December 27, 1997. In the opinion of management, all adjustments, consisting only of normal recurring adjustments (except for entries relating to the Recapitalization), necessary for a fair presentation of the consolidated financial position and the consolidated results of their operations and their cash flows for the periods noted above have been included. The results of operations for the twenty-six weeks ended June 28, 1997 and the twenty-six weeks ended June 27, 1998 are not necessarily indicative of the results for the entire year.

2. RECENTLY ISSUED ACCOUNTING STANDARDS

     In June 1997, the Financial Accouting Standards Board issued Statement No. 131 ("SFAS No. 131"), "Disclosure about the Segments of an Enterprise and Related Information." SFAS 131 establishes standards for the way in which public companies report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. It also establishes the standards for related disclosure about products and services, geographic areas and major customers. SFAS 131 is effective for financial statements for fiscal years beginning after December 15, 1997. The Company does not expect the implementation of this standard to have a material effect on the disclosures included in its financial statements.

3. INCOME TAXES

     The provision for income taxes for the twenty-six weeks ended June 28, 1997, is principally comprised of state and local taxes based on minimum income and franchise taxes due.

     For the twenty-six weeks ended June 27, 1998, based on expected results, the Company does not anticipate recording a current Federal Income tax provision, and will record a state provision-based on minimum income and franchise taxes due.

4. CONTINGENCIES

     The Company is party to legal proceedings that are considered to be ordinary and routine litigation incidental to its business. Management does not believe that the outcome of these lawsuits will have a material adverse effect on the Company's financial position or results of operations.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                                  (UNAUDITED)

5. ASSIGNMENT AND ASSUMPTION AGREEMENT

     The Assignment and Assumption Agreement was due to terminate on August 31, 1998. However, pursuant to the Share Exchange Agreement (see note 7), the Assignment and Assumption Agreement has been amended and the termination date is now 18 months from the closing date of the Share Exchange Agreement.

6. SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ITEMS

     During the twenty-six weeks ended June 27, 1998 the Company recorded accretion of approximately $0.2 million and declared, but did not pay, dividends of approximately $1.2 million on the Series A and B Preferred Stock. The accretion and dividends were recorded as increases in the carrying value of the Preferred Stock.

7. SUBSEQUENT EVENTS

     On August 24, 1998, GE Capital and the Management Stockholders (the "Sellers"), together with Volume Services America Holdings, Inc. ("Volume Holdings"), BCP Volume L.P., BCP Offshore L.P. and VSI Management Direct L.P., entered into a Share Exchange Agreement (the "Share Exchange Agreement"), pursuant to which Volume Holdings agreed to purchase all of the capital stock of the Company owned by the Sellers (approximately 99% of the Company's capital stock). By December 1998, Volume Holdings had purchased the remainder of the Company's capital stock and contributed all of the capital stock to Volume Services America, Inc. ("Volume Services America"), thereby making the Company a wholly owned subsidiary of Volume Services America.

     Concurrent with the reissuance of these financial statements, Volume Services America is in the process of exchanging the Volume Services America Subordinated Notes for $100 million of 11 1/4% senior subordinated notes, which will be registered under the Securities Act of 1933 (the "New Volume Services America Subordinated Notes"). The New Volume Services America Subordinated Notes will be fully and unconditionally guaranteed by Volume Holdings and all of the subsidiaries of Volume Services America, except for the Company's non-wholly owned interests and one non-U.S. subsidiary (the "Non-Guarantor Subsidiaries").

     Volume Services America conducts all of its business through and derives virtually all of its income from its subsidiaries. Therefore Volume Services America's ability to make required payments with respect to its indebtedness (including the New Volume Services America Subordinated Notes) and other obligations depends on the financial results and condition of its subsidiaries and its ability to receive funds from its subsidiaries. There are no restrictions on the ability of the Company, or any of its subsidiaries, to transfer funds to Volume Services America, except as provided by appropriate law.

     Pursuant to Rule 3-10 of Regulations S-X, the following summarized consolidating information is for the Company excluding the Non-Guarantor Subsidiaries (the "Parent Company and Combined Guarantor Subsidiaries"), and the Non-Guarantor Subsidiaries with respect to the New Volume Services America Subordinated Notes. This summarized information has been prepared from the books and records maintained by the Company. The summarized financial information may not necessarily be indicative of results of operations or financial position had the Parent Company and Combined Guarantor Subidiaries or the combined Non-Guarantor Subsidiaries operated as independent entities.

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                     CONDENSED CONSOLIDATING BALANCE SHEET

                              AS OF JUNE 27, 1998
               (IN THOUSANDS, EXCEPT PER SHARE AND SHARE AMOUNTS)

                                                      PARENT
                                                     COMPANY
                                                    AND COMBINED     COMBINED
                                                    GUARANTOR       NON-GUARANTOR
                                                    SUBSIDIARIES    SUBSIDIARIES      ELIMINATION     CONSOLIDATED
                                                    ------------    --------------    ------------    -------------
                     ASSETS:
Current assets:
  Cash and cash at locations.....................     $  1,523         $    242                         $   1,765
  Accounts receivable............................        5,624            1,388                             7,012
  Inventories....................................        3,566              701                             4,267
  Prepaid expenses and other current assets......        3,410              368                             3,778
  Due from GE Capital............................          188               --                               188
  Intercompany receivables.......................        2,076            3,652           (5,728)              --
                                                      --------         --------         --------        ---------
        Total current assets.....................       16,387            6,351           (5,728)          17,010
Property, fixtures and equipment, net............       23,209            3,385                            26,594
Other assets.....................................       13,003            1,428                            14,431
Investment in non-guarantor subsidiaries.........        7,658               --           (7,658)              --
                                                      --------         --------         --------        ---------
        Total assets.............................       60,257           11,164          (13,386)          58,035
                                                      --------         --------         --------        ---------
                                                      --------         --------         --------        ---------
 LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY:
Current liabilities:
  Accounts payable...............................        9,795              872                            10,667
  Accrued expenses and other current
    liabilities..................................       10,965            1,018                            11,983
  Intercompany payables..........................        3,652            2,076           (5,728)              --
                                                      --------         --------         --------        ---------
        Total current liabilities................       24,412            3,966           (5,728)          22,650
Long-term debt...................................       71,257               --                            71,257
Other liabilities................................        3,004               --                             3,004
                                                      --------         --------         --------        ---------
        Total liabilities........................       98,673            3,966           (5,728)          96,911
                                                      --------         --------         --------        ---------
10% Class A Preferred Stock: Series A, $1.00 par
  value; 40,000 shares authorized; 30,000 shares
  issues and outstanding; aggregate liquidation
  preference of $3,000 plus any unpaid
  dividends......................................        2,735               --                             2,735
10% Class B Preferred Stock: Series A, $1.00 par
  value; 260,000 shares authorized; 200,000
  shares issues and outstanding; aggregate
  liquidation preference of $20,000 plus any
  unpaid dividends...............................       19,769               --                            19,769
Warrant (exercisable for 711,538 shares of Common
  Stock, $0.01 par value)........................        6,112               --                             6,112
Restricted Stock: $0.01par value; 50,607 shares
  authorized; 46,800 shares issued, net of
  unearned compensation of Stockholders'
  (Deficit) Equity:..............................          210               --                               210
  Common Stock: $0.01 par value; 1,200,000 shares
    authorized; 250,000 shares issued
    and outstanding..............................            3               --                                 3
  Common Stock: No par value; 1,000 shares
    authorized; 850 shares issued and
    outstanding..................................           --               --               --               --
  Preferred Stock: $100.00 par value; 950 shares
    authorized; 136 shares issued and
    outstanding..................................           --               14              (14)              --
  Capital in excess of par value.................       75,922              114             (114)          75,922
  Due from GE Capital............................       (4,056)              --                            (4,056)
  Accumulated (deficit) earnings.................     (139,095)           7,530           (7,530)        (139,095)
  Less: Treasury stock at cost (2,500 shares of
    common stock)................................          (16)              --                               (16)
  Accumulated other comprehensive loss:
    Foreign currency translation adjustment......           --             (460)                             (460)
                                                      --------         --------         --------        ---------
        Total stockholders'
          (deficit) equity.......................      (67,242)           7,198           (7,658)         (67,702)
                                                      --------         --------         --------        ---------
        Total liabilities and stockholders'
          (deficit) equity.......................     $ 60,257         $ 11,164         $(13,386)       $  58,035
                                                      --------         --------         --------        ---------
                                                      --------         --------         --------        ---------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                   TWENTY-SIX WEEK PERIOD ENDED JUNE 27, 1998
                                 (IN THOUSANDS)

                                                        PARENT
                                                       COMPANY
                                                      AND COMBINED     COMBINED
                                                      GUARANTOR       NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
Net sales..........................................     $ 73,672        $  14,443                       $ 88,115
Cost of sales......................................       58,507           11,734                         70,241
                                                        --------        ---------                       --------
  Gross profit.....................................       15,165            2,709                         17,874

Depreciation and amortization......................        3,443              770                          4,213
Selling, general and administrative expense........       10,428            1,754                         12,182
Compensation expense...............................           38               --                             38
                                                        --------        ---------                       --------
  Income from operations before interest expense
     and income taxes..............................        1,256              185                          1,441
Interest expense...................................        3,408               --                          3,408
                                                        --------        ---------                       --------
  (Loss) income from operations before income
     taxes.........................................       (2,152)             185                         (1,967)
Income tax provision...............................          (50)              --                            (50)
                                                        --------        ---------                       --------
                                                          (2,202)             185                         (2,017)
Equity in earnings of non-guarantor subsidiaries...          185               --            (185)            --
                                                        --------        ---------       ---------       --------
  Net (loss) income................................     $ (2,017)       $     185       $    (185)      $ (2,017)
                                                        --------        ---------       ---------       --------
                                                        --------        ---------       ---------       --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                   TWENTY-SIX WEEK PERIOD ENDED JUNE 28, 1997
                                 (IN THOUSANDS)

                                                        PARENT
                                                       COMPANY
                                                      AND COMBINED     COMBINED
                                                      GUARANTOR       NON-GUARANTOR
                                                      SUBSIDIARIES    SUBSIDIARIES     ELIMINATION    CONSOLIDATED
                                                      ------------    -------------    -----------    ------------
Net sales..........................................     $ 69,124        $   8,703                       $ 77,827
Cost of sales......................................       53,110            6,798                         59,908
                                                        --------        ---------                       --------
  Gross profit.....................................       16,014            1,905                         17,919

Depreciation and amortization......................        2,838              293                          3,131
Selling, general and administrative expense........       10,579            1,416                         11,995
Compensation expense...............................        3,634               --                          3,634
                                                        --------        ---------                       --------
  (Loss) income from operations before interest
     expense and income taxes......................       (1,037)             196                           (841)
Interest expense...................................        2,471               --                          2,471
                                                        --------        ---------                       --------
  (Loss) income from operations before income
     taxes.........................................       (3,508)             196                         (3,312)
Income tax provision...............................          (75)              --                            (75)
                                                        --------        ---------                       --------
                                                          (3,583)             196                         (3,387)
Equity in earnings of non-guarantor subsidiaries...          196               --          (196)              --
                                                        --------        ---------         -----         --------
  Net (loss) income................................     $ (3,387)       $     196         $(196)        $ (3,387)
                                                        --------        ---------         -----         --------
                                                        --------        ---------         -----         --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                   TWENTY-SIX WEEK PERIOD ENDED JUNE 27, 1998
                                 (IN THOUSANDS)

                                                                PARENT
                                                                COMPANY
                                                             AND COMBINED             COMBINED
                                                               GUARANTOR             NON-GUARANTOR
                                                             SUBSIDIARIES            SUBSIDIARIES     CONSOLIDATED
                                                            ---------------------    -------------    ------------
Cash flows from operating activities:
  Net cash provided by operating activities..............         $     475            $   1,347        $  1,822
                                                                  ---------            ---------        --------
Cash flows from investing activities:
  Purchases of property fixtures and equipment and
     investments in contracts............................            (2,870)              (2,440)         (5,310)
                                                                  ---------            ---------        --------
     Net cash used in investing activities...............            (2,870)              (2,440)         (5,310)
                                                                  ---------            ---------        --------
Cash flows from financing activities:
  Borrowings on revolving credit facility, net...........             3,565                   --           3,565
  (Decrease) increase in book overdrafts.................            (1,365)               1,143            (222)
  Proceeds from the assumption of certain liabilities by
     GE Capital..........................................               575                   --             575
                                                                  ---------            ---------        --------
     Net cash provided by financing activities...........             2,775                1,143           3,918
                                                                  ---------            ---------        --------
     Increase in cash at locations.......................               380                   50             430
Cash at locations at the beginning of the period.........             1,143                  192           1,335
                                                                  ---------            ---------        --------
Cash at locations at the end of the period...............         $   1,523            $     242        $  1,765
                                                                  ---------            ---------        --------
                                                                  ---------            ---------        --------

                  SERVICE AMERICA CORPORATION AND SUBSIDIARIES

                CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

                   TWENTY-SIX WEEK PERIOD ENDED JUNE 28, 1997
                                 (IN THOUSANDS)

                                                                      PARENT
                                                                     COMPANY
                                                                    AND COMBINED     COMBINED
                                                                    GUARANTOR       NON-GUARANTOR
                                                                    SUBSIDIARIES    SUBSIDIARIES     CONSOLIDATED
                                                                    ------------    -------------    ------------
Cash flows from operating activities:
  Net cash (used in) provided by operating activities............     $(16,568)       $     742        $(15,826)
                                                                      --------        ---------        --------
Cash flows from investing activities:
  Purchases of property fixtures and equipment and investments in
     contracts...................................................       (8,939)            (636)         (9,575)
  Net proceeds from sales of net assets..........................          148               --             148
                                                                      --------        ---------        --------
     Net cash used in investing activities.......................       (8,791)            (636)         (9,427)
                                                                      --------        ---------        --------
Cash flows from financing activities:
  Repayments on revolving credit facility, net...................       (5,793)              --          (5,793)
  Proceeds from new term loan....................................       55,000               --          55,000
  Increase (decrease) in book overdrafts.........................        2,125             (119)          2,006
  Proceeds from the assumption of certain liabilities by
     GE Capital..................................................       34,041               --          34,041
  Proceeds from the sale of common and preferred stock and
     warrant to purchase common stock............................       20,100               --          20,100
  Dividend to shareholder as part of recapitalization............      (80,000)              --         (80,000)
                                                                      --------        ---------        --------
     Net cash provided by (used in) financing activities.........       25,473             (119)         25,354
                                                                      --------        ---------        --------
     Increase (decrease) in cash at locations....................          114              (13)            101
Cash at locations at the beginning of the period.................        1,133              139           1,272
                                                                      --------        ---------        --------
Cash at locations at the end of the period.......................     $  1,247        $     126        $  1,373
                                                                      --------        ---------        --------
                                                                      --------        ---------        --------

$100,000,000

VOLUME SERVICES AMERICA, INC.

OFFER TO EXCHANGE ALL OUTSTANDING 11 1/4% SENIOR SUBORDINATED
NOTES DUE 2009 FOR 11 1/4% SENIOR SUBORDINATED NOTES DUE 2009,
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

     UNTIL                   , 1999 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS),
ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the company's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the company, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provision-s is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     The company's by-laws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the company has entered into agreements with certain of its officers, directors and key employees implementing such indemnification.

     As permitted by sections 102 and 145 of the DGCL the company's certificate of incorporation eliminates a director's personal liability for monetary damages to the company and its stockholders arising from a breach of a director's fiduciary duty, except as otherwise provided under the DGCL.

     The directors and officers of the company are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act which might be incurred by them in such capabilities and against which they cannot be indemnified by the company.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
     *1    --   Purchase Agreement, dated February 25, 1999, between Volume Services America, Inc., Chase Securities
                Inc. and Goldman, Sachs & Co.
  *3.1     --   Restated Certificate of Incorporation of Volume Services America, Inc.
  *3.2     --   By-laws of Volume Services America, Inc.
  *3.3     --   Restated Certificate of Incorporation of Volume Services America Holdings, Inc.
  *3.4     --   By-laws of Volume Services America Holdings, Inc.
  *3.5     --   Restated Certificate of Incorporation of Volume Services, Inc.
  *3.6     --   By-laws of Volume Services, Inc.
  *3.7     --   Restated Certificate of Incorporation of Service America Corporation
  *3.8     --   By-laws of Service America Corporation
  *3.9     --   Articles of Incorporation of Events Center Catering, Inc.
  *3.10    --   Articles of Incorporation of Service America Concessions Corporation
  *3.11    --   By-laws of Service America Concessions Corporation
  *3.12    --   Articles of Incorporation of Service America Corporation of Wisconsin
  *3.13    --   By-laws of Service America Corporation of Wisconsin
  *3.14    --   Articles of Incorporation of Servo-Kansas, Inc.
  *3.15    --   By-laws of Servo-Kansas, Inc.
  *3.16    --   Articles of Incorporation of Servomation Duchess, Inc.
  *3.17    --   By-laws of Servomation Duchess, Inc.
  *3.18    --   Articles of Incorporation of SVM of Texas, Inc.
  *3.19    --   By-laws of SVM of Texas, Inc.

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
  *3.20    --   Certificate of Incorporation of Volume Services, Inc.
  *3.21    --   By-laws of Volume Services, Inc.
  *4.1     --   Indenture, dated as of March 4, 1999, between Volume Services America, Inc. and Norwest Bank
                Minnesota, National Association.
  *4.2     --   Exchange and Registration Rights Agreement, dated March 4, 1999, between Volume Services America,
                Inc., Chase Securities Inc. and Goldman, Sachs & Co.
 **5.1     --   Opinion of Simpson Thacher & Bartlett
 **5.2     --   Opinion of Stinson, Mag & Fizzell, P.C.
 **5.3     --   Opinion of Wille, Gregory & Lundeen
 **5.4     --   Opinion of Paul, Hastings, Janofsky & Walker LLP
 **5.5     --   Opinion of Locke Liddell & Sapp LLP
 **5.6     --   Opinion of Venable, Baetjer and Howard, LLP
 **5.7     --   Opinion of Holland & Hart
 *10.1     --   Share Exchange Agreement, dated as of July 27, 1998, among VSI Acquisition II Corporation, as Buyer, the Stockholders of the Buyer and the Sellers specified therein
 *10.2     --   Amended and Restated Stockholders' Agreement, dated as of August 24, 1998, among VSI Acquisition II
                Corporation, BCP Volume L.P., BCP Offshore Volume L.P., VSI Management Direct L.P., General Electric
                Capital Corporation and Recreational Services L.L.C.
 *10.3     --   Credit Agreement, dated as of December 3, 1998, among Volume Services America, Inc., Volume Services
                America Holdings, Inc., Certain Financial Institutions as the Lenders, Goldman Sachs Credit Partners
                L.P., Chase Securities Inc., Chase Manhattan Bank Delaware and The Chase Manhattan Bank
 *10.4     --   Volume Services, Inc., Deferred Compensation Plan, Enrollment Information and Forms.
 *10.5     --   Volume Services America, 1999 Bonus Plan
 *10.6     --   Service America Corporation, Deferred Compensation Plan, effective as of February 9, 1999
 *10.7     --   Employment Agreement dated as of August 24, 1998, by and between USI Acquisition II Corporation, a
                Delaware corporation, and John T. Dee.
 *10.8     --   Employment Agreement dated as of November 17, 1998, by and between Volume Services, Inc., a Delaware corporation, together with its successors and assigns, and Kenneth R. Frick, together with his heirs and assigns
 *10.9     --   Employment Agreement, dated as of August 24, 1998, by and between Service America Corporation, a
                Delaware corporation, and Michael J. Higgins
 *10.10    --   Employment Agreement, dated as of September 29, 1998, by and between VSI Acquisition Corporation, a
                Delaware corporation, and Janet L. Steinmayer
 *12       --   Computation of Ratio of Earnings to Fixed Charges
 *21       --   List of Subsidiaries
**23.1     --   Consent of Deloitte & Touche LLP
**23.2     --   Consent of PricewaterhouseCoopers LLP
**23.3     --   Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)
**23.4     --   Consent of Stinson, Mag & Fizzell, P.C.
**23.5     --   Consent of Wille, Gregory & Lundeen (included in Exhibit 5.3)
**23.6     --   Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.4)
**23.7     --   Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.5)
**23.8     --   Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.6)
**23.9     --   Consent of Holland & Hart (included in Exhibit 5.7)
 *24       --   Powers of Attorney
 *25       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Norwest Bank Minnesota,
                National Association, as trustee
 *27.1     --   Financial Data Schedule for period ending March 29, 1999
 *27.2     --   Financial Data Schedule for period ending December 29, 1998

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
 *99.1     --   Form of Letter of Transmittal
 *99.2     --   Form of Notice of Guaranteed Delivery


------------------
 *Previously filed
**Filed herewith

ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          VOLUME SERVICES AMERICA, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------
                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President and Chief Financial Officer        August 18, 1999
------------------------------------------  (Principal Financial and Accounting Officer)
             Kenneth R. Frick


                    *                       Director                                          August 18, 1999
------------------------------------------
             Howard A. Lipson


                    *                       Director                                          August 18, 1999
------------------------------------------
              David Blitzer

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          VOLUME SERVICES AMERICA HOLDINGS, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President and Chief Financial Officer        August 18, 1999
------------------------------------------  (Principal Financial and Accounting Officer)
             Kenneth R. Frick


                    *                       Director                                          August 18, 1999
------------------------------------------
             Howard A. Lipson


                    *                       Director                                          August 18, 1999
------------------------------------------
              David Blitzer

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          VOLUME SERVICES, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President and Chief Financial Officer        August 18, 1999
------------------------------------------  (Principal Financial and Accounting Officer)
             Kenneth R. Frick


                    *                       Director                                          August 18, 1999
------------------------------------------
             Howard A. Lipson


                    *                       Director                                          August 18, 1999
------------------------------------------
              David Blitzer

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          SERVICE AMERICA CORPORATION

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President and Chief Financial Officer        August 18, 1999
------------------------------------------  (Principal Financial and Accounting Officer)
             Kenneth R. Frick


                    *                       Executive Vice President                          August 18, 1999
------------------------------------------
            Michael J. Higgins


                    *                       Director                                          August 18, 1999
------------------------------------------
             Howard A. Lipson


                    *                       Director                                          August 18, 1999
------------------------------------------
              David Blitzer

                    *                       Corporate Vice President and Controller           August 18, 1999
------------------------------------------
            Robert A. Paoletti

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          EVENTS CENTER CATERING, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          SERVICE AMERICA CONCESSIONS
                                          CORPORATION

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          SERVICE AMERICA CORPORATION OF
                                          WISCONSIN

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          SERVO-KANSAS, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          SERVOMATION DUCHESS, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          SVM OF TEXAS, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)

*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ON AUGUST 18, 1999.


                                          VOLUME SERVICES, INC.

                                          By:     /S/ KENNETH R. FRICK
      ----------------------------------
                                                      Kenneth R. Frick
                                             Vice President and Chief Financial
                                                           Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:


                SIGNATURE                                       TITLE                              DATE
------------------------------------------  ----------------------------------------------   ----------------

                    *                       Chief Executive Officer and Chairman of the       August 18, 1999
------------------------------------------  Board of Directors (Principal Executive
               John T. Dee                  Officer)


         /S/ KENNETH R. FRICK               Vice President, Chief Financial Officer and       August 18, 1999
------------------------------------------  Director (Principal Financial and Accounting
             Kenneth R. Frick               Officer)


*By:     /S/ KENNETH R. FRICK
     -------------------------------------
             Kenneth R. Frick
             Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER    DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
  *1       --   Purchase Agreement, dated February 25, 1999, between Volume Services America, Inc., Chase Securities
                Inc. and Goldman, Sachs & Co.
  *3.1     --   Restated Certificate of Incorporation of Volume Services America, Inc.
  *3.2     --   By-laws of Volume Services America, Inc.
  *3.3     --   Restated Certificate of Incorporation of Volume Services America Holdings, Inc.
  *3.4     --   By-laws of Volume Services America Holdings, Inc.
  *3.5     --   Restated Certificate of Incorporation of Volume Services, Inc.
  *3.6     --   By-laws of Volume Services, Inc.
  *3.7     --   Restated Certificate of Incorporation of Service America Corporation
  *3.8     --   By-laws of Service America Corporation
  *3.9     --   Articles of Incorporation of Events Center Catering, Inc.
  *3.10    --   Articles of Incorporation of Service America Concessions Corporation
  *3.11    --   By-laws of Service America Concessions Corporation
  *3.12    --   Articles of Incorporation of Service America Corporation of Wisconsin
  *3.13    --   By-laws of Service America Corporation of Wisconsin
  *3.14    --   Articles of Incorporation of Servo-Kansas, Inc.
  *3.15    --   By-laws of Servo-Kansas, Inc.
  *3.16    --   Articles of Incorporation of Servomation Duchess, Inc.
  *3.17    --   By-laws of Servomation Duchess, Inc.
  *3.18    --   Articles of Incorporation of SVM of Texas, Inc.
  *3.19    --   By-laws of SVM of Texas, Inc.
  *3.20    --   Certificate of Incorporation of Volume Services, Inc.
  *3.21    --   By-laws of Volume Services, Inc.
  *4.1     --   Indenture, dated as of March 4, 1999, between Volume Services America, Inc. and Norwest Bank
                Minnesota, National Association.
  *4.2     --   Exchange and Registration Rights Agreement, dated March 4, 1999, between Volume Services America,
                Inc., Chase Securities Inc. and Goldman, Sachs & Co.
 **5.1     --   Opinion of Simpson Thacher & Bartlett
 **5.2     --   Opinion of Stinson, Mag & Fizzell, P.C.
 **5.3     --   Opinion of Wille, Gregory & Lundeen
 **5.4     --   Opinion of Paul, Hastings, Janofsky & Walker LLP
 **5.5     --   Opinion of Locke Liddell & Sapp LLP
 **5.6     --   Opinion of Venable, Baetjer and Howard, LLP
 **5.7     --   Opinion of Holland & Hart
 *10.1     --   Share Exchange Agreement, dated as of July 27, 1998, among VSI Acquisition II Corporation, as Buyer, the Stockholders of the Buyer and the Sellers specified therein
 *10.2     --   Amended and Restated Stockholders' Agreement, dated as of August 24, 1998, among VSI Acquisition II
                Corporation, BCP Volume L.P., BCP Offshore Volume L.P., VSI Management Direct L.P., General Electric
                Capital Corporation and Recreational Services L.L.C.
 *10.3     --   Credit Agreement, dated as of December 3, 1998, among Volume Services America, Inc., Volume Services
                America Holdings, Inc., Certain Financial Institutions as the Lenders, Goldman Sachs Credit Partners
                L.P., Chase Securities Inc., Chase Manhattan Bank Delaware and The Chase Manhattan Bank
 *10.4     --   Volume Services, Inc., Deferred Compensation Plan, Enrollment Information and Forms.
 *10.5     --   Volume Services America, 1999 Bonus Plan
 *10.6     --   Service America Corporation, Deferred Compensation Plan, effective as of February 9, 1999
 *10.7     --   Employment Agreement dated as of August 24, 1998, by and between USI Acquisition II Corporation, a
                Delaware corporation, and John T. Dee.
 *10.8     --   Employment Agreement dated as of November 17, 1998, by and between Volume Services, Inc., a Delaware corporation, together with its successors and assigns, and Kenneth R. Frick, together with his heirs and assigns

EXHIBIT
NUMBER    DESCRIPTION
-------   -----------------------------------------------------------------------------------------------------------
 *10.9     --   Employment Agreement, dated as of August 24, 1998, by and between Service America Corporation, a
                Delaware corporation, and Michael J. Higgins
 *10.10    --   Employment Agreement, dated as of September 29, 1998, by and between VSI Acquisition Corporation, a
                Delaware corporation, and Janet L. Steinmayer
 *12       --   Computation of Ratio of Earnings to Fixed Charges
 *21       --   List of Subsidiaries
**23.1     --   Consent of Deloitte & Touche LLP
**23.2     --   Consent of PricewaterhouseCoopers LLP
**23.3     --   Consent of Simpson Thacher & Bartlett (included in Exhibit 5.1)
**23.4     --   Consent of Stinson, Mag & Fizzell, P.C.
**23.5     --   Consent of Wille, Gregory & Lundeen (included in Exhibit 5.3)
**23.6     --   Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.4)
**23.7     --   Consent of Locke Liddell & Sapp LLP (included in Exhibit 5.5)
**23.8     --   Consent of Venable, Baetjer and Howard, LLP (included in Exhibit 5.6)
**23.9     --   Consent of Holland & Hart (included in Exhibit 5.7)
 *24       --   Powers of Attorney
 *25       --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Norwest Bank Minnesota,
                National Association, as trustee
 *27.1     --   Financial Data Schedule for period ending March 29, 1999
 *27.2     --   Financial Data Schedule for period ending December 29, 1998
 *99.1     --   Form of Letter of Transmittal
 *99.2     --   Form of Notice of Guaranteed Delivery


------------------
 *Previously filed
**Filed herewith